UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tortoise Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

(1)	Our estimate of the transaction value is based on the following estimated values: 100,000,000 shares of the registrant’s Class A common stock valued at a fixed price of $10.00 per share.
(2)	The amount is the product of $1,000,000,000 multiplied by the Securities and Exchange Commission’s filing fee of $129.80 per million.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED AUGUST 14, 2020

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF TORTOISE Acquisition Corp.

Dear Stockholders of Tortoise Acquisition Corp.:

You are cordially invited to attend the special meeting (the “special meeting”) of stockholders of Tortoise Acquisition Corp. (“TortoiseCorp,” “we,” “our,” “us” or the “Company”), which will be held at             , Eastern Time, on             , 2020, via live webcast at the following address:             . At the special meeting, TortoiseCorp stockholders will be asked to consider and vote upon the following proposals:

●	The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of June 18, 2020 (the “Business Combination Agreement”), among TortoiseCorp, SHLL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TortoiseCorp (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Hyliion”), pursuant to which Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of TortoiseCorp and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

●	The Charter Proposals—To consider and vote upon each of the following proposals to amend TortoiseCorp’s amended and restated certificate of incorporation (the “Charter”) (collectively, the “Charter Proposals”):

●	The Authorized Share Charter Proposal—To increase the number of authorized shares of TortoiseCorp’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 200,000,000 shares to 250,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2);

●	The Director Classification Charter Proposal—To reclassify the board of directors (the “TortoiseCorp Board”) of TortoiseCorp (the “Director Classification Charter Proposal”) (Proposal No. 3); and

●	The Additional Charter Proposal—To eliminate provisions in the Charter relating to TortoiseCorp’s initial business combination that will no longer be applicable to TortoiseCorp following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company (the “Additional Charter Proposal”) (Proposal No. 4).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to this proxy statement as Annex B.

●	The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Hyliion options) of 100,000,000 shares of Class A Common Stock in the business combination, (b) the issuance and sale of 30,750,000 shares of Class A Common Stock in the private offering of securities to certain investors in connection with the business combination and (c) the issuance and sale of 1,750,000 forward purchase units, consisting of 1,750,000 shares of Class A Common Stock and warrants to purchase 875,000 shares of Class A Common Stock to Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (“Atlas Point Fund”), pursuant to that certain Amended and Restated Forward Purchase Agreement, dated as of June 18, 2020, by and among us, Tortoise Sponsor LLC, a Delaware limited liability company (our “Sponsor”), and Atlas Point Fund, as amended (the “NYSE Proposal”) (Proposal No. 5).

●	The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the New Hyliion 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”) (Proposal No. 6). A copy of the 2020 Plan is attached to this proxy statement as Annex C.

●	The Director Election Proposal—To consider and vote upon a proposal to elect two directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 7).

●	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal and the Director Election Proposal, the “Proposals”) (Proposal No. 8).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address:

The TortoiseCorp Board recommends that TortoiseCorp stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting. When you consider the recommendation of the TortoiseCorp Board in favor of each of the Proposals, you should keep in mind that certain of TortoiseCorp’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Each of the Proposals is more fully described in this proxy statement, which each TortoiseCorp stockholder is encouraged to review carefully.

TortoiseCorp’s Class A Common Stock and public warrants, which are exercisable for shares of Class A Common Stock under certain circumstances, are currently listed on the NYSE under the symbols “SHLL” and “SHLL WS,” respectively. In addition, certain of our shares of Class A Common Stock and warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one warrant, and are listed on the NYSE under the symbol “SHLL.U.” The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security. Upon the Closing, we intend to change our name from “Tortoise Acquisition Corp.” to “Hyliion Holdings Corp.,” and we have applied to continue the listing of our Class A Common Stock and warrants on the NYSE under the symbols “HYLN” and “HYLN WS,” respectively.

Pursuant to our Charter, we are providing the holders of shares of Class A Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to TortoiseCorp to pay its franchise and income taxes) from the IPO and a concurrent private placement of warrants to our Sponsor. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of approximately $236,643,898, the estimated per share redemption price would have been approximately $10.16. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Class A Common Stock sold in the IPO. Holders of TortoiseCorp’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers, directors and Atlas Point Fund have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Class A Common Stock they may hold, and our shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor, officers, directors and Atlas Point Fund own approximately 20% of our outstanding Class A Common Stock and Class B Common Stock, including all of the shares of Class B Common Stock. Our Sponsor, officers, directors and Atlas Point Fund have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

TortoiseCorp is providing this proxy statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting virtually, please submit your proxy card without delay.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors” beginning on page 29 of this proxy statement.

Approval of each of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Approval of the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock virtually present or represented by proxy at the special meeting and entitled to vote thereon, voting as a single class.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6 and 8 and “FOR ALL NOMINEES” for Proposal No. 7. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Proposals. If you are a stockholder of record and you virtually attend the special meeting and wish to vote , you may withdraw your proxy and vote online.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE TORTOISECORP REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO TORTOISECORP’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE VIRTUAL SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Thank you for your consideration of these matters.

Sincerely,

Vincent T. Cubbage

Chief Executive Officer, President and Chairman of the Board of Directors

Tortoise Acquisition Corp.

Whether or not you plan to attend the special meeting of TortoiseCorp stockholders online, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of TortoiseCorp stockholders and vote online, you must obtain a proxy from your broker or bank.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                  , 2020 and is first being mailed to TortoiseCorp stockholders on or about                  , 2020.

TORTOISE ACQUISITION CORP.

5100 W. 115th Place

Leawood, Kansas 66211

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF TORTOISE ACQUISITION CORP.

To Be Held On                   , 2020

To the Stockholders of Tortoise Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting (the “special meeting”) of stockholders of Tortoise Acquisition Corp. (“TortoiseCorp,” “we,” “our,” “us” or the “Company”) will be held at             , Eastern Time, on           , 2020, via live webcast at the following address:               . At the special meeting, TortoiseCorp stockholders will be asked to consider and vote upon the following proposals:

●	The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of June 18, 2020 (the “Business Combination Agreement”), among TortoiseCorp, SHLL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TortoiseCorp (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Hyliion”), pursuant to which Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of TortoiseCorp and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

●	The Charter Proposals—To consider and vote upon each of the following proposals to amend TortoiseCorp’s amended and restated certificate of incorporation (the “Charter”) (collectively, the “Charter Proposals”):

●	The Authorized Share Charter Proposal—To increase the number of authorized shares of TortoiseCorp’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 200,000,000 shares to 250,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2);

●	The Director Classification Charter Proposal—To reclassify the board of directors (the “TortoiseCorp Board”) of TortoiseCorp (the “Director Classification Charter Proposal”) (Proposal No. 3); and

●	The Additional Charter Proposal—To eliminate provisions in the Charter relating to TortoiseCorp’s initial business combination that will no longer be applicable to TortoiseCorp following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company (the “Additional Charter Proposal”) (Proposal No. 4).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to the accompanying proxy statement as Annex B.

●	The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Hyliion options) of 100,000,000 shares of Class A Common Stock in the business combination, (b) the issuance and sale of 30,750,000 shares of Class A Common Stock in the private offering of securities to certain investors in connection with the business combination and (c) the issuance and sale of 1,750,000 forward purchase units, consisting of 1,750,000 shares of Class A Common Stock and warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (“Atlas Point Fund”), pursuant to that certain Amended and Restated Forward Purchase Agreement, dated as of June 18, 2020, by and among us, Tortoise Sponsor LLC, a Delaware limited liability company (our “Sponsor”), and Atlas Point Fund, as amended (the “NYSE Proposal”) (Proposal No. 5).

●	The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the New Hyliion 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”) (Proposal No. 6). A copy of the 2020 Plan is attached to the accompanying proxy statement as Annex C.

●	The Director Election Proposal—To consider and vote upon a proposal to elect two directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 7).

●	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal and the Director Election Proposal, the “Proposals”) (Proposal No. 8).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address:                               ..

Only holders of record of TortoiseCorp’s Class A Common Stock and Class B Common Stock at the close of business on                       , 2020 are entitled to notice of the virtual special meeting and to vote at the virtual special meeting and any adjournments or postponements thereof. A complete list of TortoiseCorp’s stockholders of record entitled to vote at the virtual special meeting will be available at the virtual special meeting and for ten days before the virtual special meeting at TortoiseCorp’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the virtual special meeting.

Pursuant to our Charter, we are providing the holders of shares of Class A Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to TortoiseCorp to pay its franchise and income taxes) from the IPO and a concurrent private placement of warrants to our Sponsor. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of approximately $236,643,898, the estimated per share redemption price would have been approximately $10.16. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Class A Common Stock sold in the IPO. Holders of TortoiseCorp’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers, directors and Atlas Point Fund have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Class A Common Stock they may hold, and our shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor, officers, directors and Atlas Point Fund own approximately 20% of our outstanding Class A Common Stock and Class B Common Stock, including all of the shares of Class B Common Stock. Our Sponsor, officers, directors and Atlas Point Fund have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

We may not consummate the business combination unless the Business Combination Proposal, the Charter Proposals and the NYSE Proposal are approved at the special meeting. The Charter Proposals, the 2020 Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

, 2020

By Order of the Board of Directors

Vincent T. Cubbage

Chief Executive Officer, President and Chairman of the Board of Directors

i

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this proxy statement to:

●	“Atlas Point Fund” are to Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company;

●	“business combination” are to the transactions contemplated by the Business Combination Agreement;

●	“Business Combination Agreement” are to that certain Business Combination Agreement and Plan of Reorganization, dated as of June 18, 2020, by and among TortoiseCorp, Merger Sub and Hyliion;

●	“Charter” are to TortoiseCorp’s Amended and Restated Certificate of Incorporation;

●	“Class A Common Stock” are to our Class A Common Stock, par value $0.0001 per share;

●	“Class B Common Stock” are to our Class B Common Stock, par value $0.0001 per share;

●	“Closing” are to the closing of the business combination;

●	“Closing Date” are to the date on which the Closing occurs;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“Exchange Ratio” are to the quotient obtained by dividing (a) 100,000,000 by (b) the total number of shares of Hyliion Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as converted to Hyliion Common Stock basis, and including, without limitation or duplication, the number of shares of Hyliion Common Stock issuable upon conversion of the Hyliion Preferred Stock and Hyliion Convertible Notes pursuant to the Business Combination Agreement, and the number of shares of Hyliion Common Stock subject to unexpired, issued and outstanding Hyliion Options and Hyliion Options that Hyliion has committed to grant but has not yet granted as of immediately prior to the Effective Time;

●	“First Amendment to Forward Purchase Agreement” are to that certain First Amendment to Amended and Restated Forward Purchase Agreement, dated as of June 18, 2020, by and among us, our Sponsor and Atlas Point Fund;

●	“Forward Purchase Agreement” are to the IPO Forward Purchase Agreement, as amended by the First Amendment to Forward Purchase Agreement;

●	“Forward Purchase Units” are to the units issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement, each consisting of one share of Class A Common Stock and one-half of one Forward Purchase Warrant;

●	“Forward Purchase Warrants” are to the warrants issued and sold as part of the Forward Purchase Units;

●	“Founder Shares” are to the outstanding shares of our Class B Common Stock;

●	“Historical Rollover Stockholders” are to the holders of shares of Class A Common Stock that will be issued in exchange for all outstanding shares of Hyliion Common Stock in the business combination;

●	“Hyliion” are to Hyliion Inc., a Delaware corporation;

●	“Hyliion Common Stock” are to Hyliion’s common stock, with a par value of $0.001 per share;

●	“Hyliion Convertible Notes” are to the convertible notes issued pursuant to (a) the Bridge Note Purchase Agreement, dated December 31, 2019, by and between Hyliion and HYL Investors, LP, (b) the Bridge Note Purchase Agreement, dated June 26, 2019, by and between Hyliion and Sensata Technologies, Inc., (c) the Bridge Note Purchase Agreement, dated September 14, 2018, by and between Hyliion and Dana Limited, (d) the Bridge Note Purchase Agreement, dated February 15, 2019, by and between Hyliion and Dana Limited and (e) the several Bridge Note Purchase Agreements, dated on and around February 15, 2019, by and between Hyliion and various purchasers;

●	“Hyliion Holdings” are to “Hyliion Holdings Corp.,” the new name of TortoiseCorp after giving effect to the business combination;

●	“Hyliion Options” are to all options to purchase outstanding shares of Hyliion Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Hyliion Inc. 2016 Equity Incentive Plan, as such may have been amended, supplemented or modified from time to time;

●	“Hyliion Preferred Stock” are to Hyliion’s Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, designated as such in the second amended and restated certificate of incorporation of Hyliion, dated August 29, 2019, as amended, supplemented or modified from time to time;

●	“Initial Business Combination” are to our initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

●	“initial stockholders” are to the holders of our Founder Shares prior to our IPO, which includes our Sponsor, Tortoise Borrower, Atlas Point Fund and our independent directors;

●	“Initial Public Offering” or “IPO” are to TortoiseCorp’s initial public offering of units, which closed on March 4, 2019;

●	“IPO Forward Purchase Agreement” are to that certain Amended and Restated Forward Purchase Agreement, dated February 6, 2019, by and among, us, our Sponsor and Atlas Point Fund.

●	“IRS” are to the Internal Revenue Service;

●	“management” or our “management team” are to our officers and directors;

●	“Merger Sub” are to SHLL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TortoiseCorp;

●	“Merger Sub Common Stock” are to Merger Sub’s common stock, with a par value of $0.0001 per share;

●	“New Hyliion” are to (a) prior to giving effect to the business combination, TortoiseCorp, and (b) after giving effect to the business combination, Hyliion Holdings;

●	“NYSE” are to the New York Stock Exchange;

●	“PIPE Financing” are to the private offering of securities of New Hyliion to certain investors in connection with the business combination;

●	“PIPE Funds” are to the proceeds from the PIPE Financing;

●	“PIPE Shares” are to the shares of Class A Common Stock that are issued in the PIPE Financing;

●	“private placement warrants” are to the warrants issued to Tortoise Borrower in a private placement simultaneously with the closing of our IPO;

●	“public shares” are to shares of our Class A Common Stock sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

●	“public stockholders” are to the holders of our public shares;

●	“public warrants” are to the warrants sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“special meeting” are to the special meeting of stockholders of TortoiseCorp that is the subject of this proxy statement and any adjournments or postponements thereof;

●	“Sponsor” are to Tortoise Sponsor LLC, a Delaware limited liability company, which is owned by Tortoise and our management;

●	“Subscribers” are to investors purchasing PIPE Shares pursuant to a subscription agreement;

●	“Tortoise” are to Tortoise Investments, LLC, a Delaware limited liability company, and its consolidated subsidiaries;

●	“Tortoise Borrower” are to Tortoise Borrower, LLC, a Delaware limited liability company and an affiliate of our Sponsor;

●	“Tortoise Funds” are to the investment vehicles for which Tortoise provides asset management services;

●	“TortoiseCorp,” “we,” “our,” “us” or the “Company” are to Tortoise Acquisition Corp., a Delaware corporation;

●	“TortoiseCorp Board” are to the board of directors of TortoiseCorp;

●	“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to TortoiseCorp to pay its franchise and income taxes) from the IPO and a concurrent private placement of private placement warrants to Tortoise Borrower;

●	“units” are to our units sold in the IPO, each of which consists of one share of Class A Common Stock and one-half of one public warrant; and

●	“voting common stock” are to our Class A Common Stock and Class B Common Stock prior to the consummation of the business combination, and to our Class A Common Stock following the Closing.

Unless otherwise specified, the voting and economic interests of TortoiseCorp stockholders set forth in this proxy statement (a) assume that (i) no public stockholders elect to have their public shares redeemed, (ii) 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement, (iii) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (iv) 100,000,000 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (v) all pre-merger Hyliion Options have vested and been exercised prior to the merger (however, for a discussion of the actual adjustment provisions applicable to the Hyliion Options, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conversion of Securities”), (vi) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (vii) there are no other issuances of equity interests of TortoiseCorp and (b) do not take into account private placement warrants and public warrants that will remain outstanding following the business combination and may be exercised at a later date.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for TortoiseCorp Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting.

●	TortoiseCorp is a blank check company incorporated on November 7, 2018 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information about TortoiseCorp, see the sections entitled “Information About TortoiseCorp” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TortoiseCorp.”

●	There are currently 23,300,917 shares of TortoiseCorp’s Class A Common Stock and 5,825,230 shares of TortoiseCorp’s Class B Common Stock issued and outstanding. In addition, there are currently 18,310,641 warrants of TortoiseCorp outstanding, consisting of 11,650,458 public warrants and 6,660,183 private placement warrants. Each whole warrant entitles the holder to purchase one whole share of Class A Common Stock for $11.50 per share. The warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, TortoiseCorp may redeem the outstanding warrants in whole and not in part, for cash or stock in accordance with, and subject to the terms of, the warrant agreement. The private placement warrants, however, are non-redeemable so long as they are held by Tortoise Borrower or its permitted transferees. For more information about the terms of the warrants, see the section entitled “Description of Securities—Warrants.”

●	Hyliion, a Delaware corporation, designs, develops and sells electrified powertrain solutions that can be installed on Class 8 trucks from most major commercial vehicle original equipment manufacturers (“OEMs”). Hyliion’s headquarters are located in Cedar Park, Texas. For more information about Hyliion, see the sections entitled “Information About Hyliion” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion.”

●	On June 18, 2020, we and our wholly owned subsidiary, Merger Sub, entered into the Business Combination Agreement with Hyliion. A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

●	Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of New Hyliion. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

●	At the Closing, 100,000,000 shares of Class A Common Stock will be issued to the Historical Rollover Stockholders in the business combination in exchange for all outstanding shares of Hyliion Common Stock, or reserved for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

●	Unless waived by the parties to the Business Combination Agreement, the Closing is subject to a number of conditions set forth in the Business Combination Agreement, including, among others, receipt of the requisite stockholder approval of the Business Combination Agreement and the business combination as contemplated by this proxy statement. For more information about the closing conditions to the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

●	The Business Combination Agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or for other reasons in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Termination.”

v

●	The proposed business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

●	Under our Charter, in connection with the business combination, our public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of June 30, 2020, this would have amounted to approximately $10.16 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of TortoiseCorp following the completion of the business combination and will not participate in the future growth of New Hyliion, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. For more information regarding these procedures, see the section entitled “Special Meeting of TortoiseCorp Stockholders—Redemption Rights.”

●	Atlas Point Fund has agreed to purchase from TortoiseCorp 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, for an aggregate purchase price of $17,500,000, pursuant to the Forward Purchase Agreement. The Subscribers have committed to purchase from TortoiseCorp 30,750,000 shares of Class A Common Stock, for an aggregate purchase price of $307,500,000 in the PIPE Financing. For more information about the Forward Purchase Agreement and the PIPE Financing, please see the sections entitled “Certain Relationships and Related Party Transactions—Forward Purchase Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements.”

●	We anticipate that, upon the Closing, the ownership of New Hyliion will be as follows:

o	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 61.87% interest;

o	the public stockholders (not including any initial stockholders that own public shares) will own 23,260,917 shares of our Class A Common Stock, representing a 14.39% interest;

o	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 19.03% interest; and

o	the initial stockholders (including Atlas Point Fund) will own 7,615,230 shares of our Class A Common Stock, representing a 4.71% interest.

The number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 1,750,000 shares of Class A Common Stock are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement as part of the Forward Purchase Units, (c) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (d) 100,000,000 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (e) all pre-merger Hyliion Options have vested and been exercised prior to the merger (however, for a discussion of the actual adjustment provisions applicable to the Hyliion Options, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conversion of Securities”), (f) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (g) there are no other issuances of equity interests of New Hyliion. If we assume that 23,300,917 shares of Class A Common Stock held by our public stockholders are redeemed and (b) – (g) remain true, the ownership of New Hyliion upon the Closing will be as follows:

o	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 72.29% interest;

o	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 22.23% interest; and

o	the initial stockholders (including Atlas Point Fund) will own 7,575,230 shares of our Class A Common Stock, representing a 5.48% interest.

The ownership percentages with respect to New Hyliion set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by TortoiseCorp’s existing stockholders in New Hyliion following the business combination will be different. For example, if we assume that all outstanding 11,650,458 public warrants, 6,660,183 private placement warrants and 875,000 Forward Purchase Warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Hyliion would be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 55.31% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 34,891,375 shares of our Class A Common Stock, representing a 19.30% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 17.01% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 15,170,413 shares of our Class A Common Stock, representing a 8.39% interest.

The public warrants, private placement warrants and Forward Purchase Warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the section entitled “Summary of the Proxy Statement—Ownership of New Hyliion After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

●	The TortoiseCorp Board considered various factors in determining whether to approve the Business Combination Agreement and the business combination. For more information about the TortoiseCorp Board’s decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal—TortoiseCorp Board’s Reasons for the Approval of the Business Combination.”

●	In addition to voting on the proposal to approve and adopt the Business Combination Agreement and the business combination (the “Business Combination Proposal”) at the special meeting, TortoiseCorp’s stockholders will also be asked to vote on the approval of:

o	an amendment to our Charter to increase the number of authorized shares of Class A Common Stock from 200,000,000 shares to 250,000,000 shares (the “Authorized Share Charter Proposal”);

o	an amendment to our Charter to reclassify the TortoiseCorp Board (the “Director Classification Charter Proposal”);

o	amendments to our Charter to eliminate provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company (the “Additional Charter Proposal” and, together with the Authorized Share Charter Proposal and the Director Classification Charter Proposal, the “Charter Proposals”);

o	for purposes of complying with applicable listing rules of the NYSE, (a) the issuance, or reservation for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options, of 100,000,000 shares of Class A Common Stock to the Historical Rollover Stockholders in the business combination, (b) the issuance and sale of 30,750,000 shares of Class A Common Stock in the PIPE Financing and (c) the issuance and sale of 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Fund pursuant to the Forward Purchase Agreement (the “NYSE Proposal”);

o	the New Hyliion 2020 Equity Incentive Plan (the “2020 Plan”) and material terms thereunder (the “2020 Plan Proposal”);

o	the election of two directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”); and

o	the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal and the Director Election Proposal, the “Proposals”).

For more information, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3— The Director Classification Charter Proposal,” “Proposal No. 4—The Additional Charter Proposal,” “Proposal No. 5—The NYSE Proposal,” “Proposal No. 6—The 2020 Plan Proposal,” “Proposal No. 7—The Director Election Proposal” and “Proposal No. 8—The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR TORTOISECORP STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the special meeting of stockholders of TortoiseCorp, including the proposed business combination. The following questions and answers do not include all the information that is important to TortoiseCorp stockholders. We urge TortoiseCorp stockholders to carefully read this entire proxy statement, including the annexes and other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:	TortoiseCorp stockholders are being asked to consider and vote upon, among other things, a proposal to (a) approve and adopt the Business Combination Agreement, pursuant to which Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of New Hyliion, (b) approve such merger and the other transactions contemplated by the Business Combination Agreement and (c) approve, for purposes of complying with applicable listing rules of the NYSE, (i) the issuance, or reservation for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options, of 100,000,000 shares of Class A Common Stock to the Historical Rollover Stockholders in the business combination, (ii) the issuance and sale of 30,750,000 shares of Class A Common Stock in the PIPE Financing and (iii) the issuance and sale of 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Fund pursuant to the Forward Purchase Agreement. Subject to the terms and conditions set forth in the Business Combination Agreement, all outstanding shares of Hyliion Common Stock will be exchanged for shares of Class A Common Stock of New Hyliion.

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A. This proxy statement and its annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?

A:	TortoiseCorp stockholders will vote on the following proposals at the special meeting.

●	The Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated thereby (Proposal No. 1).

●	The Charter Proposals—To consider and vote upon each of the following proposals to amend the Charter:

o	The Authorized Share Charter Proposal—To increase the number of authorized shares of TortoiseCorp’s Class A Common Stock from 200,000,000 shares to 250,000,000 shares (Proposal No. 2);

o	The Director Classification Charter Proposal—To reclassify the TortoiseCorp Board (Proposal No. 3); and

o	The Additional Charter Proposal—To eliminate provisions in the Charter relating to TortoiseCorp’s Initial Business Combination that will no longer be applicable to TortoiseCorp following the Closing, change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company (Proposal No. 4).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to this proxy statement as Annex B.

●	The NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, (a) the issuance, or reservation for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options, of 100,000,000 shares of Class A Common Stock to the Historical Rollover Stockholders in the business combination, (b) the issuance and sale of 30,750,000 shares of Class A Common Stock in the PIPE Financing and (c) the issuance and sale of 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Fund pursuant to the Forward Purchase Agreement (Proposal No. 5).

●	The 2020 Plan Proposal—To consider and vote upon a proposal to approve and adopt the 2020 Plan and material terms thereunder (Proposal No. 6). A copy of the 2020 Plan is attached to this proxy statement as Annex C.

●	The Director Election Proposal—To consider and vote upon a proposal to elect two directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (Proposal No. 7).

●	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal (Proposal No. 8).

Q:	Are the Proposals conditioned on one another?

A:	We may not consummate the business combination unless the Business Combination Proposal, the Charter Proposals and the NYSE Proposal are approved at the special meeting. The Charter Proposals, the 2020 Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement.

Q:	Why is TortoiseCorp providing stockholders with the opportunity to vote on the business combination?

A:	In connection with the business combination, Forward Purchase Agreement and PIPE Financing, we may issue up to an aggregate of 133,375,000 shares of Class A Common Stock, representing up to 458% of the shares of Class A Common Stock and Class B Common Stock outstanding on the date of this proxy statement. NYSE Listing Rules require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the business combination, we are required to obtain stockholder approval of such issuances pursuant to NYSE Listing Rules. The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting.

Q:	What will happen in the business combination?

A:	On June 18, 2020 TortoiseCorp and Merger Sub entered into the Business Combination Agreement with Hyliion. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger. After giving effect to the merger, Hyliion will become a wholly owned subsidiary of New Hyliion. At the Closing, 100,000,000 shares of Class A Common Stock will be issued to the Historical Rollover Stockholders in the business combination in exchange for all outstanding shares of Hyliion Common Stock, or reserved for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Q:	How were the transaction structure and consideration for the business combination determined?

Following our IPO, representatives of TortoiseCorp and our Sponsor contacted and were contacted by a number of individuals and entities with respect to business combination opportunities. Our Director and Chief Financial Officer, Stephen Pang, initially approached Hyliion’s sell-side advisor to express interest in reviewing the opportunity to acquire Hyliion. After initial conversations, Hyliion and TortoiseCorp agreed to a term sheet, which included an initial pre-money valuation of $1 billion, on a debt-free, cash-free basis. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination” for additional information.

Q:	What conditions must be satisfied to complete the business combination?

A:	There are a number of closing conditions in the Business Combination Agreement, including the approval by our stockholders of the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

Q:	How will we be managed and governed following the business combination?

Immediately after the Closing, the TortoiseCorp Board will be divided into three separate classes, with Class I comprised of Vincent T. Cubbage and Thomas Healy, Class II comprised of Andrew H. Card, Jr. Howard Jenkins and Stephen Pang and Class III comprised of Edward Olkkola and an independent director that will be mutually agreed upon by Vincent T. Cubbage and Thomas Healy. It is anticipated that Edward Olkkola will be designated Chairman of the Board upon the Closing.

Please see the section entitled “Management After the Business Combination” for additional information.

Q:	Will TortoiseCorp obtain new financing in connection with the business combination?

A:	In connection with our IPO, Atlas Point Fund entered into the IPO Forward Purchase Agreement. The IPO Forward Purchase Agreement provided for the purchase by Atlas Point Fund of up to an aggregate maximum amount of $150,000,000 of either (a) a number of Forward Purchase Units, consisting of one share of Class A Common Stock and one-half of one Forward Purchase Warrant, for $10.00 per unit or (b) a number of shares of Class A Common Stock for $9.67 per share (such Forward Purchase Units or shares of Class A Common Stock, as the case may be, the “Forward Purchase Securities”), in a private placement that will close simultaneously with the closing of an Initial Business Combination. On June 18, 2020, TortoiseCorp, our Sponsor and Atlas Point Fund entered into the First Amendment to Forward Purchase Agreement. Pursuant to the Forward Purchase Agreement, Atlas Point Fund agreed to purchase 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, for an aggregate purchase price of $17,500,000.

In addition, the Subscribers have committed to purchase from TortoiseCorp 30,750,000 shares of Class A Common Stock, for an aggregate purchase price of $307,500,000 in the PIPE Financing.

Q:	What equity stake will our current stockholders and the holders of our Founder Shares hold in New Hyliion following the consummation of the business combination?

A:	We anticipate that, upon completion of the business combination, the ownership of New Hyliion will be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 61.87% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 23,260,917 shares of our Class A Common Stock, representing a 14.39% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 19.03% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 7,615,230 shares of our Class A Common Stock, representing a 4.71% interest.

The number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 1,750,000 shares of Class A Common Stock are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement as part of the Forward Purchase Units, (c) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (d) 100,000,000 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (e) all pre-merger Hyliion Options have vested and been exercised prior to the merger (however, for a discussion of the actual adjustment provisions applicable to the Hyliion Options, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conversion of Securities”), (f) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (g) there are no other issuances of equity interests of New Hyliion. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Hyliion set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by TortoiseCorp’s existing stockholders in New Hyliion following the business combination will be different. For example, if we assume that all outstanding 11,650,458 public warrants, 6,660,183 private placement warrants and 875,000 Forward Purchase Warrants were exercisable and exercised following completion of the business combination, then the ownership of New Hyliion would be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 55.31% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 34,891,375 shares of our Class A Common Stock, representing a 19.30% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 17.01% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 15,170,413 shares of our Class A Common Stock, representing a 8.39% interest.

The public warrants, private placement warrants and Forward Purchase Warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Ownership of New Hyliion After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Why is TortoiseCorp proposing the amendments to the Charter set forth in the Charter Proposals?

A:	TortoiseCorp is proposing amendments to the Charter to approve certain items required to effectuate the business combination and other matters the TortoiseCorp Board believes are appropriate for the operation of New Hyliion, including providing for, among other things, (a) an increase in the number of authorized shares of Class A Common Stock from 200,000,000 shares to 250,000,000 shares, (b) the reclassification of the TortoiseCorp Board and (c) the elimination of certain provisions relating to an Initial Business Combination that will no longer be applicable to TortoiseCorp following the Closing, change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company. Under the Charter and Delaware law, stockholder approval is required in order to effect the Charter Proposals. See the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal” and “Proposal No. 4—The Additional Charter Proposal” for additional information.

Q:	Why is TortoiseCorp proposing the NYSE Proposal?

A:	TortoiseCorp is proposing the NYSE Proposal in order to comply with NYSE Listing Rules, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. In connection with the business combination, issuance pursuant to the Forward Purchase Agreement and PIPE Financing, we may issue up to an aggregate of 133,375,000 shares of Class A Common Stock, representing up to 458% of the shares of Class A Common Stock and Class B Common Stock outstanding on the date of this proxy statement. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the business combination, we are required to obtain stockholder approval of such issuances pursuant to NYSE Listing Rules. See the section entitled “Proposal No. 5—The NYSE Proposal” for additional information.

Q:	Did the TortoiseCorp Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A:	No. The TortoiseCorp Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. TortoiseCorp’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of TortoiseCorp’s advisors, enabled them to make the necessary analyses and determinations regarding the business combination. In addition, TortoiseCorp’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the TortoiseCorp Board in valuing Hyliion and assuming the risk that the TortoiseCorp Board may not have properly valued the business.

Q:	What happens if I sell my shares of Class A Common Stock before the special meeting?

A:	The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination in accordance with the provisions described in this proxy statement. If you transfer your shares of Class A Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or seek redemption of those shares.

Q:	How has the announcement of the business combination affected the trading price of TortoiseCorp units, Class A Common Stock and warrants?

A:	On June 18, 2020, the last trading date before the public announcement of the business combination, TortoiseCorp’s public units, Class A Common Stock and public warrants closed at $10.70, $10.22 and $1.44, respectively. On , the trading date immediately prior to the date of this proxy statement, TortoiseCorp’s public units, Class A Common Stock and public warrants closed at $ , $ and $ , respectively.

Q:	Following the business combination, will TortoiseCorp’s securities continue to trade on a stock exchange?

A:	Yes. We anticipate that, following the business combination, our Class A Common Stock and public warrants will continue trading on the NYSE under the new symbols “HYLN” and “HYLN WS,” respectively. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security following the business combination.

Q:	What vote is required to approve the Proposals presented at the special meeting?

A:	Approval of each of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually virtually cast thereon, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class.

Approval of the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock virtually present or represented by proxy at the special meeting and entitled to vote thereon. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

Q:	May TortoiseCorp’s Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in connection with the business combination?

A:	In connection with the stockholder vote to approve the proposed business combination, our Sponsor, directors, officers, advisors and any of their respective affiliates may privately negotiate to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. Our Sponsor, directors, officers, advisors and any of their respective affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account.

Q:	How many votes do I have at the special meeting?

A: Our stockholders are entitled to one vote at the special meeting for each share of Class A Common Stock or Class B Common Stock held of record as of                    , 2020, the record date for the special meeting. As of the close of business on the record date, there were 23,300,917 outstanding shares of Class A Common Stock, which are held by our public stockholders, and 5,825,230 outstanding shares of Class B Common Stock, which are held by our initial stockholders.

Q:	What constitutes a quorum at the special meeting?

A:	Holders of a majority in voting power of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the special meeting, virtually present or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 14,563,074 shares of Class A Common Stock and Class B Common Stock, in the aggregate, would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q:	How will TortoiseCorp’s Sponsor, directors and officers vote?

A:	Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination. Currently, our initial stockholders own approximately 20% of our issued and outstanding shares of Class A Common Stock and Class B Common Stock, in the aggregate.

Q:	What interests do the current officers and directors have in the business combination?

A:	In considering the recommendation of the TortoiseCorp Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

●	the fact that Tortoise Borrower holds 6,660,183 private placement warrants that would expire worthless if a business combination is not consummated;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

●	the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,385,625 Founder Shares which were subsequently transferred to Atlas Point Fund and to our independent directors in connection with the closing of our IPO, and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Vincent T. Cubbage and Stephen Pang as directors after the business combination;

●	the fact that each of our independent directors owns 40,000 Founder Shares that were transferred from our Sponsor in connection with the closing of our IPO, which if unrestricted and freely tradeable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an Initial Business Combination or fail to complete an Initial Business Combination by March 4, 2021;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

●	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Q:	What happens if I vote against the Business Combination Proposal?

A:	Under our Charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by March 4, 2021, we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may elect to have your public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of then outstanding shares of Class A Common Stock included as part of the units sold in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in TortoiseCorp having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act ) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares (the “20% threshold”). Unlike some other blank check companies, other than the net tangible asset requirement and the 20% threshold described above, we have no specified maximum redemption threshold and there is no other limit on the amount of public shares that you can redeem. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Our Sponsor, officers, directors and Atlas Point Fund have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the business combination. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of approximately $236,643,898, the estimated per share redemption price would have been approximately $10.16. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable) (a) in connection with a stockholder vote to approve an amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an Initial Business Combination by March 4, 2021, (b) in connection with the liquidation of the Trust Account or (c) if we subsequently complete a different business combination on or prior to March 4, 2021.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares of Class A Common Stock for or against or abstain from voting on the Business Combination Proposal or any other proposal described in this proxy statement. As a result, the business combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (a) if you hold your shares of Class A Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares and (b) prior to 5:00 p.m., Eastern time, on , 2020 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Notwithstanding the foregoing, a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. In order to determine whether a stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder, TortoiseCorp will require each public stockholder seeking to exercise redemption rights to certify to TortoiseCorp whether such stockholder is acting in concert or as a group with any other stockholder. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Holders of our outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using The Depository Trust Company’s (“DTC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

You do not have to be a record date holder in order to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The U.S. federal income tax consequences of a redemption depend on a holder’s particular facts and circumstances. See the section entitled “Proposal No. 1—The Business Combination Proposal—Certain U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:	Do I have appraisal rights if I object to the proposed business combination?

A:	No. There are no appraisal rights available to holders of Class A Common Stock or Class B Common Stock in connection with the business combination.

Q:	What happens to the funds deposited in the Trust Account after consummation of the business combination?

A:	If the Business Combination Proposal is approved, we intend to use a portion of the funds held in the Trust Account to pay (a) a portion of our aggregate costs, fees and expenses in connection with the consummation of the business combination, (b) tax obligations and deferred underwriting discounts and commissions from the IPO and (c) for any redemptions of public shares. The remaining balance in the Trust Account, together with PIPE Funds and proceeds from the private placement to Atlas Point Fund, will be used for general corporate purposes of New Hyliion. See the section entitled “Proposal No. 1—The Business Combination Proposal” for additional information.

Q:	What happens if the business combination is not consummated or is terminated?

A:	There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Termination” for additional information regarding the parties’ specific termination rights. In accordance with our Charter, if an Initial Business Combination is not consummated by March 4, 2021, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the TortoiseCorp Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to our obligations under the General Corporation Law of the State of Delaware (“DGCL”) to provide for claims of creditors and other requirements of applicable law. Holders of our Founder Shares have waived any right to any liquidating distributions with respect to those shares.

In the event of liquidation, there will be no distribution with respect to our outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the business combination expected to be consummated?

A:	It is currently anticipated that the business combination will be consummated promptly following the special meeting of our stockholders to be held on , 2020, provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the business combination have been satisfied or waived. For a description of the conditions for the completion of the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the section entitled “Risk Factors” and the annexes attached to this proxy statement, and to consider how the business combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of Class A Common Stock or Class B Common Stock on , 2020, the record date for the special meeting of our stockholders, you may vote with respect to the proposals online at the virtual special meeting or by completing signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the special meeting and vote online, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:	At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting .

Q:	If I am not going to attend the special meeting in person, should I submit my proxy card instead?

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have submitted my executed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting or virtually attending the special meeting and voting online. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers call collect at (203) 658-9400)

Email: SHLL.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	The TortoiseCorp Board is soliciting your proxy to vote your shares of Class A Common Stock and Class B Common Stock on all matters scheduled to come before the special meeting. We will pay the cost of soliciting proxies for the special meeting. We have engaged to assist in the solicitation of proxies for the special meeting. We have agreed to pay a fee of $ , plus disbursements. We will reimburse for reasonable out-of-pocket expenses and will indemnify and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock and Class B Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Class A Common Stock and Class B Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the business combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find Additional Information.”

Parties to the Business Combination

Tortoise Acquisition Corp.

TortoiseCorp is a Delaware corporation formed on November 7, 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving TortoiseCorp and one or more businesses. Upon the Closing, we intend to change our name from “Tortoise Acquisition Corp.” to “Hyliion Holdings Corp.”

Our Class A Common Stock, public warrants and units, consisting of one share of Class A Common Stock and one-half of one warrant, are traded on the NYSE under the ticker symbols “SHLL,” “SHLL WS” and “SHLL.U,” respectively. We have applied to continue the listing of our Class A Common Stock and warrants on the NYSE under the symbols “HYLN” and “HYLN WS,” respectively, upon the Closing. The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

The mailing address of our principal executive office is 5100 W. 115th Place, Leawood, Kansas 66211, and its telephone number is (913) 981-1020.

Hyliion Inc.

Hyliion designs, develops and sells electrified powertrain solutions that can be installed on Class 8 trucks from most major commercial vehicle OEMs. Hyliion’s mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Hyliion’s goal is to reduce the carbon intensity and the greenhouse gas (“GHG”) emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest total cost of ownership (“TCO”). Hyliion’s solutions utilize its proprietary battery systems, control software and data analytics, combined with fully integrated electric motors and power electronics, to produce electrified powertrain systems that either augment, in the case of Hyliion’s hybrid electric powertrain (“Hybrid”) systems, or fully replace, in the case of the fully electric Hypertruck Electric Range Extender (“Hypertruck ERX”) system, traditional diesel or natural gas fueled powertrains and improve their performance. By reducing both GHG emissions and TCO, Hyliion’s environmentally conscious solutions support its customers’ pursuit of their sustainability and financial objectives.

The mailing address of Hyliion’s principal executive office is 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613, and its telephone number is (833) 495-4466.

For more information about Hyliion, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion” and “Information About Hyliion.”

The Business Combination

On June 18, 2020, we entered into the Business Combination Agreement with Merger Sub and Hyliion. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger. After giving effect to the merger, Hyliion will become a wholly owned subsidiary of New Hyliion. At the Closing, all outstanding shares of Hyliion Common Stock shall be exchanged for shares of Class A Common Stock of New Hyliion.

Immediately prior to the effective time of the merger (the “Effective Time”), Hyliion shall cause each share of Hyliion Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Hyliion Common Stock in accordance with the terms of Hyliion’s certificate of incorporation. All of the shares of Hyliion Preferred Stock converted into shares of Hyliion Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Hyliion Preferred Stock shall thereafter cease to have any rights with respect to such securities.

Immediately prior to the Effective Time, Hyliion shall cause the outstanding principal and unpaid accrued interest due on the Hyliion Convertible Notes immediately prior to the Effective Time to be automatically converted into a number of shares of Hyliion Common Stock at the per share conversion price set forth in the section entitled “Next Financing” of the applicable Hyliion Convertible Note. All of the Hyliion Convertible Notes converted into shares of Hyliion Common Stock shall no longer be outstanding and shall cease to exist, any liens securing obligations under the Hyliion Convertible Notes shall be released and each holder of Hyliion Convertible Notes shall thereafter cease to have any rights with respect to such securities.

At the Effective Time, by virtue of the merger and without any action on the part of TortoiseCorp, Merger Sub, Hyliion or the holders of any of Hyliion’s securities:

●	each share of Hyliion Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class A Common Stock equal to the Exchange Ratio;

●	all shares of Hyliion Common Stock and Hyliion Preferred Stock held in the treasury of Hyliion will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

●	each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of Hyliion Common Stock;

●	each Hyliion Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (a) the number of shares of Hyliion Common Stock subject to such Hyliion Option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (i) the exercise price per share of such Hyliion Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyliion Option immediately prior to the Effective Time; and

●	in lieu of any fractional share of Class A Common Stock to which holders of Hyliion Common Stock would otherwise be entitled, fractional shares shall be rounded up or down to the nearest whole share of Class A Common Stock (with a fraction of 0.5 rounded up), and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

Pursuant to our Charter, each share of Class B Common Stock will convert into one share of Class A Common Stock at the Closing.

Following the consummation of the business combination, the Proposed Second A&R Charter will be filed with the Office of the Secretary of State of the State of Delaware. Immediately upon the Second Proposed A&R Charter becoming effective, each share of Class A Common Stock that was issued and outstanding immediately prior to the Proposed Second A&R Charter becoming effective will automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock of New Hyliion, par value $0.0001 per share (the “New Hyliion Common Stock”), without any further action by New Hyliion or any stockholder thereof.

For more information about the Business Combination Agreement and the business combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Conditions to the Closing

The obligations of TortoiseCorp, Merger Sub and Hyliion to consummate the business combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of each of the following mutual conditions:

●	the Written Consent (as defined below) shall have been delivered to TortoiseCorp;

●	the Proposals shall have been approved and adopted by the requisite affirmative vote of the TortoiseCorp stockholders in accordance with this proxy statement, the DGCL, the TortoiseCorp organizational documents and the rules and regulations of the NYSE;

●	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the business combination illegal or otherwise prohibiting consummation of the business combination;

●	all required filings under the Hart-Scott-Rodino Act, as amended (the “HSR Act”), shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated;

●	certain specified consents, approvals and authorizations shall have been obtained from and made with certain governmental authorities;

●	as of the Closing, after consummation of the PIPE Financing and the transactions contemplated by the Forward Purchase Agreement, and after distribution of the Trust Account, deducting all amounts to be paid pursuant to the exercise of redemption rights, TortoiseCorp shall have cash on hand equal to or in excess of $235,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the business combination, the PIPE Financing and the Forward Purchase Agreement); and

●	the shares of Class A Common Stock shall be listed on the NYSE, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

The obligations of TortoiseCorp and Merger Sub to consummate the business combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

●	the representations and warranties of Hyliion contained in the sections entitled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization,” (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Hyliion contained in the section entitled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section entitled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Hyliion, TortoiseCorp, Merger Sub or any of their respective affiliates. The other representations and warranties of Hyliion contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Hyliion Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Hyliion Material Adverse Effect;

●	Hyliion shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time;

●	Hyliion shall have delivered to TortoiseCorp a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

●	no Hyliion Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date;

●	other than those persons identified as continuing directors in the Business Combination Agreement, all members of the Hyliion board of directors, as required pursuant to the Business Combination Agreement, shall have executed written resignations effective as of the Effective Time;

●	all parties to the A&R Registration Rights Agreement (as defined below) (other than TortoiseCorp and the TortoiseCorp stockholders party thereto) shall have delivered, or caused to be delivered, to TortoiseCorp copies of the A&R Registration Rights Agreement duly executed by all such parties;

●	all parties to the Lock-Up Agreements (as defined below) shall have delivered, or caused to be delivered, to TortoiseCorp copies of the Lock-Up Agreements duly executed by all such parties;

●	at least two days prior to the Closing, Hyliion shall have delivered to TortoiseCorp in a form reasonably acceptable to TortoiseCorp a properly executed certification that shares of Hyliion Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which will be filed by New Hyliion with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations;

●	TortoiseCorp shall have at least $5,000,001 of net tangible assets following the exercise of redemption rights in accordance with TortoiseCorp’s organizational documents; and

●	Hyliion shall have delivered to TortoiseCorp its audited financial statements for the years ended December 31, 2018 and 2019.

The obligations of Hyliion to consummate the business combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

●	the representations and warranties of TortoiseCorp and Merger Sub contained in the sections entitled (a) “Corporate Organization,” (b) “Capitalization,” (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of TortoiseCorp and Merger Sub contained in the section entitled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section entitled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Hyliion, TortoiseCorp, Merger Sub or any of their respective affiliates. The other representations and warranties of TortoiseCorp and Merger Sub contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “TortoiseCorp Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a TortoiseCorp Material Adverse Effect;

●	TortoiseCorp and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time;

●	TortoiseCorp shall have delivered to Hyliion a customary officer’s certificate (signed by the President of TortoiseCorp), dated the date of the Closing, certifying as to the satisfaction of certain conditions;

●	no TortoiseCorp Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date;

●	TortoiseCorp shall have delivered a copy of the A&R Registration Rights Agreement duly executed by TortoiseCorp and the TortoiseCorp stockholders party thereto; and

●	TortoiseCorp shall have made all necessary and appropriate arrangements with Continental Stock Transfer & Trust Company, acting as trustee, to have all of the funds in the Trust Account disbursed to TortoiseCorp immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available to TortoiseCorp in respect of all or a portion of the payment obligations set forth in the Business Combination Agreement and the payment of TortoiseCorp’s fees and expenses incurred in connection with the Business Combination Agreement and the business combination.

Regulatory Matters

Neither TortoiseCorp nor Hyliion is aware of any material regulatory approvals or actions that are required for completion of the business combination other than as required under the HSR Act. On July 14, 2020, we received notice of early termination of the waiting period under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Other Agreements

Stockholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, on June 18, 2020, TortoiseCorp entered into a stockholder support agreement with certain of the stockholders of Hyliion (the “Stockholder Support Agreement”) pursuant to which such Hyliion stockholders agreed to vote all of their shares of Hyliion Common Stock and Hyliion Preferred Stock in favor of the approval and adoption of the business combination and the Business Combination Agreement. Additionally, such Hyliion stockholders agreed not to (a) sell, assign, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to or otherwise encumber any of their shares of Hyliion Common Stock and Hyliion Preferred Stock (or enter into any arrangement with respect thereto), subject to certain exceptions, or (b) deposit any of their shares of Hyliion Common Stock and Hyliion Preferred Stock into a voting trust or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

A&R Registration Rights Agreement

In connection with the Closing, we will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with our Sponsor, Tortoise Borrower and certain of the Historical Rollover Stockholders (collectively, the “Holders”), pursuant to which the Holders will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we will agree that, within 30 calendar days after the consummation of the business combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain of the Holders’ securities of TortoiseCorp (collectively, the “Registrable Securities”), and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of the Holders will be granted demand underwritten offering registration rights and all of the Holders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by TortoiseCorp if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which the Holders cease to hold any Registrable Securities.

For more information about the A&R Registration Rights Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement.”

Lock-Up Agreement

In connection with the Closing, certain existing Hyliion investors will agree, subject to certain exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Class A Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Class A Common Stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”) until 180 days after the Closing Date. Thereafter until two years after the Closing Date, subject to certain exceptions, Thomas Healy will also agree not to Transfer more than 10% of the number of shares of Class A Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by him immediately after the Effective Time.

For more information about the Lock-Up Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Lock-Up Agreement.”

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, upon the Closing, we will amend and restate our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 250,000,000 shares, (b) reclassify the TortoiseCorp Board, (c) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (d) change the post-combination company’s name to “Hyliion Holdings Corp.” and (e) make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company.

For more information about the amendments to our Charter, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal” and “Proposal No. 4—The Additional Charter Proposal.”

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on June 18, 2020, TortoiseCorp entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and TortoiseCorp agreed to sell to the Subscribers, an aggregate of 30,750,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000 million, in the PIPE Financing. TortoiseCorp agreed to give certain customary registration rights to the Subscribers with respect to the PIPE Shares pursuant to the Subscription Agreements.

Pursuant to the registration rights granted to the Subscribers in connection with the Subscription Agreements, New Hyliion will be obligated, subject to the terms thereof and in the manner contemplated thereby, to file a registration statement registering for resale under the Securities Act all of the PIPE Shares acquired by the Subscribers within 30 days after the consummation of the business combination, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th day following the Closing and (b) the tenth business day after the date New Hyliion is notified by the SEC that such registration will not be reviewed or will not be subject to further review.

Additionally, upon the occurrence of certain specified events of default, including if the registration statement has not been declared effective by the SEC by a specified date, New Hyliion has agreed to pay to each Subscriber, as partial liquidated damages and not as a penalty, on each date of such event of default (the “Default Date”) and on each monthly anniversary of such Default Date until such event of default is cured, an amount equal to 0.5% of the aggregate purchase price paid by such Subscriber pursuant to a Subscription Agreement for any shares of Class A Common Stock held by such Subscriber on such Default Date, provided, however, that in no event shall New Hyliion be required to pay a Subscriber an aggregate amount that exceeds 5.0% of the aggregate purchase price paid by such Subscriber pursuant to a Subscription Agreement for its shares of Class A Common Stock.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is expected to occur immediately prior to the Closing and is contingent upon, among other customary closing conditions, the satisfaction or waiver of all conditions precedent to the Closing. The purpose of the PIPE Financing is to raise additional capital for use by the post-combination company following the Closing.

For more information about the Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements.”

Stockholders Rights Agreement

On June 18, 2020, Vincent T. Cubbage, Stephen Pang, certain stockholders of Hyliion and TortoiseCorp entered into the Stockholder Rights Agreement (the “Stockholders Rights Agreement”), pursuant to which TortoiseCorp agreed to take all necessary action so that immediately after the Effective Time, the TortoiseCorp Board, including its committees, is comprised of the individuals set forth in the Business Combination Agreement. Pursuant to the Stockholders Rights Agreement, New Hyliion will also take all necessary action to cause the New Hyliion Board to nominate and recommend for election at New Hyliion’s annual meeting of stockholders in 2021 Vincent T. Cubbage and Thomas Healy. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at New Hyliion’s annual meeting of stockholders in 2021.

Forward Purchase Agreement

On June 18, 2020, Atlas Point Fund and Tortoise entered into the First Amendment to Forward Purchase Agreement, an amendment to the IPO Forward Purchase Agreement. Pursuant to the Forward Purchase Agreement, Atlas Point Fund agreed to purchase 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, for an aggregate purchase price of $17,500,000. At the Closing, if (a) Atlas Point Fund does not fund the $17,500,000 purchase price, Atlas Point Fund will transfer 900,000 Founder Shares back to Tortoise Borrower, such that Atlas Point Fund will retain 365,625 Founder Shares and (b) if Atlas Point Fund does fund the $17,500,000 purchase price, Atlas Point Fund will transfer 894,375 Founder Shares back to Tortoise Borrower. The shares of Class A Common Stock purchased as part of the Forward Purchase Units will be identical to the shares of Class A Common Stock included in the units sold in the Initial Public Offering, except the shares comprising the Forward Purchase Units will be subject to transfer restrictions and certain registration rights. Each whole Forward Purchase Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. The Forward Purchase Warrants will have the same terms as the public warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the TortoiseCorp Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

●	the fact that Tortoise Borrower holds 6,660,183 private placement warrants that would expire worthless if a business combination is not consummated;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

●	the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,385,625 Founder Shares which were subsequently transferred to Atlas Point Fund and to our independent directors in connection with the closing of our IPO, and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Vincent T. Cubbage and Stephen Pang as directors after the business combination;

●	the fact that each of our independent directors owns 40,000 Founder Shares that were transferred from our Sponsor in connection with the closing of our IPO, which if unrestricted and freely tradeable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an Initial Business Combination or fail to complete an Initial Business Combination by March 4, 2021;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

●	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Reasons for the Approval of the Business Combination

After careful consideration, the TortoiseCorp Board recommends that our stockholders vote “FOR” the approval of the Business Combination Proposal.

For a more complete description of our reasons for the approval of the business combination and the recommendation of the TortoiseCorp Board, see the section entitled “Proposal No. 1—The Business Combination Proposal—TortoiseCorp Board’s Reasons for the Approval of the Business Combination.”

Redemption Rights

Under our Charter, holders of our Class A Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of shares of Class A Common Stock issued in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in TortoiseCorp having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of June 30, 2020, this would have amounted to approximately $10.16 per share. Under our Charter, in connection with an Initial Business Combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 20% of the public shares. In order to determine whether a stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder, TortoiseCorp will require each public stockholder seeking to exercise redemption rights to certify to TortoiseCorp whether such stockholder is acting in concert or as a group with any other stockholder.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A Common Stock for cash and will no longer own shares of Class A Common Stock and will not participate in our future growth, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of TortoiseCorp Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Ownership of New Hyliion After the Closing

We anticipate that, upon completion of the business combination, the ownership of New Hyliion will be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 61.87% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 23,260,917 shares of our Class A Common Stock, representing a 14.39% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 19.03% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 7,615,230 shares of our Class A Common Stock, representing a 4.71% interest.

The number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 1,750,000 shares of Class A Common Stock are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement as part of the Forward Purchase Units, (c) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (d) 100,000,000 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (e) all pre-merger Hyliion Options have vested and been exercised prior to the merger (however, for a discussion of the actual adjustment provisions applicable to the Hyliion Options, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conversion of Securities”), (f) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (g) there are no other issuances of equity interests of New Hyliion. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Hyliion set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by TortoiseCorp’s existing stockholders in New Hyliion following the business combination will be different. For example, if we assume that all outstanding 11,650,458 public warrants, 6,660,183 private placement warrants and 875,000 Forward Purchase Warrants were exercisable and exercised following completion of the business combination, then the ownership of New Hyliion would be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 55.31% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 34,891,375 shares of our Class A Common Stock, representing a 19.30% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 17.01% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 15,170,413 shares of our Class A Common Stock, representing a 8.39% interest.

The public warrants, private placement warrants and Forward Purchase Warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New Hyliion Following the Business Combination

Assuming the Director Election Proposal is approved at the special meeting, we expect the New Hyliion board of directors (the “New Hyliion Board”) to be comprised of Thomas Healy, Andrew H. Card, Jr., Vincent T. Cubbage, Howard Jenkins, Edward Olkkola, Stephen Pang and                        following the completion of the business combination.

Accounting Treatment

The business combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification 805, Business Combinations, or ASC 805 in which Hyliion will be the accounting acquirer.

Appraisal Rights

Appraisal rights are not available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Other Proposals

In addition to the proposal to approve and adopt the Business Combination Agreement and the business combination, our stockholders will be asked to vote on proposals to amend and restate our Charter to, among other things, (a) increase the number of authorized shares of Class A Common Stock from 200,000,000 shares to 250,000,000 shares, (b) reclassify the TortoiseCorp Board, (c) eliminate provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (d) change the post-combination company’s name to “Hyliion Holdings Corp.” and (e) make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company. A copy of our Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Authorized Share Charter Proposal, the Director Classification Charter Proposal and the Additional Charter Proposal is attached to this proxy statement as Annex B. For more information about the Authorized Share Charter Proposal, the Director Classification Charter Proposal and the Additional Charter Proposal, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal” and “Proposal No. 4—The Additional Charter Proposal.”

In addition, our stockholders will be asked to vote on (a) a proposal to approve, for purposes of complying with applicable NYSE listing rules, (i) the issuance, or reservation for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options, of 100,000,000 shares of Class A Common Stock to the Historical Rollover Stockholders in the business combination, (ii) the issuance and sale of 30,750,000 shares of Class A Common Stock in the PIPE Financing and (iii) the issuance and sale of 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Fund pursuant to the Forward Purchase Agreement, (b) a proposal to approve and adopt the 2020 Plan, (c) a proposal to elect two directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal and (d) a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal.

See the sections entitled “Proposal No. 5 — The NYSE Proposal,” “Proposal No. 6 — The 2020 Plan Proposal,” “Proposal No. 7 — The Director Election Proposal” and “Proposal No. 8 — The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be held at             , Eastern Time, on           , 2020, via live webcast at             , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of Class A Common Stock or Class B Common Stock at the close of business on                               , 2020, which is the record date for the special meeting. You are entitled to one vote for each share of Class A Common Stock or Class B Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 29,126,147 shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate, of which 23,300,917 were public shares and 5,825,230 were Founder Shares held by the initial stockholders. Certain initial stockholders hold 40,000 of the public shares in the aggregate, which were purchased in the IPO.

Proxy Solicitation

Proxies may be solicited by mail. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of TortoiseCorp Stockholders—Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote thereat attend virtually or are represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of Class A Common Stock and Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting. The Charter Proposals, the Director Election Proposal and the 2020 Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Recommendation to TortoiseCorp Stockholders

The TortoiseCorp Board believes that each of the Business Combination Proposal, the Authorized Share Charter Proposal, the Director Classification Charter Proposal, the Additional Charter Proposal, the NYSE Proposal, the 2020 Plan Proposal, the Director Election Proposal and the Adjournment Proposal is in the best interests of TortoiseCorp and our stockholders and recommends that our stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

When you consider the recommendation of the TortoiseCorp Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION OF TORTOISECORP

The following table shows selected historical financial information of TortoiseCorp for the periods and as of the dates indicated. This information was derived from the unaudited interim financial statements of TortoiseCorp for the six months ended and as of June 30, 2020, and the audited financial statements of TortoiseCorp for the year ended and as of December 31, 2019 and for the period from November 7, 2018 (date of inception) to December 31, 2018 included elsewhere in this proxy statement. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TortoiseCorp” and our historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement.

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019	For the Period from November 7, 2018 (date of inception) to December 31, 2018
Statement of Operations Data:
Total expenses	$2,686,202	$764,782	$591
Other income – investment income on Trust Account and interest	$869,602	$3,857,176	$—
Income tax provision	$162,399	$768,006	$—
Net income (loss) attributable to common stockholders	$(1,978,999)	$2,324,388	$(591)
Per Share Data:
Weighted average shares outstanding of Class A Common Stock	23,300,917	23,300,917	—
Basic and diluted net income per share, Class A Common Stock	$0.03	$0.12	—
Weighted average shares outstanding of Class B Common Stock	5,825,230	5,825,230	5,625,000
Basic and diluted net income per share, Class B Common Stock	$(0.44)	$(0.10)	$(0.00)

	As of June 30, 2020	As of December 31, 2019
Balance Sheet Data:
Total assets	$236,999,147	$237,148,974
Total liabilities	$10,315,377	$8,486,205
Value of Class A Common Stock that may be redeemed in connection with an Initial Business Combination (approximately $10.00 per share)	$221,683,760	$223,662,761
Total stockholders’ equity	$5,000,010	$5,000,008

SELECTED HISTORICAL FINANCIAL INFORMATION OF HYLIION

The following table shows selected historical financial information of Hyliion for the periods and as of the dates indicated. This information was derived from the unaudited condensed interim financial statements of Hyliion for the six months ended and as of June 30, 2020, and the audited financial statements of Hyliion for the years ended December 31, 2019 and December 31, 2018 and as of December 31, 2019 included elsewhere in this proxy statement. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion” and Hyliion’s historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement.

	Six Months Ended	Year Ended December 31,
(in thousands, except share and per share data)	June 30, 2020	2019	2018 (As Restated)
	(unaudited)
Statements of Operations Data:
Operating expenses:
Research and development	$(5,225)	$(9,269)	$(15,733)
Selling, general and administrative expenses	(1,565)	(2,730)	(4,122)
Loss from operations	(6,790)	(11,999)	(19,855)
Other income (expense):
Interest expense	(3,228)	(3,260)	(366)
Change in fair value of convertible notes payable derivative liabilities	455	1,119	(268)
Gain on bargain purchase	—	—	1,197
Other income	—	27	11
Total other (expense) income	(2,773)	(2,114)	574
Net loss	$(9,563)	$(14,113)	$(19,281)
Cumulative dividends on convertible preferred stock	(884)	(1,702)	(1,416)
Net loss attributable to common stockholder	$(10,447)	$(15,815)	$(20,697)

Per Share Data:
Net loss per share, basic and diluted	$(0.40)	$(0.62)	(0.86)
Weighted-average shares outstanding, basic and diluted	26,124,230	25,501,235	24,190,623

(in thousands, except share and per share data)	As of June 30, 2020	As of December 31, 2019
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$3,301	$6,285
Working capital	$(21,878)	$(5,514)
Total assets	$12,075	$14,096
Total liabilities	$39,591	$32,165
Total stockholders’ deficit	$(53,303)	$(43,856)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this proxy statement, regarding the proposed business combination, TortoiseCorp’s ability to consummate the business combination, the benefits of the transaction, Hyliion’s future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, TortoiseCorp disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement. TortoiseCorp cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TortoiseCorp.

Forward-looking statements in this proxy statement may include, for example, statements about:

●	our ability to consummate the business combination;

●	the benefits of the business combination;

●	New Hyliion’s financial and business performance following the business combination, including financial projections and business metrics;

●	Hyliion’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of Hyliion’s business model;

●	Hyliion’s ability to scale in a cost-effective manner;

●	developments and projections relating to Hyliion’s competition and industry;

●	Hyliion’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	Hyliion’s ability to obtain funding for its operations;

●	Hyliion’s business, expansion plans and opportunities; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

In addition, TortoiseCorp cautions you that the forward-looking statements regarding TortoiseCorp and Hyliion, which are contained in this proxy statement, are subject to the following factors:

●	the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that may be instituted against TortoiseCorp following announcement of the business combination;

●	the inability to complete the business combination due to the failure to obtain approval of the stockholders of TortoiseCorp, or satisfy the other conditions to the Closing in the Business Combination Agreement;

●	the risk that TortoiseCorp may not be able to consummate the PIPE Financing or the sale of the Forward Purchase Units pursuant to the Forward Purchase Agreement;

●	the ability to obtain or maintain the listing of New Hyliion Common Stock on the NYSE following the business combination;

●	the risk that the proposed business combination disrupts current plans and operations of Hyliion or TortoiseCorp as a result of the announcement and consummation of the business combination;

●	New Hyliion’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of New Hyliion to grow and manage growth profitably following the business combination;

●	costs related to the business combination;

●	New Hyliion’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the business combination;

●	the possibility of third-party claims against TortoiseCorp’s Trust Account;

●	changes in applicable laws or regulations;

●	the ability of Hyliion to execute its business model, including market acceptance of its planned products and services;

●	that Hyliion has identified a material weakness in its internal control over financial reporting which, if not corrected, could affect the reliability of Hyliion’s consolidated financial statements;

●	the possibility that the novel coronavirus (“COVID-19”) may hinder TortoiseCorp’s ability to consummate the business combination;

●	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of New Hyliion or Hyliion; and

●	the possibility that New Hyliion or Hyliion may be adversely affected by other economic, business or competitive factors.

Should one or more of the risks or uncertainties described in this proxy statement, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in TortoiseCorp’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the subsequent Quarterly Reports on Form 10-Q. TortoiseCorp’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

RISK FACTORS

The following risk factors will apply to our business and operations following the completion of the business combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of Hyliion and our business, prospects, financial condition and operating results following the completion of the business combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your shares of Class A Common Stock and Class B Common Stock. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of Hyliion and notes to the financial statements included herein.

Risks Related to Hyliion

Risks Related to Hyliion’s Business and Industry

Hyliion is an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future.

Hyliion incurred a net loss of $9.6 million for the six months ended June 30, 2020 and has incurred a net loss of approximately $43.0 million from January 1, 2018 through June 30, 2020. Hyliion believes that it will continue to incur operating and net losses each quarter until at least the time it begins commercial deliveries of both of its Hybrid systems and its Hypertruck ERX system, which are not expected to begin until 2021 and 2022, respectively, and may occur later or not at all. Even if Hyliion is able to successfully develop and sell its electrified powertrain solutions, there can be no assurance that they will be commercially successful. Hyliion’s potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of its electrified powertrain solutions, which may not occur.

Hyliion expects the rate at which it will incur losses to be significantly higher in future periods as Hyliion:

●	continues to market its first generation (“V1”) Hybrid system and design, develop and produce its second generation (“V2”) Hybrid system as well as its Hypertruck ERX system;

●	hires additional employees across all divisions of the company;

●	continues to utilize its third-party partners for design, testing and commercialization;

●	expands its production capabilities to produce its electrified powertrain solutions, including costs associated with outsourcing the production of its electrified powertrain solutions;

●	builds up inventories of parts and components for its electrified powertrain solutions;

●	produces an inventory of its electrified powertrain solutions;

●	expands its design, development, installation and servicing capabilities;

●	increases its sales and marketing activities and develops its distribution infrastructure; and

●	increases its general and administrative functions to support its growing operations.

Because Hyliion will incur the costs and expenses from these efforts before it receives any incremental revenues with respect thereto, Hyliion’s losses in future periods will be significant. In addition, Hyliion may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenues, which would further increase Hyliion’s losses.

Hyliion’s financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

Hyliion expects its period-to-period financial results to vary based on its operating costs, which Hyliion anticipates will fluctuate as the pace at which it continues to design, develop and produce new products and increase production capacity. Additionally, Hyliion’s revenues from period to period may fluctuate as it introduces existing products to new markets for the first time and as it develops and introduces new products. As a result of these factors, Hyliion believes that quarter-to-quarter comparisons of its financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, Hyliion’s financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of New Hyliion Common Stock could fall substantially, either suddenly or over time.

Hyliion may be unable to adequately control the costs associated with its operations.

Hyliion will require significant capital to develop and grow its business, including developing and producing its electrified powertrain solutions and building Hyliion’s brand. Hyliion expects to incur significant expenses which will impact its profitability, including research and development expenses (including developing Hyliion’s V2 Hybrid system as well as its Hypertruck ERX system), raw material procurement costs, sales and distribution expenses as Hyliion builds its brand and markets its electrified powertrain solutions, and general and administrative expenses as Hyliion scales its operations and incurs costs as a public company. In addition, Hyliion may incur significant costs servicing its electrified powertrain solutions. Hyliion’s ability to become profitable in the future will not only depend on its ability to complete the design and development of its electrified powertrain solutions to meet projected performance metrics and successfully market its electrified powertrain solutions and services, but also to sell its products at prices to achieve its expected margins and control its costs. If Hyliion is unable to efficiently design, produce, market, sell, distribute and service its electrified powertrain solutions, Hyliion’s margins, profitability and prospects would be materially and adversely affected.

Hyliion’s business model has yet to be tested and any failure to commercialize its strategic plans would have a material adverse effect on its operating results and business, harm Hyliion’s reputation and could result in substantial liabilities that exceed its resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond Hyliion’s control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of Hyliion’s success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which it operates. Therefore, there can be no assurances that Hyliion’s business plan will prove successful. Hyliion may not be able to generate significant revenue, raise additional capital or operate profitably. Hyliion will continue to encounter risks and difficulties frequently experienced by early stage companies, including scaling up its infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with its growth. In addition, as a result of the capital-intensive nature of Hyliion’s business, Hyliion can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in Hyliion is therefore highly speculative and could result in the loss of your entire investment.

Hyliion’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of your investment.

You must consider the risks and difficulties Hyliion faces as an early stage company with a limited operating history. If Hyliion does not successfully address these risks, its business, prospects, financial condition and operating results will be materially and adversely harmed. Hyliion was incorporated in January 2016 and has a very limited operating history on which investors can base an evaluation of its business, prospects, financial condition and operating results. Hyliion intends to derive the majority of its revenues from the sale of its electrified powertrain solutions, of which commercial deliveries of the Hybrid systems and the Hypertruck ERX system are not expected to begin until 2021 and 2022 respectively, and may occur later or not at all. There are no assurances that Hyliion will be able to secure future business with customers, such as the major commercial vehicle OEMs, trucking companies and other fleet owners.

It is difficult to predict Hyliion’s future revenues and appropriately budget for its expenses, and Hyliion has limited insight into trends that may emerge and affect its business. In the event that actual results differ from Hyliion’s estimates or Hyliion adjusts its estimates in future periods, Hyliion’s operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this proxy statement has been prepared by Hyliion management and reflects current estimates of future performance. The projected results depend on the successful implementation of Hyliion management’s growth strategies and are based on assumptions and events over which Hyliion has only partial or no control. The assumptions underlying such projected information require the exercise of judgement and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, political and other changes.

Hyliion has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Hyliion’s consolidated financial statements and have other adverse consequences.

Hyliion has identified material weaknesses in internal control over financial reporting, which relate to: (a) the design and operation of Hyliion’s information technology general controls; (b) Hyliion’s overall closing and financial reporting processes, including accounting for significant and unusual transactions, and; (c) general segregation of duties, including the review and approval of journal entries.

In the course of preparing the financial statements that are included in this proxy statement, Hyliion has identified a number of adjustments to its financial statements that resulted in a restatement of previously issued financial statements. These adjustments relate to accounting for a business acquisition, accounting for issuance of convertible notes payable and embedded derivative liabilities, accounting for costs associated with materials and supplies purchased for research and development activities and other miscellaneous adjustments.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional misstatements to its financial statements that would be material and would not be prevented or detected on a timely basis.

Hyliion’s management has concluded that these material weaknesses in Hyliion’s internal control over financial reporting are due to the fact that, prior to this proxy statement, Hyliion was a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented; coupled with the appropriate resources, level of experience and technical expertise to oversee Hyliion’s business processes and controls surrounding: information technology general controls, and Hyliion’s closing and financial reporting processes to address the accounting and financial reporting requirements related to significant and unusual transactions.

Hyliion’s management is in the process of developing a remediation plan. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Hyliion’s management will monitor the effectiveness of Hyliion’s remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in further material misstatements to Hyliion’s annual or interim financial statements that would not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If Hyliion is unable to assert that its internal control over financial reporting is effective, or when required in the future, if New Hyliion’s independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of New Hyliion’s financial reports, the market price of New Hyliion Common Stock could be adversely affected and New Hyliion could become subject to litigation or investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.

Hyliion plans to accept reservation orders for the sale of its electrified powertrain solutions that are cancellable, and Hyliion’s initial pre-launch sales order for Hypertruck ERX equipped trucks is cancellable.

Hyliion’s electrified powertrain solutions are still in the development and testing phase and commercial deliveries of the Hybrid systems and the Hypertruck ERX system are not expected to begin until 2021 and 2022, respectively, and may occur later or not at all. As a result, Hyliion plans to accept reservation orders for its electrified powertrain solutions that will be cancellable by customers without penalty. Given the anticipated lead times between reservation orders and the date of delivery of Hyliion’s electrified powertrain solutions, there is a heightened risk that customers who place reservation orders may ultimately decide not to convert such reservation orders into binding contracts and take delivery of their ordered Hyliion electrified powertrain solutions due to potential changes in customer preferences, competitive developments and other factors. As a result, no assurance can be made that reservations will not be cancelled or that reservations will result in the purchase of Hyliion’s electrified powertrain solutions, and any such cancellations could harm Hyliion’s business, prospects, financial condition and operating results.

Hyliion may also enter into contracts for the sale of its electrified powertrain solutions that include various cancellation rights in favor of the customer. For example, in May 2020, Hyliion entered into a pre-launch sales agreement (the “Agility Pre-Launch Agreement”) with Agility Logistics Cargo Transport Co. WLL (“Agility Transport”), a company organized under the laws of and based in Kuwait and a subsidiary of Agility Public Warehousing Company K.S.C.P. Under the Agility Pre-Launch Agreement, Agility Transport agreed to order 1,000 trucks equipped with Hyliion’s Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights. If Hyliion is unable to deliver its Hypertruck ERX trucks according to the performance requirements and delivery timelines set forth in the contract, Agility Transport has the right to cancel its order. Additionally, even if Hyliion satisfies such performance requirements and delivery timelines, Agility Transport may terminate the Agility Pre-Launch Agreement by giving Hyliion 360-days’ advance notice after the date on which Hyliion has delivered a Hypertruck ERX demonstration truck. Furthermore, the Agility Pre-Launch Agreement does not specify the terms or periods upon which these purchase orders may be entered into, such that the sale of any Hypertruck ERX equipped trucks to Agility Transport is subject to the parties reaching an agreement on the terms of one or more purchase orders, including as to the amount of the deposit to be paid by Agility Transport to Hyliion in connection with such purchase order. Failure to reach agreement on the terms of such purchase order could result in Agility Transport refusing to purchase all or a portion of the 1,000 Hypertruck ERX equipped trucks that it pre-ordered. Should a dispute arise under the Agility Pre-Launch Agreement, Hyliion may face challenges enforcing the terms of such contract due to the jurisdictional challenges involved with instituting legal proceedings against a foreign entity and enforcing an award against such entity in a foreign jurisdiction. As a result, no assurance can be given that Agility Transport will not terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of the 1,000 Hypertruck ERX equipped trucks it pre-ordered under such agreement or that Hyliion would be able to enforce such agreement against Agility Transport. Any of these adverse actions related to the Agility Pre-Launch Agreement or any future customer contracts could harm Hyliion’s business, prospects, financial condition and operating results.

Hyliion may not be able to successfully engage target customers or convert early trial deployments with truck fleets into meaningful orders or additional deployments in the future.

Hyliion’s success, and its ability to increase revenue and operate profitably, depends in part on its ability to identify target customers and to convert early trial deployments with truck fleets into meaningful orders or additional deployments in the future. Hyliion’s V1 Hybrid system has been delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether the V1 Hybrid system meets such customers’ performance and other requirements before such customers commit to meaningful orders or additional deployments in the future. If Hyliion is unable to meet its customers’ performance requirements or industry specifications, identify target customers or convert early trial deployments in truck fleets into meaningful orders or obtain additional deployments in the future, Hyliion’s business, prospects, financial condition and operating results would be materially adversely affected.

Certain of Hyliion’s strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements.

Hyliion has arrangements with strategic, development and deployment partners and collaborators. Some of these arrangements are evidenced by non-binding letters of intent, early stage agreements that are used for design and development purposes but will require renegotiation at later stages of development or production or master agreements that have yet to be implemented under separately negotiated statements of work, each of which could be terminated or may not materialize into next-stage contracts or long-term contract partnership arrangements. For instance, Hyliion has entered into non-binding letters of intent with FEV North America Inc., IAV Automotive Engineering Inc., Lonestar Specialty Vehicles and Fontaine Modification Company. If these arrangements are terminated or if Hyliion is unable to enter into next-stage contracts or long-term operational contracts, its business, prospects, financial condition and operating results may be materially adversely affected.

Hyliion may need to raise additional funds and these funds may not be available to Hyliion when it needs them. If Hyliion cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected.

The design, production, sale and servicing of Hyliion’s electrified powertrain solutions is capital-intensive. Hyliion expects that following the Closing no additional capital will be needed prior to commercialization and production. However, Hyliion may subsequently determine that additional funds are necessary earlier than anticipated. This capital may be necessary to fund Hyliion’s ongoing operations, continue research, development and design efforts, create new products and improve infrastructure. Hyliion may raise additional funds through the issuance of equity, equity related or debt securities or through obtaining credit from government or financial institutions. Hyliion cannot be certain that additional funds will be available to it on favorable terms when required, or at all. If Hyliion cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be materially adversely affected.

If Hyliion fails to manage its growth effectively, include failing to attract and integrate qualified personnel, it may not be able to develop, produce, market and sell its electrified powertrain solutions successfully.

Any failure to manage Hyliion’s growth effectively could materially and adversely affect Hyliion’s business, prospects, operating results and financial condition. Hyliion intends to expand its operations significantly. Hyliion expects its future expansion to include:

●	expanding the management team;

●	hiring and training new personnel;

●	leveraging consultants to assist with company growth and development;

●	forecasting production and revenue;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding design, production, sales and service facilities;

●	implementing and enhancing administrative infrastructure, systems and processes; and

●	expanding into international markets, including Europe.

Hyliion intends to continue to hire a significant number of additional personnel, including software engineers, design and production personnel and service technicians for its electrified powertrain solutions. Because Hyliion’s electrified powertrain solutions are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, Hyliion will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing, producing and servicing electrified vehicles and their software is intense, and Hyliion may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel, particularly with respect to software engineers in the Austin, Texas area. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm Hyliion’s business, prospects, financial condition and operating results.

The performance characteristics of Hyliion’s electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of its control.

The performance characteristics of Hyliion’s electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of its control. Hyliion’s electrified powertrain solutions are still being designed and developed, and there are no assurances that they will be able to meet their projected performance characteristics, including fuel economy and emissions levels. External factors may also impact the performance characteristics of Hyliion’s electrified powertrain solutions. For instance, the estimated fuel savings and fuel economy of vehicles installed with Hyliion’s electrified powertrain solutions may vary depending on factors including, but not limited to, driver behavior, speed, terrain, hardware efficiency, payload, vehicle and weather conditions. Additionally, GHG emissions of vehicles installed with Hyliion’s electrified powertrain solutions may vary due to external factors, including the type of fuel, driver behavior, the efficiency and certification of the engine, where the engine is being operated and the characteristics of the vehicle itself, including but not limited to the vehicle’s software controls, drivetrain efficiency, aerodynamics and rolling resistance. These external factors as well as any operation of Hyliion’s electrified powertrain solutions other than as intended, may result in emissions levels that are greater than Hyliion expects. Additionally, the amount of GHG emissions of both the Hybrid and Hypertruck ERX solutions will vary due to, but not limited to, the factors mentioned above. The ability of Hyliion’s electrified powertrain solutions to have a net carbon negative profile, will depend on the availability of RNG as well as the infrastructure necessary to purchase RNG through fuel providers. Any limitation on the ability to purchase RNG, such as a decrease or a limitation on the number of natural gas fueling stations or limitation on the production of natural gas and RNG in particular, will negatively impact the anticipated carbon intensity profile of Hyliion’s electrified powertrain solutions. In addition, the carbon intensity profiles could vary based on the source of RNG, which could reduce a fleet’s ability to have favorable carbon intensity scores. Due to these factors, there can be no guarantee that the operators of vehicles using Hyliion’s electrified powertrain solutions will realize the expected fuel savings and fuel economy and GHG emission reductions.

Hyliion’s success will depend on its ability to economically outsource the production, assembly and installation of its electrified powertrain solutions at scale, and its ability to develop and produce electrified powertrain solutions of sufficient quality and appeal to customers on schedule and at scale is unproven.

Hyliion’s business depends in large part on its ability to execute its plans to develop, produce, assemble, market, sell, install and service its electrified powertrain solutions. Hyliion currently designs, assembles and tests its electrified powertrain solutions at its facility in Cedar Park, Texas and in the future, plans to outsource the majority of the production, assembly and installation of its electrified powertrain solutions. Hyliion anticipates that a significant concentration of this production, assembly and installation will be performed by a small number of outsourcing partners. While these arrangements can lower operating costs, they also reduce Hyliion’s direct control over production and distribution. Such diminished control may have an adverse effect on the quality or quantity of products or services, or Hyliion’s flexibility to respond to changing conditions.

Hyliion relies on single-source suppliers to supply and produce many components, and anticipates relying on outsourcing partners for assembly and installation of its electrified powertrain solutions. Any failure of these suppliers or outsourcing partners to perform could require Hyliion to seek alternative suppliers or to expand its production capabilities, which could incur additional costs and have a negative impact on its cost or supply of components or finished goods. In addition, production or logistics in supply or production areas or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes.

Hyliion’s continued development of its electrified powertrain solutions is and will be subject to risks, including with respect to:

●	the equipment Hyliion plans to use being able to accurately produce its electrified powertrain solutions within specified design tolerances;

●	the compatibility of Hyliion’s electrified powertrain solutions with existing and future commercial vehicle designs;

●	long- and short-term durability of the components in Hyliion’s electrified powertrain solutions in the day-to-day wear and tear of the commercial trucking environment;

●	compliance with environmental, workplace safety and similar regulations;

●	securing necessary components on acceptable terms and in a timely manner;

●	delays in delivery of final component designs to Hyliion’s suppliers;

●	Hyliion’s ability to attract, recruit, hire and train skilled employees;

●	quality controls, particularly as Hyliion plans to expand its production capabilities;

●	delays or disruptions in Hyliion’s supply chain;

●	other delays and cost overruns; and

●	Hyliion’s ability to secure additional funding if necessary.

Hyliion and its future production partners have no experience to date in high volume production of Hyliion’s electrified powertrain solutions. Hyliion does not know whether it or its future production partners will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sources of component supply, that will enable Hyliion to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market Hyliion’s electrified powertrain solutions. Even if Hyliion and its future production partners are successful in developing its high volume production capability and processes and reliably source its component supply, Hyliion does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control such as problems with suppliers and vendors, or in time to meet Hyliion’s vehicle commercialization schedules or to satisfy the requirements of customers. Any failure to develop such production processes and capabilities within Hyliion’s projected costs and timelines could have a material adverse effect on its business, prospects, financial condition and operating results.

Hyliion may experience significant delays in the design, production and launch of its electrified powertrain solutions, which could harm its business, prospects, financial condition and operating results.

Hyliion’s electrified powertrain solutions are still in the development and testing phase, and commercial deliveries of the Hybrid systems and the Hypertruck ERX system are not expected to begin until 2021 and 2022, respectively, and may occur later or not at all. Any delay in the financing, design, production and launch of Hyliion’s electrified powertrain solutions, including future production of Hyliion’s V2 Hybrid system and Hypertruck ERX system at its outsourcing partners, could materially damage Hyliion’s brand, business, prospects, financial condition and operating results. There are often delays in the design, production and commercial release of new products, and to the extent Hyliion delays the launch of its electrified powertrain solutions, its growth prospects could be adversely affected as it may fail to grow its market share. Hyliion will rely on its outsourcing partners to produce its electrified powertrain solutions at scale, and if they are not able produce products that meet Hyliion’s specifications, Hyliion may need to expand its production capabilities, which would cause Hyliion to incur additional costs. Furthermore, Hyliion relies on third-party suppliers for the provision and development of many of the key components and materials used in its electrified powertrain solutions, and to the extent they experience any delays, Hyliion may need to seek alternative suppliers. If Hyliion experiences delays by its third-party outsourcing partners or suppliers, it could experience delays in delivering on its timelines.

Hyliion, its outsourcing partners and suppliers may rely on complex machinery for Hyliion’s production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

Hyliion, its outsourcing partners and suppliers may rely on complex machinery, for the production, assembly and installation of Hyliion’s electrified powertrain solutions, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Hyliion’s production facilities and the facilities of its outsourcing partners and suppliers consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of Hyliion’s control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on Hyliion’s business, prospects, financial condition or operating results.

If Hyliion is unable to successfully produce its electrified powertrain solutions, its business will be harmed.

Hyliion currently produces its V1 Hybrid system at its facility in Cedar Park, Texas and expects to begin production of its V2 Hybrid system in 2021, at the earliest, and its Hypertruck ERX system in 2022, at the earliest, in each case at its outsourcing partners’ facilities. Hyliion’s production facilities, the production facilities of its outsourcing partners and suppliers and the equipment used to produce Hyliion’s electrified powertrain solutions would be costly to replace and could require substantial lead time to replace and qualify for use. Hyliion’s production facilities and the production facilities of its outsourcing partners and suppliers may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for Hyliion to produce its electrified powertrain solutions for some period of time. The inability to produce Hyliion’s electrified powertrain solutions or the backlog that could develop if Hyliion’s production facilities and the production facilities of its outsourcing partners and suppliers are inoperable for even a short period of time may result in the loss of customers or harm Hyliion’s reputation. Although Hyliion maintains insurance for damage to its property and the disruption of its business, this insurance may not be sufficient to cover all of Hyliion’s potential losses and may not continue to be available to Hyliion on acceptable terms, if at all.

Hyliion is dependent on large commercial vehicle OEMs and producers of glider kits and rolling chassis to provide vehicles for its electrified powertrain solutions.

Because Hyliion does not manufacture complete commercial vehicles, it is dependent on commercial vehicle OEMs and producers of glider kits and rolling chassis to provide vehicle chassis for its electrified powertrain solutions. If OEMs are unable or unwilling to integrate the installation of Hyliion’s electrified powertrain solutions into their commercial vehicle production lines, Hyliion may have to rely on producers of glider kits and rolling chassis and commercial truck upfitting and modification companies. To the extent that there are limitations on the availability of glider kits or rolling chassis, either due to the unwillingness or inability of OEMs and producers to produce and provide them to Hyliion or its installation partners, or a change in governmental regulations or policies, Hyliion would need to develop its own commercial vehicle on which to install its electrified powertrain solutions. Either case could have a negative impact on Hyliion’s ability to sell its electrified powertrain solutions at the prices, or achieve the margins, or in the timeframes that it anticipates. Additionally, if commercial vehicle OEMs limit or fail to provide a warranty on vehicles with Hyliion’s electrified powertrain solutions, Hyliion will incur additional costs by contracting with a third party to provide warranty services. Any of the foregoing would have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Hyliion will rely on third parties, including commercial truck upfitting and modification companies and commercial vehicle OEMs, to install its electrified powertrain solutions in vehicles, which is subject to risks.

Hyliion intends to enter into agreements with commercial truck upfitting and modification companies and commercial vehicle OEMs to install its electrified powertrain solutions. Using third-party contract manufacturers and installers for the production and installation of Hyliion’s electrified powertrain solutions is subject to risks with respect to operations that are outside Hyliion’s control. Hyliion could experience delays if its outsourcing partners do not meet agreed upon timelines or experience capacity constraints that make it impossible for Hyliion to fulfill purchase orders on time or at all. The installation of Hyliion’s solutions may also void the warranty of a vehicle or a vehicle’s components, such as its engine and transmission, which may reduce customer demand for Hyliion’s solutions. Additionally, Hyliion may permit returns of vehicles installed with Hyliion’s electrified powertrain solutions, which may result in significant additional costs to Hyliion if it is required to convert the vehicles back to their original form. There is risk of potential disputes with Hyliion’s outsourcing partners, and Hyliion could be affected by negative publicity related to its partners whether or not such publicity is related to their collaboration with Hyliion. Hyliion’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of Hyliion’s outsourcing partners’ products. In addition, although Hyliion is involved in each step of the supply chain, production and installation processes, because Hyliion also relies on its outsourcing partners and third parties to meet its quality standards, there can be no assurance that the final product will meet expected quality standards.

Hyliion may be unable to enter into new agreements or extend existing agreements with third-party contract manufacturers and installers on terms and conditions acceptable to Hyliion and therefore may need to contract with other third parties or significantly add to its own production capacity. There can be no assurance that in such event Hyliion would be able to engage other third parties or establish or expand its own production capacity to meet its needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that Hyliion’s electrified powertrain solutions produced at facilities of new producers comply with Hyliion’s quality standards and regulatory requirements, may be greater than anticipated. Any of the foregoing could adversely affect Hyliion’s business, prospects, financial condition and operating results.

Hyliion intends to sell its electrified powertrain solutions to large commercial vehicle OEM customers and large volume customers, and the failure to obtain such customers, loss of sales to such customers or failure to negotiate acceptable terms in contract renewal negotiations could have an adverse impact on Hyliion’s business.

Although Hyliion intends to sell its electrified powertrain solutions to commercial vehicle OEMs and other large volume customers, Hyliion may not be able to establish relationships with such OEMs or large volume customers if customer demand is not as high as it expects or if commercial vehicle OEMs face pressure from their existing suppliers not to purchase Hyliion’s electrified powertrain solutions. Hyliion may enter into long-term contracts with certain of these commercial vehicle OEMs and other large volume customers, who have substantial bargaining power with respect to price and other commercial terms, and any long-term contracts would be subject to renegotiation and renewal from time to time. Failure to obtain new customers, loss of all or a substantial portion of sales to any future customers for whatever reason (including, but not limited to, loss of contracts or failure to negotiate acceptable terms in contract renewal negotiations, loss of market share by these customers, insolvency of such customers, reduced or delayed customer requirements, plant shutdowns, strikes or other work stoppages affecting production by such customers) or continued reduction of prices to these customers could have a significant adverse effect on Hyliion’s financial results. There can be no assurance that Hyliion will be able to obtain large volume customers, not lose all or a portion of sales to any future large volume customers or that Hyliion will be able to offset any reduction of prices to these customers with reductions in its costs or by obtaining new customers.

The level of any future sales to commercial vehicle OEMs, including the realization of future sales from awarded business or obtaining new business or customers, is inherently subject to a number of risks and uncertainties, including the number of vehicles that these commercial vehicle OEMs actually manufacture and sell. Further, to the extent that the financial condition, including bankruptcy or market share, of any of Hyliion’s largest customers deteriorates or their sales otherwise continue to decline, Hyliion’s business, prospects, financial position and operating results could be adversely affected. Accordingly, Hyliion may not in fact realize all of the future sales represented by its awarded business. Any failure to realize these sales could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Hyliion is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of Hyliion’s vehicles at prices and volumes, performance and specifications acceptable to Hyliion could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Hyliion relies on third-party suppliers for the provision and development of many of the key components and materials used in its electrified powertrain solutions, such as natural gas generators. While Hyliion plans to obtain components from multiple sources whenever possible, some of the components used in its vehicles will be purchased by Hyliion from a single source. Hyliion’s third-party suppliers may not be able to meet their product specifications and performance characteristics or Hyliion’s desired specifications, performance and pricing, which would impact Hyliion’s ability to achieve its product specifications and performance characteristics as well. Additionally, Hyliion’s third-party suppliers may be unable to obtain required certifications for their products for which Hyliion plans to use or provide warranties that are necessary for Hyliion’s solutions. If Hyliion is unable to obtain components and materials used in its electrified powertrain solutions from its suppliers or if its suppliers decide to create or supply a competing product, Hyliion’s business could be adversely affected. Additionally, Hyliion has entered into a commercial matters agreement with Dana Limited (“Dana”), pursuant to which Hyliion agreed to exclusively purchase from Dana and its affiliates, unless Hyliion is directed by a customer to use a different vendor, any component, product or service required or utilized by Hyliion that Dana or any of its affiliates manufactures, sells or provides so long as Dana or any of its affiliates are capable and willing to supply or provide a reasonably competitive component, product or service to Hyliion on reasonably competitive terms and conditions. While Hyliion believes that it may be able to establish alternate supply relationships and can obtain or engineer replacement components for its single source components, Hyliion may be unable to do so in the short term (or at all) at prices or quality levels that are favorable to Hyliion, which could have a material adverse effect on its business, prospects, financial condition and operating results.

Hyliion’s future growth is dependent upon the commercial trucking industry’s willingness to adopt alternative fuel, hybrid and electric vehicles.

Hyliion’s growth is highly dependent upon the adoption of alternative fuel, hybrid and electric vehicles by the commercial trucking industry. If the market for alternative fuel, hybrid and electric vehicles and Hyliion’s electrified powertrain solutions does not develop at the rate or in the manner or to the extent that Hyliion expects, or if critical assumptions Hyliion has made regarding the efficiency of its electrified powertrain solutions are incorrect or incomplete, Hyliion’s business, prospects, financial condition and operating results will be harmed. The market for alternative fuels, hybrid and electric vehicles is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Factors that may influence the adoption of alternative fuel, hybrid and electric vehicles include:

●	perceptions about alternative fuel, hybrid and electric vehicle quality, safety, design, performance, reliability and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel, hybrid or electric vehicles;

●	perceptions about vehicle safety in general, including the use of advanced technology, such as vehicle electronics, alternative fuel and regenerative braking systems;

●	the decline of vehicle efficiency resulting from deterioration over time in the ability of the battery to hold a charge;

●	changes or improvements in the fuel economy of internal combustion engines, the vehicle and the vehicle controls or competitors’ electrified systems;

●	the availability of service and associated costs for alternative fuel, hybrid or electric vehicles;

●	volatility in the cost of energy, oil, gasoline, natural gas, hydrogen and renewable fuels could affect buying decisions, which could affect the carbon profile of Hyliion’s solutions;

●	the availability of refueling stations, particularly compressed natural gas (“CNG”) stations;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, including new regulations mandating zero tailpipe emissions compared to overall carbon reduction;

●	the availability of tax and other governmental incentives to purchase and operate alternative fuel, hybrid and electric vehicles or future regulation requiring increased use of nonpolluting trucks;

●	the availability of rebates provided by natural gas fueling stations and natural gas providers to offset the costs of natural gas and natural gas vehicles;

●

the ability of Hyliion, fleets, utilities and others to purchase and take credit for renewable fuel and energy, specifically RNG, through low carbon fuel standards (“LCFS”) programs or similar programs that take advantage of RNG credits in approved states;

●	the availability of tax and other governmental incentives to sell natural gas;

●	perceptions about and the actual cost of alternative fuel itself, as well as hybrid and electric vehicles; and

●	macroeconomic factors.

For example, the market price of oil has dropped since March 2020, and it is unknown to what extent any corresponding decreases in the cost of diesel fuel may impact the market for electric vehicles. Moreover, travel restrictions and social distancing efforts in response to the COVID-19 pandemic may negatively impact the commercial trucking industry, such as reduced consumer demand for products carried by the commercial trucking industry, for an unknown, but potentially lengthy, period of time. Additionally, Hyliion may become subject to regulations that may require it to alter the design of its electrified powertrain solutions, which could negatively impact customer interest in Hyliion’s products.

Although Hyliion hopes to be the first to bring electrified powertrain solutions to market, competitors have already displayed electrified vehicle prototypes and may enter the market before Hyliion.

Hyliion faces intense competition in trying to be the first to bring its electrified powertrain solutions to market. Most of Hyliion’s current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than Hyliion does. They may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their alternative fuel and electric truck programs. Additionally, Hyliion’s competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than Hyliion does. These competitors also compete with Hyliion in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, Hyliion’s products. Additional mergers and acquisitions may result in even more resources being concentrated in Hyliion’s competitors. Hyliion cannot provide assurances that its electrified systems will be the first to market. Even if Hyliion’s electrified systems are first to market, there are no assurances that customers will choose vehicles with its electrified systems over those of its competitors, or over diesel powered trucks.

Tesla, Inc. (“Tesla”) and Nikola Corporation (“Nikola”) have announced their plans to bring Class 8 long haul BEVs and FCEVs to the market over the coming years. Tesla announced its BEV and Nikola announced its plug-in BEVs. Cummins Inc. (“Cummins”), Daimler AG (“Daimler”), Dana, Navistar International Corporation (“Navistar”), PACCAR Inc. (“PACCAR”), Volvo Group (“Volvo”), XOS Trucks (“XOS”) and other commercial vehicle manufacturers have announced their plans to bring Class 8 BEVs or FCEVs to the market. Furthermore, Hyliion will also face competition from manufacturers of internal combustion engines powered by diesel fuel. Hyliion expects additional competitors to enter the industry as well.

Hyliion expects competition in its industry to intensify from its existing and future competitors in the future in light of increased demand and regulatory push for alternative fuel and electric vehicles.

The unavailability, reduction or elimination of government and economic incentives due to policy changes or government regulation could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle industry or other reasons may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or Hyliion’s electrified powertrain solutions. While certain tax credits and other incentives for alternative energy production, alternative fuel and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, Hyliion’s financial position could be harmed.

In particular, Hyliion is influenced by federal, state and local tax credits, rebates, grants and other government programs and incentives that promote the use of renewable natural gas (“RNG”) and natural gas as a vehicle fuel. These include various government programs that make grant funds available for the purchase of natural gas vehicles, as well as D3 RIN and LCFS programs, which encourage low carbon “compliant” transportation fuels (including CNG) in the California and Oregon marketplace by allowing producers of these fuels to generate LCFS Credits that can be sold to noncompliant regulated parties and the Alternative Fuel Tax Credit (“AFTC”) under which a tax credit is available for natural gas vehicle fuel sales made through the end of 2020 but which may not be available for vehicle fuel sales made after December 31, 2020, particularly if other legislative priorities result in insufficient focus on this program during upcoming congressional sessions. Additionally, Hyliion is influenced by laws, rules and regulations that require reductions in carbon emissions or the use of renewable fuels, such as the California Low Carbon Fuel Standards and the Oregon Clean Fuels Program. These programs and regulations, which have the effect of encouraging the use of natural gas as a vehicle fuel, could expire or be repealed or amended for a variety of reasons. For example, parties with an interest in gasoline and diesel, electric or other alternative vehicles or vehicle fuels, including lawmakers, regulators, policymakers, environmental or advocacy organizations, OEMs, trade groups, suppliers or other powerful groups, may invest significant time and money in efforts to delay, repeal or otherwise negatively influence regulations and programs that promote natural gas. Many of these parties have substantially greater resources and influence than Hyliion has. Further, changes in federal, state or local political, social or economic conditions, including a lack of legislative focus on these programs and regulations, could result in their modification, delayed adoption or repeal. Any failure to adopt, delay in implementation, expiration, repeal or modification of these programs and regulations, or the adoption of any programs or regulations that encourage the use of other alternative fuels or alternative vehicles over natural gas, would reduce the market for natural gas as a vehicle fuel and harm Hyliion’s operating results, liquidity and financial condition. For instance, California lawmakers and regulators have implemented various measures designed to increase the use of electric, hydrogen and other zero-emission vehicles, including establishing firm goals for the number of these vehicles operating on state roads by specified dates and enacting various laws and other programs in support of these goals. Although the influence and applicability of these or similar measures on Hyliion’s business and natural gas vehicle adoption in general remains uncertain, a focus by these groups on zero tailpipe emissions vehicles over vehicles with an overall net carbon negative emissions profile, but with some tailpipe emissions operating on RNG, could adversely affect the market for natural gas vehicles, including those powered by Hyliion’s electrified powertrain solutions. If these economic incentives are reduced or eliminated, there could be a reduction of the supply of natural gas, a corresponding increase in the price of natural gas, and Hyliion’s electrified powertrain solutions may not be net carbon negative, which could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Additionally, other changes to governmental regulations and policies could impact the competitiveness of natural gas as a fuel source. For instance, a limitation or ban on extraction methods like fracking, could have a negative impact on the availability and price of natural gas and may adversely affect the growth of the alternative fuel automobile markets. Additionally, an increase in the economic incentives for other fuel sources or battery electric vehicles (“BEVs”), such as through the subsidization of other fuel sources or higher permitted weight limits for BEVs or fuel cell electric vehicles (“FCEVs”) or the reduction or elimination of the higher permitted weight limits for natural gas vehicles, could make Hyliion’s products less competitive. Such changes in regulations and policies could materially and adversely affect Hyliion’s business, prospects, financial condition and operating results.

Hyliion’s business could be negatively affected by unfavorable changes to federal or state tax laws or the adoption of federal or state laws or regulations mandating new or additional limits on the production of GHG emissions, the cost of natural gas and “tailpipe” emissions.

Federal or state laws or regulations may be adopted that would impose new or additional limits on the emissions of GHG. The potential effects of GHG emission limits on Hyliion’s business are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of GHG emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, the range of available compliance alternatives, and Hyliion’s ability to demonstrate that its products qualify as a compliance alternative under any new statutory or regulatory programs to limit GHG emissions. If Hyliion’s solutions are not able to meet future GHG emission limits or perform as well as BEV, FCEV or other alternative fuel vehicles, for instance due to unavailability of RNG in a particular area or a decline in RNG production or an increase in its cost, Hyliion’s solutions could be less competitive. Additionally, federal, state or road taxes could be added to natural gas fuel, which would increase the operating cost of Hyliion’s products. Furthermore, additional federal or state taxes could be implemented on “tailpipe” emissions, which would have a negative impact on the cost of Hyliion’s products and a positive impact on the cost of BEVs and FCEVs relative to Hyliion’s solutions. Such new federal or state laws or regulations could have a material adverse impact on Hyliion’s business, prospects, financial condition and operating results.

Hyliion, its outsourcing partners and its suppliers are or may be subject to substantial regulation and unfavorable changes to, or failure by Hyliion, its outsourcing partners or its suppliers to comply with, these regulations could substantially harm Hyliion’s business and operating results.

Hyliion’s electrified powertrain solutions, and the sale of motor vehicles in general, its outsourcing partners and its suppliers are or may be subject to substantial regulation under international, federal, state and local laws. Hyliion continues to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell or service its electrified powertrain solutions in the jurisdictions in which it plans to operate and intends to take such actions necessary to comply. Hyliion may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service their electrified powertrain solutions in any of these jurisdictions. For instance, Hyliion’s electrified powertrain solutions are novel technology that may not be readily classified into categories by governmental agencies. If Hyliion, its outsourcing partners or its suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out its operations in the jurisdictions in which they currently operate, or those jurisdictions in which they plan to operate in the future, Hyliion’s business, prospects, financial condition and operating results could be materially adversely affected. Hyliion expects to incur significant costs in complying with these regulations. For example, if the battery packs installed in Hyliion’s electrified powertrain solutions are deemed to be transported, they will need to comply with the mandatory regulations governing the transport of “dangerous goods,” and any deficiency in compliance may result in Hyliion being prohibited from selling its electrified powertrain solutions until compliant batteries are installed. Additionally, although Hyliion does not believe that its Hybrid system is required to obtain certifications from the EPA and the California Air Resources Board (“CARB”), in the event that regulators determine that certifications are necessary, Hyliion may be prohibited from selling its Hybrid system until such time as it obtains the required certifications. Any such required changes to Hyliion’s battery packs or Hybrid system will require additional expenditures and may delay the shipment of vehicles. In addition, regulations related to the electric and alternative energy vehicle industry are evolving and Hyliion faces risks associated with changes to these regulations, including but not limited to:

●	increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline;

●	increased support for other alternative fuel systems, which could have an impact on the acceptance of Hyliion’s electric powertrain system; and

●	increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

To the extent the laws change, Hyliion’s electrified powertrain solutions and its suppliers’ products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on Hyliion’s business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, Hyliion’s business, prospects, financial condition and operating results would be adversely affected.

If Hyliion’s electrified powertrain solutions fail to perform as expected, Hyliion’s ability to develop, market and sell its electrified powertrain solutions could be harmed.

Hyliion’s electrified powertrain solutions may contain defects in design and production that may cause them not to perform as expected or may require repair. Hyliion currently has a limited frame of reference by which to evaluate the performance of its electrified powertrain solutions upon which its business prospects depend. There can be no assurance that Hyliion will be able to detect and fix any defects in its electrified powertrain solutions. Hyliion may experience recalls in the future, which could adversely affect Hyliion’s brand and could adversely affect its business, prospects, financial condition and operating results. Hyliion’s electrified powertrain solutions may not perform consistent with customers’ expectations or consistent with other vehicles which may become available. Any product defects or any other failure of Hyliion’s electrified powertrain solutions and software to perform as expected could harm Hyliion’s reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, negative publicity, product liability claims and significant warranty and other expenses and could have a material adverse impact on Hyliion’s business, prospects, financial condition and operating results. Additionally, problems and defects experienced by other alternative fuel truck companies or electric consumer vehicles could by association have a negative impact on perception and customer demand for Hyliion’s electrified powertrain solutions.

Hyliion may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

Product liability claims, even those without merit or those that do not involve Hyliion’s products, could harm Hyliion’s business, prospects, financial condition and operating results. The automobile industry in particular experiences significant product liability claims, and Hyliion faces inherent risk of exposure to claims in the event Hyliion’s electric powertrain solutions do not perform or are claimed to not have performed as expected. As is true for other commercial vehicle suppliers, Hyliion expects in the future that its electrified powertrain solutions will be installed on vehicles that will be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect Hyliion’s competitors may cause indirect adverse publicity for Hyliion and its products.

A successful product liability claim against Hyliion could require Hyliion to pay a substantial monetary award. Hyliion’s risks in this area are particularly pronounced given the relatively limited number of electrified powertrain solutions delivered to date and limited field experience of Hyliion’s products. Moreover, a product liability claim against Hyliion or its competitors could generate substantial negative publicity about Hyliion’s products and business and could have a material adverse effect on Hyliion’s brand, business, prospects, financial condition and operating results. In most jurisdictions, Hyliion generally self-insures against the risk of product liability claims for vehicle exposure, meaning that any product liability claims will likely have to be paid from company funds, not by insurance.

Hyliion’s electrified powertrain solutions rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if Hyliion is unsuccessful in addressing or mitigating technical limitations in its systems, Hyliion’s business could be adversely affected.

Hyliion’s electrified powertrain solutions rely on software and hardware, including software and hardware developed or maintained internally or by third parties, that is highly technical and complex and will require modification and updates over the life of the vehicle. In addition, Hyliion’s electrified powertrain solutions depend on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. Hyliion’s software and hardware may contain, errors, bugs or vulnerabilities, and Hyliion’s systems are subject to certain technical limitations that may compromise Hyliion’s ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within Hyliion’s software and hardware. Although Hyliion attempts to remedy any issues it observes in its products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of Hyliion’s customers. Additionally, if Hyliion is able to deploy updates to the software addressing any issues but Hyliion’s over-the-air update procedures fail to properly update the software, Hyliion’s customers would then be responsible for installing such updates to the software and their software will be subject to these vulnerabilities until they do so. If Hyliion is unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in its software and hardware, Hyliion may suffer damage to its reputation, loss of customers, loss of revenue or liability for damages, any of which could adversely affect Hyliion’s business and financial results.

If Hyliion is unable to establish and maintain confidence in its long-term business prospects among customers and analysts and within its industry or is subject to negative publicity, then Hyliion’s financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase Hyliion’s electric powertrain solutions if they are not convinced that Hyliion’s business will succeed or that its service and support and other operations will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with Hyliion if they are not convinced that its business will succeed. Accordingly, in order to build and maintain its business, Hyliion must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in its products, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of Hyliion’s control, such as its limited operating history, customer unfamiliarity with its electric powertrain solutions, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of hybrid electric and electric vehicles or Hyliion’s other services and its production and sales performance compared with market expectations.

Developments in alternative technology or improvements in the internal combustion engine may adversely affect the demand for Hyliion’s electrified powertrain solutions.

Significant developments in alternative technologies, such as battery cell technology, advanced diesel, ethanol or natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect Hyliion’s business, prospects, financial condition and operating results in ways Hyliion does not currently anticipate. Existing and other battery cell technologies, fuels or sources of energy may emerge as customers’ preferred alternative to Hyliion’s electrified powertrain solutions. Any failure by Hyliion to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay Hyliion’s development and introduction of new and enhanced alternative fuel and electric vehicles, which could result in the loss of competitiveness of Hyliion’s electrified powertrain solutions, decreased revenue and a loss of market share to competitors. Hyliion’s research and development efforts may not be sufficient to adapt to changes in alternative fuel and electric vehicle technology. As technologies change, Hyliion plans to upgrade or adapt its electrified powertrain solutions with the latest technology, in particular battery cell technology, which may also negatively impact the adoption of other Hyliion products. However, Hyliion’s electrified powertrain solutions may not compete effectively with alternative systems if Hyliion is not able to source and integrate the latest technology into its electrified powertrain solutions.

Hyliion has limited experience servicing its electrified powertrain solutions and its integrated software. If Hyliion is unable to address the service requirements of its customers, Hyliion’s business, prospects, financial condition and operating results may be materially and adversely affected.

Hyliion has limited experience in servicing its electrified powertrain solutions and expects to increase its servicing capabilities as it begins commercial production of its electrified powertrain solutions. Servicing hybrid and electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. Hyliion plans to partner with a third party to perform some or all of the servicing on its electrified powertrain solutions, and there can be no assurance that Hyliion will be able to enter into an acceptable arrangement with any such third-party provider. Hyliion’s customers will also depend on Hyliion’s customer support team to resolve technical and operational issues relating to the integrated software underlying Hyliion’s electrified powertrain solutions. Hyliion’s ability to provide effective customer support is largely dependent on its ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as Hyliion’s. As Hyliion continues to grow, additional pressure may be placed on Hyliion’s customer support team, and Hyliion may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. Hyliion also may be unable to modify the future scope and delivery of its technical support to compete with changes in the technical support provided by its competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect Hyliion’s operating results. If Hyliion is unable to successfully address the service requirements of its customers or establish a market perception that Hyliion does not maintain high-quality support, Hyliion may be subject to claims from its customers, including loss of revenue or damages, and Hyliion’s business, prospects, financial condition and operating results may be materially and adversely affected.

In addition, the motor vehicle industry laws in many states require that service facilities be available to service vehicles physically sold from locations in their state. While Hyliion anticipates developing a service program that would satisfy regulators in these circumstances, the specifics of Hyliion’s service program are still in development, and at some point may need to be restructured to comply with state law, which may impact Hyliion’s business, prospects, financial condition and operating results.

Hyliion is highly dependent on the services of Thomas Healy, its Chief Executive Officer, and if Hyliion is unable to retain Mr. Healy, attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, its ability to compete could be harmed.

Hyliion’s success depends, in part, on its ability to retain its key personnel. Hyliion is highly dependent on the services of Thomas Healy, its Chief Executive Officer, and largest stockholder. Mr. Healy is the source of many, if not most, of the ideas and execution driving Hyliion. If Mr. Healy were to discontinue his service to Hyliion due to death, disability or any other reason, Hyliion would be significantly disadvantaged. The unexpected loss of or failure to retain one or more of Hyliion’s key employees could adversely affect Hyliion’s business.

Hyliion’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular software engineers. Experienced and highly skilled employees are in high demand and competition for these employees can be intense, and Hyliion’s ability to hire, attract and retain them depends on its ability to provide competitive compensation. Hyliion may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect Hyliion’s business, including the execution of its global business strategy. Hyliion does not currently maintain key man life insurance policies with respect to Thomas Healy or any other officer and following the completion of the business combination, New Hyliion will evaluate whether to obtain such key man life insurance policies. Any failure by Hyliion’s management team and Hyliion’s employees to perform as expected may have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Hyliion faces significant barriers to produce its electrified powertrain solutions, and if Hyliion cannot successfully overcome those barriers its business will be negatively impacted.

The commercial trucking industry has traditionally been characterized by significant barriers to entry, including the ability to meet performance requirements or industry specifications, acceptance by OEMs and Hyliion’s end users, large capital requirements, investment costs of design and production, long lead times to bring components to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales capabilities. If Hyliion is not able to overcome these barriers, its business, prospects, financial condition and operating results will be negatively impacted and Hyliion’s ability to grow its business will be harmed.

Future product recalls could materially adversely affect Hyliion’s business, prospects, financial condition and operating results.

Any product recall in the future, whether it involves Hyliion’s or a competitor’s product, may result in negative publicity, damage Hyliion’s brand and materially adversely affect Hyliion’s business, prospects, financial condition and operating results. In the future, Hyliion may voluntarily or involuntarily, initiate a recall if any of its products (including the batteries Hyliion designs, develops and manufactures) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect Hyliion’s brand image, as well as Hyliion’s business, prospects, financial condition and operating results.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect Hyliion’s business, prospects, financial condition and operating results.

Once Hyliion begins commercial production of its electrified powertrain solutions, it will need to maintain warranty reserves to cover warranty-related claims. If Hyliion’s warranty reserves are inadequate to cover future warranty claims on its vehicles, Hyliion’s business, prospects, financial condition and operating results could be materially and adversely affected. Hyliion may become subject to significant and unexpected warranty expenses as well as claims from its customers, including loss of revenue or damages. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Increases in costs, disruption of supply or shortage of Hyliion’s components, particularly lithium titanate oxide (“LTO”) battery cells, could harm its business.

Once Hyliion begins commercial production of its electrified powertrain solutions, Hyliion may experience increases in the cost or a sustained interruption in the supply or shortage of its components. Any such increase or supply interruption could materially negatively impact Hyliion’s business, prospects, financial condition and operating results. The prices for Hyliion’s components fluctuate depending on market conditions and global demand and could adversely affect its business, prospects, financial condition and operating results. For instance, Hyliion is exposed to multiple risks relating to price fluctuations for LTO cells. These risks include:

●	the inability or unwillingness of current battery manufacturers to build or operate battery cell production facilities to supply the numbers of LTO cells required to support the growth of the electric vehicle industry as demand for such cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers;

●	a fewer number of manufacturers of LTO cells compared to lithium nickel manganese cobalt oxide (“NMC”) or lithium nickel cobalt aluminum oxide (“NCA”) cells; and

●	an increase in the cost of raw materials.

Any disruption in the supply of battery cells could temporarily disrupt production of Hyliion’s electrified powertrain solutions until a different supplier is fully qualified. Moreover, battery cell manufacturers may refuse to supply electric vehicle manufacturers if they determine that the vehicles are not sufficiently safe. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause Hyliion to experience significant increases in freight charges. Substantial increases in the prices for raw materials may increase the cost of Hyliion’s components and consequently, the costs of products. There can be no assurance that Hyliion will be able to recoup increasing costs of its components by increasing prices, which could reduce its margins.

Hyliion has been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm Hyliion’s business, prospects, financial condition and operating results.

There has been a widespread worldwide impact from the COVID-19 pandemic, and Hyliion has been, and may in the future be, adversely affected as a result. Numerous government regulations and public advisories, as well as shifting social behaviors, have temporarily limited or closed non-essential transportation, government functions, business activities and person-to-person interactions, and the duration of such trends is difficult to predict. Reduced operations and production line shutdowns at commercial vehicle OEMs due to COVID-19, limitations on travel by Hyliion’s personnel and personnel of Hyliion’s customers and increased demand for commercial trucks within Hyliion’s customers’ fleets caused some customers to delay the planned installation of Hyliion’s Hybrid system on their trucks past the second quarter of 2020, and future delays or shutdowns of commercial vehicle OEMs or Hyliion’s suppliers could impact Hyliion’s ability to meet customer orders. Hyliion also instituted certain temporary cost reduction measures such as reducing or deferring discretionary spending.

The specific timing and pace of Hyliion’s resumption of normal operations will depend on the status of various government regulations and the readiness of Hyliion’s suppliers, vendors and workforce. Although Hyliion is working to resume meetings with potential customers, it ultimately remains uncertain how Hyliion may be impacted should COVID-19 concerns increase in the future.

Hyliion’s operations and timelines may also be affected by global economic markets and levels of consumer comfort and spend, which could impact demand in the worldwide transportation industries. Because the impact of current conditions on an ongoing basis is yet largely unknown, is rapidly evolving and has been varied across geographic regions, this ongoing assessment will be particularly critical to allow Hyliion to accurately project demand and infrastructure requirements globally and deploy its workforce and other resources accordingly. If current global market conditions continue or worsen, or if Hyliion cannot or does not resume reduced operations at a rate commensurate with such conditions or resumes full operational capacity and is later required to or chooses to reduce such operations again, Hyliion’s business, prospects, financial condition and operating results could be materially harmed.

Demand for Hyliion’s products will ultimately depend on Hyliion’s end users, some of whom operate in highly cyclical industries, which may subject Hyliion to the performance of their industries and can result in uncertainty and significantly impact the demand for Hyliion’s products, which could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Demand for Hyliion’s products will ultimately depend on Hyliion’s end users, some of whom operate in highly cyclical industries and have felt the impact of COVID-19 and other factors on demand for output in their industries. Decisions to purchase Hyliion’s electrified powertrain solutions may depend on the performance of the industries of Hyliion’s end users and if demand for output in those industries decreases, the demand for Hyliion’s products will likely decrease. Demand in these industries is impacted by numerous factors, including commodity prices, infrastructure spending, housing starts, real estate equity values, interest rates, consumer spending, fuel costs, energy demands, municipal spending and commercial construction, among others. Increases or decreases in these variables may significantly impact the demand for Hyliion’s products. For example, lower diesel fuel costs, higher CNG costs or lower CNG availability would reduce Hyliion’s products’ cost savings, which could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results. Additionally, some of Hyliion’s end users have felt the impact of the COVID-19 pandemic, which has resulted in reduced demand for commercial vehicles and may affect fueling infrastructure such as CNG stations. If Hyliion is unable to accurately predict demand, it may be unable to meet its customers’ needs, resulting in the loss of potential sales, or Hyliion may produce excess products, resulting in increased inventories and overcapacity in its contracted production facilities, increasing Hyliion’s unit production cost and decreasing its operating margins.

Hyliion is or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

Hyliion has entered into strategic alliances, and may in the future enter into additional strategic alliances or joint ventures or minority equity investments, in each case with various third parties for the production of its electrified powertrain solutions as well as with other collaborators with capabilities on data and analytics, engineering, installation channels, refueling stations and hydrogen fuel cells. These alliances subject Hyliion to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect Hyliion’s business. Hyliion may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, Hyliion may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

Strategic business relationships will be an important factor in the growth and success of Hyliion’s business. However, there are no assurances that Hyliion will be able to continue to identify or secure suitable business relationship opportunities in the future or Hyliion’s competitors may capitalize on such opportunities before Hyliion does. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If Hyliion is unable to successfully source and execute on strategic relationship opportunities in the future, its overall growth could be impaired, and its business, prospects, financial condition and operating results could be materially adversely affected.

When appropriate opportunities arise, Hyliion may acquire additional assets, products, technologies or businesses that are complementary to its existing business. In addition to possible stockholder approval, Hyliion may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt Hyliion’s business strategy if it fails to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into Hyliion’s own require significant attention from Hyliion’s management and could result in a diversion of resources from Hyliion’s existing business, which in turn could have an adverse effect on Hyliion’s operations. Acquired assets or businesses may not generate the financial results Hyliion expects. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Work stoppages or similar difficulties could significantly disrupt Hyliion’s operations.

A work stoppage, including due to the COVID-19 pandemic, at the production facilities of one or more of Hyliion’s or its outsourcing partners’, suppliers and commercial vehicle OEMs could have a material adverse effect on Hyliion’s business. In addition, if a significant customer were to experience a work stoppage, that customer could halt or limit purchases of Hyliion’s products, which could result in shutting down the related production facilities. Also, a significant disruption in the supply of a key component due to a work stoppage at one of Hyliion’s suppliers could result in shutting down production facilities, which could have a material adverse effect on Hyliion’s business.

Hyliion is subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in its electrified powertrain solutions and customer data processed by Hyliion or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent Hyliion from effectively operating its business.

Hyliion is at risk for interruptions, outages and breaches of: (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by Hyliion or its third-party vendors or suppliers; (b) facility security systems, owned by Hyliion or its third-party vendors or suppliers; (c) transmission control modules or other in-product technology, owned by Hyliion or its third-party vendors or suppliers; (d) the integrated software in Hyliion’s electrified powertrain solutions; or (e) customer or driver data that Hyliion processes or its third-party vendors or suppliers process on its behalf. Such cyber incidents could: materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of Hyliion’s facilities; or affect the performance of transmission control modules or other in-product technology and the integrated software in Hyliion’s electrified powertrain solutions. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although Hyliion maintains information technology measures designed to protect itself against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and Hyliion cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of Hyliion’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect Hyliion’s ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its electric powertrain solutions, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. Hyliion cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If Hyliion does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, its ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in its internal control over financial reporting, which may impact Hyliion’s ability to certify its financial results. Moreover, Hyliion’s proprietary information or intellectual property could be compromised or misappropriated and its reputation may be adversely affected. If these systems do not operate as Hyliion expects them to, Hyliion may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm Hyliion’s reputation, cause Hyliion to breach its contracts with other parties or subject Hyliion to regulatory actions or litigation, any of which could materially affect Hyliion’s business, prospects, financial condition and operating results. In addition, Hyliion’s insurance coverage for cyberattacks may not be sufficient to cover all the losses it may experience as a result of a cyber incident.

Hyliion also collects, stores, transmits and otherwise processes customer, driver and employee and others’ data as part of its business and operations, which may include personal data or confidential or proprietary information. Hyliion also works with partners and third-party service providers or vendors that collect, store and process such data on its behalf and in connection with its products and services. There can be no assurance that any security measures that Hyliion or its third-party service providers or vendors have implemented will be effective against current or future security threats. While Hyliion has developed systems and processes designed to protect the availability, integrity, confidentiality and security of its and its customers’, drivers’, employees’ and others’ data, Hyliion’s security measures or those of its third-party service providers or vendors could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, Hyliion may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states require Hyliion to provide notice to customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach. Such laws are inconsistent and compliance in the event of a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Such an event could harm Hyliion’s reputation and result in litigation against Hyliion. Any of these results could materially adversely affect Hyliion’s business, prospects, financial condition and operating results.

Any unauthorized control or manipulation of the information technology systems in Hyliion’s electrified powertrain solutions could result in loss of confidence in Hyliion and its electrified powertrain solutions and harm Hyliion’s business.

Hyliion’s electrified powertrain solutions contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. Hyliion has designed, implemented and tested security measures intended to prevent unauthorized access to its information technology networks, its electrified powertrain solutions and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, trucks and systems to gain control of or to change Hyliion’s electrified powertrain solutions’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the truck. Future vulnerabilities could be identified and Hyliion’s efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of Hyliion’s electrified powertrain solutions, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to Hyliion’s electrified powertrain solutions or data, as well as other factors that may result in the perception that Hyliion’s electrified powertrain solutions or data are capable of being “hacked,” could negatively affect Hyliion’s brand and harm its business, prospects, financial condition and operating results.

Inability to leverage vehicle and customer data could impact Hyliion’s software algorithms and impact research and development operations.

Hyliion relies on data collected from the use of fleet vehicles outfitted with its products, including vehicle data and data related to battery usage statistics. Hyliion uses this data in connection with its software algorithms and the research, development and analysis of its products. Hyliion’s inability to obtain this data or the necessary rights to use this data could result in delays or otherwise negatively impact Hyliion’s research and development efforts.

Interruption or failure of Hyliion’s information technology and communications systems could impact Hyliion’s ability to effectively provide its services.

Hyliion plans to include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance over-the-road performance for cost-saving preventative maintenance. The availability and effectiveness of Hyliion’s services depend on the continued operation of information technology and communications systems. Hyliion’s systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm Hyliion’s systems. Hyliion utilizes reputable third-party service providers or vendors for all of its data other than its source code, and these providers could also be vulnerable to harms similar to those that could damage Hyliion’s systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of Hyliion’s systems will not be fully redundant, and Hyliion’s disaster recovery planning cannot account for all eventualities. Any problems with Hyliion’s third-party cloud hosting providers could result in lengthy interruptions in Hyliion’s business. In addition, Hyliion’s in-vehicle services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in Hyliion’s business or the failure of its systems.

Hyliion is subject to evolving laws, regulations, standards and contractual obligations related to data privacy and security, and its actual or perceived failure to comply with such obligations could harm Hyliion’s reputation, subject it to significant fines and liability or adversely affect its business.

Hyliion intends to use its in-vehicle services and functionality to log information about each vehicle’s use in order to aid Hyliion in vehicle diagnostics and servicing. Hyliion’s customers or their drivers may object to the use of this data, which may increase Hyliion’s vehicle maintenance costs and harm its business prospects. Collection of Hyliion’s customers’, employees’ and others’ information in conducting its business may subject Hyliion to various legislative and regulatory burdens related to data privacy and security that could require notification of data breaches, restrict Hyliion’s use of such information and hinder its ability to acquire new customers or market to existing customers. The regulatory framework for data privacy and security is rapidly evolving, and Hyliion may not be able to monitor and react to all developments in a timely manner. For example, California requires connected devices to maintain minimum information security requirements. As legislation continues to develop, Hyliion will likely be required to expend significant additional resources to continue to modify or enhance its protective measures and internal processes to comply with such legislation. In addition, non-compliance with these laws or a significant breach of Hyliion’s third-party service providers’ or vendors’ or its own network security and systems could have serious negative consequences for Hyliion’s business and future prospects, including possible fines, penalties and damages, reduced customer demand for its vehicles and harm to its reputation and brand.

Hyliion is subject to various environmental laws and regulations that could impose substantial costs upon Hyliion and cause delays in building its production facilities.

Hyliion’s operations are and will be subject to international, federal, state and local environmental laws and regulations, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and Hyliion has limited experience complying with them. Moreover, Hyliion expects that it will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require Hyliion to change its operations, potentially resulting in a material adverse effect on its business, prospects, financial condition and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of Hyliion’s operations.

Contamination at properties Hyliion will own or operate, Hyliion formerly owned or operated or to which hazardous substances were sent by Hyliion, may result in liability for Hyliion under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on Hyliion’s financial condition or operating results. Hyliion may face unexpected delays in obtaining the required permits and approvals in connection with its planned production facilities that could require significant time and financial resources and delay its ability to operate these facilities, which would adversely impact Hyliion’s business, prospects, financial condition and operating results.

Hyliion’s beliefs regarding the ability of its electrified powertrain solutions to limit carbon intensity and reduce GHG emissions and contribute to global decarbonization may be based on materially inaccurate assumptions.

Hyliion believes that its electrified powertrain solutions, to the extent adopted, may have the ability to limit carbon intensity and reduce GHG emissions from trucking operations, however, these beliefs are based on certain assumptions, including, but not limited to, Hyliion’s projections of the extent of natural gas and renewable natural gas use in the future, fuel types used, the ability to obtain carbon credits and driver behavior and Hyliion’s electrified powertrain solutions’ efficiencies and performance. To the extent Hyliion’s assumptions are materially incorrect or incomplete, it could adversely impact Hyliion’s business, prospects, financial condition and operating results. In addition, if Hyliion’s assumptions regarding the ability of its solutions to limit carbon intensity and reduce GHG emissions from trucking operations are materially incorrect or incomplete, or if Hyliion’s beliefs regarding the availability of its products are materially incorrect or incomplete, it is possible that Hyliion’s competitors’ technology may be better at limiting carbon intensity and reducing GHG emissions in certain circumstances and in certain markets.

Hyliion will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

If Hyliion completes the business combination and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Hyliion is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Hyliion will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Hyliion’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Hyliion expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase Hyliion’s net loss. For example, Hyliion expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Hyliion cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Hyliion to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

Hyliion’s management has limited experience in operating a public company.

Hyliion’s executive officers have limited experience in the management of a publicly traded company. Hyliion’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. Hyliion may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. Hyliion is in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for Hyliion to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that Hyliion will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Hyliion’s employees and independent contractors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have an adverse effect on Hyliion’s business, prospects, financial condition and operating results.

Hyliion is exposed to the risk that its employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions Hyliion takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Hyliion from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, Hyliion is subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against Hyliion, and Hyliion is not successful in defending itself or asserting its rights, those actions could have a significant impact on Hyliion’s business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of Hyliion’s operations, any of which could adversely affect Hyliion’s business, prospects, financial condition and operating results.

Changes in laws or regulations and U.S. trade policy, including the imposition of tariffs and the resulting consequences, could adversely affect Hyliion’s business, prospects, financial condition and operating results.

Hyliion is subject to laws and regulations enacted by national, regional and local governments and agencies. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Hyliion’s products and business. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Hyliion’s business and results of operations.

The U.S. government has adopted a new approach to trade policy and in some cases has attempted to renegotiate or terminate certain existing bilateral or multi-lateral trade agreements. It has also imposed tariffs on certain foreign goods, including steel and certain commercial vehicle parts, which have begun to result in increased costs for goods imported into the U.S. In response to these tariffs, a number of U.S. trading partners have imposed retaliatory tariffs on a wide range of U.S. products, which makes it more costly for Hyliion to export its products to those countries. If Hyliion is unable to pass price increases on to its customer base or otherwise mitigate the costs, or if demand for its exported products decreases due to the higher cost, its operating results could be materially adversely affected. In addition, further tariffs have been proposed by the U.S. and its trading partners and additional trade restrictions could be implemented on a broader range of products or raw materials. The resulting environment of retaliatory trade or other practices could have a material adverse effect on Hyliion’s business, prospects, financial condition, operating results, customers, suppliers and the global economy.

Hyliion intends in the future to expand internationally and will face risks associated with its international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm its business.

Hyliion will face risks associated with its future international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm its business. Hyliion anticipates having international operations which would subject Hyliion to the legal, political, regulatory and social requirements and economic conditions in any future jurisdictions. Additionally, as part of its growth strategy, Hyliion intends to expand its sales and servicing services internationally. However, Hyliion has no experience to date selling and servicing its electrified powertrain solutions internationally and such expansion would require Hyliion to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. Hyliion is subject to a number of risks associated with international business activities that may increase its costs, impact its ability to sell its electrified powertrain solutions and require significant management attention. These risks include:

●	conforming Hyliion’s electrified powertrain solutions to various international regulatory requirements where its electrified powertrain solutions are sold, or homologation;

●	difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service its electrified powertrain solutions in any of these jurisdictions;

●	difficulty in staffing and managing foreign operations;

●	difficulties attracting customers in new jurisdictions;

●	difficulties establishing new partnerships, including with respect to installation centers, assembly facilities, suppliers and the truck OEMs necessary to install Hyliion’s technology in vehicles;

●	foreign government taxes, regulations and permit requirements, including foreign taxes that Hyliion may not be able to offset against taxes imposed upon Hyliion in the U.S., and foreign tax and other laws limiting Hyliion’s ability to repatriate funds to the U.S.;

●	fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities Hyliion undertakes;

●	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

●	foreign labor laws, regulations and restrictions;

●	changes in diplomatic and trade relationships;

●	political instability, natural disasters, global health concerns, including health pandemics such as the COVID-19 pandemic, war or events of terrorism; and

●	the strength of international economies.

If Hyliion fails to successfully address these risks, Hyliion’s business, prospects, financial condition and operating results could be materially harmed.

Hyliion is subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. Hyliion can face criminal liability and other serious consequences for violations, which can harm its business.

Hyliion is subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which Hyliion conducts activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. Hyliion can be held liable for the corrupt or other illegal activities of its employees, agents, contractors and other collaborators, even if Hyliion does not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Hyliion is subject to governmental export and import control laws and regulations. Hyliion’s failure to comply with these laws and regulations could have an adverse effect on its business, prospects, financial condition and operating results.

Hyliion’s products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of Hyliion’s products and technology must be made in compliance with these laws and regulations. If Hyliion fails to comply with these laws and regulations, Hyliion and certain of its employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on Hyliion and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in Hyliion’s products or solutions or changes in applicable export or import laws and regulations may create delays in the introduction and sale of Hyliion’s products and solutions in international markets, increase costs due to changes in import and export duties and taxes, prevent Hyliion’s customers from deploying Hyliion’s products and solutions or, in some cases, prevent the export or import of Hyliion’s products and solutions to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of Hyliion’s products and solutions or in Hyliion’s decreased ability to export or sell its products and solutions to customers. Any decreased use of Hyliion’s products and solutions or limitation on its ability to export or sell its products and solutions would likely adversely affect Hyliion’s business, prospects, financial condition and operating results.

Hyliion may need to defend itself against patent, copyright or trademark infringement claims or trade secret misappropriation claims, which may be time-consuming and cause Hyliion to incur substantial costs.

Companies, organizations or individuals, including Hyliion’s competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit Hyliion’s ability to make, use, develop or sell its electrified powertrain solutions, which could make it more difficult for Hyliion to operate its business. Hyliion may receive inquiries from patent, copyright or trademark owners inquiring whether Hyliion infringes upon their proprietary rights. Hyliion may also be the subject of allegations that Hyliion has misappropriated their trade secrets or other proprietary rights. Companies owning patents or other intellectual property rights relating to battery packs, electric motors, fuel cells or electronic power management systems may allege infringement or misappropriation of such rights. In response to a determination that Hyliion has infringed upon or misappropriated a third party’s intellectual property rights, Hyliion may be required to do one or more of the following:

●	cease development, sales or use of its products that incorporate the asserted intellectual property;

●	pay substantial damages;

●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

●	redesign one or more aspects or systems of its electrified powertrain solutions.

A successful claim of infringement or misappropriation against Hyliion could materially adversely affect its business, prospects, financial condition and operating results. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Hyliion’s business may be adversely affected if it is unable to protect its intellectual property rights from unauthorized use by third parties.

Failure to adequately protect Hyliion’s intellectual property rights could result in Hyliion’s competitors offering similar products, potentially resulting in the loss of some of Hyliion’s competitive advantage and a decrease in its revenue, which would adversely affect Hyliion’s business, prospects, financial condition and operating results. Hyliion’s success depends, at least in part, on its ability to protect its core technology and intellectual property. To accomplish this, Hyliion will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect Hyliion’s rights in its technology.

The protection of Hyliion’s intellectual property rights will be important to its future business opportunities. However, the measures Hyliion takes to protect its intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications Hyliion submits may not result in the issuance of patents;

●	the scope of Hyliion’s issued patents, including its patent claims, may not be broad enough to protect its proprietary rights;

●	Hyliion’s issued patents may be challenged or invalidated by its competitors;

●	Hyliion’s employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to Hyliion;

●	third-parties may independently develop technologies that are the same or similar to Hyliion’s;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

●	current and future competitors may circumvent Hyliion’s intellectual property.

Patent, trademark, copyright and trade secret laws vary throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of Hyliion’s intellectual property in foreign jurisdictions may be difficult. Therefore, Hyliion’s intellectual property rights may not be as strong or as easily enforced outside of the U.S.

Also, while Hyliion has registered trademarks in an effort to protect its investment in its brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which Hyliion has invested. Such challenges can be expensive and may adversely affect Hyliion’s ability to maintain the goodwill gained in connection with a particular trademark.

Hyliion’s intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on Hyliion’s ability to prevent others from commercially exploiting products similar to Hyliion’s.

Hyliion cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application to the same subject matter as Hyliion has, Hyliion may not be entitled to the protection sought by the patent application. Hyliion also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Hyliion cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, Hyliion’s competitors may design around Hyliion’s issued patents, which may adversely affect Hyliion’s business, prospects, financial condition and operating results.

Changes in tax laws may materially adversely affect Hyliion’s business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect Hyliion’s business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Hyliion. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), enacted many significant changes to the U.S. tax laws. Future guidance from the IRS with respect to the Tax Act may affect Hyliion, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation.

Hyliion’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.

Hyliion has incurred losses during its history and does not expect to become profitable in the near future, and may never achieve profitability. To the extent that Hyliion continues to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2019, Hyliion had U.S. federal net operating loss carryforwards of approximately $43.2 million.

Under the Tax Act, as modified by the CARES Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.

In addition, Hyliion’s net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), Hyliion’s federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of Hyliion. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Hyliion’s ability to utilize its net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the business combination or other transactions. Similar rules may apply under state tax laws. Hyliion has not yet determined the amount of the cumulative change in its ownership resulting from the business combination or other transactions, or any resulting limitations on its ability to utilize its net operating loss carryforwards and other tax attributes. If Hyliion earns taxable income, such limitations could result in increased future income tax liability to Hyliion and its future cash flows could be adversely affected. Hyliion has recorded a full valuation allowance related to its net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Hyliion may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which it may apply. As a result, Hyliion’s business, prospects, financial condition and operating results may be adversely affected.

Hyliion anticipates applying for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies. Hyliion anticipates that in the future there will be new opportunities for it to apply for grants, loans and other incentives from federal, state and foreign governments. Hyliion’s ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of Hyliion’s applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. Hyliion cannot assure you that it will be successful in obtaining any of these additional grants, loans and other incentives.

Risks Related to Ownership of New Hyliion Common Stock

Concentration of ownership among Hyliion’s existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

Upon completion of the business combination, Thomas Healy will beneficially own approximately 22.2% of the outstanding New Hyliion Common Stock and Hyliion’s executive officers, directors and their respective affiliates as a group will beneficially own approximately 37.1% of the outstanding New Hyliion Common Stock, assuming no redemptions. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of the Proposed Second A&R Charter and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of New Hyliion or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

New Hyliion does not expect to declare any dividends in the foreseeable future.

After the completion of the business combination, New Hyliion does not anticipate declaring any cash dividends to holders of New Hyliion Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Risks Related to TortoiseCorp

Risks Related to Our Business, Operations and Industry

The risks discussed herein have been identified by TortoiseCorp’s management based on an evaluation of the historical risks faced by Hyliion and relate to TortoiseCorp management’s current expectations as to future risks that may result from TortoiseCorp’s anticipated ownership and operation of Hyliion.

The loss of senior management or technical personnel could adversely affect our ability to successfully effect the business combination and successfully operate the business thereafter.

Our ability to successfully effect the business combination and successfully operate the business is dependent upon the services of our senior management and technical personnel. While we have scrutinized the individuals who will stay with us following the business combination, our assessment of these individuals may not prove to be correct. We do not plan to obtain any insurance against the loss of any of these individuals. The loss of the services of our senior management or technical personnel could have a material adverse effect on our business, financial condition and results of operations. TortoiseCorp will also be dependent, in part, upon Hyliion’s technical personnel in connection with operating the business following the business combination. A loss by Hyliion of its technical personnel could seriously harm TortoiseCorp’s business and results of operations.

There are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm TortoiseCorp’s business may occur and not be detected.

TortoiseCorp’s management does not expect that TortoiseCorp’s internal and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, an evaluation of controls can only provide reasonable assurance that all material control issues and instances of fraud, if any, in TortoiseCorp have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. TortoiseCorp will also be dependent, in part, upon Hyliion’s internal control. A failure of TortoiseCorp’s or Hyliion’s controls and procedures to detect error or fraud could seriously harm TortoiseCorp’s business and results of operations.

TortoiseCorp’s business could be adversely affected by security threats, including cybersecurity threats and related disruptions.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss. TortoiseCorp will also be dependent, in part, upon Hyliion’s information. A failure in the security of Hyliion’s information systems could seriously harm TortoiseCorp’s business and results of operations.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws. However, under the terms of the warrant agreement governing the terms of our warrants, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, we will use our best efforts to file a registration statement under the Securities Act covering such shares. We will use our best efforts to cause the same to become effective, but in no event later than 60 business days after the Closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Common Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws.

Risks Related to TortoiseCorp and the Business Combination

Following the consummation of the business combination, our sole material asset will be our direct equity interest in Hyliion and we will be accordingly dependent upon distributions from Hyliion to pay taxes and cover our corporate and other overhead expenses and pay dividends, if any, on our common stock.

We are a holding company and, subsequent to the completion of the business combination, will have no material assets other than our direct equity interest in Hyliion. We will have no independent means of generating revenue. To the extent Hyliion has available cash, we will cause Hyliion to make distributions of cash to us to pay taxes, cover our corporate and other overhead expenses and pay dividends, if any, on our common stock. To the extent that we need funds and Hyliion fails to generate sufficient cash flow to distribute funds to us or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Hyliion, we cannot assure you that this diligence revealed all material issues that may be present in Hyliion, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

Our initial stockholders have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by our public stockholders in connection with an Initial Business Combination, our initial stockholders have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination. As of the date hereof, our initial stockholders own shares equal to approximately 20% of our issued and outstanding shares of Class A Common Stock and Class B Common Stock in the aggregate. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the initial stockholders agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of the TortoiseCorp Board and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal.

When considering the TortoiseCorp Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and officers have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

●	the fact that Tortoise Borrower holds 6,660,183 private placement warrants that would expire worthless if a business combination is not consummated;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

●	the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,385,625 Founder Shares which were subsequently transferred to Atlas Point Fund and to our independent directors in connection with the closing of our IPO, and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Vincent T. Cubbage and Stephen Pang as directors after the business combination;

●	the fact that each of our independent directors owns 40,000 Founder Shares that were transferred from our Sponsor in connection with the closing of our IPO, which if unrestricted and freely tradeable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an Initial Business Combination or fail to complete an Initial Business Combination by March 4, 2021;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

●	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Our initial stockholders hold a significant number of shares of our common stock and our Sponsor holds a significant number of our warrants. They will lose their entire investment in us if we do not complete an Initial Business Combination.

Our Sponsor, our independent directors and Atlas Point Fund hold all of our 5,825,230 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete an Initial Business Combination by March 4, 2021. In addition, Tortoise Borrower holds an aggregate of 6,660,183 private placement warrants that will also be worthless if we do not complete an Initial Business Combination by March 4, 2021.

The Founder Shares are identical to the shares of Class A Common Stock included in the units, except that (a) the Founder Shares and the shares of Class A Common Stock into which the Founder Shares convert upon an Initial Business Combination are subject to certain transfer restrictions, (b) our Sponsor, officers, directors and Atlas Point Fund have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of an Initial Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an Initial Business Combination by March 4, 2021 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete an Initial Business Combination by March 4, 2021) and (c) the Founder Shares are automatically convertible into shares of our Class A Common Stock at the time of an Initial Business Combination, as described herein.

The personal and financial interests of our Sponsor, officers and directors may have influenced their motivation in identifying and selecting the business combination, completing the business combination and influencing our operation following the business combination.

We will incur significant transaction costs in connection with the business combination.

We have and expect to incur significant, non-recurring costs in connection with consummating the business combination. All expenses incurred in connection with the Business Combination Agreement and the business combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination are currently estimated at approximately $39.55 million, including approximately $8.13 million in deferred underwriting discounts and commissions to the underwriters of our IPO.

We may be subject to business uncertainties while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on TortoiseCorp and Hyliion. These uncertainties may impair the ability to retain and motivate key personnel and could cause third parties that deal with Hyliion to defer entering into contracts or making other decisions or seek to change existing business relationships.

The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for TortoiseCorp following the business combination in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may waive one or more of the conditions to the business combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by our Charter, bylaws and applicable laws. For example, it is a condition to our obligations to close the business combination that certain of Hyliion’s representations and warranties be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time. However, if the TortoiseCorp Board determines that it is in the best interests of TortoiseCorp to proceed with the business combination, then the TortoiseCorp Board may elect to waive that condition and close the business combination.

The Proposed Second A&R Charter, as will be in effect following the completion of the business combination, will designate specific courts as the exclusive forum for certain stockholder litigation matters, which could limit the ability of New Hyliion’s stockholders to obtain a favorable forum for disputes with New Hyliion or its directors, officers or employees.

The Proposed Second A&R Charter, as will be in effect following the completion of the business combination, will require, to the fullest extent permitted by law, that derivative actions brought in New Hyliion’s name, actions against current or former directors, officers or other employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of the Proposed Second A&R Charter or the bylaws of New Hyliion may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless New Hyliion consents in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Proposed Second A&R Charter also provides that, unless New Hyliion consents in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Hyliion and New Hyliion’s directors, officers or other employees and may have the effect of discouraging lawsuits against New Hyliion’s directors, officers and other employees. Furthermore, stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Proposed Second A&R Charter is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in the Proposed Second A&R Charter to be inapplicable or unenforceable in an action, New Hyliion may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, prospects, financial condition and operating results.

If we are unable to complete an Initial Business Combination on or prior to March 4, 2021, our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an Initial Business Combination on or prior to March 4, 2021, our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described below)), and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in our Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent public accountants), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an Initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete an Initial Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to an Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the Trust Account or (b) we consummate an Initial Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the TortoiseCorp Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the TortoiseCorp Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, the TortoiseCorp Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Even if we consummate the business combination, there is no guarantee that the public warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the public warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us for cash so long as they are held by Tortoise or its permitted transferees.

In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of our Class A Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of the Class A Common Stock had your warrants remained outstanding.

Because certain of our shares of Class A Common Stock and warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one warrant, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. This is different from other blank check companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. This unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an Initial Business Combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

We may issue additional common stock or preferred stock to complete the business combination or under an employee incentive plan after completion of the business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of common or preferred stock to complete the business combination or under an employee incentive plan after completion of the business combination. The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interests of our investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

●

could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our units, Class A Common Stock and/or warrants.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on the NYSE after the business combination. In connection with the business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $150 million, and the market value of our publicly held shares would be required to be at least $40 million. We cannot assure you that we will be able to meet those initial listing requirements at that time. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	potential termination of the Business Combination Agreement if our securities are not listed on another national exchange mutually agreed to by Hyliion;
●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●

a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, Class A Common Stock and public warrants are listed on the NYSE, our units, Class A Common Stock and public warrants qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. After the business combination (and assuming no redemptions by our public stockholders of public shares), the initial stockholders (including Atlas Point Fund) will hold approximately 4.71% of our Class A Common Stock, including the 5,825,230 shares of Class A Common Stock into which the Founder Shares convert (or 5.48% of our Class A Common Stock, assuming a maximum redemption by our public stockholders of 23,300,917 public shares). Pursuant to the terms of a letter agreement entered into at the time of the IPO, the Founder Shares (which will be converted into shares of Class A Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, the shares of Class A Common Stock into which the Founder Shares convert will be released from these transfer restrictions. In connection with the closing of our IPO, we entered into a registration rights agreement with our Sponsor, our independent directors, Tortoise Borrower and Atlas Point Fund that provides such parties with registration rights with respect to shares of Class A Common Stock issued upon conversion of the Founder Shares and upon exercise of the private placement warrants and any warrants that may be issued upon conversion of working capital loans, in each case following the termination of the above transfer restrictions. For more information about these registration rights, see the section entitled “Certain Relationships and Related Party Transactions—Registration Rights.” Further, under the Forward Purchase Agreement, the A&R Registration Rights Agreement and the Subscription Agreements, we are required to file a registration statement within 30 days after the Closing to register the resale of any shares of Class A Common Stock issued to (a) Atlas Point Fund pursuant to the Forward Purchase Agreement, (b) the Subscribers pursuant to the Subscription Agreements and (c) certain of the Historical Rollover Stockholders in the business combination.

For more information about the A&R Registration Rights Agreement and Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement” and the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements.”

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Class A Common Stock has not been active. Accordingly, the valuation ascribed to our Class A Common Stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning New Hyliion or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving New Hyliion;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our Class A Common Stock available for public sale;

●	any major change in the TortoiseCorp Board or management;

●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to New Hyliion following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A Common Stock adversely, the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover New Hyliion following the business combination change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover New Hyliion following the business combination were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase public shares from public stockholders, which may influence the vote on the Business Combination Proposal and reduce the public “float” of our Class A Common Stock.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the business combination, although they are under no obligation to do so. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of public shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. See the section entitled “Proposal No. 1—The Business Combination Proposal—Potential Purchases of Public Shares” for a description of how our Sponsor, directors, officers, advisors or any of their respective affiliates will select which stockholders or warrantholders to purchase securities from in any private transaction.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete the business combination, and results of operations.

As a result of the business combination, our tax obligations and related filings may become significantly more complex and subject to greater risk of audit or examination by taxing authorities, and outcomes resulting from such audits or examinations could adversely impact our after-tax profitability and financial results. In addition, we may expect to have international supplier and customer relationships and may expand operations to multiple jurisdictions, including jurisdictions in which the tax laws, their interpretation or their administration may not be favorable to us. Additionally, future tax legislative or regulatory changes in any jurisdiction in which we will operate or have subsidiaries could result in changes to the taxation of our income and operations, which could cause our after-tax profitability to be lower than anticipated.

After the business combination, our operations will be subject to significant income, withholding and other tax obligations in the United States and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to our income, operations and subsidiaries related to those jurisdictions. Our after-tax profitability could be subject to volatility or affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce our tax liabilities, (b) changes in the valuation of our deferred tax assets and liabilities, (c) expected timing and amount of the release of any tax valuation allowances, (d) tax treatment of stock-based compensation, (e) changes in the relative amount of our earnings subject to tax in the various jurisdictions in which we operate or have subsidiaries, (f) the potential expansion of our business into or otherwise becoming subject to tax in additional jurisdictions, (g) changes to our existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of our intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions and (i) our ability to structure our operations in an efficient and competitive manner. Due to the complexity of multinational tax obligations and filings, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. Outcomes from these audits or examinations could have an adverse effect on our after-tax profitability and financial condition.

Our after-tax profitability may also be adversely impacted by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect. For example, the Tax Act enacted many significant changes to the U.S. tax laws. Future guidelines from the IRS with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The recently enacted CARES Act has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation. Additionally, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent BEPS recently entered into force among the jurisdictions that have ratified it, although the United States has not yet entered into this convention. These recent changes could negatively impact our taxation, especially if we expand our relationships and operations internationally.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following March 4, 2024, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

Our warrants and Founder Shares may have an adverse effect on the market price of our Class A Common Stock and make it more difficult to effectuate our business combination.

We issued warrants to purchase 11,650,458 shares of Class A Common Stock as part of the units. We also issued 6,660,183 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share.

Our initial stockholders currently own an aggregate of 5,825,230 Founder Shares. The Founder Shares are convertible into shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as set forth herein. In addition, if our Sponsor makes any working capital loans, it may convert those loans into up to an additional 1,500,000 private placement warrants, at the price of $1.00 per warrant. Any issuance of a substantial number of additional shares of Class A Common Stock upon exercise of these warrants and conversion rights will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock issued to complete the business combination. Therefore, our warrants and Founder Shares may make it more difficult to effectuate the business combination or increase the cost of acquiring Hyliion.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the business combination even if a substantial majority of our stockholders do not agree.

Our Charter does not provide a specified maximum redemption threshold, except that in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The business combination or post-combination company may be materially adversely affected by the recent COVID-19 outbreak.

In December 2019, COVID-19 was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19. The recent COVID-19 outbreak has resulted in, and outbreaks of other infectious diseases in the future could result in, a widespread health crisis that has adversely affected the economies and financial markets worldwide, and could also adversely affect the financial performance of New Hyliion after the business combination. Additionally, our ability to consummate the business combination may be materially adversely affected due to significant governmental measures being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of Hyliion’s personnel, vendors and service providers to negotiate and consummate the business combination in a timely manner. The extent to which COVID-19 impacts the business combination or the post-combination company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the business combination may be materially adversely affected. Additionally, if the financial markets or the overall economy are impacted for an extended period, the post-combination company’s results of operations, financial position and cash flows may be materially adversely affected.

Risks Related to the Redemption

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any Initial Business Combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder might realize in the future had the stockholder redeemed their shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any Initial Business Combination, including the business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the anticipated consummation of the business combination. See the section entitled “Special Meeting of TortoiseCorp Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the section entitled “Special Meeting of TortoiseCorp Stockholders—Redemption Rights,” tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 5:00 p.m., Eastern time, on                    , 2020. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

In addition, holders of outstanding units of TortoiseCorp must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If a public stockholder fails to receive notice of TortoiseCorp’s offer to redeem its public shares in connection with the business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

TortoiseCorp will comply with the proxy rules when conducting redemptions in connection with the business combination. Despite TortoiseCorp’s compliance with these rules, if a public stockholder fails to receive TortoiseCorp’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that TortoiseCorp will furnish to holders of its public shares in connection with the business combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

If TortoiseCorp is unable to consummate the business combination or any other Initial Business Combination by March 4, 2021, the public stockholders may be forced to wait beyond such date before redemption from the Trust Account.

If TortoiseCorp is unable to consummate the business combination by March 4, 2021, TortoiseCorp will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of TortoiseCorp’s remaining stockholders and the TortoiseCorp Board, dissolve and liquidate, subject in each case to TortoiseCorp’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of TortoiseCorp and Hyliion present the combination of the financial information of TortoiseCorp and Hyliion adjusted to give effect to the business combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the historical balance sheet of TortoiseCorp and the historical balance sheet of Hyliion on a pro forma basis as if the business combination and related transactions, summarized below, had been consummated on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, combine the historical statements of operations of TortoiseCorp and Hyliion for such periods on a pro forma basis as if the business combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

●	the merger of Merger Sub with and into Hyliion, with Hyliion surviving the merger as a wholly-owned subsidiary of TortoiseCorp;

●	the issuance and sale of 30,750,000 shares of Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $307.5 million in the PIPE Financing pursuant to the Subscription Agreements and the issuance and sale of 1,750,000 Forward Purchase Units at $10.00 per unit, consisting of one share of Class A Common Stock and one-half of one warrant, for a total of 1,750,000 shares of Class A Common Stock and 875,000 warrants and an aggregate purchase price of $17.5 million;

●	the conversion of all of Hyliion’s redeemable convertible preferred stock and its convertible notes payable into New Hyliion Common Stock; and

●	the conversion of all outstanding Hyliion shares and stock options into New Hyliion Common Stock totaling 100,000,000 shares.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (a) directly attributable to the business combination; (b) factually supportable; and (c) with respect to the statement of operations, expected to have a continuing impact on TortoiseCorp’s results following the completion of the business combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of TortoiseCorp as of and for the year ended December 31, 2019 and the related notes, each of which is included elsewhere in this proxy statement;

●	the historical unaudited financial statements of TortoiseCorp as of and for the six months ended June 30, 2020 and the related notes, each of which is included elsewhere in this proxy statement;

●	the historical audited financial statements of Hyliion as of and for the year ended December 31, 2019 and the related notes, which is included elsewhere in this proxy statement;

●	the historical unaudited financial statements of Hyliion as of and for the six months ended June 30, 2020 and the related notes, which is included elsewhere in this proxy statement; and

●	other information relating to TortoiseCorp and Hyliion contained in this proxy statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1—The Business Combination Proposal.”

Pursuant to TortoiseCorp’s Charter, public stockholders will be offered the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

●	No Redemption: This scenario, which we refer to as the “No Redemption Scenario,” assumes that no shares of Class A Common Stock are redeemed from the public stockholders; and

●	Maximum Redemption: This scenario, which we refer to as the “Maximum Redemption Scenario,” assumes that 23,300,917 shares of Class A Common Stock are redeemed for an aggregate payment of approximately $236.7 million (based on the estimated per share redemption price of approximately $10.16 per share) from the Trust Account.

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the business combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TortoiseCorp is treated as the acquired company and Hyliion is treated as the acquirer for financial statement reporting purposes. Hyliion has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Hyliion’s existing shareholders will have the greatest voting interest in New Hyliion with over 59.5% voting interest;

●	Hyliion-appointed directors will represent four of the seven board seats for the New Hyliion Board and it is expected that one of the Hyliion-appointed directors will be designated Chairman of the New Hyliion Board;

●	Hyliion’s existing shareholders will have the ability to control decisions regarding election and removal of directors and officers of New Hyliion; and

●	Hyliion’s senior management will be the senior management of New Hyliion.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of TortoiseCorp following the completion of the business combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2020
(in thousands, except share and per share data)

		HYLIION				Assuming No Redemptions			Assuming Maximum Redemptions
	TORTOISECORP Historical	HYLIION Historical	HYLIION Adjustments	Notes	HYLIION Pro Forma	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash	$231	$3,301	$—		$3,301	$236,644	(2) a	$527,688	$236,644	(2) a	$290,951
						(31,467)	(2) b		(31,467)	(2) b
						318,979	(2) c		318,979	(2) c
									(236,737)	(2) d
Trade receivables, net	—	62	—		62	—		62	—		62
Prepaid expenses and other current assets	124	348	—		348	—		472	—		472
Total current assets	355	3,711	—		3,711	524,156		528,222	287,419		291,485
Cash and marketable securities held in Trust Account	236,644	—	—		—	(236,644)	(2) a	—	(236,644)	(2) a	—
Property and equipment, net	—	1,271	—		1,271	—		1,271	—		1,271
Operating lease right of use assets	—	4,436	—		4,436	—		4,436	—		4,436
Intangible assets	—	381	—		381	—		381	—		381
Deferred transaction expenses	—	2,064	—		2,064	(2,064)	(2) b	—	(2,064)	(2) b	—
Other assets	—	212	—		212	—		212	—		212
Non-current assets	236,644	8,364	—		8,364	(238,708)		6,300	(238,708)		6,300
Total assets	$236,999	$12,075	$—		$12,075	$285,448		$534,522	$48,711		$297,785

Liabilities
Accounts payable	1,899	2,549	—		2,549	—		4,448	—		4,448
Accrued franchise tax	20	—	—		—	—		20	—		20
Accrued income tax	118	—	—		—	—		118	—		118
Convertible notes payable derivative liabilities	—	4,747	(4,747)	(1) a	—	—		—	—		—
Current portion of operating lease liabilities	—	771	—		771	—		771	—		771
Current portion of debt	—	17,144	(16,919)	(1) a	225	—		225	—		225
Accrued expenses and other current liabilities	—	378	—		378	—		378	—		378
Total current liabilities	2,037	25,589	(21,666)		3,923	—		5,960	—		5,960
Deferred underwriting fee payable	8,128	—	—		—	(8,128)	(2) b	—	(8,128)	(2) b	—
Deferred legal fees payable	150	—	—		—	(150)	(2) b	—	(150)	(2) b	—
Operating lease liability, net of current portion	—	4,427	—		4,427	—		4,427	—		4,427
Convertible notes payable derivative liabilities, net of current portion	—	5,805	(5,805)	(1) a	—	—		—	—		—
Debt, net of current portion	—	3,770	(2,949)	(1) a	821	—		821	—		821
Non-current liabilities	8,278	14,002	(8,754)		5,248	(8,278)		5,248	(8,278)		5,248
Total liabilities	10,315	39,591	(30,420)		9,171	(8,278)		11,208	(8,278)		11,208

Commitments

Class A common stock subject to possible redemptions	221,684	—	—		—	(221,684)	(2) d	—	(221,684)	(2) d	—
Redeemable convertible preferred stock	—	25,787	(25,787)	(1) a	—	—		—	—		—

Equity
Preferred Stock	—	—	—		—	—		—	—		—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,132,541 shares issued and outstanding (excluding 22,168,376 shares subject to possible redemption) as of June 30, 2020	—	—	—		—	—		—	—		—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 shares issued and outstanding as of June 30, 2020	1	—	—		—	(1)	(2) d	—	(1)	(2) d	—
Common Stock	—	26	(16)	(1) a	10	6	(2) c	16	4	(2) c	14
Additional paid in capital	4,654	5,200	62,808	(1) a	68,008	(25,253)	(2) b	588,412	(25,253)	(2) b	351,677
						318,973	(2) c		318,975	(2) c
						222,030	(2) d		(14,707)	(2) d
Retained earnings (accumulated deficit)	345	(58,529)	(6,585)	(1) a	(65,114)	(345)	(2) d	(65,114)	(345)	(2) d	(65,114)
Total equity	5,000	(53,303)	56,207		2,904	515,410		523,314	278,673		286,577
Total liabilities and stockholders’ equity	236,999	12,075	—		12,075	285,448		534,522	48,711		297,785

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

			Assuming No Redemptions			Assuming Maximum Redemptions
	TORTOISE	HYLIION	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$—	$—	$—		$—	$—		$—
Cost of operations	—	—	—		—	—		—
Gross profit	—	—	—		—	—		—
Operating expenses
Research and development expenses	—	(9,269)	—		(9,269)	—		(9,269)
Selling, general and administrative expenses	(465)	(2,730)	—		(3,195)	—		(3,195)
Administrative expenses - related party	(100)	—	—		(100)	—		(100)
Franchise tax expense	(200)	—	—		(200)	—		(200)
Depreciation and amortization	—	—	—		—	—		—
Operating profit	(765)	(11,999)	—		(12,764)	—		(12,764)
Interest and financing costs
Interest expense	—	(3,260)	3,207	(1) a	(53)	3,207	(1) a	(53)
Change in fair value of convertible notes payable derivative liabilities	—	1,119	(1,119)	(1) a	—	(1,119)	(1) a	—
Other	—	27	—		27	—		27
Investment income from investments held in Trust Account	3,857	—	(3,857)	(1) b	—	(3,857)	(1) b	—
Total interest and financing	3,857	(2,114)	(1,769)		(26)	(1,769)		(26)
Income (loss) before income taxes	3,092	(14,113)	(1,769)		(12,790)	(1,769)		(12,790)
Income tax expense	(768)	—	768	(1) c	—	768	(1) c	—
Net income (loss)	2,324	(14,113)	(1,001)		(12,790)	(1,001)		(12,790)
Cumulative dividends on convertible preferred stock	—	(1,702)	1,702	(1) d	—	1,702		(1) d
Net income (loss) attributable to common stockholders	$2,324	$(15,815)	$701		$(12,790)	$701		$(12,790)

Weighted average share outstanding
Basic			161,626,147	(1) e	161,626,147	138,325,230	(1) e	138,325,230
Diluted			161,626,147	(1) e	161,626,147	138,325,230	(1) e	138,325,230
Income (loss) per share attributable to common stockholders
Basic					$(0.08)			$(0.09)
Diluted					$(0.08)			$(0.09)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020
(in thousands, except share and per share data)

			Assuming No Redemptions			Assuming Maximum Redemptions
	TORTOISE	HYLIION	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$—	$—	$—		$—	$—		$—
Cost of operations	—	—	—		—	—		—
Gross profit	—	—	—		—	—		—
Operating expenses
Research and development expenses	—	(5,225)	—		(5,225)	—		(5,225)
Selling, general and administrative expenses	(2,526)	(1,565)	—		(4,091)	—		(4,091)
Administrative expenses - related party	(60)	—	—		(60)	—		(60)
Franchise tax expense	(100)	—	—		(100)	—		(100)
Depreciation and amortization	—	—	—		—	—		—
Operating profit	(2,686)	(6,790)	—		(9,476)	—		(9,476)
Interest and financing costs
Interest expense	—	(3,228)	3,219	(1) a	(9)	3,219	(1) a	(9)
Change in fair value of convertible notes payable derivative liabilities	—	455	(455)	(1) a	—	(455)	(1) a	—
Other	—	—	—		—	—		—
Investment income from investments held in Trust Account	870	—	(870)	(1) b	—	(870)	(1) b	—
Total interest and financing	870	(2,773)	1,894		(9)	1,894		(9)
Income (loss) before income taxes	(1,816)	(9,563)	1,894		(9,485)	1,894		(9,485)
Income tax expense	(162)	—	162	(1) c	—	162	(1) c	—
Net income (loss)	(1,978)	(9,563)	2,056		(9,485)	2,056		(9,485)
Cumulative dividends on convertible preferred stock	—	(884)	884	(1) d	—	884	(1) d	—
Net loss attributable to common stockholders	$(1,978)	$(10,447)	$2,940		$(9,485)	$2,940		$(9,485)

Weighted average share outstanding
Basic			161,626,147	(1) e	161,626,147	138,325,230	(1) e	138,325,230
Diluted			161,626,147	(1) e	161,626,147	138,325,230	(1) e	138,325,230
Income (loss) per share attributable to common stockholders
Basic					$(0.06)			$(0.07)
Diluted					$(0.06)			$(0.07)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The business combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, TortoiseCorp is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination is treated as the equivalent of Hyliion issuing stock for the net assets of TortoiseCorp, accompanied by a recapitalization. The net assets of TortoiseCorp are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives pro forma effect to the business combination as if it had been consummated on June 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, give pro forma effect to the business combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	TortoiseCorp’s unaudited consolidated balance sheet as of June 30, 2020 and the related notes, which is included elsewhere in this proxy statement; and

●	Hyliion’s unaudited balance sheet as of June 30, 2020 and the related notes, which is included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	TortoiseCorp’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is included elsewhere in this proxy statement; and

●	Hyliion’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	the historical unaudited consolidated financial statements of TortoiseCorp as of and for the six months ended June 30, 2020 and the related notes, each of which is included elsewhere in this proxy statement; and

●	the historical unaudited financial statements of Hyliion as of and for the six months ended June 30, 2020 and the related notes, which is included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the business combination. The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of TortoiseCorp and Hyliion.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (a) directly attributable to the business combination, (b) factually supportable and (c) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. TortoiseCorp and Hyliion have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(1)	Represents pro forma adjustments to Hyliion:

a	Reflects the conversion of all of Hyliion’s redeemable convertible preferred stock and its convertible notes payable into Class A Common Stock and the conversion of all outstanding Hyliion Common Stock and Hyliion Options into Class A Common Stock totaling 100,000,000 shares. Includes the elimination of the convertible notes payable derivative liabilities and the expensing of the discount on the convertible notes payable.

(2)	Represents pro forma adjustments to the condensed combined balance sheet:

a	Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the business combination.

b	Represents transaction costs of approximately $33.5 million incurred in consummating the business combination. Includes legal, financial advisory and other professional fees related to the business combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

c	Reflects the sum of (a) the net proceeds of $301.5 million ($307.5 million gross less $6.0 million in fees) from the issuance and sale of 30,750,000 shares of Class A Common Stock at $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements and (b) the gross proceeds of $17.5 million from the issuance and sale of 1,750,000 Forward Purchase Units for $10.00 per unit, with each unit consisting of one share of Class A Common Stock and one-half of one warrant, pursuant to the Forward Purchase Agreement.

d	Reflects a pro forma adjustment for the reorganization of the equity section and no redemptions of common stock shares under the No Redemption Scenario and a pro forma adjustment for the reorganization of the equity section and possible redemptions of 23,300,917 shares of Class A Common Stock under the Maximum Redemption Scenario.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the six months ended June 30, 2020 are as follows:

a	Represents pro forma adjustment to eliminate interest expense and change in fair value of convertible notes payable derivative liabilities related to the debt converted into Class A Common Stock in the business combination.

b	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

c	We have incurred income tax expense primarily related to investment income held in the Trust Account. We are eliminating this income tax expense because this income tax expense would not be incurred if the business combination was consummated on January 1, 2019.

d	Represents pro forma adjustment to eliminate cumulative dividends on convertible preferred stock converted into Class A Common Stock in the business combination.

e	Represents the increase in the weighted average shares outstanding due to the issuance of Class A Common Stock (and redemptions in the Maximum Redemption Scenario) in connection with the business combination.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2019. As the business combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented.

	Assuming No Redemptions	Assuming Maximum Redemptions
Weighted average shares calculation, basis and diluted
Public shares and Founder Shares	29,126,147	29,126,147
Shares issued in business combination	100,000,000	100,000,000
PIPE Shares and Forward Purchase Agreement shares	32,500,000	32,500,000
Redemptions	—	(23,300,917)
Weighted average shares outstanding	161,626,147	138,325,230

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for TortoiseCorp and unaudited pro forma condensed combined per share ownership information of New Hyliion after giving effect to the business combination, assuming two redemption scenarios as follows:

●	Assuming No Redemptions: This scenario assumes that no shares of Class A Common Stock are redeemed from the public stockholders.

●	Assuming Maximum Redemption: This scenario assumes that 23,300,917 shares of Class A Common Stock are redeemed, resulting in an aggregate payment of approximately $236.7 million out of the Trust Account.

The pro forma book value information reflects the business combination as if it had occurred on December 31, 2019. The net income (loss) and cash dividends per share information reflects the business combination as if it had occurred on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined financial statements;

b.	the historical audited condensed financial statements of TortoiseCorp as of, and for the year ended, December 31, 2019, included elsewhere in this proxy statement;

c.	the historical unaudited condensed financial statements of TortoiseCorp as of, and for the six months ended, June 30, 2020, included elsewhere in this proxy statement;

d.	the historical audited financial statements of Hyliion as of, and for the year ended, December 31, 2019, included elsewhere in this proxy statement; and

e.	the historical unaudited condensed financial statements of Hyliion as of, and for the six months ended, June 30, 2020, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the business combination had been completed as of the date indicated or will be realized upon the completion of the business combination.

	TortoiseCorp	Hyliion	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Book value per share(1)	$0.86	$(2.04)	$3.24	$2.07

Income (loss) per share attributable to common stockholders:
Year ended December 31, 2019
Basic	$0.08	$(0.62)	$(0.08)	$(0.09)
Diluted	0.08	(0.62)	$(0.08)	$(0.09)

Six Months ended June 30, 2020
Basic	$(0.07)	$(0.40)	$(0.06)	$(0.07)
Diluted	$(0.07)	$(0.40)	$(0.06)	$(0.07)

(1)	Book value per share is calculated using the formula: Total stockholder’s equity divided by shares outstanding.

CAPITALIZATION

The following table sets forth:

●	the cash and capitalization of TortoiseCorp and Hyliion on an unaudited, historical basis as of June 30, 2020, and

●	the cash and capitalization of TortoiseCorp on a pro forma basis as of June 30, 2020, after giving effect to the merger of Merger Sub with and into Hyliion pursuant to the Business Combination Agreement, the issuance of 100,000,000 shares of Class A Common Stock to the Historical Rollover Stockholders in the business combination, the issuance and sale of 30,750,000 shares of Class A Common Stock in the PIPE Financing and the issuance and sale of 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Fund pursuant to the Forward Purchase Agreement and assuming (a) that no shares of Class A Common Stock are redeemed and (b) that 23,300,917 shares of Class A Common Stock are redeemed.

Please refer to the historical financial statements of TortoiseCorp and Hyliion and the related notes included elsewhere in this proxy statement, as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	June 30, 2020
	Historical		Pro Forma Combined
	(in thousands)
	TortoiseCorp	Hyliion	Assuming No Redemptions	Assuming Maximum Redemptions

Cash and cash equivalents	$231	$3,301	$527,688	$290,951
Investment held in Trust Account	$236,644	$—	$—	$—
Debt:(1)
Total Debt	$—	$3,770	$821	$821
Commitments:
Class A Common Stock subject to possible redemption	221,684	—	—	—
Redeemable convertible preferred stock	—	25,787	—	—
Equity:
Preferred Stock	—	—	—	—
Common Stock	1	26	16	14
Additional paid-in capital	4,654	5,200	588,412	351,677
Retained earnings (accumulated deficit)	345	(58,529)	(65,114)	(65,114)
Total stockholders’ equity (deficit)	5,000.0	(53,303)	523,314	286,577
Total capitalization	$236,999	$12,075	$534,522	$297,785

(1)	Since June 30, 2020, Hyliion’s total debt has by $ . As of , 2020, Hyliion’s total debt is $ .

SPECIAL MEETING OF TORTOISECORP STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the TortoiseCorp Board for use at the special meeting of stockholders to be held on                     , 2020, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                                       , 2020. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

All stockholders as of the record date, or their duly appointed proxies, may attend the special meeting, which will be a completely virtual meeting. There will be no physical meeting locations and the special meeting will only be conducted via live webcast. Stockholders may attend the special meeting online, including to vote and submit questions, at the following address:                               ..

We are utilizing a virtual stockholder meeting format for the special meeting in light of the health risks associated with the outbreak of COVID-19. It is currently our intent to resume in-person meetings at our first annual meeting of stockholders in 2021, and thereafter, assuming normal circumstances. Our virtual stockholder meeting format uses technology designed to increase stockholder access, save TortoiseCorp and our stockholders time and money and provide our stockholders rights and opportunities to participate in the virtual special meeting similar to those they would have at an in-person special meeting, at no cost. In addition to online attendance, we provide stockholders with an opportunity to hear all portions of the official special meeting as conducted by the TortoiseCorp Board, submit written questions and comments during the special meeting and vote online during the open poll portion of the special meeting. We welcome your suggestions on how we can make our virtual special meeting more effective and efficient.

Stockholders have multiple opportunities to submit questions to TortoiseCorp for the special meeting. Stockholders who wish to submit a question in advance may do so at                               .. Stockholders also may submit questions live during the meeting. Questions pertinent to special meeting matters may be recognized and answered during the special meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for special meeting matters. In addition, we will offer live technical support for all stockholders attending the special meeting.

To attend online and participate in the special meeting, stockholders of record will need to                               ..

Date, Time and Place

The special meeting will be held at             , Eastern Time, on             , 2020, via live webcast at             , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of our common stock, i.e., Class A Common Stock or Class B Common Stock, at the close of business on                               , 2020, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 29,126,147 shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate, of which 23,300,917 were public shares and 5,825,230 were Founder Shares held by the initial stockholders. Certain initial stockholders hold 40,000 of the public shares in the aggregate, which were purchased in the IPO.

Vote of the Sponsor, Directors and Officers of TortoiseCorp

Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Our Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Class A Common Stock purchased in our IPO or in the aftermarket, in connection with the business combination. The Founder Shares held by the Sponsor and our independent directors have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by March 4, 2021. However, our Sponsor, directors and officers are entitled to redemption rights upon our liquidation with respect to any shares of Class A Common Stock they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote thereat attend virtually or are represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of Class A Common Stock and Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the NYSE Proposal, the 2020 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting. The Charter Proposals, the Director Election Proposal and the 2020 Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Recommendation to TortoiseCorp Stockholders

After careful consideration, the TortoiseCorp Board recommends that our stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

For a more complete description of our reasons for the approval of the business combination and the recommendation of the TortoiseCorp Board, see the section entitled “Proposal No. 1—The Business Combination Proposal—TortoiseCorp Board’s Reasons for the Approval of the Business Combination.”

Voting Your Shares

Each share of Class A Common Stock and each share of Class B Common Stock that you own in your name entitles you to one vote on each of the Proposals for the special meeting. Your one or more proxy cards show the number of shares of Class A Common Stock and Class B Common Stock that you own. There are several ways to vote your shares of Class A Common Stock and Class B Common Stock:

●	You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Class A Common Stock or Class B Common Stock will be voted as recommended by the TortoiseCorp Board. The TortoiseCorp Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Proposals, “FOR” the NYSE Proposal, “FOR” the 2020 Plan Proposal, “FOR ALL NOMINEES” in the Director Election Proposal and “FOR” the Adjournment Proposal.

●	You can attend the special meeting virtually and vote online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Class A Common Stock or Class B Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Class A Common Stock or Class B Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify our secretary, in writing, before the special meeting that you have revoked your proxy; or

●	you may attend the special meeting virtually, revoke your proxy and vote online, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called to consider only the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the Director Election Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Class A Common Stock or Class B Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200 (banks and brokerage firms, please call collect at (203) 658-9400).

Redemption Rights

Under our Charter, any holders of our Class A Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the consummation of the business combination. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of June 30, 2020 of $236,643,898, the estimated per share redemption price would have been approximately $10.16.

In order to exercise your redemption rights, you must:

●	if you hold your shares of Class A Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

●	certify to TortoiseCorp whether you are acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Class A Common Stock;

●	prior to 5:00 p.m., Eastern time, on , 2020 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street, 30th Floor, New York, New York 10004, by email at mzimkind@continentalstock.com or by telephone at (212) 509-4000; and

●	deliver your shares of Class A Common Stock either physically or electronically through DTC to the transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of Class A Common Stock as described above, your shares will not be redeemed.

You do not have to be a record date holder in order to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.

Holders of outstanding units of TortoiseCorp must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Common Stock as they may receive higher proceeds from the sale of their Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Class A Common Stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, our future growth following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate a “business combination” (as defined in the Charter) by March 4, 2021, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Proxy Solicitation Costs

We are soliciting proxies on behalf of the TortoiseCorp Board. This solicitation is being made by mail but also may be made by telephone or in person. TortoiseCorp and its directors, officers and employees may also solicit proxies in person. We will file with the SEC all scripts and other electronic communications as proxy soliciting materials. TortoiseCorp will bear the cost of the solicitation.

We have engaged Morrow Sodali LLC to assist in the proxy solicitation process. We will pay Morrow Sodali LLC a fee of $20,000. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Business Combination Agreement and the business combination. Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement. Please see the subsection below entitled “The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Because we are holding a special meeting of stockholders to vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class.

The Business Combination Agreement

This subsection of the proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the business combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General: Structure of the Business Combination

On June 18, 2020, TortoiseCorp, Merger Sub and Hyliion entered into the Business Combination Agreement, pursuant to which Merger Sub and Hyliion will enter into the business combination. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the merger and the other transactions contemplated thereby, are summarized below.

The merger is to become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger. The parties will hold the Closing immediately prior to such filing of a certificate of merger, on the Closing Date to be specified by TortoiseCorp and Hyliion, following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), but in no event later than three business days after the satisfaction or waiver, if legally permissible, of each of the conditions to the completion of the business combination (or on such other date, time or place as TortoiseCorp and Hyliion may mutually agree).

Conversion of Securities

Immediately prior to the Effective Time, Hyliion will cause each share of Hyliion Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be converted into a number of shares of Hyliion Common Stock at the then effective conversion rate as calculated pursuant to Section 3.1.1 of Hyliion’s certificate of incorporation, and each converted share of Hyliion Preferred Stock will no longer be outstanding and will cease to exist, such that each holder of Hyliion Preferred Stock will thereafter cease to have any rights with respect to such securities.

Immediately prior to the Effective Time, Hyliion will cause the outstanding principal and unpaid accrued interest due on the Hyliion Convertible Notes immediately prior to the Effective Time to be automatically converted into a number of shares of Hyliion Common Stock at the per share conversion price set forth in the section entitled “Next Financing” of the applicable Hyliion Convertible Note. All of the Hyliion Convertible Notes converted into shares of Hyliion Common Stock shall no longer be outstanding and shall cease to exist, any liens securing obligations under the Hyliion Convertible Notes shall be released and each holder of Hyliion Convertible Notes shall thereafter cease to have any rights with respect to such securities.

At the Effective Time, by virtue of the merger and without any action on the part of TortoiseCorp, Merger Sub, Hyliion or the holders of any of Hyliion’s securities:

●	each share of Hyliion Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Class A Common Stock equal to the Exchange Ratio;

●	all shares of Hyliion Common Stock and Hyliion Preferred Stock held in the treasury of Hyliion will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

●	each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of Hyliion Common Stock;

●	each Hyliion Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of Class A Common Stock equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (a) the number of shares of Hyliion Common Stock subject to such Hyliion option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (i) the exercise price per share of such Hyliion Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyliion Option immediately prior to the Effective Time; and

●	in lieu of any fractional share of Class A Common Stock to which holders of Hyliion Common Stock would otherwise be entitled, fractional shares shall be rounded up or down to the nearest whole share of Class A Common Stock (with a fraction of 0.5 rounded up), and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

Pursuant to our Charter, each share of Class B Common Stock will convert into one share of Class A Common Stock at the Closing.

Following the consummation of the business combination, the Proposed Second A&R Charter will be filed with the Office of the Secretary of State of the State of Delaware. Immediately upon the Second Proposed A&R Charter becoming effective, each share of Class A Common Stock that was issued and outstanding immediately prior to the Proposed Second A&R Charter becoming effective will automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of New Hyliion Common Stock, without any further action by New Hyliion or any stockholder thereof.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of TortoiseCorp, Merger Sub and Hyliion relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement.

The Business Combination Agreement contains representations and warranties made by Hyliion to TortoiseCorp and Merger Sub relating to a number of matters, including the following:

●	organization and qualification to do business;

●	subsidiaries;

●	certificate of incorporation and bylaws;

●	capitalization;

●	authority to enter into the Business Combination Agreement;

●	absence of conflicts with organizational documents, applicable laws or certain other agreements;

●	permits and compliance;

●	financial statements;

●	absence of changes or events;

●	absence of litigation;

●	employee benefit plans;

●	labor and employment matters;

●	real property and title to assets;

●	intellectual property;

●	taxes;

●	environmental matters;

●	material contracts;

●	insurance;

●	approval of the board and the stockholders;

●	certain business practices;

●	interested party transactions;

●	Exchange Act;

●	brokers; and

●	exclusivity of the representations and warranties made by Hyliion.

The Business Combination Agreement contains representations and warranties made by TortoiseCorp and Merger Sub to Hyliion relating to a number of matters, including the following:

●	corporate organization;

●	certificate of incorporation and bylaws;

●	capitalization;

●	authority to enter into the Business Combination Agreement;

●	absence of conflicts with organizational documents, applicable laws or certain other agreements;

●	compliance;

●	proper filing of documents with the SEC, financial statements and compliance with the Sarbanes-Oxley Act;

●	absence of certain changes or events;

●	absence of litigation;

●	approval of the board and the stockholders;

●	no prior operations of Merger Sub;

●	brokers;

●	the Trust Account;

●	employees;

●	taxes;

●	the listing of Class A Common Stock, warrants and units; and

●	investigation and reliance.

Conduct of Business Pending the Merger

Hyliion has agreed that, prior to the Effective Time or termination of the Business Combination Agreement, subject to certain exceptions, it will conduct its business in the ordinary course of business and in a manner consistent with past practice. Hyliion has also agreed to use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its current officers, key employees and consultants and to preserve the current relationships of Hyliion with customers, suppliers and any other person with which Hyliion has significant business relations.

In addition to the general covenants above, Hyliion has agreed that prior to the Effective Time, subject to specified exceptions, it will not, without the written consent of TortoiseCorp (which may not be unreasonably conditioned, withheld or delayed):

●	amend or otherwise change its certificate of incorporation, bylaws or equivalent organizational documents;

●	issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (a) any shares of any class of capital stock of Hyliion, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Hyliion, provided that (i) the exercise or settlement of any Hyliion Options in effect on the date of the Business Combination Agreement or grants of Hyliion Options in the ordinary course of business consistent with past practice and the issuance of shares of Hyliion Common Stock (or other class of equity security of Hyliion, as applicable) pursuant to the terms of the Hyliion Preferred Stock and the Hyliion Convertible Notes, in each case, in effect on the date of the Business Combination Agreement, and (ii) the issuance or sale of any class of capital stock of Hyliion in a bona fide financing in accordance with certain limitations shall not require the consent of TortoiseCorp or (b) any material assets of Hyliion;

●	form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

●	acquire (including, without limitation, by merger, consolidation or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof, other than the acquisition of inventory and up to $1,000,000 of fixed assets in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, provided that the incurrence of up to $10,000,000 (or $30,000,000 if the Closing Date has not occurred by September 16, 2020) of indebtedness in accordance with certain limitations shall not require the consent of TortoiseCorp;

●	(a) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of Hyliion as of the date of the Business Combination Agreement, (b) enter into any new, or materially amend any existing, employment or severance or termination agreement with any current or former director, officer, employee or consultant or (c) accelerate or commit to accelerate the funding, payment or vesting of any compensation or benefits to any current or former director, officer, employee or consultant (except that Hyliion may (i) increase base compensation of certain current directors, officers, employees or consultants, (ii) provide increases in salary, wages, bonuses or benefits to employees as required under any employment or consulting agreement in effect on the date of the Business Combination Agreement, (iii) change the title of its employees in the ordinary course of business consistent with past practice, (iv) make annual or quarterly bonus or commission payments in the ordinary course of business and in accordance with the bonus or commission plans existing on the date of the Business Combination Agreement and (v) enter into certain retention agreements with executive officers, key employees or directors);

●	other than as required by law or pursuant to all employee benefit plans disclosed to TortoiseCorp in the Schedules, grant any severance or termination pay to, any director or officer of Hyliion, other than in the ordinary course of business consistent with past practice;

●	adopt, amend and/or terminate any material plan except as may be required by applicable law, is necessary in order to consummate the business combination, or health and welfare plan renewals in the ordinary course of business;

●	materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by the United States generally accepted accounting principles (“GAAP”);

●	(a) amend any material tax return, (b) change any material method of tax accounting, (c) make, change or rescind any material election relating to taxes or (d) settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

●	materially amend, modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of Hyliion’s material rights thereunder, in each case in a manner that is adverse to Hyliion, except in the ordinary course of business;

●	enter into any contract or agreement for the sale or lease of 150 or more of Hyliion’s hybrid electric solution drivetrains or 50 or more of Hyliion’s full electric solution drivetrains;

●	enter into any contract, agreement or arrangement that obligates Hyliion to develop any intellectual property related to the business of Hyliion or its products, other than where the results of Hyliion’s performance would be intellectual property owned by Hyliion;

●	intentionally permit any material item of intellectual property owned by Hyliion to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of intellectual property owned by Hyliion; or

●	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Hyliion shall not be required to obtain consent from TortoiseCorp to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable law. Additionally, the foregoing does not give to TortoiseCorp, directly or indirectly, the right to control or direct the operations of Hyliion prior to the Closing Date.

TortoiseCorp has agreed that, prior to the Effective Time or termination of the Business Combination Agreement, it will conduct its business, and cause Merger Sub to conduct its business, in the ordinary course of business and in a manner consistent with past practice. In addition, TortoiseCorp has agreed that prior to the Effective Time, subject to specified exceptions, it will not, and will cause Merger Sub not to, without the written consent of Hyliion (which may not be unreasonably withheld, conditioned or delayed):

●	amend or otherwise change its organizational documents or the organizational documents of Merger Sub, or form any subsidiary of TortoiseCorp other than Merger Sub;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Account that are required pursuant to the TortoiseCorp organizational documents;

●	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of the Class A Common Stock or warrants except for redemptions from the Trust Account and conversions of the Class B Common Stock that are required pursuant to TortoiseCorp’s organizational documents;

●	issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of TortoiseCorp or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of TortoiseCorp or Merger Sub, except in connection with conversion of the Class B Common Stock pursuant to TortoiseCorp’s organizational documents and in connection with a loan from our Sponsor or an affiliate thereof or certain of TortoiseCorp’s officers and directors to finance TortoiseCorp’s transaction costs in connection with the transactions contemplated by the Business Combination Agreement;

●	acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership or other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

●	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of TortoiseCorp, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from its Sponsor or an affiliate thereof or certain of TortoiseCorp’s officers and directors to finance TortoiseCorp’s transaction costs in connection with the business combination;

●	make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

●	(a) amend any material tax return, (b) change any material method of tax accounting, (d) make, change or rescind any material election relating to taxes or (d) settle or compromise any material U.S. federal, state, local or non-U.S. tax audit, assessment, tax claim or other controversy relating to taxes;

●	liquidate, dissolve, reorganize or otherwise wind up the business and operations of TortoiseCorp or Merger Sub;

●	amend the trust agreement or any other agreement related to the Trust Account; or

●	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

TortoiseCorp shall not be required to obtain consent from Hyliion to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable law. Additionally, the foregoing does not give to Hyliion, directly or indirectly, the right to control or direct the operations of Hyliion prior to the Closing Date.

Additional Agreements

Proxy Statement

TortoiseCorp and Hyliion agreed to prepare and file with the SEC this proxy statement to be sent to the stockholders of TortoiseCorp relating to the special meeting to consider the Proposals as promptly as practicable after the execution of the Business Combination Agreement and TortoiseCorp’s receipt of Hyliion’s audited financial statements for the years ended December 31, 2018 and 2019.

TortoiseCorp Stockholders’ Meetings; Hyliion Stockholders’ Written Consent

TortoiseCorp has agreed to call and hold the special meeting as promptly as practicable following the clearance of this proxy statement by the SEC. TortoiseCorp has agreed, through the TortoiseCorp Board, to recommend to its stockholders that they approve the Proposals and to include the recommendation of the TortoiseCorp Board in this proxy statement.

Hyliion has agreed to seek the irrevocable written consent of the holders of Hyliion Common Stock and Hyliion Preferred Stock in favor of the approval and adoption of the Business Combination Agreement and the business combination and all other transactions contemplated by the Business Combination Agreement (the “Written Consent”) promptly following the execution of the Business Combination Agreement (and in any event within two business days). Hyliion obtained the Written Consent on June 19, 2020.

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement, Hyliion will not, and will cause its representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (A) any sale of assets of Hyliion equal to 15% or more of Hyliion’s assets or to which 15% or more of Hyliion’s revenues or earnings are attributable, (B) the issuance or acquisition of 15% or more of the outstanding capital stock (on an as converted to Hyliion Common Stock basis) or other voting securities representing 15% or more of the combined voting power of Hyliion or (C) any conversion, consolidation, merger, liquidation, dissolution or similar transaction which, if consummated, would result in any person or other entity or group beneficially owning 15% or more of the combined voting power of Hyliion, other than with TortoiseCorp and its representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of the Business Combination Agreement and related documents and the consummation of the transactions contemplated thereby shall not be deemed a violation of this provision. Hyliion will, and will cause its affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Hyliion also agrees that it will promptly request each person (other than the parties hereto and their respective representatives) that has prior to the date thereof executed a confidentiality agreement in connection with its consideration of acquiring Hyliion to return or destroy all confidential information furnished to such person by or on behalf of it prior to the date thereof. If Hyliion or any of its representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then Hyliion will promptly (and in no event later than 24 hours after Hyliion becomes aware of such inquiry or proposal) notify such person in writing that Hyliion is subject to an exclusivity agreement with respect to the sale of Hyliion that prohibits it from considering such inquiry or proposal.

Stock Exchange Listing

TortoiseCorp will use its reasonable best efforts to cause the shares of Class A Common Stock to be issued in connection with the business combination to be approved for listing on the NYSE at the Closing. Until the Closing, TortoiseCorp shall use its reasonable best efforts to keep the Class A Common Stock and public warrants listed for trading on the NYSE.

Other Covenants and Agreements

The Business Combination Agreement contains other covenants and agreements, including covenants related to:

●	Hyliion and TortoiseCorp providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

●	certain employee benefit matters including the establishment of an equity incentive award plan to be effective after the Closing;

●	director and officer indemnification;

●	prompt notification of certain matters;

●	Hyliion and TortoiseCorp using reasonable best efforts to consummate the business combination and TortoiseCorp using reasonable best efforts to consummate the PIPE Financing;

●	public announcement relating to the business combination;

●	the intended tax treatment of the business combination;

●	cooperation regarding any filings required under the HSR Act;

●	TortoiseCorp making disbursements from the Trust Account;

●	TortoiseCorp taking all necessary action so that immediately after Closing the TortoiseCorp Board will be comprised of the individuals set forth in the Director Election Proposal; and

●	Hyliion using reasonable best efforts to deliver audited financial statements for the years ended December 31, 2018 and 2019.

Conditions to Closing of the Business Combination Agreement

Mutual Conditions

The obligations of TortoiseCorp, Merger Sub and Hyliion to consummate the business combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following conditions:

●	the Written Consent (as defined in the Business Combination Agreement) shall have been delivered to TortoiseCorp;

●	the Proposals shall have been approved and adopted by the requisite affirmative vote of the TortoiseCorp stockholders in accordance with this proxy statement, the DGCL, the TortoiseCorp organizational documents and the rules and regulations of the NYSE;

●	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the business combination illegal or otherwise prohibiting consummation of the business combination;

●	all required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated;

●	certain specified consents, approvals and authorizations shall have been obtained from and made with certain governmental authorities;

●	as of the Closing, after consummation of the PIPE Financing and the transactions contemplated by the Forward Purchase Agreement, and after distribution of the Trust Account, deducting all amounts to be paid pursuant to the exercise of redemption rights, TortoiseCorp shall have cash on hand equal to or in excess of $235,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the business combination, the PIPE Financing and the Forward Purchase Agreement); and

●	the shares of Class A Common Stock shall be listed on the NYSE, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

TortoiseCorp and Merger Sub Conditions

The obligations of TortoiseCorp and Merger Sub to consummate the business combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

●	the representations and warranties of Hyliion contained in the sections entitled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization,” (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Hyliion contained in the section entitled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section entitled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Hyliion, TortoiseCorp, Merger Sub or any of their respective affiliates. The other representations and warranties of Hyliion contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” Hyliion Material Adverse Effect or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Hyliion Material Adverse Effect;

●	Hyliion shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time;

●	Hyliion shall have delivered to TortoiseCorp a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

●	no Hyliion Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date;

●	other than those persons identified as continuing directors in the Business Combination Agreement, all members of the Hyliion board of directors, as required pursuant to the Business Combination Agreement, shall have executed written resignations effective as of the Effective Time;

●	all parties to the A&R Registration Rights Agreement (other than TortoiseCorp and the TortoiseCorp stockholders party thereto) shall have delivered, or caused to be delivered, to TortoiseCorp copies of the A&R Registration Rights Agreement duly executed by all such parties;

●	all parties to the Lock-Up Agreements shall have delivered, or caused to be delivered, to TortoiseCorp copies of the Lock-Up Agreements duly executed by all such parties;

●	at least two days prior to the Closing, Hyliion shall have delivered to TortoiseCorp in a form reasonably acceptable to TortoiseCorp a properly executed certification that shares of Hyliion Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which will be filed by New Hyliion with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations;

●	TortoiseCorp shall have at least $5,000,001 of net tangible assets following the exercise of redemption rights in accordance with TortoiseCorp’s organizational documents; and

●	Hyliion shall have delivered to TortoiseCorp its audited financial statements for the years ended December 31, 2018 and 2019.

Some of the conditions to TortoiseCorp’s obligations are qualified by the concept of a “Hyliion Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Hyliion Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of Hyliion or (b) would prevent, materially delay or materially impede the performance by Hyliion of its obligations under the Business Combination Agreement or the consummation of the business combination; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Hyliion Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which Hyliion operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) any actions taken or not taken by Hyliion as required by the Business Combination Agreement or any ancillary agreement, (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the business combination (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities) (provided that this clause (vi) shall not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the business combination), (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any Effect underlying such failure has resulted in a Hyliion Material Adverse Effect or (viii) any actions taken, or failures to take action, or such other changes or events, in each case, which TortoiseCorp has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (i) through (iii) above, to the extent that Hyliion is materially disproportionately affected thereby as compared with other participants in the industries in which Hyliion operates.

Hyliion Conditions

The obligations of Hyliion to consummate the business combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

●	the representations and warranties of TortoiseCorp and Merger Sub contained in the sections entitled (a) “Corporate Organization,” (b) “Capitalization,” (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of TortoiseCorp and Merger Sub contained in the section entitled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section entitled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Hyliion, TortoiseCorp, Merger Sub or any of their respective affiliates. The other representations and warranties of TortoiseCorp and Merger Sub contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” TortoiseCorp Material Adverse Effect or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a TortoiseCorp Material Adverse Effect;

●	TortoiseCorp and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it at or prior to the Effective Time;

●	TortoiseCorp shall have delivered to Hyliion a customary officer’s certificate (signed by the President of TortoiseCorp), dated the date of the Closing, certifying as to the satisfaction of certain conditions;

●	no TortoiseCorp Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date;

●	TortoiseCorp shall have delivered a copy of the A&R Registration Rights Agreement duly executed by TortoiseCorp and the TortoiseCorp stockholders party thereto; and

●	TortoiseCorp shall have made all necessary and appropriate arrangements with Continental Stock Transfer & Trust Company, acting as trustee, to have all of the funds in the Trust Account disbursed to TortoiseCorp immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available to TortoiseCorp in respect of all or a portion of the payment obligations set forth in the Business Combination Agreement and the payment of TortoiseCorp’s fees and expenses incurred in connection with the Business Combination Agreement and the business combination.

Some of the conditions to Hyliion’s obligations are qualified by the concept of a “TortoiseCorp Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “TortoiseCorp Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or is reasonably expected to be materially adverse to the business, financial condition or results of operations of TortoiseCorp; or (b) would prevent, materially delay or materially impede the performance by TortoiseCorp or Merger Sub of their respective obligations under the Business Combination Agreement or the consummation of the business combination; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a TortoiseCorp Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which TortoiseCorp operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) any actions taken or not taken by TortoiseCorp as required by the Business Combination Agreement or any ancillary agreement, (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the business combination (provided that this clause (vi) shall not apply to any representation or warranty to the extent the purpose of such representation or warrant is to address the consequences resulting from the Business Combination Agreement or the consummation of the business combination), or (vii) any actions taken, or failures to take action, or such other changed or events, in each case, which Hyliion has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (i) through (iii) above, to the extent that TortoiseCorp is materially disproportionately affected thereby as compared with other participants in the industry in which TortoiseCorp operates.

Termination

The Business Combination Agreement may be terminated and the business combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the business combination by the stockholders of Hyliion or TortoiseCorp, as follows:

●	by mutual written consent of TortoiseCorp and Hyliion;

●	by TortoiseCorp or Hyliion, if (a) the Effective Time has not occurred prior to December 15, 2020 (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated under this provision by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the principal cause of the failure of the conditions to the merger on or prior to the Outside Date; (b) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the business combination illegal or otherwise preventing or prohibiting consummation of the business combination; or (c) any of the Proposals fail to receive the requisite vote for approval at the special meeting;

●	by Hyliion if there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of TortoiseCorp and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of TortoiseCorp and Merger Sub will have become untrue, in either case such that the first two conditions described above in “—Conditions to Closing of the Business Combination Agreement—Hyliion Conditions” would not be satisfied (a “Terminating TortoiseCorp Breach”); provided that Hyliion has not waived such Terminating TortoiseCorp Breach and Hyliion is not then in material breach of its representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating TortoiseCorp Breach is curable by TortoiseCorp and Merger Sub, Hyliion may not terminate the Business Combination Agreement under this provision for so long as TortoiseCorp and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by Hyliion to TortoiseCorp;

●	by TortoiseCorp if (a) Hyliion has failed to deliver the Written Consent to TortoiseCorp within two business days of execution of the Business Combination Agreement; (b) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Hyliion set forth in the Business Combination Agreement, or if any representation or warranty of Hyliion will have become untrue, in either case such that the first two conditions described above in “—Conditions to Closing of the Business Combination Agreement—TortoiseCorp and Merger Sub Conditions” would not be satisfied (a “Terminating Hyliion Breach”); provided that TortoiseCorp has not waived such Terminating Hyliion Breach and TortoiseCorp and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Hyliion Breach is curable by Hyliion, TortoiseCorp may not terminate the Business Combination Agreement under this provision for so long as Hyliion continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by TortoiseCorp to Hyliion; or (c) Hyliion has not delivered its audited financial statements to TortoiseCorp within 15 days of the Business Combination Agreement.

Effect of Termination

If the Business Combination Agreement is terminated, the Business Combination Agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business Combination Agreement, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Stockholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, on June 18, 2020, TortoiseCorp entered into the Stockholder Support Agreement pursuant to which certain of the Hyliion stockholders agreed to vote all of their shares of Hyliion Common Stock and Hyliion Preferred Stock in favor of the approval and adoption of the business combination and the Business Combination Agreement. Additionally, such Hyliion stockholders agreed not to (a) sell, assign, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to or otherwise encumber any of their shares of Hyliion Common Stock and Hyliion Preferred Stock (or enter into any arrangement with respect thereto), subject to certain exceptions, or (b) deposit any of their shares of Hyliion Common Stock and Hyliion Preferred Stock into a voting trust or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

A&R Registration Rights Agreement

In connection with the Closing, we will enter into the A&R Registration Rights Agreement with our Sponsor, Tortoise Borrower and the Holders, pursuant to which the Holders of Registrable Securities, subject to certain conditions, will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we will agree that, within 30 calendar days after the consummation of the business combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the Registrable Securities, and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of the Holders will be granted demand underwritten offering registration rights and all of the Holders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by TortoiseCorp if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement. The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which the Holders cease to hold any Registrable Securities.

Lock-Up Agreement

In connection with the Closing, certain existing Hyliion investors will agree, subject to certain exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Class A Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Class A Common Stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until 180 days after the Closing Date. Thereafter until two years after the Closing Date, subject to certain exceptions, Thomas Healy will also agree not to Transfer more than 10% of the number of shares of Class A Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by him immediately after the Effective Time.

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, upon the Closing, we will amend and restate our Charter to, among other things, provide for certain provisions described below relating to the capital structure of New Hyliion following the consummation of the business combination.

Authorized Share Amendment. The Proposed Second A&R Charter will increase the number of authorized shares of our Class A Common Stock from 200,000,000 shares to 250,000,000 shares.

Director Classification Amendment. The Proposed Second A&R Charter will reclassify the TortoiseCorp Board.

Additional Amendments. The Proposed Second A&R Charter will also eliminate certain provisions relating to an Initial Business Combination that will no longer be applicable to us following the Closing, change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company.

For more information about the amendments to our Charter, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal” and “Proposal No. 4—The Additional Charter Proposal.”

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on June 18, 2020, TortoiseCorp entered into Subscription Agreements with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and TortoiseCorp agreed to sell to the Subscribers, an aggregate 30,750,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000 million in the PIPE Financing. TortoiseCorp agreed to give certain customary registration rights to the Subscribers with respect to the PIPE Shares pursuant to the Subscription Agreements.

Pursuant to the registration rights granted to the Subscribers in connection with the Subscription Agreements, New Hyliion will be obligated, subject to the terms thereof and in the manner contemplated thereby, to file a registration statement registering for resale under the Securities Act all of the PIPE Shares acquired by the Subscribers within 30 days after the consummation of the business combination, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th day following the Closing and (b) the tenth business day after the date New Hyliion is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

Additionally, upon the occurrence of certain specified events of default, including if the registration statement has not been declared effective by the SEC by a specified date, New Hyliion has agreed to pay to each Subscriber, as partial liquidated damages and not as a penalty, on each date of such event of default (the “Default Date”) and on each monthly anniversary of such Default Date until such event of default is cured, an amount equal to 0.5% of the aggregate purchase price paid by such Subscriber pursuant to a Subscription Agreement for any shares of Class A Common Stock held by such Subscriber on such Default Date, provided, however, that in no event shall New Hyliion be required to pay a Subscriber an aggregate amount that exceeds 5.0% of the aggregate purchase price paid by such Subscriber pursuant to a Subscription Agreement for its shares of Class A Common Stock.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is expected to occur immediately prior to the Closing and is contingent upon, among other customary closing conditions, the satisfaction or waiver of all conditions precedent to the Closing. The purpose of the PIPE Financing is to raise additional capital for use by the post-combination company following the Closing.

Stockholders Rights Agreement

On June 18, 2020, Vincent T. Cubbage, Stephen Pang, certain stockholders of Hyliion and TortoiseCorp entered into the Stockholder Rights Agreement, pursuant to which TortoiseCorp agreed to take all necessary action so that immediately after the Effective Time, the TortoiseCorp Board, including its committees, is comprised of the individuals set forth in the Business Combination Agreement. Pursuant to the Stockholders Rights Agreement, New Hyliion will also take all necessary action to cause the New Hyliion Board to nominate and recommend for election at New Hyliion’s annual meeting of stockholders in 2021 Vincent T. Cubbage and Thomas Healy. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at New Hyliion’s annual meeting of stockholders in 2021.

Forward Purchase Agreement

On June 18, 2020, Atlas Point Fund and Tortoise entered into the First Amendment to Forward Purchase Agreement, an amendment to the IPO Forward Purchase Agreement. Pursuant to the Forward Purchase Agreement, Atlas Point Fund agreed to purchase 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, for an aggregate purchase price of $17,500,000. At the Closing, if (a) Atlas Point Fund does not fund the $17,500,000 purchase price, Atlas Point Fund will transfer 900,000 Founder Shares back to Tortoise Borrower, such that Atlas Point Fund will retain 365,625 Founder Shares and (b) if Atlas Point Fund does fund the $17,500,000 purchase price, Atlas Point Fund will transfer 894,375 Founder Shares back to Tortoise Borrower. The shares of Class A Common Stock purchased as part of the Forward Purchase Units will be identical to the shares of Class A Common Stock included in the units sold in the Initial Public Offering, except the shares comprising the Forward Purchase Units will be subject to transfer restrictions and certain registration rights. Each whole Forward Purchase Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. The Forward Purchase Warrants will have the same terms as the public warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

Background of the Business Combination

TortoiseCorp is a Delaware corporation formed on November 7, 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. TortoiseCorp’s business strategy is to identify, combine with and maximize the value of a company with operations in the energy industry. TortoiseCorp focuses its efforts on opportunities where it feels it has a competitive advantage and is best situated to enhance the value of the business after completion of an Initial Business Combination. The ultimate goal of this business strategy is to maximize stockholder value. The proposed business combination was the result of an extensive search for a potential transaction utilizing the broad network of contacts and corporate relationships developed by TortoiseCorp management. The terms of the business combination were the result of extensive negotiations between the TortoiseCorp management team and Hyliion. The following is a brief description of the background of these negotiations, the business combination and related transactions.

On March 4, 2019, TortoiseCorp completed its IPO of 23,300,917 public units, including 800,917 units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, with each unit consisting of one share of Class A Common Stock and one-half of one public warrant, raising gross proceeds of approximately $233.0 million. Simultaneously with the closing of the IPO, TortoiseCorp completed the private sale of 6,660,183 private placement warrants to Tortoise Borrower, generating gross proceeds to us of approximately $6.66 million.

Following the closing of our IPO, TortoiseCorp management commenced an active search for businesses or assets to acquire for the purpose of consummating our initial business combination. We reviewed self-generated ideas, explored ideas with the underwriters from our IPO, and contacted, and were contacted by, a number of individuals and entities with respect to hundreds of business combination opportunities. As part of this process, TortoiseCorp management considered and evaluated approximately 200 potential acquisition targets in a wide variety of industry sectors, including targets that were engaged in businesses involving energy sustainability or utilizing technologies that would make a positive impact on the environment.

By March 2020, TortoiseCorp had engaged in due diligence and discussions directly with the senior executives, stockholders or sponsors of 13 alternative target opportunities (the “Other Potential Acquisitions”), three of which were in the renewable and lower-emissions power generation sector, two of which were high-growth technology companies participating in the sustainability sector and eight of which were in the midstream or environmental services sector. In several cases, TortoiseCorp presented term sheets or illustrative transaction structures (or similar documentation) describing the structure or principal terms of potential business combinations. As part of its acquisition strategy, TortoiseCorp did not focus its efforts pursuing potential transactions in competitive or auction situations, but instead focused on bilateral discussions with the key decision makers of each of the Other Potential Acquisitions regarding a potential transaction. Due to the progression of the discussions with Hyliion, as well as TortoiseCorp Board’s conclusion that a transaction with Hyliion would present the most attractive opportunity for TortoiseCorp, the TortoiseCorp Board ultimately determined that the business combination with Hyliion was the most attractive potential transaction for TortoiseCorp. The decision to ultimately pursue the business combination with Hyliion over the Other Potential Acquisitions was generally the result of, but not limited to, one or more of:

●	the Other Potential Acquisitions did not fully meet the investment criteria of TortoiseCorp, which included, among other things, candidates that are at an inflection point, exhibit a need for capital to achieve the company’s growth strategy, would benefit from TortoiseCorp’s management’s structuring expertise, insight and capital markets expertise and have attractive opportunities to grow the business;

●	the determination of TortoiseCorp’s management and our Sponsor that Hyliion was of superior quality to the Other Potential Acquisitions; and

●	a difference in valuation expectations between TortoiseCorp and the senior executives or stockholders of the Other Potential Acquisitions.

On March 5, 2020, our Chief Financial Officer and Director, Stephen Pang, contacted Marathon Capital, LLC (“Marathon”) to discuss the types of target companies that TortoiseCorp might find attractive for a possible initial business combination. During the call, representatives of Marathon discussed with Mr. Pang a private capital raise which was underway in the Class 8 electric vehicle space. Later that day, TortoiseCorp’s management and representatives of Marathon held a conference call to review a presentation regarding Hyliion and its interest in raising equity capital to fund its near term needs and long-term growth. During that call, TortoiseCorp explained its business strategy, organizational structure, mechanics of a transaction and the potential merits of a business combination between Hyliion and TortoiseCorp. Following such presentation, Marathon relayed this information to Hyliion management and members of TortoiseCorp’s management began preliminary due diligence regarding Hyliion and its business, including with respect to the company’s products, targeted markets and competitors as well as recent comparable transactions.

On March 9, 2020, Vincent T. Cubbage, our Chief Executive Officer and Chairman, Mr. Pang and other members of TortoiseCorp’s management were introduced by teleconference to members of Hyliion’s management team, including Thomas Healy, Hyliion’s founder and Chief Executive Officer. During the introductory conference call, Mr. Healy provided an overview of Hyliion’s business including the path to commercialization of its hybrid drivetrain solution and its full electric drivetrain solution, and Mr. Cubbage discussed the possibility of a business combination between Hyliion and TortoiseCorp.

On March 9, 2020, Hyliion and TortoiseCorp entered into a mutual confidentiality agreement to facilitate more in-depth discussions between the parties regarding a possible business combination.

On March 12, 2020, members of TortoiseCorp’s management traveled to Hyliion’s headquarters in Austin, Texas to meet with Hyliion’s management team, as well as representatives of Marathon, to enable TortoiseCorp to learn more about Hyliion’s corporate history, business plan and future development plans. During that visit, members of TortoiseCorp’s management provided Hyliion management with an overview of TortoiseCorp (including its IPO and funds held in the Trust Account) and key considerations for a potential business combination. Following the facility tour, Mr. Cubbage and Mr. Healy conducted further discussions regarding a possible business combination.

Throughout the period of March 13, 2020 to March 19, 2020, TortoiseCorp management conducted further analysis regarding Hyliion’s business plan, technology and addressable market, and held conference calls with representatives of Marathon to discuss Hyliion’s financial model and capital requirements. During such period, Mr. Cubbage held calls with Mr. Healy, and TortoiseCorp’s management held calls with Marathon, to discuss various aspects of Hyliion’s business plan, including Hyliion’s relationship with its vendors, commercialization timeline, the products of key competitors, risks associated with executing Hyliion’s business plan and valuations of comparable companies. During one of those calls, Messrs. Cubbage and Pang indicated to Marathon that, subject to further due diligence and based on TortoiseCorp’s preliminary analysis of Hyliion and its business as well as its potential for strong growth in the future, TortoiseCorp could provide an amount of capital sufficient to enable Hyliion to complete the design and development of its drivetrain solutions in a business combination that could potentially value Hyliion at approximately $1 billion, on a debt-free, cash-free basis. Representatives of Marathon indicated to Messrs. Cubbage and Pang that they believed Hyliion and the special committee of its board of directors (the “Hyliion Special Committee”) would view the proposed business combination favorably and would be prepared to enter into exclusive negotiations with TortoiseCorp.

On March 19, 2020, TortoiseCorp held by teleconference its regularly scheduled annual board meeting for the fiscal period ended December 31, 2019, and members of TortoiseCorp’s management reviewed with the TortoiseCorp Board potential target companies being evaluated by management. At that meeting, TortoiseCorp management provided the TortoiseCorp Board with an update on their discussions with representatives of Hyliion and conveyed their belief that a business combination with Hyliion was a more attractive acquisition opportunity than the Other Potential Acquisitions then being evaluated. After reviewing Hyliion, its business plan, the merits of a combination and the results of TortoiseCorp management’s preliminary due diligence, the TortoiseCorp Board directed its management to submit a non-binding indication of interest, valuing Hyliion on a debt-free and cash-free basis at $1 billion, with consideration payable in stock.

Following such TortoiseCorp Board meeting, TortoiseCorp delivered a draft of a non-binding letter of intent to Marathon for discussion purposes, consistent with the valuation previously discussed with the TortoiseCorp Board. The transaction described in the proposed letter of intent also contemplated (a) that TortoiseCorp would issue, in a private placement, not less than $235 million of securities, (b) that Hyliion would agree to negotiate exclusively with TortoiseCorp for a certain period of time and (c) other terms customary for a transaction of the type being proposed including as to board governance, registration rights and restrictions on the transfer of shares held by certain Hyliion stockholders (i.e., lock-ups).

Over the next day, members of management of TortoiseCorp held several conference calls with Marathon to discuss the terms of the non-binding letter of intent proposed by TortoiseCorp, including the amount of funds to be available to the post-combination company upon the closing of the transaction. Late in the evening on March 20, 2020, TortoiseCorp delivered to Marathon an executed, non-binding letter of intent in respect of a business combination. On the evening of March 21, 2020, Hyliion returned to TortoiseCorp an executed copy of the non-binding letter of intent (the “Letter of Intent”), providing for:

●	subject to the completion of due diligence satisfactory to TortoiseCorp, a business combination involving the merger of Hyliion into a wholly-owned subsidiary of TortoiseCorp at an initial pre-money valuation of $1 billion, on a debt-free, cash-free basis;

●	the conversion of all outstanding shares of stock of Hyliion into shares of Class A Common Stock, based on Class A Common Stock at $10.00 per share;

●	Hyliion’s agreement to negotiate exclusively with TortoiseCorp, subject to certain exceptions, for a 30-day period (or a 60-day period, if TortoiseCorp re-confirmed its pre-money valuation of Hyliion by the end of the initial 30-day period);

●	a transaction closing conditioned upon, among other things, the completion by TortoiseCorp of a private placement offering, with proceeds therefrom of not less than $235 million (before fees and expenses); and

●	certain other provisions relating to the nomination of and voting for certain persons to the board of directors, restrictions on the sale of shares of stock, executive employment agreements and registration rights.

On March 20, 2020, Hyliion engaged Cooley LLP (“Cooley”) to be its legal counsel.

On March 21, 2020, TortoiseCorp engaged Vinson & Elkins L.L.P. (“Vinson & Elkins”) to be its legal counsel in connection with the business combination.

On March 22, 2020, TortoiseCorp delivered an initial due diligence request list to Marathon and had a conference call with Marathon to review the initial diligence requests, the contemplated private placement offering and TortoiseCorp’s request to conduct future diligence calls with certain customers or vendors of Hyliion.

On March 23, 2020, Hyliion granted TortoiseCorp access to Hyliion’s electronic data room, and TortoiseCorp and its advisors proceeded further with their due diligence regarding Hyliion, which diligence continued throughout the remainder of March and through the end of May 2020. TortoiseCorp engaged (a) an industry consultant to assist TortoiseCorp in the evaluation of Hyliion, the total addressable market of Hyliion’s products, the cost of alternative fuels and the total cost of ownership of Hyliion’s products in relation to traditional diesel-powered trucks and certain alternative electric drivetrain products projected for the future, (b) a tax advisory firm to assist TortoiseCorp with tax due diligence matters and (c) a consulting firm to provide certain financial accounting assistance. As part of its diligence process, TortoiseCorp and its industry consultant participated in diligence calls, along with representatives of Hyliion management and Marathon, with certain key customers and vendors of Hyliion as well with certain of Hyliion’s principal investors.

From the last week of March through the end of May 2020, TortoiseCorp and Hyliion management and their respective advisors held numerous meetings to discuss the business plan and future operating budgets for Hyliion. Based on this information, Hyliion management prepared certain internal, unaudited prospective financial information for the post-business combination company as set forth under “Proposal No. 1—The Business Combination Proposal—Unaudited Prospective Financial Information.”

During the weeks of March 23 and March 30, 2020, management of TortoiseCorp and Hyliion, as well as representatives of Marathon, had daily conference calls to discuss various aspects of Hyliion’s business, including Hyliion’s products, intellectual property, including battery technology, vendor relationships and customers interested in pre-ordering Hyliion’s Hypertruck ERX system prior to the date on which Hyliion planned to announce publicly the development of its Hypertruck ERX system. During this period, Mr. Cubbage and Mr. Steven Schnitzer, TortoiseCorp’s General Counsel, and Mr. Healy and representatives of Wick Phillips LLP, regular outside counsel to Hyliion, had conversations regarding the structure and terms of a contract for customers who were expressing interest in entering into a contract for Hyliion’s Hypertruck ERX system prior to Hyliion launching the Hypertruck ERX system to the market.

During the week of March 30, 2020, Mr. Cubbage also began preliminary conversations with the lead underwriter from the IPO, Barclays Capital Inc. (“Barclays”), regarding the feasibility of the contemplated $235 million private placement offering for the business combination.

On April 6, 2020, management of TortoiseCorp and Hyliion, together with representatives of Vinson & Elkins and Cooley, had a kick-off call during which the parties discussed the potential business combination, the timetable for the delivery of Hyliion’s audited financial statements and the status of due diligence. During the call, the parties also discussed the steps to consummate a transaction as well as a timeline for the launch of a private placement offering, the signing of definitive transaction agreements and the closing of the transaction.

On April 8, 2020, representatives of Barclays, Vinson & Elkins, Cooley, Marathon and TortoiseCorp participated in a conference call with Hyliion management, during which Hyliion reviewed among other things, its corporate history, technology and positive GHG emission attributes of its products, business plan and financial projections, commercialization path and timeline, customer and vendor relationships and key competitors.

On April 10, 2020, the TortoiseCorp Board held a special meeting by teleconference, during which management of TortoiseCorp reviewed various aspects of the proposed business combination with Hyliion as well as the proposed engagement of Barclays to serve as TortoiseCorp’s exclusive financial advisor and lead private placement agent.

On April 17, 2020, TortoiseCorp engaged Barclays as its exclusive financial advisor and lead private placement agent. Representatives of Barclays, TortoiseCorp and Marathon met by conference call to discuss the preparation of an investor presentation for the contemplated private placement offering, the timetable for the offering and the plan for identifying and approaching potential investors.

On April 23, 2020, Vinson & Elkins delivered an initial draft of a Business Combination Agreement to Cooley.

On April 24, 2020, the TortoiseCorp Board convened by teleconference a special meeting to provide an update regarding the status of TortoiseCorp’s proposed business combination with Hyliion. During the meeting, Mr. Schnitzer provided an overview of the initial draft of the Business Combination Agreement, and management updated the TortoiseCorp Board regarding, among other things, the addressable market of Hyliion’s products, the expected climate impact of Hyliion’s electric drivetrain solutions, the total expected cost of ownership of Hyliion’s electric drivetrain solutions and the proposed timeline for the contemplated PIPE Financing.

On April 30, 2020, Cooley sent a revised draft of the Business Combination Agreement to Vinson & Elkins. During the month of May 2020 and through the first half of the month of June 2020, Hyliion and TortoiseCorp held numerous conference calls and exchanged several drafts of the Business Combination Agreement to resolve issues raised by TortoiseCorp or Hyliion, which focused principally on: (a) the parameters of a covenant binding on Hyliion to not solicit, negotiate or enter into an alternative transaction (i.e., an exclusivity covenant) during the period between the signing and termination of the Business Combination Agreement (the “Interim Period”), and the extent to which TortoiseCorp would agree, if at all, to a similar exclusivity covenant; (b) the ability of Hyliion to take certain actions during the Interim Period without the prior approval of TortoiseCorp; (c) covenants and conditions relating to tax matters; and (d) the duration after the signing of the Business Combination Agreement before either Hyliion or TortoiseCorp would have a right to terminate the Business Combination Agreement (i.e., the outside date).

Following TortoiseCorp’s receipt on April 30, 2020 of Hyliion’s revised draft of the Business Combination Agreement, TortoiseCorp delivered to Hyliion a letter confirming that its preliminary valuation of Hyliion had not changed since the date of the Letter of Intent, and Hyliion countersigned the letter, whereupon the exclusive negotiation period under the Letter of Intent was extended to May 23, 2020.

On May 1, 2020, Messrs. Cubbage and Pang participated in a conference call with the Hyliion Special Committee, during which the Hyliion Special Committee expressed their enthusiasm for the proposed business combination and shared their views regarding the composition of the TortoiseCorp Board upon the consummation of the business combination.

On May 4, 2020, TortoiseCorp held via teleconference its regularly scheduled board meeting for the first quarter ended March 31, 2020. During the meeting, management of TortoiseCorp reviewed various aspects of the business combination with Hyliion, including the implied pre-money valuation of Hyliion, as well as the projected timeline for the contemplated private placement offering. The TortoiseCorp Board directed TortoiseCorp management to continue with its evaluation of Hyliion and negotiation of definitive transaction documents.

Between May 8, 2020 and May 15, 2020, the TortoiseCorp Board convened two special meetings by teleconference. Representatives of Barclays participated in the meeting. During such meetings, TortoiseCorp management reported on its due diligence process, including the preliminary conclusions of its industry consultant, and provided an update regarding the status and terms of the proposed business combination with Hyliion. At the meetings, representatives of Barclays presented their views regarding the business combination, including with respect to the implied pre-money valuation of Hyliion, and discussed the process and timetable for marketing the private placement offering as well as the type of potential investors Barclays planned to approach.

Following a transaction update call on May 19, 2020 involving TortoiseCorp and Hyliion and their respective legal and financial advisors, TortoiseCorp authorized Barclays to begin contacting prospective investors, on a confidential basis, for a proposed $250 million private placement offering. On that same day, Mr. Cubbage delivered to Mr. Healy a letter agreement, executed by TortoiseCorp, extending the exclusive negotiating period under the Letter of Intent to July 23, 2020 from May 23, 2020, and such letter agreement was executed by Hyliion on May 21, 2020.

On May 20, 2020, Vinson & Elkins delivered to Cooley a draft of a term sheet relating to certain governance matters, including the composition of the board of directors of the post-combination company, the rights and obligations of certain parties to nominate and vote for certain nominees to such board of directors, registration rights to be granted to certain historical stockholders of Hyliion and limitations on the right of certain historical stockholders of Hyliion to transfer their shares of Class A Common Stock post business combination (i.e., a lock-up). Thereafter, Hyliion and TortoiseCorp exchanged drafts of definitive agreements in respect of such matters and, prior to the execution of the Business Combination Agreement, the parties finalized the terms and conditions of a Stockholders Rights Agreement and a Lock-Up Agreement.

On May 22, 2020, Barclays made available to investors interested in participating in the PIPE Financing an investor presentation relating to Hyliion and its business, which included certain prospective financial information for Hyliion, as well as a pro forma capitalization table of the post-combination company as of the Closing of the business combination.

On May 26, 2020, TortoiseCorp engaged Goldman Sachs & Co. LLC (“Goldman Sachs”) as co-placement agent with Barclays in connection with the PIPE Financing.

On June 12, 2020, the TortoiseCorp Board convened a special meeting by teleconference. Representatives of Barclays attended the meeting. TortoiseCorp management reported on matters relating to the business combination, and Barclays reported the substantial initial indications of interest in the PIPE Financing.

In connection with the transactions contemplated by the Business Combination Agreement and the PIPE Financing, TortoiseCorp and Atlas Point Fund agreed to enter into the First Amendment to Forward Purchase Agreement, pursuant to which Atlas Point Fund agreed to purchase $17.5 million of Forward Purchase Units at $10.00 per unit in a private placement to close concurrently with the Closing under the Business Combination Agreement.

On June 18, 2020, TortoiseCorp’s Board held a special meeting by teleconference. All members of the TortoiseCorp Board were present. Also in attendance were members of TortoiseCorp management and its Sponsor, and representatives of Vinson & Elkins and Barclays. During this meeting, TortoiseCorp management updated the TortoiseCorp Board on the results of their due diligence and the rationale for the business combination. TortoiseCorp’s General Counsel along with Vinson & Elkins provided to the TortoiseCorp Board a review of fiduciary duties under Delaware law in the context of consideration of the proposed business combination transaction. TortoiseCorp’s General Counsel also reviewed with the TortoiseCorp Board the terms of the business combination, including the Business Combination Agreement, the First Amendment to Forward Purchase Agreement, the Subscription Agreements and the other definitive agreements, copies of all of which were provided to the TortoiseCorp Board in advance of the meeting. After considerable review of the information presented to the TortoiseCorp Board, the TortoiseCorp Board unanimously approved the Business Combination Agreement and the other transaction documents related thereto, the PIPE Financing and the First Amendment to Forward Purchase Agreement.

Also on June 18, 2020, the Hyliion board of directors approved the Business Combination Agreement.

Later that evening, the parties executed the Business Combination Agreement and the related transaction agreements, and the investors subscribing to purchase securities of TortoiseCorp in connection with the PIPE Financing executed the Subscription Agreements (or, in the case of Atlas Point Fund, the First Amendment to Forward Purchase Agreement). Under the PIPE Financing and the First Amendment to Forward Purchase Agreement, certain investors (including certain related persons of TortoiseCorp) agreed to purchase, at the Closing of the business combination, $325 million of securities of TortoiseCorp consisting of Class A Common Stock at $10.00 per share or, in the case of Atlas Point Fund, Forward Purchase Units at $10.00 per unit.

Before the market opened on June 19, 2020, TortoiseCorp announced the business combination with Hyliion together with the execution of the Business Combination Agreement along with the Subscription Agreements and the First Amendment to Forward Purchase Agreement.

TortoiseCorp Board’s Reasons for the Approval of the Business Combination

The TortoiseCorp Board considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, the TortoiseCorp Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The TortoiseCorp Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the TortoiseCorp Board may have given different weight to different factors. This explanation of the reasons for the TortoiseCorp Board’s approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the TortoiseCorp Board reviewed the results of the due diligence conducted by TortoiseCorp’s management and TortoiseCorp’s advisors, which included:

●	meetings and calls with the management teams, advisors and Hyliion regarding operations and forecasts;

●	meetings and calls with Hyliion’s customers, suppliers and industry partners;

●	research on comparable public companies, including electric vehicle developers, component part suppliers and conventional truck manufacturers;

●	review of material contracts;

●	review of intellectual property matters;

●	review of financial, tax, legal, insurance and accounting due diligence;

●	consultation with legal and financial advisors and industry experts;

●	financial and valuation analysis of Hyliion and the business combination; and

●	the financial statements of Hyliion.

In approving the business combination, the TortoiseCorp Board determined not to obtain a fairness opinion. The officers and directors of TortoiseCorp have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Barclays, enabled them to make the necessary analyses and determinations regarding the business combination.

The factors considered by the TortoiseCorp Board include, but are not limited to, the following:

●	Hyliion’s Capital Light and Cost Effective Business Model. The TortoiseCorp Board considered the amount of capital estimated to be needed for Hyliion to achieve volume production of its solutions, and that the cash from the PIPE Financing was projected to be sufficient to achieve such production with a sufficient minimum amount of cash during high research and development and capital expenditure phases of the business plan. The TortoiseCorp Board also considered Hyliion’s plans to conduct low volume assembly in-house and its ability to outsource or contract with partners, commercial vehicle modification centers and OEMs for higher volume assembly and installation.

●	Hyliion’s Competitive Advantages In Cost of Ownership and Fueling Infrastructure. The TortoiseCorp Board considered the low total expected cost of ownership of Hyliion’s solutions, as well as Hyliion’s designed utilization of existing and widely available fueling infrastructure, enabling customer fleets to achieve fuel savings and GHG emission reductions compared to diesel powered fleets.

●	Hyliion’s Competitive Advantages in Vehicle Performance. The TortoiseCorp Board considered the projected performance capabilities (including range, payload, acceleration and refueling time) of Hyliion’s products compared to proposed alternatives.

●	Strong Customer Demand. The TortoiseCorp Board considered indicative interest from commercial vehicle owners and operators for drivetrain electrification and Hyliion’s strong initial customer demand for its solutions, as well as a contract entered into by Hyliion with a top-tier customer with a large fleet for the sale of Hyliion’s Hypertruck ERX system prior to the launch of such product to the market.

●	Available Infrastructure. The TortoiseCorp Board considered the fact that there already exists a worldwide fueling infrastructure to support fleets equipped with Hyliion’s solutions, reducing the adoption risk for customers. The TortoiseCorp Board also considered the entirely fuel agnostic design of Hyliion’s solutions and its ability to accept new fuels being developed should such fuels appeal to customers and refueling infrastructure for such fuels be expanded.

●	Compatibility With Any Manufacturer. The TortoiseCorp Board considered the fact that Hyliion’s solutions are compatible with Class 8 trucks from most manufacturers and Hyliion’s electrified solutions are OEM agnostic, which will enable Hyliion to be highly competitive.

●	Terms of the Business Combination Agreement. The TortoiseCorp Board reviewed the financial and other terms of the Business Combination Agreement and determined that they were the product of arm’s-length negotiations among the parties.

●	Independent Director Role. The TortoiseCorp Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. TortoiseCorp’s independent directors, took an active role in guiding TortoiseCorp management as TortoiseCorp evaluated and negotiated the proposed terms of the business combination. Following an active and detailed evaluation, the TortoiseCorp Board’s independent directors unanimously approved, as members of the TortoiseCorp Board, the Business Combination Agreement and the business combination.

In addition, the TortoiseCorp Board determined that the business combination satisfies the investment criteria that the TortoiseCorp Board identified in connection with the IPO. For more information, see the section entitled “—Background of the Business Combination.”

In the course of its deliberations, the TortoiseCorp Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the business combination, including the following:

●	Developmental Stage Company Risk. The risk that Hyliion is an early-stage, pre-revenue company, and the risk that it may not be able to execute on its business plan.

●	Macroeconomic Risk. The risk of macroeconomic uncertainty and the effects it could have on Hyliion’s revenues.

●	Future Growth Risk. The risk that future growth of Hyliion is dependent upon the Class 8 fleet market’s willingness to adopt alternative technologies, including vehicles equipped with Hyliion’s solutions.

●	Cost Assumption Risk. The risk that Hyliion may not be able to achieve current cost assumptions.

●	Supply Risk. The risk that Hyliion’s suppliers may not be able to deliver the necessary components for Hyliion’s electrified solutions at prices or volumes acceptable to Hyliion.

●	Competitive Risk. The risk that Hyliion operates in a highly competitive and rapidly evolving industry.

●	OEM Integration Risk. The risk that OEMs may choose to develop their own solutions to compete with Hyliion’s or may price the integration of Hyliion’s solutions at levels lower than the price projected by Hyliion.

●	Public Company Risk. The risks that are associated with being a publicly traded company that is in its early, developmental stage.

●	Benefits May Not Be Achieved Risk. The risk that the potential benefits of the business combination may not be fully achieved or may not be achieved within the expected timeframe.

●	Redemption Risk. The risk that a significant number of TortoiseCorp stockholders elect to redeem their shares prior to the consummation of the business combination and pursuant to TortoiseCorp’s existing Charter, which would potentially make the business combination more difficult to complete or reduce the amount of cash available to the combined company to accelerate its business plan following the Closing.

●	Stockholder Vote Risk. The risk that TortoiseCorp’s stockholders may fail to provide the votes necessary to effect the business combination.

●	Litigation Risk. The risk of the possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

●	Closing Conditions Risk. The risk that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within TortoiseCorp’s control.

●	No Third-Party Valuation Risk. The risk that TortoiseCorp did not obtain a third-party valuation or fairness opinion in connection with the business combination.

●	TortoiseCorp Stockholders Receiving a Minority Positions Risk. The risk that TortoiseCorp stockholders will hold a minority position in the combined company.

●	Fees, Expenses and Time Risk. The risk of incurring significant fees and expenses associated with completing the business combination and the substantial time and effort of management required to complete the business combination.

●	Other Risks Factors. Various other risk factors associated with Hyliion’s business, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the TortoiseCorp Board also considered that some officers and directors of TortoiseCorp may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of TortoiseCorp’s stockholders. TortoiseCorp’s independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the TortoiseCorp Board, the Business Combination Agreement and the business combination. For more information, see the section entitled “—Interests of Certain Persons in the Business Combination.”

The TortoiseCorp Board concluded that the potential benefits that it expects TortoiseCorp and its stockholders to achieve as a result of the business combination outweigh the potentially negative factors associated with the business combination. Accordingly, the TortoiseCorp Board, based on its consideration of the specific factors listed above, unanimously (a) determined that the business combination and the other transactions contemplated by the Business Combination Agreement are fair to, and in the best interests of, TortoiseCorp’s stockholders, (b) approved, adopted and declared advisable the Business Combination Agreement and the transactions contemplated thereby and (c) recommended that the stockholders of TortoiseCorp approve each of the Proposals.

The above discussion of the material factors considered by the TortoiseCorp Board is not intended to be exhaustive but does set forth the principal factors considered by the TortoiseCorp Board.

Unaudited Prospective Financial Information

Hyliion provided TortoiseCorp with its internally prepared forecasts for each of the years in the five-year period ending December 31, 2024. TortoiseCorp management reviewed and as a result of its due diligence investigation revised the forecasts for presentation to the TortoiseCorp Board as part of the TortoiseCorp Board’s review and subsequent approval of the business combination. Hyliion and TortoiseCorp do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of future performance, revenue, financial condition or other results. However, in connection with the proposed business combination, management of TortoiseCorp used the financial projections set forth below to present key elements of the forecasts provided to TortoiseCorp. The forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that TortoiseCorp, Hyliion, their respective directors, officers, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or stockholders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the projections in making a decision regarding the business combination, as the projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Hyliion’s business, all of which are difficult to predict and many of which are beyond Hyliion’s and TortoiseCorp’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Hyliion’s and TortoiseCorp’s control. The various risks and uncertainties include those set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. None of Hyliion’s independent registered accounting firm, TortoiseCorp’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to TortoiseCorp and the TortoiseCorp Board in connection with their review of the proposed business combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR HYLIION, TORTOISECORP UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The projections were prepared by, and are the responsibility of, Hyliion and TortoiseCorp management. Grant Thornton LLP, Hyliion’s independent auditor, and WithumSmith+Brown, PC, TortoiseCorp’s independent auditor, have not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The Grant Thornton LLP report included in this proxy statement relates to historical financial information of Hyliion. It does not extend to the projections and should not be read as if it does.

The key elements of the projections provided by management of TortoiseCorp to the TortoiseCorp Board, which assume that the Hybrid system fleet production commences in 2020 and the Hypertruck ERX system fleet production commences in 2022, are summarized in the tables below:

Key Financial Metrics:

	Forecast
	Year Ended December 31,
	2020E	2021E	2022E	2023E	2024E
	(in millions)
Total Revenue	$1	$8	$344	$1,019	$2,091
Gross Profit	(0)	2	96	321	737
EBITDA	(56)	(135)	8	214	602

Key Non-Financial Metrics:

	Forecast
	Year Ended December 31,
	2020E	2021E	2022E	2023E	2024E
Total Hybrid Electric trucks sold (units)	20	300	4,100	8,000	15,500
Total Hypertruck ERX trucks sold (units)	—	—	2,500	8,500	19,000
Total trucks sold (units)	20	300	6,600	16,500	34,500

Projected revenue is based on a variety of operational assumptions, including the number of Hybrid Electric trucks and Hypertruck ERX trucks produced and sold and the average selling price per truck.

Projected gross profit is driven by expected cost of the trucks, including material, labor and manufacturing overhead, service and warranty costs.

Other key assumptions impacting profitability projections include headcount and outside engineering spend.

Satisfaction of 80% Test

It is a requirement under our Charter and the NYSE listing requirements that the business or assets acquired in an Initial Business Combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for an Initial Business Combination. In connection with its evaluation and approval of the business combination, the TortoiseCorp Board determined that the fair market value of Hyliion exceeded $1 billion, based on, among other things, comparable company EBITDA multiples and revenue multiples.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the TortoiseCorp Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

●	the fact that Tortoise Borrower holds 6,660,183 private placement warrants that would expire worthless if a business combination is not consummated;

●	the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

●	the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,385,625 Founder Shares which were subsequently transferred to Atlas Point Fund and to our independent directors in connection with the closing of our IPO, and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

●	the anticipated continuation of Vincent T. Cubbage and Stephen Pang as directors after the business combination;

●	the fact that each of our independent directors owns 40,000 Founder Shares that were transferred from our Sponsor in connection with the closing of our IPO, which if unrestricted and freely tradeable would be valued at approximately $ , based on the closing price of our Class A Common Stock of $ per share on , 2020;

●	the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an Initial Business Combination or fail to complete an Initial Business Combination by March 4, 2021;

●	the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

●	the fact that our Sponsor, officers and directors will lose their entire investment in us if an Initial Business Combination is not completed.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the business combination, our Sponsor, directors, officers, advisors or any of their respective affiliates may privately negotiate transactions to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with the business combination for a per share pro rata portion of the Trust Account. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares or public warrants in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of public shares could be to (a) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of our public shares or public warrants may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors, advisors or any of their respective affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A Common Stock) following our mailing of proxy materials in connection with the business combination. To the extent that our Sponsor, officers, directors, advisors or any of their respective affiliates enter into a privately negotiated purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the business combination, whether or not such stockholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the stockholder meeting related to the business combination. Our Sponsor, officers, directors, advisors or any of their respective affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors, advisors or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors, advisors and any of their respective affiliates will not make purchases of Class A Common Stock if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Total Company Shares to Be Issued in the Business Combination

We anticipate that, upon completion of the business combination, the ownership of New Hyliion will be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 61.87% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 23,260,917 shares of our Class A Common Stock, representing a 14.39% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 19.03% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 7,615,230 shares of our Class A Common Stock, representing a 4.71% interest.

The number of shares and the interests set forth above assume that (a) no public stockholders elect to have their public shares redeemed, (b) 1,750,000 shares of Class A Common Stock are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement as part of the Forward Purchase Units, (c) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (d) 100,000,000 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (e) all pre-merger Hyliion Options have vested and been exercised prior to the merger (however, for a discussion of the actual adjustment provisions applicable to the Hyliion Options, see “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conversion of Securities”) , (f) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market and (g) there are no other issuances of equity interests of New Hyliion. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Hyliion set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by TortoiseCorp’s existing stockholders in New Hyliion following the business combination will be different. For example, if we assume that all outstanding 11,650,458 public warrants, 6,660,183 private placement warrants and 875,000 Forward Purchase Warrants were exercisable and exercised following completion of the business combination, then the ownership of New Hyliion would be as follows:

●	the Historical Rollover Stockholders will own 100,000,000 shares of our Class A Common Stock, representing a 55.31% interest;

●	the public stockholders (not including any initial stockholders that own public shares) will own 34,891,375 shares of our Class A Common Stock, representing a 19.30% interest;

●	the Subscribers will own 30,750,000 shares of our Class A Common Stock, representing a 17.01% interest; and

●	the initial stockholders (including Atlas Point Fund) will own 15,170,413 shares of our Class A Common Stock, representing a 8.39% interest.

The public warrants, private placement warrants and Forward Purchase Warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

You should read “Summary of the Proxy Statement—Ownership of New Hyliion After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New Hyliion Following the Business Combination

Assuming the Director Election Proposal is approved by our stockholders at the special meeting, we expect the New Hyliion Board to be comprised of the individuals set forth below following the completion of the business combination.

Name	Age	Position
Thomas Healy	28	Chief Executive Officer and Director
Andrew H. Card, Jr.	73	Director
Vincent T. Cubbage	55	Director
Howard Jenkins	69	Director
Edward Olkkola	60	Chairman of the Board
Stephen Pang	38	Director
		Director

Redemption Rights

Under our Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of June 30, 2020, this would have amounted to approximately $10.16 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of TortoiseCorp. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. In order to determine whether a stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder, TortoiseCorp will require each public stockholder seeking to exercise redemption rights to certify to TortoiseCorp whether such stockholder is acting in concert or as a group with any other stockholder. Each redemption of shares of Class A Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $236,643,898 as of June 30, 2020. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of TortoiseCorp Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Accounting Treatment

The business combination will be accounted for as a business combination under the scope of the FASB’s Accounting Standards Codification 805, Business Combinations, or ASC 805, in which Hyliion will be the accounting acquirer.

Certain U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax considerations for U.S. holders (as defined below) of our Class A Common Stock and Non-U.S. holders (as defined below) of our Class A Common Stock that, in either case, elect to have their Class A Common Stock redeemed for cash if the business combination is completed. This discussion is limited to holders that hold our Class A Common Stock as a “capital asset” for U.S. federal income tax purposes (generally property held for investment) and purchased our Class A Common Stock in the IPO. This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders to which this section applies. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

The following does not purport to be a complete analysis of all potential tax effects resulting from the completion of the business combination that are associated with redemptions of our Class A Common Stock or that apply to certain Non-U.S. holders who continue to hold shares of our Class A Common Stock, and this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or governmental organizations;

●	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	persons subject to the alternative minimum tax;

●	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

●	persons that acquired our Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	real estate investment trusts;

●	regulated investment companies;

●	certain former citizens or long-term residents of the United States; and

●	persons that hold our Class A Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Class A Common Stock to consult their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Considerations for U.S. Holders

This section is addressed to “U.S. holders” of our Class A Common Stock. For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our Class A Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Redemption of Class A Common Stock

In the event that a U.S. holder’s Class A Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting of TortoiseCorp Stockholders—Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale or other exchange of Class A Common Stock, the U.S. holder will be treated as described under “—U.S. Federal Income Tax Considerations for U.S. Holders—Redemption of Class A Common Stock—Gain or Loss on Redemption Treated as a Sale of Class A Common Stock” below. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below under “—U.S. Federal Income Tax Considerations for U.S. Holders—Redemption of Class A Common Stock—Taxation of Redemption Treated as a Distribution.”

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares of stock outstanding both before and after the redemption. The redemption of a U.S. holder’s Class A Common Stock generally will be treated as a sale of such Class A Common Stock (rather than as a corporate distribution) if the redemption (a) is “substantially disproportionate” with respect to the U.S. holder, (b) results in a “complete termination” of the U.S. holder’s interest in us or (c) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock owned directly by the U.S. holder, but also shares of our stock that are treated as constructively owned by the U.S. holder. In addition to stock actually owned by a U.S. holder, such U.S. holder may also be treated as constructively owning stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock that the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A Common Stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A Common Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (a) all of the shares of our Class A Common Stock actually and constructively owned by the U.S. holder are redeemed or (b) all of the shares of our Class A Common Stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. Finally, the redemption of a U.S. holder’s Class A Common Stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of electing to have Class A Common Stock redeemed for cash.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution, and the tax effects will be as described under “—Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A Common Stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Gain or Loss on Redemption Treated as a Sale of Class A Common Stock. If the redemption qualifies as a sale of Class A Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash received in such redemption and (b) the U.S. holder’s adjusted tax basis in its Class A Common Stock redeemed. A U.S. holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder that were treated as a return of capital for U.S. federal income tax purposes. Any capital gain or loss recognized with respect to a redemption generally will be long-term capital gain or loss if the U.S. holder held the Class A Common Stock redeemed for more than one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemption Treated as a Distribution. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. holder will generally be treated as receiving a distribution of cash from TortoiseCorp. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “—U.S. Federal Income Tax Considerations for U.S. Holders—Redemption of Class A Common Stock—Gain or Loss on Redemption Treated as a Sale of Class A Common Stock” above.

Dividends we pay to a U.S. holder that is a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Common Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

The rules governing the tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of the Class A Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. U.S. holders of our Class A Common Stock considering the exercise of their redemption rights are encouraged to consult their own tax advisors as to whether the redemption of their Class A Common Stock will be treated as a sale or as a distribution under the Code.

Information Withholding and Backup Withholding

Payments received by a U.S. holder as a result of the exercise of redemption rights may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. holder that (a) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (b) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Considerations for Non-U.S. Holders

This section is addressed to “Non-U.S. holders” of our Class A Common Stock. For purposes of this discussion, a “Non-U.S. holder” is any beneficial owner of our Class A Common Stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Redemption of Class A Common Stock

The characterization of the redemption of a Non-U.S. holder’s Class A Common Stock pursuant to the redemption provisions described in the section entitled “Special Meeting of TortoiseCorp Stockholders—Redemption Rights” as a sale or distribution for U.S. federal income tax purposes generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A Common Stock, as described under “U.S. Federal Income Tax Considerations for U.S. Holders” above.

Gain on Redemption Treated as a Sale of Class A Common Stock. If the redemption qualifies as a sale of Class A Common Stock with respect to a Non-U.S. holder, such Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the redemption of its Class A Common Stock unless:

●	the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	the gain is effectively connected with a trade or business conducted by the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States); or

●	our Class A Common Stock constitutes a United States real property interest by reason of us being classified as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. holder in the United States.

A Non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. holder whose gain is described in the second bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a rate of 30% or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide property interests and its other assets used or held for use in a trade or business. We believe that we currently are not (and have not been during the applicable testing period) a USRPHC for U.S. federal income tax purposes on the date of the redemption.

Taxation of Redemption Treated as a Distribution. If the redemption does not qualify as a sale of Class A Common Stock, a Non-U.S. holder will generally be treated as receiving a distribution of cash from TortoiseCorp. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “—U.S. Federal Income Tax Considerations for Non-U.S. Holders—Redemption of Class A Common Stock—Gain on Redemption Treated as a Sale of Class A Common Stock” above.

Subject to the withholding requirements under FATCA (as defined below) and provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, each of which is discussed below, any portion of such distribution treated as a dividend made to a Non-U.S. holder on our Class A Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, some or all of any amounts thus withheld may be refundable to the Non-U.S. holder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Dividends paid to a Non-U.S. holder that are effectively connected with a trade or business conducted by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

The rules governing the tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of the Class A Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. As a result, a withholding agent may require a Non-U.S. holder to provide certain information regarding its ownership in order to determine whether the redemption proceeds should be treated as sale proceeds or as a distribution subject to withholding. Non-U.S. holders of our Class A Common Stock considering the exercise of their redemption rights are encouraged to consult their own tax advisors as to whether the redemption of their Class A Common Stock will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. holder (including constructive dividends received pursuant to a redemption of our Class A Common Stock) must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Any dividends paid to a Non-U.S. holder (including constructive dividends received pursuant to a redemption of our Class A Common Stock) generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds of the sale or other disposition by a Non-U.S. holder of our Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A Common Stock, and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a disposition of our Class A Common Stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (a) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (b) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Class A Common Stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible implications of FATCA to them.

HOLDERS OF OUR CLASS A COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF SUCH A REDEMPTION, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Regulatory Matters

Neither TortoiseCorp nor Hyliion is aware of any material regulatory approvals or actions that are required for completion of the business combination other than as required under the HSR Act. On July 14, 2020, we received notice of early termination of the waiting period under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting.

The Business Combination Proposal (and consequently, the Business Combination Agreement and the business combination) will be approved and adopted only if we obtain the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE AUTHORIZED SHARE CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, our stockholders are also being asked to approve and adopt an amendment to the Charter to increase the number of authorized shares of Class A Common Stock from 200,000,000 shares to 250,000,000 shares. The full text of the Proposed Second A&R Charter reflecting the proposed amendment pursuant to the Authorized Share Charter Proposal is attached to this proxy statement as Annex B.

Reasons for the Amendments

The Authorized Share Charter Proposal is intended to provide adequate authorized share capital to (a) accommodate the issuance of shares of Class A Common Stock as part of the exchange for outstanding Hyliion Common Stock at Closing (or reservation for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options) pursuant to the Business Combination Agreement, PIPE Financing, Forward Purchase Agreement, 2020 Plan and the future conversion of outstanding warrants into shares of Class A Common Stock and (b) provide flexibility for future issuances of Class A Common Stock if determined by the New Hyliion Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Vote Required for Approval

The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

The approval of the Authorized Share Charter Proposal requires the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE CHARTER PROPOSAL.

PROPOSAL NO. 3—THE DIRECTOR CLASSIFICATION CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, our stockholders are also being asked to approve an additional amendment to the Charter providing for the reclassification of the TortoiseCorp Board. The full text of the Proposed Second A&R Charter reflecting the proposed amendment pursuant to the Director Classification Charter Proposal is attached to this proxy statement as Annex B.

If the Director Classification Charter Proposal is approved, the TortoiseCorp Board will be reclassified. Our current Charter provides for three classes of directors, with each class of directors serving until the third annual meeting of stockholders after their election. The TortoiseCorp Board believes it is in the best interests of TortoiseCorp and its stockholders to change the classifications of members of the TortoiseCorp Board such that there are three classes of directors, with Vincent T. Cubbage and Thomas Healy assigned to Class I, Andrew H. Card, Jr., Howard Jenkins and Stephen Pang assigned to Class II and Edward Olkkola                          and assigned to Class III.

If the Director Classification Charter Proposal is approved, the term of office of the Class I directors shall expire at the first annual meeting of stockholders following the initial classification of the Board of Directors and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of preferred stock, any vacancies on the TortoiseCorp resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the TortoiseCorp determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the TortoiseCorp Board, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Reasons for the Amendment

The TortoiseCorp Board believes that the proposed amendment is in the best interest of the post-combination company because it is designed to assure the continuity and stability of the New Hyliion Board’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with New Hyliion and, therefore, will be familiar with our business and operations. The TortoiseCorp Board also believes that this classification will assist the New Hyliion Board in protecting the interests of our stockholders in the event of an unsolicited offer for New Hyliion by encouraging any potential acquirer to negotiate directly with the New Hyliion Board.

Potential Anti-Takeover Effects

This proposal may increase the amount of time required for a takeover bidder to obtain control of New Hyliion without the cooperation of the New Hyliion Board, even if the takeover bidder were to acquire a majority of the voting power of New Hyliion’s outstanding voting stock. Without the ability to obtain immediate control of the New Hyliion Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of New Hyliion. Thus, this amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, this amendment will make it more difficult for stockholders to change the majority composition of the New Hyliion Board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the New Hyliion Board, this amendment could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over New Hyliion, the TortoiseCorp Board believes that by forcing potential bidders to negotiate with the New Hyliion Board for a change of control transaction, the New Hyliion Board will be better able to maximize stockholder value in any change of control transaction.

The TortoiseCorp Board is not aware of any present or threatened third-party plans to gain control of New Hyliion, and this proposal is not being recommended in response to any such plan or threat. Rather, the TortoiseCorp Board is recommending this proposal as part of its review of New Hyliion’s key governance mechanisms in connection with the business combination and to assist in assuring fair and equitable treatment for all of New Hyliion’s stockholders in hostile takeover situations. The TortoiseCorp Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of New Hyliion.

Vote Required for Approval

The Director Classification Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

The approval of the Director Classification Charter Proposal requires the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR CLASSIFICATION CHARTER PROPOSAL.

PROPOSAL NO. 4—THE ADDITIONAL CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the NYSE Proposal are approved, TortoiseCorp’s stockholders are also being asked to approve amendments to the Charter to (a) eliminate certain provisions relating to an Initial Business Combination that will no longer be applicable to us following the consummation of the business combination, (b) change the post-combination company’s name to “Hyliion Holdings Corp.” and (c) make such other changes that the TortoiseCorp Board deems appropriate for a public operating company. The full text of the Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Additional Charter Proposal is attached to this proxy statement as Annex B. For a comparison of the existing Charter and the Proposed Second A&R Charter, please see the section entitled “Description of Securities.”

Reasons for the Amendment

The TortoiseCorp Board believes the proposed amendment is appropriate to adequately update the Charter for the post-combination company, because it will eliminate obsolete language that will no longer be applicable following the consummation of the business combination and make such other changes that are more appropriate for a public operating company.

Vote Required for Approval

The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders.

The approval of the Additional Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADDITIONAL CHARTER PROPOSAL.

PROPOSAL NO. 5—THE NYSE PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, TortoiseCorp’s stockholders are also being asked to approve (a) the issuance, or reservation for issuance in respect of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options, of 100,000,000 shares of Class A Common Stock to the Historical Rollover Stockholders in the business combination, (b) the issuance and sale of 30,750,000 shares of Class A Common Stock in the PIPE Financing and (c) the issuance and sale of 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Fund pursuant to the Forward Purchase Agreement.

Why TortoiseCorp Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Section 312.03(c) of the NYSE Listed Company Manual.

Under Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if such securities are not issued in a public offering for cash and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is, or will be upon the issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock. TortoiseCorp will issue shares representing 20% or more of the number of outstanding shares of Class A Common Stock and Class B Common Stock of TortoiseCorp prior to the issuance, or 20% or more of its voting power prior to the issuance, pursuant to the Business Combination Agreement, the PIPE Financing and the Forward Purchase Agreement.

Effect of Proposal on Current Stockholders

If the NYSE Proposal is adopted, up to an aggregate of 133,375,000 shares of Class A Common Stock may be issued in connection with the business combination, the PIPE Financing and the Forward Purchase Agreement, representing up to 458% of the shares of Class A Common Stock and Class B Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of TortoiseCorp.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal at the special meeting.

Approval of the NYSE Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the NYSE Proposal.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

PROPOSAL NO. 6—THE 2020 PLAN PROPOSAL

Overview

In this Proposal No. 6, we are asking our stockholders to approve the New Hyliion 2020 Equity Incentive Plan, which we refer to herein as the 2020 Plan. A total of 12,200,000 shares of New Hyliion Common Stock will be reserved for issuance under the 2020 Plan. The TortoiseCorp Board approved the 2020 Plan on                  , 2020, subject to stockholder approval at the special meeting. If stockholders approve this proposal, the 2020 Plan will become effective on the consummation of the business combination. If the 2020 Plan is not approved by the stockholders, it will not become effective and no awards will be granted thereunder. The 2020 Plan is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the 2020 Plan, a copy of which is attached hereto as Annex C.

General Information

The purpose of the 2020 Plan is to provide a means whereby New Hyliion can align the long-term financial interests of its employees, consultants and directors with the financial interests of its stockholders. In addition, the TortoiseCorp Board believes that the ability to grant options and other equity-based awards will help New Hyliion to attract, retain and motivate employees, consultants and directors and encourage them to devote their best efforts to New Hyliion’s business and financial success.

Approval of the 2020 Plan by our stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of equity compensation plans and allow the grant of incentive stock options under the 2020 Plan. If this 2020 Plan Proposal is approved by our stockholders, the 2020 Plan will become effective as of the Closing and New Hyliion will register the necessary shares of New Hyliion Common Stock on a Registration Statement on Form S-8. In the event that our stockholders do not approve this proposal, the 2020 Plan will not become effective.

New Hyliion’s equity compensation program, as implemented under the 2020 Plan, will allow New Hyliion to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. It is critical to New Hyliion’s long-term success that the interests of employees and other service providers are tied to its success as “owners” of the business. Approval of the 2020 Plan will allow New Hyliion to grant stock options and other equity awards at levels it determines to be appropriate in order to attract new employees and other service providers, retain existing employees and service providers and to provide incentives for such persons to exert maximum efforts for New Hyliion’s success and ultimately increase stockholder value. The 2020 Plan allows New Hyliion to utilize a broad array of equity incentives with flexibility in designing equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance stock awards to offer competitive equity compensation packages in order to retain and motivate the talent necessary for New Hyliion.

If the request to approve the 2020 Plan is approved by our stockholders, there will be approximately 12,200,000 shares of New Hyliion Common Stock, subject to adjustment for specified changes in New Hyliion’s capitalization, available for grant under the 2020 Plan as of the Closing. This pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain and motivate employees and other participants.

Description of the New Hyliion 2020 Equity Incentive Plan

A summary description of the material features of the 2020 Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2020 Plan and is qualified by reference to the 2020 Plan, the form of which is attached to this proxy statement as Annex C and incorporated by reference in its entirety.

Awards. The 2020 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Eligibility. Any individual who is an employee of New Hyliion or any of its affiliates, or any person who provides services to New Hyliion or its affiliates, including members of the New Hyliion Board, is eligible to receive awards under the 2020 Plan at the discretion of the plan administrator. As of June 30, 2020, Hyliion had 52 employees and ten directors that would be eligible to participate in the 2020 Plan and it expects that 52 employees and three directors will be eligible to participate in the 2020 Plan after the consummation of the business combination. Consultants are eligible to receive awards pursuant to the 2020 Plan, but as the plan administrator shall have sole discretion to determine whether such consultants could receive an award, the number of consultants that could receive 2020 Plan awards is not determinable at this time.

Authorized Shares. Initially, the maximum number of shares of New Hyliion Common Stock that may be issued under the 2020 Plan after it becomes effective will not exceed 12,200,000 shares. The maximum number of shares of New Hyliion Common Stock that may be issued on the exercise of ISOs under the 2020 Plan is also 12,200,000 shares. On June 30, 2020, the per share closing price of Class A Common Stock on the NYSE was $27.44 per share.

Shares subject to stock awards granted under the 2020 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2020 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2020 Plan. If any shares of New Hyliion Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by New Hyliion (a) because of the failure to vest, (b) to satisfy the exercise, strike or purchase price or (c) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will again become available for issuance under the 2020 Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2020 Plan.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (a) $675,000 in total value or (b) if such non-employee director is first appointed or elected to the New Hyliion Board during such calendar year, $900,000 in total value.

Plan Administration. The New Hyliion Board, or a duly authorized committee thereof, will administer the 2020 Plan and is referred to as the “plan administrator” herein. The New Hyliion Board may also delegate to one or more of its officers the authority to (a) designate employees (other than officers) to receive specified stock awards and (b) determine the number of shares subject to such stock awards. Under the 2020 Plan, the New Hyliion Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award; provided, however, that the 2020 Plan will have a minimum vesting schedule of one year for all awards, although vesting of an award may be accelerated upon a change in control transaction or qualifying termination of employment, as set forth within an individual award agreement, and up to 5% of the share pool may be granted without regard to the minimum vesting requirement, so long as such awards are granted by the New Hyliion Board or its compensation committee.

Under the 2020 Plan, the New Hyliion Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (a) the reduction of the exercise, purchase or strike price of any outstanding option or stock appreciation right, (b) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash or other consideration or (c) any other action that is treated as a repricing under GAAP, provided, however, that any such action that constitutes a repricing under then applicable stock exchange rules and listing standards will be subject to the approval of New Hyliion’s stockholders.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of New Hyliion Common Stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with New Hyliion or any of its affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with New Hyliion or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with New Hyliion or any of its affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of New Hyliion Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash, check, bank draft or money order, (b) a broker-assisted cashless exercise, (c) the tender of shares of New Hyliion Common Stock previously owned by the optionholder, (d) a net exercise of the option if it is an NSO or (e) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of New Hyliion Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of New Hyliion’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of New Hyliion’s total combined voting power or that of its parent or any of its subsidiary corporations unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the New Hyliion Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of New Hyliion Common Stock, a combination of cash and shares of New Hyliion Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to the New Hyliion Board and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms, subject to the minimum vesting requirements set forth in the 2020 Plan. If a participant’s service relationship with New Hyliion ends for any reason, New Hyliion may receive any or all of the shares of New Hyliion Common Stock held by the participant that have not vested as of the date the participant terminates service with New Hyliion through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of New Hyliion Common Stock on the date granted. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator, subject to the minimum vesting requirements set forth in the 2020 Plan. Stock appreciation rights may be settled in cash or shares of New Hyliion Common Stock or in any other form of payment, as determined by the New Hyliion Board and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. If a participant’s service relationship with New Hyliion or any of its affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with New Hyliion, or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2020 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, New Hyliion Common Stock.

The performance goals may be based on any measure of performance selected by the New Hyliion Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the New Hyliion Board when the performance award is granted, the New Hyliion Board will appropriately make adjustments in the method of calculating the attainment of performance goals, which shall include the following actions: (a) exclude restructuring and other nonrecurring charges; (b) exclude exchange rate effects; (c) exclude the effects of changes to GAAP; (d) exclude the effects of any statutory adjustments to corporate tax rates; (e) exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (f) exclude the dilutive effects of acquisitions or joint ventures; (g) assume that any portion of New Hyliion’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) exclude the effect of any change in the outstanding shares of New Hyliion Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) exclude the effects of stock based compensation and the award of bonuses under New Hyliion’s bonus plans; (j) exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; and (k) exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to New Hyliion Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in New Hyliion’s capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2020 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued on the exercise of ISOs and (d) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Change in Control Transactions. The following applies to stock awards under the 2020 Plan in the event of a change in control (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with New Hyliion or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a change in control, the New Hyliion Board will take one or more of the following actions with respect to awards, contingent upon the closing or completion of the change in control:

●	arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of New Hyliion pursuant to the change in control);

●	arrange for the assignment of any reacquisition or repurchase rights held by New Hyliion in respect of New Hyliion Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

●	accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such change in control as the New Hyliion Board determines (or, if the New Hyliion Board does not determine such a date, to the date that is five days prior to the effective date of the change in control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the change in control;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by New Hyliion with respect to the award;

●	cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as the New Hyliion Board, in its sole discretion, may consider appropriate; or

●	make a payment, in such form as may be determined by the New Hyliion Board, equal to the excess, if any, of (a) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the change in control, over (b) any exercise price payable by such holder in connection with such exercise. This payment may be zero dollars if the value of the property is equal to or less than the exercise price. These payments may be delayed to the same extent that payment of consideration to the holders of New Hyliion Common Stock in connection with the change in control is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The New Hyliion Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants. The New Hyliion Board may also take different actions with respect to the vested and unvested portions of an award.

Plan Amendment or Termination. The New Hyliion Board has the authority to amend, suspend or terminate the 2020 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of New Hyliion’s stockholders. No ISOs may be granted after the tenth anniversary of the date the TortoiseCorp Board adopts the 2020 Plan. No stock awards may be granted under the 2020 Plan while it is suspended or after it is terminated.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and New Hyliion with respect to participation in the 2020 Plan, which will not become effective until the Closing. No awards will be issued under the 2020 Plan prior to the Closing. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2020 Plan. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. New Hyliion’s ability to realize the benefit of any tax deductions described below depends on New Hyliion’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of New Hyliion’s tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by New Hyliion or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyliion will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options. The 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. New Hyliion is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, New Hyliion will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, and provided that either the employee includes that amount in income or New Hyliion timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the IRS, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyliion will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyliion will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyliion will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to New Hyliion

Compensation of Covered Employees. The ability of New Hyliion to obtain a deduction for amounts paid under the 2020 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits New Hyliion’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

Golden Parachute Payments. The ability of New Hyliion (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2020 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits

The Awards, if any, that will be made to eligible persons under the 2020 Plan are subject to the discretion of the New Hyliion Board. Therefore, TortoiseCorp cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future. Therefore, a New Plan Benefits Table is not provided.

Vote Required for Approval

The 2020 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 6 will have no effect, even if approved by our stockholders.

The approval of the 2020 Plan Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2020 Plan Proposal.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2020 PLAN PROPOSAL.

PROPOSAL NO. 7—THE DIRECTOR ELECTION PROPOSAL

Overview

The TortoiseCorp Board currently consists of five members. Pursuant to our Charter, the members of the TortoiseCorp Board are divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Stephen Pang, will expire at the first annual meeting of stockholders. The term of office of the second class of directors, consisting of Andrew J. Orekar and Frank M. Semple, will expire at the 2021 annual meeting of stockholders. The term of office of the third class of directors, consisting of Vincent T. Cubbage and Sidney L. Tassin, will expire at the 2022 annual meeting of stockholders.

In addition, the Proposed Second A&R Charter provides that each director shall serve until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Pursuant to the Business Combination Agreement and the Proposed Second A&R Charter, at Closing, we will expand the size of our board of directors from five directors to seven, and the New Hyliion Board will consist of Vincent T. Cubbage, Stephen Pang, Thomas Healy, Andrew H. Card, Jr., Howard Jenkins, Edward Olkkola and                   . It is currently contemplated that Vincent T. Cubbage and Thomas Healy will be nominated to serve as Class I directors, Andrew H. Card, Jr., Howard Jenkins and Stephen Pang will be nominated to serve as Class II directors and Edward Olkkola and                    will be nominated to serve as Class III directors.

Information regarding each nominee is set forth in the section entitled “Management After the Business Combination.”

Vote Required for Approval

The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal at the special meeting. If the Business Combination Proposal or the NYSE Proposal are not approved, this Proposal No. 7 will have no effect, even if approved by our stockholders.

The approval of the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock virtually present or represented by proxy at the special meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election Proposal.

Recommendation of the TortoiseCorp

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR ALL NOMINEES” FOR ELECTION TO THE TORTOISECORP BOARD.

PROPOSAL NO. 8—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the TortoiseCorp Board to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal. If our stockholders approve the Adjournment Proposal, we may adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders who have voted previously.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by TortoiseCorp stockholders, the TortoiseCorp Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal.

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the special meeting.

The approval of the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the TortoiseCorp Board

THE TORTOISECORP BOARD RECOMMENDS THAT TORTOISECORP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HYLIION

The following discussion and analysis provides information which Hyliion’s management believes is relevant to an assessment and understanding of Hyliion’s results of operations and financial condition. This discussion and analysis should be read together with “Selected Historical Financial Information of Hyliion” and the audited and unaudited financial statements and related notes that are included elsewhere in this proxy statement. This discussion and analysis should also be read together with Hyliion’s pro forma financial information for the period ended June 30, 2020 and as of December 31, 2019 (in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors—Risks Related to Hyliion” or elsewhere in this proxy statement.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in Hyliion’s financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

Hyliion’s mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Hyliion’s goal is to reduce the carbon intensity and the GHG emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest TCO. Hyliion is currently developing two electrified powertrain systems for long-haul Class 8 commercial vehicles which will reduce the transportation sector’s GHG emissions: Hyliion’s Hybrid system and Hyliion’s Hypertruck ERX system.

Hyliion’s electrified powertrain solutions utilize Hyliion’s proprietary battery systems, control software and data analytics, combined with electric motors and power electronics, to produce an electrified powertrain system technology platform that can be used to either augment, in the case of the Hybrid system, or fully replace, in the case of the Hypertruck ERX system, traditional diesel or CNG fueled powertrains and improve their performance. Hyliion’s solutions are designed to be compatible with most major Class 8 commercial vehicle manufacturers and are fuel and generator agnostic, giving Hyliion’s customers the greatest flexibility to choose the vehicles that best fit their overall commercial vehicle operations strategy in their transition to electrified transportation.

Hyliion’s Hybrid system has been used on over two million real-world road miles on Class 8 commercial vehicles and can either be retrofit to an existing in-service vehicle or installed on a new vehicle prior to entering fleet service. Hyliion’s Hypertruck ERX system leverages the experience and data from Hyliion’s Hybrid system to replace the traditional diesel powertrain installed in new vehicles. Hyliion’s Hypertruck ERX system will offer commercial vehicle owners and operators a net carbon negative electrified powertrain option for Class 8 commercial vehicles, when using RNG. Class 8 commercial vehicles can currently be refueled with CNG through existing, geographically diverse and third-party accessible natural gas refueling stations established across North America and globally. This existing and accessible refueling infrastructure will significantly reduce the buildout time and cost required to utilize Hyliion’s Hypertruck ERX system as compared to other proposed potential electrified solutions. By focusing on the powertrain, Hyliion’s solutions can be installed on most major Class 8 commercial vehicles, which gives Hyliion’s customers the flexibility to continue using their preferred vehicle brands and maintain their existing fleet maintenance and operations strategies. Hyliion’s existing customers, to whom Hyliion has deployed demonstration Hybrid system units, include leaders in the transportation and logistics sector such as Penske, Idealease and Ryder as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets, such as Wegmans. Hyliion’s Hypertruck ERX system is generating significant interest from Hyliion’s current customers and potential new customers given the multitude of potential benefits and lower TCO compared to both conventional Class 8 commercial vehicles as well as competing technologies currently in development. Hyliion’s initial customer and launch partner for its Hypertruck ERX system is Agility Transport, from which Hyliion has received a pre-launch order of up to 1,000 trucks equipped with the Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights (including a right to terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of Agility Transport’s pre-order). Hyliion is in the pre-commercialization stage of development and has generated no revenue from these customers since inception.

To date, Hyliion has financed its operations primarily through private placements of redeemable convertible preferred stock and issuance of convertible notes payable, raising aggregate gross proceeds of approximately $51.4 million since its inception in 2016. As of June 30, 2020, the net carrying value of the convertible notes payable was $18.4 million and the accumulated deficit since inception was $59.6 million.

Business Combination and Public Company Costs

On June 18, 2020, Hyliion entered into the Business Combination Agreement with TortoiseCorp and Merger Sub, pursuant to which Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of TortoiseCorp.

If the Business Combination Agreement is approved, Hyliion-appointed directors will represent four of the seven board seats for the New Hyliion Board and it is expected that one of the Hyliion-appointed directors will be designated Chairman of the New Hyliion Board, Hyliion’s senior management will be the senior management of New Hyliion, and the current shareholders of Hyliion are expected to own at least 59.5% of the outstanding shares of New Hyliion. Accordingly, this merger will be accounted for as a reverse recapitalization, whereby Hyliion will be the acquirer for accounting and financial reporting purposes and TortoiseCorp will be the legal acquirer. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Hyliion in many respects. Under this method of accounting, the shares of TortoiseCorp remaining after redemptions, and the unrestricted net cash and cash equivalents on the date the merger is consummated will be accounted for as a capital infusion received by Hyliion.

Upon consummation of the business combination, the most significant change in Hyliion’s future reported financial position and results is expected to be an estimated increase in cash (as compared to Hyliion’s balance sheet at June 30, 2020) of approximately $287.7 million, assuming maximum stockholder redemptions permitted under the Business Combination Agreement, or $524.4 million, assuming no stockholder redemptions. Total direct and incremental transaction costs are estimated at approximately $39.5 million, will be treated as a reduction of the cash proceeds and deducted from New Hyliion’s additional paid-in capital. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the business combination, Hyliion will become the successor to an SEC-registered and NYSE-listed company which will require Hyliion to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Hyliion expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Additionally, Hyliion expects both of its capital and operating expenditures will increase significantly in connection with Hyliion’s ongoing activities, as Hyliion:

●	commercializes its Hybrid and Hypertruck ERX systems for long haul Class 8 commercial vehicles;

●	continues to invest in its technology, research and development efforts;

●	increases its investment in marketing, advertising, sales and distribution infrastructure for its products and services;

●	obtains, maintains and improves its operational, financial and management information systems;

●	hires additional personnel;

●	obtains, maintains, expands and protects its intellectual property portfolio; and

●	operates as a public company.

Recent Developments

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Hyliion operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted to, among other provisions, provide emergency assistance for individuals, families and businesses affected by COVID-19.

As the COVID-19 pandemic continues to evolve, the extent of the impact to Hyliion’s business operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond Hyliion’s knowledge and control and, as a result, at this time, Hyliion is unable to predict the cumulative impact, both in terms of severity and duration, that the COVID-19 pandemic will have on Hyliion’s business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although Hyliion has made its best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, Hyliion may be subject to future impairment losses related to long-lived assets as well as changes to valuations.

On May 8, 2020, Hyliion received loan proceeds in the amount of $0.9 million under the Paycheck Protection Program (the “PPP”). The PPP was established as part of the CARES Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels.

Comparability of Financial Information

Hyliion’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the business combination.

Key Factors Affecting Operating Results

Hyliion believes that its performance and future success depend on several factors that present significant opportunities for Hyliion but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors—Risks Related to Hyliion.”

Successful commercialization of Hyliion drivetrain solutions

Hyliion expects to derive future revenue from its Hybrid systems and Hypertruck ERX system. Hyliion’s V1 Hybrid system is available today, offering customers the immediate ability to lower costs and improve environmental impact, and Hyliion intends to introduce its improved V2 Hybrid system for customer deliveries in late 2021. Hyliion’s Hypertruck ERX system is projected to be delivered to customers for evaluation and testing in late 2021 with commercial availability projected for 2022. In order to reach commercialization, Hyliion must purchase and integrate related property and equipment, as well as achieve several research and development milestones. As a result, Hyliion will require substantial additional capital to develop its products and services and fund Hyliion’s operations for the foreseeable future. Until Hyliion can generate sufficient revenue from product sales, Hyliion expects to finance its operations through commercialization and production with proceeds from the business combination. The amount and timing of Hyliion’s future funding requirements, if any, will depend on many factors, including the pace and results of Hyliion’s research and development efforts.

Customer Demand

Hyliion has deployed demonstration Hybrid system units to a number of customers and Hyliion’s Hypertruck ERX system is generating significant interest from its current customers and potential new customers. In May 2020, Hyliion entered into the Agility Pre-Launch Agreement with Agility Transport. Under the Agility Pre-Launch Agreement, Agility Transport agreed to order 1,000 trucks equipped with Hyliion’s Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights (including a right to terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of Agility Transport’s pre-order). For the six months ended June 30, 2020 and the years ended December 31 2019 and 2018, Hyliion had no transactions with Agility Transport.

Basis of Presentation

Currently, Hyliion conducts business through one operating segment. See Note 3 in the accompanying audited financial statements for more information about Hyliion’s operating segment.

Key Components of Statements of Operations

Research and Development Expense

Research and development expenses consist primarily of costs incurred for the discovery and development of Hyliion’s electrified powertrain solutions, which include:

●	personnel-related expenses including salaries, benefits, travel and share-based compensation, for personnel performing research and development activities;

●	fees paid to third parties such as consultants and contractors for outsourced engineering services;

●	expenses related to materials, supplies and third-party services;

●	depreciation for equipment used in research and development activities; and

●	allocation of general overhead costs.

Hyliion expects its research and development costs to increase for the foreseeable future as Hyliion continues to invest in research and development activities to achieve its operational and commercial goals.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of personnel-related expenses for Hyliion’s corporate, executive, finance, sales, marketing and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, amortization, travel, sales and marketing costs. Personnel-related expenses consist of salaries, benefits and share-based compensation.

Hyliion expects its selling, general and administrative expenses to increase for the foreseeable future as Hyliion scales headcount with the growth of its business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other Income (Expense), Net

Other income and expense consists primarily of interest expense incurred on Hyliion’s debt obligations, remeasurement gain or loss associated with the change in the fair value on Hyliion’s convertible notes payable derivative liabilities and Hyliion’s gain on bargain purchase associated with the acquisition of a battery division on June 1, 2018.

Results of Operations

Comparison of Six Months Ended June 30, 2020 and 2019

The condensed statements of operations for the six months ended June 30, 2020 and 2019 are presented below:

	Six Months Ended June 30,		$	%
	2020	2019	Change	Change
	(in thousands, except share and per share data)
Operating expenses:
Research and development	$(5,225)	$(4,512)	$(713)	15.8%
Selling, general, and administrative	(1,565)	(1,292)	(273)	21.1%
Loss from operations	(6,790)	(5,804)	(986)	17.0%
Other income (expense):
Interest expense	(3,228)	(1,183)	(2,045)	172.9%
Change in fair value of convertible notes payable	455	524	(69)	(13.2)%
Other income	-	13	(13)	(100.0)%
Total other (expense) income	(2,773)	(646)	(2,127)	329.3%
Net loss	$(9,563)	$(6,450)	$(3,113)	48.3%
Cumulative dividends on convertible preferred stock	(884)	(830)	(54)	6.5%
Net loss attributable to common stockholder, basic and diluted	$(10,447)	$(7,280)	$(3,167)	43.5%
Net loss per share, basic and diluted	$(0.40)	$(0.29)	$(0.11)	36.7%
Weighted-average shares outstanding, basic and diluted	26,124,230	24,877,422	1,246,808	5.0%

Research and Development

Research and development expenses increased by $0.7 million from $4.5 million in the six months ended June 30, 2019 to $5.2 million in the same period in 2020. The increase was primarily due to a $0.7 million increase in consulting fees relating primarily to development of the Hypertruck ERX prototype vehicle, a $0.2 million increase in consumable research and development components relating primarily to development of the Hypertruck ERX prototype vehicle, a $0.2 million increase in payroll and related costs due to increased hardware and software engineering headcount and performance-oriented product development incentive bonuses earned during the period, offset by $0.4 million of reductions in facilities lease expenses due to the closure of a satellite office.

Selling, General and Administrative

Selling, general and administrative expenses increased by $0.3 million from $1.3 million in the six months ended June 30, 2019 to $1.6 million in the same period in 2020, primarily driven by a $0.1 million increase in facilities lease expenses due to an expansion of the administrative portion of Hyliion’s headquarter facilities, a $0.1 million increase in payroll and payroll related costs related to a voluntary, temporary salary reduction taken by key executive personnel during the six months ended June 30, 2019 in an effort to conserve cash that did not recur during the six months ended June 30, 2020, and a $0.1 million increase in marketing and press relations expenses relating to Hyliion’s expansion of product sales and marketing activities.

Other Income (Expense), Net

Total other expense increased by $2.1 million from $0.6 million for the six months ended June 30, 2019 to $2.8 million for the six months ended June 30, 2020, primarily due to interest expense. Interest expense increased by $2.0 million from $1.2 million for the six months ended June 30, 2019 to $3.2 million for the six months ended June 30, 2020, primarily due to interest expense incurred on Hyliion’s debt obligations, which increased from $14.8 million at June 30, 2019 to $25.0 million at June 30, 2020. During the six months ended June 30, 2020 and 2019, Hyliion issued convertible notes payable, for which certain embedded features were required to be bifurcated and separately accounted for as derivative liabilities, in exchange for cash proceeds totaling $3.2 million and $9.8 million, respectively. The estimated fair value of the convertible notes payable derivative liabilities on the date of issuance for the six months ended June 30, 2020 and 2019 totaled $2.7 million and $3.6 million, respectively, and were recognized at issuance as a liability and a corresponding debt discount. For the six months ended June 30, 2020 and 2019, interest expense consisted of: (a) interest payable in kind at an annual stated rate of 6.0% for a total of $0.7 million and $0.2 million, respectively, and (b) convertible note payable discount amortization of $2.5 million and $0.9 million, respectively.

Comparison of Years Ended December 31, 2019 and 2018

The condensed statements of operations for the years ended December 31, 2019 and 2018 are presented below:

	Years Ended December 31,
	2019	2018 (As Restated)	$ Change	% Change
	(in thousands, except share and per share data)
Operating expenses:
Research and development	$(9,269)	$(15,733)	$6,464	(41.1)%
Selling, general, and administrative	(2,730)	(4,122)	1,392	(33.8)%
Loss from operations	(11,999)	(19,855)	7,856	(39.6)%
Other income (expense):
Interest expense	(3,260)	(366)	(2,894)	790.7%
Change in fair value of convertible notes payable derivative liabilities	1,119	(268)	1,387	(517.5)%
Gain on bargain purchase	-	1,197	(1,197)	(100.0)%
Other income	27	11	16	145.5%
Total other (expense) income	(2,114)	574	(2,688)	(468.3)%
Net loss	$(14,113)	$(19,281)	$5,168	(26.8)%
Cumulative dividends on convertible preferred stock	(1,702)	(1,416)	(286)	20.2%
Net loss attributable to common stockholder, basic and diluted	$(15,815)	$(20,697)	$4,882	(23.6)%
Net loss per share, basic and diluted	$(0.69)	$(0.87)	$0.18	(20.7)%
Weighted-average shares outstanding, basic and diluted	25,501,235	24,190,623	1,310,612	5.4%

Research and Development

Research and development expenses decreased by $6.5 million from $15.7 million for the year ended December 31, 2018 to $9.3 million for the year ended December 31, 2019. The decrease in research and development costs was primarily driven by Hyliion’s efforts to conserve cash resources while focusing design efforts on incremental improvements in order to ready Hyliion’s Hybrid system for market introduction, which were partially offset by increased facilities costs as Hyliion’s headquarters facility lease commenced during the fourth quarter of 2018. Expenditures for personnel, benefits and external consultancy were reduced by $2.5 million, expenditures for components utilized in the development process were reduced by $4.6 million and there were general reductions in other expense categories, offset by an increase in expenditures for building leases by $1.0 million.

Selling, General and Administrative

Selling, general, and administrative expenses decreased by $1.4 million from $4.1 million for the year ended December 31, 2018 to $2.7 million for the year ended December 31, 2019, primarily due to Hyliion’s efforts to conserve cash resources and maintain liquidity. Reductions in personnel, legal fees, external consultancy and marketing expenses were partially offset by increased facilities costs as Hyliion’s headquarters facility lease commenced during the fourth quarter of 2018. Expenditures for personnel, benefits and external consultancy were reduced by $0.7 million, expenditures for legal fees were reduced by $0.2 million and expenditures for marketing expenses were reduced by $0.2 million and there were general reductions in other expense categories.

Other Income (Expense), Net

Total other income (expense), net decreased by $2.7 million from $0.6 million of other income for the year ended December 31, 2018 to $2.1 million of other expense for the year ended December 31, 2019. The decrease was primarily due to the following:

●	Interest expense increased by $2.9 million from $0.4 million for the year ended December 31, 2018 to $3.3 million for the year ended December 31, 2019, primarily due to an increase in Hyliion’s convertible note payable debt obligations, which increased from $5.0 million at December 31, 2018 to $21.8 million at December 31, 2019. During 2019 and 2018, Hyliion issued convertible notes payable, for which certain embedded features were required to be bifurcated and separately accounted for as derivative liabilities, in exchange for cash proceeds totaling $16.8 million and $5.0 million, respectively. The estimated fair value of the convertible notes payable derivative liabilities on the date of issuance during 2019 and 2018 totaled $7.4 million and $1.8 million, respectively, and were recognized at issuance as a liability and a corresponding debt discount. For the years ended December 31, 2019 and 2018, interest expenses consisted of (a) interest payable in kind at an annual stated rate of 6.0% for a total of $0.7 million and $0.1 million, respectively, and (b) convertible note payable discount amortization of $2.5 million and $0.3 million, respectively.

●	A gain from the change in fair value of convertible notes payable derivative liabilities of $1.1 million for the year ended December 31, 2019 and a loss from the change in fair value of convertible notes payable derivative liabilities of $0.4 million for the year ended December 31, 2018.

●	A gain on bargain purchase of $1.2 million for the year ended December 31, 2018 related to a business acquisition in 2018. There were no business acquisitions in 2019.

Liquidity and Capital Resources

As of June 30, 2020, Hyliion had a working capital deficit of $21.8 million and an accumulated deficit of $58.5 million. Hyliion incurred a net loss of $9.6 million for the six months ended June 30, 2020 and a net loss of $14.1 million for the year ended December 31, 2019.

As an early stage growth company in the pre-commercialization stage of development, the net losses Hyliion has incurred since inception are consistent with Hyliion’s strategy and budget. Hyliion will continue to incur net losses in accordance with Hyliion’s operating plan as Hyliion continues to expand its research and development activities to complete the development of Hyliion’s Hybrid and Hypertruck ERX systems and scale Hyliion’s operations to meet anticipated demand. Hyliion expects that with the funds raised in connection with the business combination, no additional capital will be needed prior to commercialization and production.

Hyliion’s ability to access capital when needed is not assured and, if capital is not available to Hyliion when, and in the amounts needed, Hyliion could be required to delay, scale back or abandon some or all of Hyliion’s development programs and other operations, which could materially harm Hyliion’s business, prospects, financial condition and operating results. Because of this uncertainty, there is substantial doubt about Hyliion’s ability to continue as a going concern.

While management believes the funds that will be raised in connection with the business combination will alleviate the conditions that raise substantial doubt, it is not expected that such doubt can be alleviated prior to the consummation of the business combination.

Cash Flows Summary

Presented below is a summary of Hyliion’s operating, investing and financing cash flows:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Net cash provided by (used in)
Operating activities	$(6,530)	$(4,665)	(11,072)	(18,067)
Investing activities	(70)	(182)	(349)	(1,285)
Financing activities	3,616	9,709	16,609	18,004
Net change in cash and cash equivalents	$(2,984)	$4,862	$5,188	$(1,348)

Cash Flows Used in Operating Activities

For the six months ended June 30, 2020, cash flows used in operating activities were $6.5 million. The cash used primarily related to Hyliion’s net loss of $9.6 million, adjusted for certain non-cash expenses including $0.5 million related to non-cash lease expenses, $0.5 million related to depreciation and amortization, $0.5 million related to a gain from the change in fair value of the convertible notes payable derivative liabilities, $2.5 million related to amortization of the debt discount, $0.7 million related to paid-in-kind interest on convertible notes payable and $0.1 million related to share-based compensation and adjusted for a $1.0 million change in net working capital accounts including a $0.5 million increase in accounts payable and accrued expenses, a $0.6 million increase in operating lease liabilities and partially offset by a $0.1 million reduction in accounts receivable and other current assets.

For the six months ended June 30, 2019, cash flows used in operating activities were $4.7 million. The cash used primarily related to Hyliion’s net loss of $6.5 million, adjusted for certain non-cash expenses including $0.7 million related to non-cash lease expenses, $0.5 million related to depreciation and amortization, $0.5 million related to a gain from the change in fair value of the convertible notes payable derivative liabilities, $0.9 million related to amortization of the debt discount, $0.2 million related to paid-in-kind interest on convertible notes payable and $0.1 million related to share-based compensation and adjusted for a $0.1 million change in net working capital accounts including a $0.3 million increase in operating lease liabilities and partially offset by a $0.2 million reduction in accounts receivable and other current assets.

 For the year ended December 31, 2019, cash flows used in operating activities were $11.1 million. The cash used primarily related to Hyliion’s net loss of $14.1 million, adjusted for certain non-cash expenses including $1.3 million related to non-cash lease expenses, $1.0 million related to depreciation and amortization, $1.1 million related to a gain from the change in fair value of the convertible notes payable derivative liabilities, $2.5 million related to amortization of the debt discount, $0.7 million related to paid-in-kind interest on convertible notes payable and $0.1 million related to share-based compensation and adjusted for a $1.5 million change in net working capital accounts including a $0.7 million increase in accounts payable and accrued expenses and a $0.8 million increase in operating lease liabilities.

 For the year ended December 31, 2018, cash flows used in operating activities were $18.1 million. The cash used primarily related to Hyliion’s net loss of $19.3 million, adjusted for a $1.2 million non-cash gain on bargain purchase recognized in conjunction with Hyliion’s acquisition of a division of Gentherm Incorporated and non-cash expenses including $0.7 million related to non-cash lease expenses, $0.8 million related to depreciation and amortization, $0.3 million related to amortization of the debt discount, $0.3 million related to a loss from the change in fair value of the convertible note payable derivative liability and $0.1 million related to share-based compensation and adjusted for a $0.2 million change in net working capital accounts including a $0.7 million increase in accounts payable and accrued expenses, offset by a $0.3 million increase in deposits and other assets and a $0.1 increase in accounts receivable.

Cash Flows Used in Investing Activities

Cash used in investing activities primarily relate to capital expenditures for test equipment and machinery, demonstration and test vehicles, leasehold improvements, office furniture and equipment as Hyliion continues to invest in its business infrastructure and a strategic business acquisition during 2018. Capital expenditures totaled $0.1 million and $0.2 million for the six months ended June 30, 2020 and 2019, respectively, and $0.3 million and $0.6 million for the years ended December 31, 2019 and 2018, respectively. Business acquisitions and the purchase of an intangible asset totaled $0.7 million for the year ended December 31, 2018. No business acquisitions or intangible assets were purchased for the six months ended June 30, 2020 and the year ended December 31, 2019.

Net cash used in investing activities is expected to continue to increase substantially as Hyliion purchases additional property and equipment as Hyliion continues the development of its Hybrid and Hypertruck ERX systems and scales the manufacturing operations to meet anticipated demand.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $3.6 million for the six months ended June 30, 2020, which was primarily due to $3.2 million of proceeds from the issuance of a convertible note payable and $0.9 million of loan proceeds from the PPP, partially offset by payments for deferred offering costs of $0.3 million and payments on finance lease obligations of $0.2 million.

Cash provided by financing activities was $9.7 million for the six months ended June 30, 2019 which was primarily due to $9.8 million of proceeds from the issuance of a convertible note payable.

Cash provided by financing activities was $16.6 million for the year ended December 31, 2019, which was primarily due to the issuance of $16.8 million of convertible notes payable in exchange for cash throughout 2019, partially offset by the repayment on finance lease obligations of $0.2 million.

Cash provided by financing activities was $18.0 million for the year ended December 31, 2018, which was primarily due to the issuance of $5.0 million of convertible notes payable and the issuance of $13.2 million of redeemable, convertible preferred stock, partially offset by the repayment on finance lease obligations of $0.2 million.

Contractual Obligations and Commitments

The following table summarizes Hyliion’s contractual obligations and other commitments as of December 31, 2019, and the years in which these obligations are due:

	Payments Due By Period
	Total	Less than 1 year	1 – 3 Years	3 – 5 Years	More than 5 Years
		(in thousands)
Contractual obligations:
Convertible notes payable	$22,564	$8,541	$10,156	$3,867	$-
Operating lease obligations	7,565	1,460	3,509	2,488	108
Finance lease obligations	314	269	45	-	-
	$30,443	$10,270	$13,710	$6,355	$108

In addition, Hyliion enters into agreements in the normal course of business with vendors for research and development services and outsourced services, which are generally cancelable upon written notice. As such, these payments are not included in the above table of contractual obligations.

Related Parties

In conjunction with the convertible promissory note entered into in September 2018 (the “2018 Note” and the holder of such note, the “2018 Noteholder”), Hyliion entered into a preferred sourcing arrangement, as amended (the “PSA”), with the 2018 Noteholder. Under the terms of the PSA, so long as the 2018 Noteholder is one of Hyliion’s stockholders or debtholders and for a period of five years following a change of control of Hyliion, Hyliion will treat the 2018 Noteholder as Hyliion’s preferred source for any products that the 2018 Noteholder manufactures or sells in preference to other competing products as long as the 2018 Noteholder’s products meet the technical criteria established by Hyliion and on reasonably competitive terms. Under the PSA, Hyliion is allowed to purchase competing products upon the request of any customer.

In September 2019, Hyliion entered into an Amended and Restated Services Agreement (the “Services Agreement”) with the 2018 Noteholder under which the 2018 Noteholder may provide engineering or operational services to Hyliion. Hyliion has not yet engaged the 2018 Noteholder to provide any services under the Services Agreement.

In June 2020, Hyliion entered into amendments to the convertible promissory notes (the “Note Amendments”) with all noteholders. In conjunction with the Note Amendments, Hyliion entered into a commercial matters agreement with the 2018 Noteholder (the “Commercial Matters Agreement”), pursuant to which, among other things:

(a) The PSA will remain in place so long as the 2018 Noteholder owns one million shares of New Hyliion subsequent to the consummation of the Business Combination Agreement and will be effective for a period of five years following a change of control affecting New Hyliion.

(b) The Services Agreement was terminated with the intention of replacing it with a new services agreement (the “New Services Agreement”). The terms of the New Services Agreement are yet to, and may ultimately not, be negotiated and the 2018 Noteholder is under no obligation to enter into such New Services Agreement.

(c) Contingent and effective upon the execution of the Business Combination Agreement, Hyliion shall issue to the 2018 Noteholder $10,000,000 worth of Hyliion’s Common Stock, as of immediately prior to the effective time of the merger, in consideration for the Note Amendments and for any future services to be provided pursuant to the terms of the New Services Agreement. Hyliion does not expect to engage the 2018 Noteholder to provide services under the New Services Agreement in the future.

For the six months ended June 30, 2020, and years ended December 31, 2019 and 2018, Hyliion purchased goods used in its research and development activities totaling approximately less than $0.1 million, $0.1 million and $0.1 million, respectively, from the 2018 Noteholder. For the six months ended June 30, 2020, and years ended December 31, 2019 and 2018 Hyliion owed approximately less than $0.1 million, $0.1 million and less than $0.1 million, respectively, to the 2018 Noteholder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At June 30, 2020 Hyliion owed $952,000 for accrued interest on the convertible notes payable owed to the 2018 Noteholder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 60% of Hyliion’s convertible notes payable were held by the 2018 Noteholder as of June 30, 2020.

Between February and July 2019, Hyliion issued a series of convertible notes payable in exchange for cash totaling approximately $13.6 million (the “Initial 2019 Notes” and holders of such notes, the “Initial 2019 Noteholders”). The Initial 2019 Notes bear interest at 6% per annum and mature two to five years after their respective issuance dates. In conjunction with one of the Initial 2019 Notes, Hyliion entered into a Collaboration and Development Agreement (the “CDA”) with one of the Initial 2019 Noteholders (the “Collaboration Partner”). Under the terms of the CDA, Hyliion will work with the Collaboration Partner to develop certain products to be manufactured by the Collaboration Partner for use in Hyliion’s assembled products. The costs incurred under the CDA are the responsibility of the party who incurred the costs. Once the Collaboration Partner’s developed products meet Hyliion’s technical requirements and the Collaboration Partner meets or beats reasonably competitive terms, the Collaboration Partner and Hyliion will enter into a supply arrangement under which Hyliion will purchase the developed products exclusively from the Collaboration Partner for three years after such supply arrangement’s effective date. In the event Hyliion and the Collaboration Partner fail to enter into such supply agreement or Hyliion does not purchase its total requirements for such supplies exclusively from the Collaboration Partner during the three-year period after the supply agreement is entered into, the Collaboration Partner is entitled to certain remedies including reimbursement of all of its development costs.

Off-Balance Sheet Arrangements

During the periods presented, Hyliion did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Hyliion’s financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires Hyliion to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported expenses incurred during the reporting period. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Hyliion’s financial statements.

Hyliion believes that the accounting policies discussed below are critical to understanding Hyliion’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

While Hyliion’s significant accounting policies are described in the notes to Hyliion’s financial statements (see Note 3 in the accompanying audited financial statements), Hyliion believes that the following accounting policies require a greater degree of judgment and complexity. Accordingly, these are the policies Hyliion believes are the most critical to aid in fully understanding and evaluating Hyliion’s financial condition and results of operations.

Share-Based Compensation

Hyliion accounts for share-based payments that involve the issuance of shares of Hyliion Common Stock to employees and nonemployees and meet the criteria for equity-classified awards as share-based compensation expense based on the grant-date fair value of the award. Hyliion issues stock option awards to employees and nonemployees. Hyliion believes the fair value of the stock options granted to nonemployees is more readily determinable than the fair value of the services received.

The fair value of the stock options issued to employees and nonemployees was estimated at each grant date using the Black-Scholes model which requires the input of the following subjective assumptions:

a)	the length of time grantees will retain their vested stock options before exercising them for employees and the contractual term of the option for nonemployees (“expected term”),

b)	the volatility of Hyliion’s common stock price over the expected term,

c)	the expected dividends, and

d)	the risk-free interest rate over the option’s expected term.

A summary of the significant assumptions used to estimate the fair value of stock option awards during the six months ended June 30, 2020, and the years ended December 31, 2019 and 2018 were as follows:

	Six Months Ended	Year Ended	Year Ended
	June 30, 2020	December 31, 2019	December 31, 2018

Expected volatility	70.0%	70.0%	70.0%
Expected term (in years)	6.1 - 10	6.1 - 10	6.1 - 10
Risk-free interest rate	1.7%	1.4 - 3.0%	2.3% - 2.9%
Expected dividend yield	0.0%	0.0%	0.0%

●	Expected volatility: The expected volatility was determined by examining the historical volatilities of a group of industry peers, as Hyliion did not have any trading history for Hyliion Common Stock.

●	Expected term: For employees, the expected term is determined using the “simplified” method, as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment, to estimate on a formula basis the expected term of Hyliion’s employee stock options which are considered to have “plain vanilla” characteristics. For nonemployees, the expected term represents the contractual term of the option.

●	Risk-free interest rate: The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the expected term of the stock option.

●	Expected dividend yield: The expected dividend yield was based on Hyliion’s history and management’s current expectation regarding future dividends.

If factors change, and Hyliion utilizes different assumptions, share-based compensation cost on future award grants may differ significantly from share-based compensation cost recognized on past award grants. Higher volatility and longer expected terms result in an increase to share-based compensation determined at the date of grant. Future share-based compensation cost will increase to the extent that Hyliion grants additional stock option awards to employees and nonemployees. If there are any modifications or cancellations of the underlying unvested securities, Hyliion may be required to accelerate any remaining unearned share-based compensation cost or incur incremental cost. Share-based compensation cost affects Hyliion’s research and development expenses and selling, general, and administrative expenses.

Based on Hyliion’s estimated fair value of common stock of $10.00 and $0.34 at June 30, 2020 and December 31, 2019, respectively, the aggregate intrinsic value of the vested and unvested options to purchase shares of Hyliion’s Common Stock outstanding at June 30, 2020 and December 31, 2019 was $56.3 million and $0.3 million, respectively.

Hyliion recognizes an adjustment to share-based compensation expense in the period in which forfeitures occur. The effect of forfeiture adjustments during 2018, 2019 and the six months ended June 30, 2020, was insignificant.

Hyliion recognized share-based compensation of $116 thousand, $125 thousand, and $131 thousand for the six month period ended June 30, 2020 and for the years ended December 31, 2019 and 2018, respectively.

In future periods, Hyliion expects share-based compensation to increase, due in part to Hyliion’s existing unrecognized stock-based compensation and as Hyliion issues additional share-based awards to continue to attract and retain employees. As of June 30, 2020 and December 31, 2019, there was $0.6 million and $0.4 million, respectively, of unrecognized compensation cost related to share-based payments, which is expected to be recognized over an average period of 3.1 years and 2.9 years, respectively.

Estimating Fair Value of Common Stock

Hyliion does not have a history of market price for Hyliion Common Stock because it is not publicly traded. As such, the fair value of Hyliion Common Stock was determined by Hyliion’s board of directors as of the date of each option grant, by considering a number of objective and subjective factors, including:

●	Hyliion’s business, financial condition and results of operations, including related industry trends affecting Hyliion’s operations and the progress of Hyliion’s research and development activities;

●	Hyliion’s stage of development and commercialization and Hyliion’s business strategy;

●	Hyliion’s forecasted operating performance and projected future cash flows;

●	the lack of an active public market for Hyliion Common Stock and Hyliion’s redeemable, convertible preferred stock;

●	the likelihood of securing additional financing or sale of Hyliion’s company;

●	liquidation preferences, redemption rights, and other rights and privileges of Hyliion’s common stock and redeemable, convertible preferred stock;

●	market multiples of Hyliion’s most comparable public peers; and

●	market conditions affecting Hyliion’s industry.

In connection with establishing the exercise price for all option awards and estimating the fair value of Hyliion Common Stock for the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018, Hyliion obtained third-party valuations by an independent valuation firm. The valuations dated as of October 31, 2018 and November 30, 2019, were conducted in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation utilizing a probability-weighted expected return method (the “PWERM”).

The PWERM utilizes Hyliion’s best estimates of the timing and likelihood of the following scenarios (a) financing (b) sale and (c) liquidation in order to estimate the fair value of the respective classes of equity. For each scenario, Hyliion used either a market approach, whereby Hyliion applied the precedent transaction method for each outcome, or management estimations to estimate the implied equity value. The equity value was then allocated between the classes of preferred and common stock using either an Option Pricing Model (“OPM”), whereby the preferred and common stock were treated as call options on Hyliion’s equity value, with exercise prices based on the liquidation preferences of the stock class, or the liquidation preferences of the preferred stock, based on the scenario. The total value for each class of equity was then divided by the respective shares outstanding for that class to determine the future per share value. The future per share value was then discounted back to present value based on the appropriate risk adjusted discount rate. A discount for lack of marketability was then applied to account for the lack of liquidity and marketability of the stock. The resulting value per share was the indicated present value, on a non-marketable basis.

For the valuations used to establish the fair value of Hyliion Common Stock, the following assumptions were used:

	November 30, 2019	October 31, 2018
Financing Scenario
Probability	70.0%	90.0%
Outcomes	$100 million - $175 million	$70.0 million
Risk adjusted discount rate	4.1%	2.9%
Lack of marketability discount	33.8% - 34.3%	36.0%
Timing to liquidity event	3.0 years	2.75 years
Sale Scenario
Probability	5.0%	10.0%
Outcomes	$200 million	$50 million
Risk adjusted discount rate	22.1%	5.2%
Lack of marketability discount	12.9%	13.5%
Timing to liquidity event	0.3 years	0.3 years
Liquidation Scenario
Probability	25.0%	0.0%
Outcomes	$50 million	None
Risk adjusted discount rate	3.9%	0.0%
Lack of marketability discount	12.9%	0.0%
Timing to liquidity event	0.3 years	0.0 years

There is inherent uncertainty in Hyliion’s forecasts and projections, and if Hyliion had made different assumptions and estimates than those described previously, the amount of Hyliion’s share-based compensation expense, net loss and net loss per share amounts could have been materially different.

The per-share exercise prices, fair values of underlying shares and fair values of the option awards as of the respective dates of valuation during the eighteen-month period ended June 30, 2020 were as follows:

Grants Made On:	Number of Options Granted	Exercise Price per Share of Common Stock	Fair Value of Underlying Share of Common Stock	Fair Value per Option Award
March 29, 2019	1,750,000	$0.23	$0.23	$0.15
July 18, 2019	410,000	$0.23	$0.23	$0.15
September 26, 2019	45,000	$0.23	$0.23	$0.15
January 16, 2020	1,920,000	$0.34	$0.34	$0.23

Over the past eighteen months, Hyliion raised additional capital through debt financings to fund the development of Hyliion’s research and development activities associated with Hyliion’s Hybrid system. Hyliion entered into trial and evaluation agreements in which Hyliion’s Hybrid system was installed on vehicles in Hyliion’s road testing phase of the research and development activities during 2018 and 2019. These agreements allow Hyliion to monitor performance of Hyliion’s Hybrid system in real situations, which provide valuable feedback on the design and operation of Hyliion’s Hybrid system. These activities were in line with Hyliion’s operating plan that supported the valuation as of October 31, 2018 and November 30, 2019. In November 2019, Hyliion began the development of Hyliion’s Hypertruck ERX system. The prototype for Hyliion’s Hypertruck ERX system was completed in March 2020 and (a) is projected to provide the lowest seven-year TCO for Class 8 commercial vehicles, including the initial vehicle purchase and expected fueling costs, compared to traditional diesel Class 8 commercial vehicles and other proposed solutions, including the announced Class 8 commercial BEVs and FCEVs; (b) utilizes existing CNG infrastructure; (c) offers the greatest payload capacity when factoring in the increased gross vehicle weight allotments for natural gas commercial vehicles; (d) has range approximately similar to existing diesel fueled long-haul Class 8 commercial vehicles, and substantially greater than other proposed solutions, including competitors’ announced long-haul Class 8 commercial BEVs and FCEVs which are expected to provide significantly less range than Hyliion’s Hypertruck ERX system; and (e) is designed to be installed on most major Class 8 commercial vehicles, which gives Hyliion’s customers the flexibility to continue using their preferred vehicle brand and maintain their existing fleet maintenance and operations strategies. The completion of the Hypertruck ERX prototype in March 2020 was the primary driver of the increase in the estimated fair value of Hyliion Common Stock from the date of the option grants to the estimated merger price of $10.00 per share in June 2020.

Hyliion believes that it is reasonable to expect that the commercialization of Hyliion’s products and the completion of the business combination will add value to the shares of Hyliion Common Stock because they will have increased liquidity and marketability. Hyliion believes that the preceding estimates are a reasonable description of the value that market participants would place on Hyliion Common Stock as of each valuation date.

Convertible Notes Payable Derivative Liabilities

Hyliion utilized a scenario-based with and without valuation model to estimate the fair value of the embedded derivative features requiring bifurcation at the original issuance and at each subsequent reporting date. This valuation model is designed to utilize Hyliion’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The key inputs to the valuation models include significant unobservable inputs, and as such the convertible notes payable derivative liabilities are considered Level 3 measurements. The key inputs that were utilized to measure the convertible debt derivative liabilities at issuance included:

Input	Issuance of January 17, 2020	Issuance of December 31, 2019	Issuances of Initial 2019 Notes (July 2019)	Issuances of Initial 2019 Notes (June 2019)	Issuances of Initial 2019 Notes (February 2019)	Issuance of 2018 Note
Probability-weighted conversion discount	50.0%	23.9 - 34.59%	24.1%	24.4%	24.4%	34.2%
Remaining term (years)	5.0	0.7 - 4.5	5.0	2.0	2.0	2.0
Equity volatility	NA	65.0 -71.0%	74.0%	78.0%	75.0%	67.0%
Risky rate[1]	50.0%	27.2 -44.8%	29.0%	26.6%	34.2%	31.1%
Probability of next financing event[1]	70.0%	70.0%	50.0%	50.0%	50.0%	50.0%
Timing of next financing event[1]	9/30/2020	9/30/2020	3/31/2020	3/31/2020	9/30/2019	9/30/2019
Probability of default event[1]	30.0%	30.0%	50.0%	50.0%	50.0%	50.0%
Timing of default event[1]	9/30/2020	9/30/2020	3/31/2020	3/31/2020	9/30/2019	9/30/2019
Negotiation discount[1]	24.2%	21.7%	21.7%	21.7%	21.7%	21.7%
1 Represents a Level 3 unobservable input

The key inputs that were utilized to remeasure the convertible debt derivative liabilities at each reporting date consisted of:

Input	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018
Probability-weighted conversion discount	2.5 - 50.0%	24.4% -34.3%	23.9 - 34.59%	34.3%
Remaining term (years)	0.2 - 4.5	1.7 - 2.0	0.7 - 4.5	1.7
Equity volatility	72.0%	72.0% - 75.0%	65.0 -71.0%	72.0%
Risky rate[1]	25.1 - 64.3%	40.9% - 34.2%	27.2 -44.8%	40.9%
Probability of next financing event[1]	95.0%	50.0%	70.0%	50.0%
Timing of next financing event[1]	9/14/2020 - 9/30/2020	9/30/2019	9/30/2020	9/30/2019
Probability of default event[1]	5.0%	50.0%	30.0%	50.0%
Timing of default event[1]	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Negotiation discount[1]	10.9 - 22.0%	21.7%	21.7%	21.7%

[1]	Represents a Level 3 unobservable input

The key inputs to the valuation models are defined as follows:

●	The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of Hyliion as of the estimated date that the next equity financing event occurs.

●	The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

●	Hyliion’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of Hyliion’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

●	The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

●	The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

●	The negotiation discount utilized was calculated in order to further discount the specified instruments in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

There is inherent uncertainty in Hyliion’s estimate of the timing and likelihood of the settlement events, and if Hyliion had made different assumptions and estimates than those described previously, the initial fair value of the convertible notes payable derivative liability, change in fair value of the convertible notes payable derivative liability, net loss and net loss per share amounts could have been materially different.

Income Taxes

Hyliion recognizes deferred taxes for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. At December 31, 2019, Hyliion had federal net operating loss carryforwards of approximately $43.2 million and state net operating loss carryforwards of $10.5 million that may be applied against future taxable income and expire in various years starting in 2036.

Under Section 382 of the Code, substantial changes in Hyliion’s ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset Hyliion’s taxable income. Specifically, this limitation may arise in the event of a cumulative change in ownership of Hyliion of more than 50% within a three-year period. Any such annual limitation may significantly reduce the utilization of Hyliion’s net operating loss carryforwards before they expire. Hyliion has not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since Hyliion’s inception, due to the significant costs and complexities associated with such study. However, Hyliion periodically evaluates the positive and negative evidence bearing upon the realizability of its net operating loss carryforwards and believes it is likely that transactions that have occurred in the past, alone or together with the closing of the business combination and other transactions that may occur in the future, would trigger an ownership change pursuant to Section 382, which could limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset Hyliion’s taxable income, if any. Therefore, Hyliion has concluded that it is more likely than not that the benefit of its deferred tax assets will not be realized, and any tax benefits to be realized in future years as a result of the utilization of net operating loss carryforwards as of December 31, 2019 are completely offset by valuation allowances.

Hyliion’s policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. As of June 30, 2020 and 2019 and as of December 31, 2019 and 2018, there was no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in Hyliion’s statements of operations

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Hyliion elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Hyliion, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Hyliion is no longer considered to be an emerging growth company. At times, Hyliion may elect to early adopt a new or revised standard. See Note 3 of the accompanying audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2019 and 2018.

In addition, Hyliion intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Hyliion intends to rely on such exemptions, Hyliion is not required to, among other things: (a) provide an auditor’s attestation report on Hyliion’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Hyliion will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Hyliion’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of Hyliion’s fiscal year in which Hyliion has total annual gross revenue of at least $1.1 billion, (c) the date on which Hyliion is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Hyliion has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Quantitative and Qualitative Disclosures about Market Risk

Hyliion is exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

Hyliion holds cash and cash equivalents for working capital purposes. Hyliion does not have material exposure to market risk with respect to investments, as any investments Hyliion enters into are primarily highly liquid investments. As of June 30, 2020, Hyliion had a cash balance of $3.3 million, consisting of operating and savings accounts which are not affected by changes in the general level of U.S. interest rates.

Inflation Risk

Hyliion does not believe that inflation currently has a material effect on its business.

New and Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by Hyliion as of the specified effective date. Unless otherwise discussed, Hyliion believes that the impact of recently issued standards that are not yet effective will not have a material impact on Hyliion’s financial position or results of operations under adoption.

See Recent Accounting Pronouncements issued, not yet adopted under Note 3 – Summary of Significant Accounting Policies in the notes to the 2019 financial statements included elsewhere in this proxy statement for more information about recent accounting pronouncements, the timing of their adoption and Hyliion’s assessment, to the extent Hyliion has made one, of their potential impact on Hyliion’s financial condition and results of operations.

INFORMATION ABOUT HYLIION

Overview

Hyliion’s mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Hyliion’s goal is to reduce the carbon intensity and GHG emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest TCO. Hyliion’s solutions utilize its proprietary battery systems, control software and data analytics, combined with fully integrated electric motors and power electronics, to produce electrified powertrain systems that either augment, in the case of Hyliion’s Hybrid systems, or fully replace, in the case of the fully electric Hypertruck ERX system, traditional diesel or natural gas fueled powertrains and improve their performance. By reducing both GHG emissions and TCO, Hyliion’s environmentally conscious solutions support its customers’ pursuit of their sustainability and financial objectives.

Transportation, including heavy duty trucking, generates a significant portion of overall CO2 and other GHG emissions and transitioning this sector to electrified powertrains is a critical step towards reducing the overall global GHG emissions. According to the Global Carbon Project’s Global Carbon Budget published in December 2019, 36.6 billion metric tons of CO2 were emitted globally in 2018, of which 10.6 billion metric tons, or 29%, came from the transportation sector. According to the California Air Resources Board’s “Current Fuel Pathways” 2018-2020, each gallon of diesel emits 14.7 kg of CO2 equivalents. There is a global demand for decarbonization, as evidenced by 96% of the world’s countries having committed to the Paris Agreement according to The United Nations Framework Convention in Climate Change, 86% of S&P 500 companies focusing on sustainability metrics according to the Governance & Accountability Institute’s Flash Report published on May 16, 2019 and 81% of global respondents from The Conference Board Global Consumer Confidence Survey, conducted in collaboration with Nielsen, indicating they want companies to better address environmental issues.

Hyliion is currently developing two electrified powertrain systems for long-haul Class 8 commercial vehicles: Hyliion’s Hybrid system and the Hypertruck ERX system. The Hybrid system has been installed on approximately 20 of Hyliion’s and its initial customers’ commercial vehicles and has accumulated an aggregate of over two million real world road miles on Class 8 commercial vehicles. The Hybrid system can either be installed on a new vehicle during assembly and prior to entering fleet service or retrofit to an existing in-service vehicle. Hyliion’s Hypertruck ERX system is in the development stage with one prototype truck currently in testing at Hyliion’s facilities. The Hypertruck ERX system’s design and technology leverages the experience and operating data from the Hybrid system to replace the traditional diesel powertrain installed in new vehicles. Hyliion’s Hypertruck ERX system will offer commercial vehicle owners and operators a net carbon negative electrified powertrain option for Class 8 commercial vehicles, when using RNG.

Hyliion’s initial expected deliveries of the Hypertruck ERX systems to customers are designed to have their batteries recharged with CNG. CNG fueled recharging is preferable due to both the current comparable cost of fuels and existing availability of CNG refueling infrastructure. Class 8 commercial vehicles can currently be refueled with CNG through existing, geographically diverse and third-party accessible natural gas refueling stations established across North America. Globally, RNG, CNG and liquified natural gas are used widely for land-based transport and trucking and Hyliion believes there are established, geographically diverse and third-party accessible refueling stations available in certain areas in which Hyliion expects it may sell its electrified powertrain solutions in the future. For example, while the availability of CNG refueling stations varies across European jurisdictions, there are approximately 29,500 heavy duty trucks fueled by CNG operating in Europe based on data from the European Alternative Fuels Observatory as of 2020. Accordingly, Hyliion believes there is opportunity for adoption of its electrified powertrain solutions across Europe. This existing and accessible refueling infrastructure will significantly reduce the buildout time and cost required to utilize Hyliion’s Hypertruck ERX system as compared to other proposed potential electrified solutions. See “Risk Factors—Risks Related to Hyliion—Risks Related to Hyliion’s Business and Industry—Hyliion’s future growth is dependent upon the commercial trucking industry’s willingness to adopt alternative fuel, hybrid and electric vehicles.”

Hyliion’s Hybrid and Hypertruck ERX systems are designed to be installed on most major Class 8 commercial vehicles, which gives Hyliion’s customers the flexibility to continue using their preferred vehicle brands and maintain their existing fleet maintenance and operations strategies. Hyliion’s early Hybrid system deployments include leaders in the transportation and logistics sector such as Agility, Ryder Systems, Inc. (“Ryder”), Penske Truck Leasing Co., L.P. (“Penske”) and Idealease, Inc. (“Idealease”). Hyliion is focusing its initial marketing efforts on large fleet operators as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets, such as Wegmans Food Markets, Inc. (“Wegmans”).

Market Opportunity

Hyliion estimates that the global market opportunity for its products is $800 billion, based on ACT Research’s estimate of eight million Class 8 commercial vehicles currently in operation. In addition, ACT Research estimates that the active Class 8 commercial vehicle population will grow by approximately 4.5% annually from 2020 to 2024.

Challenges with Other Solutions

With the global focus on reducing the environmental impact of commercial transportation, a number of companies have begun developing solutions to lower GHG emissions in commercial vehicles, including plug-in commercial BEVs and commercial FCEVs. However, none of these solutions have been commercialized or delivered for the long-haul Class 8 commercial vehicle space at this time. Hyliion believes these other proposed solutions face unique challenges for widespread adoption, which may include:

●	limited availability of such commercial vehicles or solutions;

●	a higher TCO relative to currently available diesel commercial vehicles;

●	limited availability and capacity of electric charging infrastructure and hydrogen fueling infrastructure;

●	higher lifecycle GHG emissions due to emissions from electricity generation to recharge the batteries (from the electrical grid or hydrogen production) and the emissions associated with the production of the battery cells;

●	the need or choice to completely redesign the commercial vehicle to implement the solution;

●	reduced available payload capacity (and resulting loss of revenue-producing transportation capacity) due to the size and weight of required on-board batteries;

●	limited range on a single charge or fueling;

●	longer recharging or refueling times compared to refueling times for currently available diesel and natural gas fueled commercial vehicles; and

●	the need to change customers’ existing fleet operations, including procurement, dispatch, logistics, maintenance, repair, servicing and driver training.

Hyliion’s Technology and Solutions

Hyliion’s electrified powertrain solutions utilize Hyliion’s proprietary battery systems, control software and data analytics, combined with electric motors and power electronics, to produce an electrified powertrain system technology platform that can be used to either augment, in the case of the Hybrid system, or fully replace, in the case of the Hypertruck ERX system, conventional powertrains in Class 8 commercial vehicles and improve their performance. Hyliion’s solutions are designed to be compatible with most major Class 8 commercial vehicle manufacturers and are fuel and generator agnostic, giving Hyliion’s customers flexibility to choose the vehicles and fuel source that best fit their overall commercial vehicle operations strategy in their transition to electrified transportation.

Hybrid Electric Powertrain Systems

Hyliion’s Hybrid system can be installed on most major Class 8 commercial vehicles to reduce fuel usage, decrease GHG emissions, improve performance and reduce operating costs. Hyliion’s V1 Hybrid system is comprised of one of Hyliion’s proprietary battery systems and an associated software management solution, a control module running Hyliion’s software and data analytics, high and low voltage power distribution and a thermal management system. These components are attached to the frame rails of a Class 8 commercial vehicle. The solution also includes an axle with an electric motor, which replaces the third axle on the vehicle, and Hyliion’s CoPilot in-cab driver display. This system is charged by regenerative braking and downhill deceleration, and discharged to provide additional horsepower and torque when called upon by Hyliion’s control software, thereby reducing fuel usage and related GHG emissions. The Hybrid battery power can be utilized as an auxiliary power unit (“APU”) to supply electricity for in-cab devices and air conditioning to reduce or eliminate idling when the driver is “hoteling” in the truck.

V1 Hybrid System Architecture

Hyliion is developing its V2 Hybrid system, which it intends to introduce in 2021. The system is being designed to consolidate the separate control, battery system and thermal control system boxes from the V1 Hybrid system into a single enclosure that can be attached to the frame rail of most major Class 8 commercial vehicles, providing additional cost savings and simplifying installation, and incorporating a custom e-axle solution to reduce weight and improve system efficiencies. Hyliion’s V2 Hybrid system will also include enhanced on-board data analytics capabilities among other improvements.

V1 Hybrid system	V2 Hybrid system

Based on internal and third-party testing and customer-reported experiences, Hyliion believes the benefits of utilizing its Hybrid system compared to conventional diesel commercial vehicles include:

●	Reduced fuel usage: Up to 10% fuel savings depending on terrain and road conditions.

●	Reduced idling with APU usage: Over ten hours of APU availability, which reduces engine idling time and fuel consumption by up to an additional 10%.

●	Reduced GHG emissions: Reduced GHG emissions resulting from reduced fuel usage and engine idling and the ability to shift from diesel to natural gas engines.

●	Improved performance: Up to an additional 120 horsepower and up to 1,500-foot pounds of torque, which can enable diesel engine downsizing or a shift from diesel to natural gas engines.

Reduced operating costs is the main decision factor for many fleets in adopting Hyliion’s Hybrid system. Over the expected seven-year initial use of a vehicle, Hyliion estimates that customers utilizing its V2 Hybrid system will be able to achieve approximately $27,000 in TCO savings compared to diesel.1 Hyliion’s Hybrid system also enables fleets to transition from diesel to natural gas engines, which can currently be fueled at a cost significantly lower than the fuel cost of a diesel engine. Additionally, Hyliion’s customers should save on overall vehicle maintenance with reduced wear and tear on the vehicles’ engines and brakes.

[1]	Estimate assumes 100,000 miles/year for Diesel and Hybrid system based on ACT Research and Hyliion estimates and assumes APU savings of $5,250 per year based on 7 hours of engine idling per day of operation, 250 days of operation per year and 1 gallon of fuel consumed per hour of engine idling. Fuel Costs: Diesel assumes 8.0 MPG and $3.00/gallon; Hybrid system assumes 8.7 MPG and $3.00/gallon.

Fully Electric Powertrain System

Hyliion’s Hypertruck ERX system, which is a fully electric powertrain system, is being designed for installation on most major Class 8 commercial vehicles to create a net carbon negative electrified Class 8 commercial vehicle when using RNG. Hyliion’s Hypertruck ERX system builds upon Hyliion’s Hybrid system and consists of a larger version of Hyliion’s proprietary battery system, an associated software management and data analytics solution, a range extending electric generator powered by a customer’s choice of fuel, a primary electric drive motor and power electronics with integrated controls and Hyliion’s CoPilot in-cab driver display. The system works by pairing a fully electric powertrain with a battery system that is recharged by an onboard generator that produces electricity. This system fully replaces the traditional powertrain in Class 8 commercial vehicles, while giving Hyliion’s customers the flexibility to choose between most major Class 8 commercial vehicle brands and fuel type for their long-haul applications.

Hyliion’s Hypertruck ERX system combines the performance of fully electric powertrains with the refueling efficiency of traditionally fueled vehicles. The Hypertruck ERX system is expected to produce electricity for approximately 30% less than the average cost of electricity purchased from the grid in the U.S.2 As a result, in most cases, Hyliion estimates that it will be less expensive to run Hyliion’s onboard generator to produce electricity than recharging a BEV from the grid. By using an onboard generation of electricity, rather than using a large battery pack for a BEV, the Hypertruck ERX system will provide an extended range over commercial BEVs and improve payload capacity compared to currently available diesel commercial vehicles.

Hyliion believes the benefits of its Hypertruck ERX system will include:

●	Availability: Hyliion intends to begin commercial delivery in 2022. Hyliion believes this implementation timeline is ahead of other proposed solutions, including competitors’ announced long-haul Class 8 commercial BEVs and FCEVs.

●	Lowest TCO: Hyliion believes its Hypertruck ERX system will provide the lowest seven-year TCO for Class 8 commercial vehicles, including the initial vehicle purchase and expected fueling costs, compared to existing diesel Class 8 commercial vehicles and other proposed solutions, including competitors’ announced Class 8 commercial BEVs and FCEVs.

●	Net carbon negative electric Class 8 commercial vehicle solution: Utilizing RNG, Hyliion’s Hypertruck ERX system will be an electrified Class 8 commercial vehicle with the potential to have a net negative carbon impact. This includes both the fuel as well as offsetting the GHG emissions associated with the manufacturing of the on-board batteries. Even if Class 8 commercial BEVs and FCEVs could get to true zero emissions from a full cycle fuel perspective, they would also need to offset the GHG emissions associated with the manufacturing of their on-board batteries.

[2]	Assumes $0.10/kWh for electricity from the grid and $0.068/kWh using an onboard CNG generator based on ACT Research estimates.

●	Utilizes existing infrastructure: Alternative fuels refueling infrastructure, including CNG, is in place across the U.S. and globally for refueling commercial vehicles, unlike proposed hydrogen or plug-in electric commercial vehicle fueling infrastructures, which are yet to be developed. Customers of Hyliion’s Hypertruck ERX system that use CNG fuel can utilize an existing fueling infrastructure of over 700 currently available CNG fueling stations in North America for heavy-duty commercial vehicles.

●	Industry leading payload capacity: Class 8 commercial vehicles have weight limits based on the combined weight of the tractor, as well as its hauled trailer and payload. Hyliion’s Hypertruck ERX system offers the greatest payload capacity when factoring in the increased gross vehicle weight allotments for natural gas commercial vehicles or the reduced engine weight of the smaller diesel engine required for the Hypertruck ERX system.[3] This provides a higher payload compared to both existing diesel fueled and other proposed solutions.[4]

●	Range comparable to diesel: Hyliion’s Hypertruck ERX system is being designed to enable a Class 8 commercial vehicle to have up to 1,300 miles of range before refueling. That range is approximately similar to existing diesel fueled long-haul Class 8 commercial vehicles, and substantially greater than other proposed solutions, including competitors’ announced long-haul Class 8 commercial BEVs and FCEVs which are expected to provide significantly less range than Hyliion’s Hypertruck ERX system.[5]

●	Industry standard refueling times: Hyliion’s Hypertruck ERX system is being designed so that it can be refueled in approximately ten minutes, which is consistent with existing diesel fueled Class 8 commercial vehicles and substantially less than other proposed solutions.

●	Familiar existing Class 8 commercial vehicle brands: Hyliion’s two current solutions provide the powertrain and not the total vehicle. Hyliion’s Hybrid and Hypertruck ERX systems are designed to be installed on most major Class 8 commercial vehicles, which gives Hyliion’s customers the flexibility to continue using their preferred vehicle brand and maintain their existing fleet maintenance and operations strategies.

Rollout Timeline

Hyliion is currently developing and testing its initial Hypertruck ERX system at its facility in Cedar Park, Texas. Hyliion intends to deliver demonstration vehicles incorporating its Hypertruck ERX system to its customers in late 2021 and begin commercial delivery in 2022.

CNG and RNG as a Fuel

Hyliion’s Hypertruck ERX system will leverage existing diesel and CNG fueling stations that provide a cross country refueling network. In the continental United States, there are approximately 700 public CNG fueling stations already in operation for Class 8 commercial vehicles. These stations are geographically dispersed across the U.S. enabling long-haul trucking without the need for incremental refueling infrastructure buildout. Currently, the only states in the continental U.S. without existing CNG refueling stations for Class 8 commercial vehicles are Maine, Montana, North Dakota and South Dakota. Hyliion’s Hypertruck ERX system is being designed to achieve a range of up to 1,300 miles per tank, which will allow operation for multiple days before refueling. Furthermore, Hyliion’s Hypertruck ERX system is being designed to be refueled in approximately ten minutes, which is on par with existing diesel solutions. Internationally, Hyliion believes CNG infrastructure is even more prevalent due to government mandates requiring reduced carbon emissions from transportation. Additionally, Hyliion believes that in certain international jurisdictions, the necessary heavy duty infrastructure exists that would support adoption of its Hypertruck ERX system.

Existing U.S. CNG Fueling Infrastructure

U.S. Department of Energy Office of Energy Efficiency and Renewable Energy, Alternative Fuels Data Center “Natural Gas Fueling Station Locations” (2020)

[3]	Assumes trailer weight of 10,000 lbs and maximum hauling capacity of 80,000 lbs.

[4]	Diesel calculation assumes vehicle weight of 19,000 pounds; vehicle weight for Hybrid system and Hypertruck ERX system calculations based on Hyliion estimates; Tesla vehicle weight based on published report from the Department of Mechanical Engineering at Carnegie Mellon University; Nikola vehicle weight based on Nikola announced metrics.

[5]	Diesel calculation assumes 175 gallon tank and 8.0 MPG; Hypertruck ERX system calculation assumes 175 diesel gallon equivalent tank and 7.4 MPG and pure electric range is expected to be 25 miles in standard configuration; Tesla and Nikola based on announced metrics.

The ability to utilize the existing diesel or CNG fueling infrastructure eliminates the time and cost needed to build expensive fueling infrastructure before Hyliion’s Hypertruck ERX system can be utilized, as compared to Class 8 commercial BEVs and FCEVs, which currently lack electric charging and hydrogen fueling infrastructure.

RNG is a form of natural gas that is much cleaner for the environment than most other fuel sources. RNG is generated by capturing methane from landfills, livestock operations such as dairies, wastewater treatment and other sources or through anaerobic digestion and processing of food and animal waste streams. Depending on the source, RNG can have a significantly negative Carbon Intensity (“CI”) score, enabling Hyliion’s solutions to achieve a net carbon negative emissions profile. RNG is widely available today and new sources are in development. Hyliion customers interested in achieving a negative CI score are expected to be able to contract long-term delivery of 100% RNG at various average CI scores from their fuel suppliers.

California Air Resources Board “Current Fuel Pathways” 2018-2020 (5th-95th percentile)

Generator and Fuel Agnostic

Hyliion’s Hypertruck ERX system is being designed to be generator and fuel agnostic. Hyliion’s current designs would allow its Hypertruck ERX system to use any available fuel generator to recharge the battery system without needing to change other components of its electric powertrain system. In addition to diesel and natural gas, other potential generator options include hydrogen fuel cells, microturbines and gasoline generators. The effect of the system’s design is to allow Hyliion’s Hypertruck ERX system customers to choose their preferred recharging fuel based on their unique priorities, including fuel cost and availability and emissions objectives. By designing its solutions in this manner, Hyliion is able to quickly adapt to changing commodity price and availability fundamentals, customer preferences and regulatory signals and mandates without the need to redesign its solutions.

Battery Systems

Hyliion’s battery systems combine third-party battery cells with Hyliion’s proprietary battery modules and patented battery management system (“BMS”) as a key component in both its Hybrid and Hypertruck ERX systems. Hyliion acquired a battery division in 2018, whose BMS and battery module technology was developed over a decade by International Rectifier and others. Since then, Hyliion has continued to develop and refine the system for transportation solutions. Hyliion’s BMS supports numerous lithium-ion chemistries, though Hyliion primarily uses LTO battery cells. In selecting a supplier for its LTO battery cells, Hyliion considers various factors including cycle life, charge and discharge rate capabilities and inherent safety features. Hyliion’s BMS includes individual cell monitoring and temperature readings, industry leading cell balancing (even while charging and discharging) and advanced state of charge calculations. Hyliion’s battery systems range from 12 volt to 800 volt systems with charge and discharge capabilities delivering over 300 amps, and advanced thermal technology for heating and cooling the batteries. Hyliion’s BMS can operate in temperatures ranging from negative 40 degrees Celsius to 50 degrees Celsius, which allows for it to be used in extreme weather conditions. Hyliion has a universal battery module design that can be utilized in both its Hybrid and Hypertruck ERX systems in order to reduce costs with volume manufacturing.

In addition to designing battery systems for its powertrain solutions, Hyliion intends to design, develop and sell advanced battery systems to customers for use in their own applications. These applications are expected to include lower range and smaller class commercial vehicles, specialty vehicles such as airport or transportation terminal vehicles, as well as standalone components, such as APUs and systems to power vehicle accessories such as pumps, lifts and thermal control.

Software and Data Analytics

Hyliion’s software and algorithms seek to control and optimize the fuel economy and performance of Hyliion’s powertrain systems by controlling and optimizing the charging and discharging of the battery systems and the performance of the electric motor and power electronics. Features of Hyliion’s control software include geo-zoning, look ahead predictive terrain, BMS hill preparation, traction assist, APU mode preparation and dynamic weight estimation. Hyliion’s software and control algorithms can be remotely updated over the air to enable Hyliion’s customers to receive improvements and the latest features and functionalities.

Vehicles equipped with Hyliion’s electrified powertrain solutions generate and monitor over one gigabyte of data per day from existing sensors on Class 8 commercial vehicles and additional sensors installed as part of Hyliion’s systems. Hyliion can utilize machine learning, both on the system and in the cloud, to further enhance the performance of Hyliion’s software, algorithms, BMS and electrified powertrain systems. Hyliion intends to develop additional value-added services and software programs for its customers by further utilizing the data it harvests and the insights into vehicle performance and utilization its solutions provide, which could include predictive maintenance and other logistics and fleet management services.

Hyliion’s CoPilot product runs on Hyliion’s in-cab display and provides real-time vehicle performance, vehicle status metrics and driving feedback to the vehicle operators. CoPilot also brings gamification to the driver experience by giving real-time feedback of driving behaviors to help coach drivers of all experience levels to drive more efficiently. Hyliion’s CoPilot is being designed to enable installation on other commercial vehicles within a customers’ fleet to provide a common platform for their drivers to participate in incentive or reward programs and to increase driver satisfaction and safety.

Additional Future Products

Hyliion intends to design, develop and sell additional commercial transportation products in the future. For example, Hyliion’s Hybrid technology could also be utilized on trailers for either trailer electrical loads, such as refrigeration, or to provide power assist or additional battery recharging to the vehicle when driving.

Customers and Backlog

Hyliion’s existing customers, to whom Hyliion has deployed demonstration Hybrid system units, include leaders in the transportation and logistics sector such as Penske, Idealease and Ryder as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets, such as Wegmans.

Hyliion’s Hypertruck ERX system is generating significant interest from Hyliion’s current customers and potential new customers given the multitude of potential benefits and lower TCO compared to both conventional Class 8 commercial vehicles as well as competing technologies currently in development. Hyliion’s initial customer and launch partner for its Hypertruck ERX system is Agility Transport, from which Hyliion has received a pre-launch order of up to 1,000 trucks equipped with the Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights (including a right to terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of Agility Transport’s pre-order).

Strategy

Hyliion’s mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Key elements of Hyliion’s strategy include:

Maintaining Technology Leadership and First-Mover Advantage

Hyliion’s Hybrid system is currently being deployed into Hyliion’s customers’ fleets, and Hyliion intends to be first to the market with a fully electric powertrain solution for long-haul Class 8 commercial vehicles. Hyliion’s Hypertruck ERX system is in advanced development, and Hyliion intends to deliver demonstration vehicles incorporating its Hypertruck ERX system to its customers in late 2021 and begin commercial delivery in 2022. Hyliion expects to capture a market share for low and zero emission commercial vehicles by being first to the market and by having a solution that can offer a net carbon negative electrified powertrain option to the industry. Hyliion’s software and the algorithms that drive Hyliion’s solutions have been used on over two million real-world road miles, which are used to drive continuous improvements in the system management software.

Leveraging Existing Infrastructure

Hyliion intends to leverage the substantial infrastructure of the existing commercial transportation sector of diesel and CNG to accelerate adoption of its solutions. Utilizing CNG allows for electrified Class 8 commercial vehicle solutions that do not require substantial new infrastructure, such as the construction of electric charging or hydrogen fueling stations. By utilizing existing commercial transportation fueling infrastructure, Hyliion’s customers can achieve low GHG emissions, when utilizing CNG, or carbon negative status, when utilizing RNG, with Hyliion’s solutions.

Focusing on Powertrains

Hyliion’s electrified powertrain solutions are designed to be installed on Class 8 commercial vehicles from most major commercial vehicle OEMs. By focusing on the powertrain and its associated components and including compatibility into its design, Hyliion’s solutions are intended to give its customers the flexibility to use their preferred vehicle brand. This will allow Hyliion’s customers to adopt the Hybrid or Hypertruck ERX system while continuing to utilize their existing maintenance and service organizations. Hyliion believes this approach will increase the adoption of its solutions by reducing its customers’ cost and risk of transitioning to electrified transportation.

Continuing to Build and Leverage Strategic Relationships

Hyliion intends to continue developing partnerships to accelerate the development and production of its solutions. Hyliion has entered into (a) agreements with Dana and Sensata Technologies, Inc. for component development and potential future sourcing, (b) non-binding letters of intent with FEV North America Inc. and IAV Automotive Engineering Inc. for design and system integration support and (c) non-binding letters of intent with Lonestar Specialty Vehicles and Fontaine Modification Company for vehicle installation. Hyliion’s strategic, engineering, production and technology partners augment Hyliion’s internal resources and Hyliion intends to leverage their capabilities and infrastructure to bring its solutions to market more quickly and to meet industry standards, without requiring Hyliion to invest substantial amounts of capital in internal production operations. See “Risk Factors—Risks Related to Hyliion—Risks Related to Hyliion’s Business and Industry— Certain of Hyliion’s strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements.” and “Risk Factors—Risks Related to Hyliion—Risks Related to Hyliion’s Business and Industry—Hyliion is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of Hyliion’s vehicles at prices and volumes, performance and specifications acceptable to Hyliion could have a material adverse effect on Hyliion’s business, prospects, financial condition and operating results.”

Developing New Products and Services

Hyliion intends to build upon its existing electrified powertrain solutions and components to offer additional electrified solutions to the commercial vehicle market. In addition, the data each of Hyliion’s vehicles harvests will enable Hyliion to offer value-added services to the trucking fleets utilizing its powertrain solutions, and Hyliion’s proprietary battery solutions will be expanded into additional markets as stand-alone products.

Value Proposition

Hyliion’s value proposition to its customers has five key elements: reduced GHG emissions, cost savings, performance, availability and no new infrastructure requirements.

Reduced GHG emissions: Hyliion’s V1 Hybrid system has been demonstrated to reduce on-road fuel usage by up to 10% depending on terrain and road conditions, reduce fuel usage and engine idling while stopped and during mandated rest breaks and enable customers to address the inherent performance issues encountered when shifting from diesel to natural gas engines, all of which makes a positive environmental impact by reducing GHG emissions. Hyliion’s fully electric Hypertruck ERX system is expected to offer significant carbon and other GHG emission reductions and, when using RNG, will be a net carbon negative electric powertrain solution for Class 8 commercial vehicles. Hyliion estimates that 335 commercial vehicles installed with its Hypertruck ERX system would eliminate one million metric tons of CO2 over ten years.6

Cost savings: Hyliion estimates that customers utilizing its V2 Hybrid system will be able to achieve approximately $27,000 in TCO savings compared to diesel.7 Hyliion’s Hybrid system can also reduce maintenance and other costs by using regenerative braking which extends the life of brake pads, rotors and drums, reduces engine loads and lowers operating temperatures by increasing the time between oil changes and reduces wear and tear on the transmission. Hyliion believes its Hypertruck ERX system is designed to be the most cost effective option from a TCO perspective of any long-haul Class 8 commercial vehicle platform, including both conventional diesel and BEV and FCEV solutions currently being developed by Hyliion’s competitors. Hyliion believes its customers will achieve approximately 35%, 36% and 56% in TCO savings compared to diesel and Hyliion’s competitors’ announced long-haul Class 8 commercial BEVs and FCEVs, respectively, while also having the lowest CI score, when using RNG.8

Performance: Hyliion’s systems will help fleets maximize the performance of their Class 8 commercial vehicles. Hyliion’s Hybrid system adds horsepower when needed, improving efficiency and overall vehicle performance. This feature is especially important to natural gas powered vehicles, which are typically considered to be underpowered in their basic configuration. Hyliion’s Hypertruck ERX system is being designed to offer the best combination of range, performance, payload capacity and refueling time of any traditional or next-generation alternative fuels solution currently in development.

Availability: Hyliion’s V1 Hybrid system is available today, offering customers the immediate ability to lower costs and improve environmental impact, and Hyliion intends to introduce its improved V2 Hybrid system for customer deliveries in late 2021. Hyliion’s Hypertruck ERX system is projected to be delivered to customers for evaluation and testing in late 2021 with commercial availability projected for 2022. Hyliion believes this to be substantially ahead of competitors developing alternative low emission solutions for the long-haul Class 8 commercial vehicle industry.

[6]	Based on Hyliion’s estimates – 100% RNG and carbon intensity score of (49) gCO2e/MJ, 10-year, 1-million-mile life of truck; Diesel assumes 8.0 MPG and Hypertruck ERX system assumes 7.4 MPG.

[7]	Estimate assumes 100,000 miles/year for Diesel and Hybrid system based on ACT Research and Hyliion estimates and assumes APU savings of $5,250 per year based on 7 hours of engine idling per day of operation, 250 days of operation per year and 1 gallon of fuel consumed per hour of engine idling. Fuel Costs: Diesel assumes 8.0 MPG and $3.00/gallon; Hybrid system assumes 8.7 MPG and $3.00/gallon.

[8]	Estimate assumes 100,000 miles/year for Diesel, Hybrid and Hypertruck ERX systems based on ACT Research and Hyliion estimates: (a) Upfront Vehicle Cost: BEV and FCEV based on Tesla and Nikola announced metrics; (b) Fuel Costs: Diesel assumes 8.0 MPG and $3.00/gallon; BEV assumes 2 kWh/mile and $0.07/kWh; FCEV assumes 7.5 miles/kg and $3.75/kg; Hybrid system assumes 8.7 MPG and $3.00/gallon; Hypertruck ERX system assumes $0.068/kWh and CNG at $1.00/gallon; and (c) Payload: BEV based on published report from the Department of Mechanical Engineering at Carnegie Mellon University; FCEV based on Nikola announced metrics.

No new infrastructure: Hyliion’s Hybrid system utilizes regenerative braking to recover energy and charge its battery module and does not need to be charged from an external source. Customers of Hyliion’s powertrain solutions will be able to utilize the extensive existing diesel fueling infrastructure, or an existing fueling infrastructure of over 700 currently available CNG fueling stations in North America for Class 8 commercial vehicles. The use of RNG will allow Hyliion’s customers to achieve net carbon negative electrified Class 8 commercial vehicle solutions. By utilizing existing fueling infrastructure, Hyliion can avoid the time consuming and costly need to develop new fueling infrastructure, such as commercial electric vehicle chargers or hydrogen fueling stations.

Production, Assembly and Installation

Hyliion intends to primarily outsource the production, assembly and installation of its electrified powertrain systems to its partners, while maintaining in-house research, development and prototyping capabilities, including low-volume assembly and installation.

Hyliion’s V1 Hybrid system is designed and assembled in Hyliion’s facility in Cedar Park, Texas, and is installed onto customers’ vehicles at Hyliion’s facility or at one of Hyliion’s partners’ facilities. Hyliion retrofits systems onto vehicles currently in service at its facility and installs systems on new vehicles at its facility and its partners’ facilities prior to those vehicles entering service.

Hyliion expects its V2 Hybrid systems will be assembled and installed on new-build trucks in its partners’ production facilities. Completed and tested systems will then be sent to Hyliion’s installation partners to be installed on Hyliion’s customers’ vehicles prior to the vehicles being placed into service. Over time, Hyliion expects that its systems will be specified by customers as part of their new vehicle ordering process and installed on the commercial vehicle OEM assembly lines during the initial assembly process, as opposed to a modification center or other third-party installation center.

Hyliion’s Hypertruck ERX system will be assembled at one of Hyliion’s assembly partner’s facilities and shipped to one of Hyliion’s integration partner’s facilities to be installed into a Class 8 vehicle chassis per Hyliion’s customers’ specifications. Similar to Hyliion’s Hybrid systems, Hyliion intends that in the future, its Hypertruck ERX system will be installed on the commercial vehicle OEM assembly line similar to traditional powertrains.

Hyliion’s battery systems are designed and assembled in Hyliion’s Cedar Park, Texas facility. Hyliion currently assembles the battery cells into battery modules and full battery systems. Hyliion expects to continue assembling its battery systems at its facility before sending them to its partners to be integrated into Hyliion’s powertrain solutions.

Sales and Marketing

Hyliion currently markets and sells its electrified powertrain solutions domestically through a direct sales organization and with Hyliion’s marketing partners to Class 8 commercial vehicle fleet owners and operators, and Hyliion expects to begin marketing and selling its electrified powertrain solutions internationally in the future.

Research and Development

Hyliion’s research and development activities primarily take place at Hyliion’s headquarters in Cedar Park, Texas, on Hyliion’s testing and demonstration vehicles on roads and highways, and at Hyliion’s partners’ facilities.

Hyliion’s research and development is primarily focused on:

●	electrified powertrain development and system integration;

●	control software and algorithms for Hyliion’s powertrain systems;

●	BMS enhancement;

●	next generation packaging and cooling for Hyliion’s battery systems;

●	interoperability with third-party powertrain components, such as e-motors, inverters and axles;

●	component integration;

●	accelerated lifetime testing processes to improve reliability, maintainability and system-level robustness;

●	data analytics; and

●	alternative products for existing and in development components and technology.

The majority of Hyliion’s current activities are primarily focused on the research and development of Hyliion’s electrified powertrain systems, third-party component integration and the underlying proprietary battery and software technology platforms. Hyliion undertakes significant testing and validation of its products and components in order to ensure that they will meet the demands of its customers. Hyliion is working with its strategic partners to bring its V2 Hybrid system and its Hypertruck ERX system to commercialization.

Intellectual Property

Intellectual property is important to Hyliion’s business, and Hyliion seeks protection for its strategic intellectual property. Hyliion relies upon a combination of patents, copyrights, trade secrets, know-how and trademark laws, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect its intellectual property rights.

As of June 30, 2020, Hyliion had ten issued U.S. patents and 17 pending U.S. patent applications. Hyliion pursues the registration of its domain names, trademarks and service marks in the U.S. and in some locations abroad. In an effort to protect its brand, as of June 30, 2020, Hyliion had three registered and four pending trademarks in the U.S. and 21 registered internationally.

Hyliion regularly reviews its development efforts to assess the existence and patentability of new intellectual property. To that end, Hyliion is prepared to file additional patent applications as it considers appropriate under the circumstances relating to the new technologies that it develops.

Hyliion cannot be sure that patents will be granted with respect to any of its pending patent applications or with respect to any patent applications Hyliion may own or license in the future, nor can Hyliion be sure that any of its existing patents or any patents it may own or license in the future will be useful in protecting its technology. Please see the section entitled “Risk Factors” for additional information on the risks associated with Hyliion’s intellectual property strategy and portfolio.

Facilities

Hyliion’s headquarters is located in an 83,000 square foot facility that Hyliion leases in Cedar Park, Texas, just north of Austin, Texas, where Hyliion designs, develops, prototypes and performs low volume assembly and installation of its electrified powertrain systems and components. Hyliion’s lease of this facility expires in January 2026 and it has the option to extend the lease for an additional five-year term.

Employees

As of June 30, 2020, Hyliion had 54 employees. Hyliion has not experienced any work stoppages and considers its relationship with its employees to be good. None of Hyliion’s employees are subject to a collective bargaining agreement or represented by a labor union.

Government Regulations

Hyliion operates in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which Hyliion is subject govern, among others, water use, air emissions, use of recycled materials, energy sources, the storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. Hyliion may be required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of Hyliion’s ability to continue its operations.

Environmental standards applicable to Hyliion are established by the laws and regulations of the countries in which it operates, standards adopted by regulatory agencies and the permits and licenses that it holds. Each of these sources is subject to periodic modifications and increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

EPA and CARB Emissions Compliance and Certification

Under the U.S. Clean Air Act, some of Hyliion’s electrified powertrain solutions may be required to obtain a Certificate of Conformity issued by the EPA and a California Executive Order issued by the CARB, demonstrating that its vehicles comply with applicable emission standards for both criteria pollutants, such as nitrogen oxides (NOx) and particulate matter (PM), and GHGs, such as CO2 and nitrous oxide (N2O). A Certificate of Conformity is required for vehicles sold in all states and an Executive Order is required for vehicles sold in California and states that have adopted the California standards. CARB sets the California standards for emissions control for certain regulated pollutants for new vehicles and engines sold in California and must obtain a waiver of preemption from the EPA before implementing and enforcing such standards. States that have adopted the California standards, as approved by the EPA, also require a CARB Executive Order for sales of vehicles in those states. There are currently four states which have adopted the California standard for heavy-duty vehicles.

Pursuant to its authority under the Clean Air Act, the EPA adopted Phase 1 fuel efficiency and GHG standards for heavy-duty vehicles and engines on September 15, 2011. The EPA adopted more stringent fuel efficiency and GHG standards for heavy-duty vehicles and engines in October 2015. CARB also has adopted GHG and fuel efficiency standards for heavy-duty vehicles and engines, and is considering an Advanced Clean Trucks rule that would require heavy-duty vehicle manufacturers to produce and offer for sale in California a certain number of zero-emission vehicles. Manufacturers of vehicles and engines must comply with the GHG standards as a condition of the EPA Certificate of Conformity and the CARB Executive Order.

All vehicles and engines manufactured for sale in the United States must be covered by an EPA Certificate of Conformity (and CARB Executive Order if sold in California), including engines and vehicles using zero-emission or low-carbon technology. An EPA Certificate of Conformity and CARB Executive Order must be obtained each model year for each engine family. Failure to obtain or comply with the terms of a Certificate of Conformity or Executive Order is subject to civil penalty and administrative or judicial enforcement.

Receipt of an EPA Certificate of Conformity and CARB Executive Order obligates the holder to ensure that the covered engine or vehicle complies with applicable standards throughout the full useful life of the product, which ranges from ten years or 185,000 miles, whichever comes first, for medium heavy-duty vehicles, to ten years or 435,000 miles, whichever comes first, for heavy heavy-duty vehicles. Emissions control system warranty coverage must be provided for a period of five years or 50,000 to 100,000 miles, whichever comes first and depending on the engine and vehicle size. During this time, manufacturers must repair emission-related defects at no cost to the customer. Throughout the full useful life of the engine or vehicle, manufacturers are required to remedy in-use problems that cause engines or vehicles to exceed emission standards for criteria pollutants or GHGs. Manufacturers may have to conduct recalls, service campaigns or other field actions, or provide extended warranties to address any such in-use issues that may arise. Both the EPA and CARB are considering extending the warranty period to 110,000, 150,000, or 350,000 miles, depending on the engine size.

Manufacturers of heavy-duty engines and vehicles also must ensure that their products comply with On Board Diagnostics (“OBD”) requirements. The OBD system is intended to identify and diagnose malfunctions within the engine, aftertreatment and emission control systems and alert the driver to the underlying issue so the vehicle can be brought in for service. CARB issues approval of the OBD system as part of its issuance of an Executive Order; the EPA typically deems CARB OBD approval to be compliance with the EPA’s requirements. As with emissions compliance, manufacturers are required to ensure that the OBD system functions as designed and is able to identify component malfunctions throughout the full useful life of the vehicle or engine.

Battery Safety and Testing Regulation

Hyliion’s electrified powertrain solutions are intended to meet the International Organization for Standardization’s standards for electrically propelled vehicles in vehicle operational safety specifications and connecting to an external power supply. Additionally, Hyliion may incorporate other battery system standards of the International Organization for Standardization in its electrified powertrain solutions.

Some of these standards include:

●	Conductive Charging—for on board charge electromagnetic requirements;

●	Battery Pack Enclosure Protection—degrees of protection of the electrical equipment within an enclosure from the effects due to the ingress of water; and

●	Testing LTO Traction Battery Packs and Systems—safety performance requirements during a variety of testing, like vibration, thermal cycling, overcharge and loss of thermal control.

Hyliion’s battery packs are intended to meet the applicable regulations governing the transport of “dangerous goods,” which includes LTO batteries that may present a risk in transportation. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration, are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations, and related UN Manual Tests and Criteria. The regulations vary by mode of transportation when these items are shipped by ocean vessel, rail, truck or by air.

Hyliion’s battery packs are intended to meet the applicable compliance requirements of the UN Manual of Tests and Criteria demonstrating its ability to ship battery packs by any method.

These tests include:

●	Altitude simulation—simulating air transport;

●	Thermal cycling—assessing cell and battery seal integrity;

●	Vibration—simulating vibration during transport;

●	Shock—simulating possible impacts during transport;

●	External short circuit—simulating an external short circuit; and

●	Overcharge—evaluating the ability of a rechargeable battery to withstand overcharging.

In addition, Hyliion’s battery packs include packaging for the LTO battery cells. This packaging includes trace amounts of various hazardous chemicals whose use, storage and disposal is regulated under federal law.

Natural Gas and RNG Credits

Generation and Sale of Renewable Identification Numbers (“RIN”) Credits and LCFS Credits. In February 2010, the EPA finalized the Renewable Fuel Standard (“RFS”) (which was established by the Energy Policy Act of 1992/2005), which creates RINs that can be generated by the production and use of RNG in the transportation sector and sold to fuel providers that are not compliant under the RFS. In addition, CARB and comparable agencies in Oregon have adopted the LCFS, which encourages low carbon “compliant” transportation fuels (including CNG) in the California and Oregon marketplace by allowing producers of these fuels to generate LCFS Credits that can be sold to noncompliant regulated parties.

Sale of Natural Gas Vehicle Fuel: AFTC. Under separate pieces of U.S. federal legislation, natural gas vehicle fuel sales made during the year ending December 31, 2020 are eligible for an AFTC. The AFTC credit is equal to $0.50 per gasoline gallon equivalent of CNG sold as vehicle fuel. The AFTC may not be reinstated for vehicle fuel sales after December 31, 2020.

GHG Credits—U.S. EPA

The EPA’s Greenhouse Gas Rule requires all manufacturers of heavy-duty engines and vehicles to comply with fleet average GHG standards. Manufacturers may comply with the standards by producing engines or vehicles, all of which comply with the standards, or by averaging, banking and trading GHG credits within vehicle or engine categories. Manufacturers may also comply with GHG standards by purchasing credits from manufacturers with a surplus of credits. The failure to comply with GHG standards can lead to civil penalties or the voiding of a manufacturer’s EPA Certificate of Conformity. In connection with the delivery and placement into service of zero-emission and low-emission vehicles, Hyliion may earn tradable GHG credits that under current laws and regulations can be sold to other manufacturers. Under the EPA’s Greenhouse Gas Rule, plug-in hybrid, all-electric and fuel cell vehicles earn a credit multiplier of 3.5, 4.5, and 5.5, respectively, for use in the calculation of GHG emission credits.

Commercial engine and vehicle manufacturers are required to meet the NOx emission standard for each type of engine or vehicle produced. Typical diesel engine emission control technology limits the fuel economy and GHG improvements that can be made while maintaining compliance with the NOx standard. As the fleet-average GHG standards continue to decrease over time, compliance with the NOx standard will increase the difficulty for conventional diesel vehicles to meet the applicable GHG standard. Until technology catches up for commercial vehicles, manufacturers of diesel trucks will likely need to purchase GHG credits to cover their emission deficit. The EPA’s Greenhouse Gas Rule provides the opportunity for the sale of excess credits to other manufacturers who apply such credits to comply with these regulatory requirements. Furthermore, the regulation does not limit the number of GHG credits sold within the same commercial vehicle categories.

GHG Credits—California Air Resources Board

California also has a GHG emissions regulatory program which is very similar to the EPA requirements. Like the EPA’s Greenhouse Gas Rule, the CARB rule allows for averaging, banking and trading of credits to comply with the fleet-average GHG standard and the failure to comply with the California GHG standard may lead to the imposition of civil penalties. The delivery and placement into service of Hyliion’s zero-emission and low-emission vehicles in California may earn Hyliion tradable credits that can be sold. Under CARB GHG regulations, advanced technology vehicles also earn a credit multiplier of for use in the calculation of emission credits in the same amounts as under the EPA’s Greenhouse Gas Rule.

Examples of other potential incentive and grant programs that either Hyliion or its customers can apply for include:

●	LCFS. The LCFS was initially developed in California and is quickly gaining traction in other jurisdictions around the world. The goal is to reduce the well-to-wheel carbon intensity of fuels by providing both mandated reduction targets as well as tradable and sellable credits.

●	Purchase Incentives. Both California and New York have active programs that provide “cash on the hood” incentives to customers that purchase zero-emission vehicles. Other states are considering developing similar programs.

●	Grant Programs. Government entities at all levels from federal, including the U.S. Department of Energy, state (for example, CARB) and local (for example, North Texas Council of Governments), have grant programs designed to increase and accelerate the development and deployment of zero-emission vehicles and infrastructure technologies.

●	EPA Smartway. The EPA Smartway program provides grants and funding for the retrofit of heavy-duty vehicles with components and technologies that reduce emissions. Drivers and fleet owners who repower vehicles with advanced technology powertrains or CNG engines may be able to access funding to offset a portion of the cost.

Competition

Hyliion has experienced, and expects to continue to experience, intense competition from a number of companies, particularly as the commercial transportation sector increasingly shifts towards low-emission, zero-emission or carbon neutral solutions. Hyliion faces competition from many different sources, including major commercial vehicle OEMs and companies that are developing alternative fuel and electric commercial vehicles. Existing commercial vehicle OEMs such as Paccar Inc., Navistar, Inc., Volvo, Mack Trucks and Daimler maintain the largest market shares in the sector. Given Hyliion primarily develops and sells powertrains that are designed to be installed into an OEM’s commercial vehicle to augment or replace conventionally fueled powertrains, as opposed to a complete commercial vehicle, Hyliion believes it primarily competes with new low emissions vehicle entrants in the commercial vehicle market, such as Tesla and Nikola, and to a lesser extent the in-house powertrain development efforts of the incumbent commercial vehicle OEMs, as well as existing traditional powertrain component manufacturers such as Cummins, Allison Transmission and Eaton Corporation plc. While there are many competitors addressing electrification of commercial vehicles, many of them are focused on shorter range vehicles. Hyliion is providing electrified solutions that are addressing both the long-haul and regional transportation sectors. Hyliion believes the primary competitive factors in the long-haul Class 8 commercial vehicle market include, but are not limited to:

●	total cost of ownership;

●	emissions profile;

●	availability of charging or fueling network;

●	ease of integration into existing operations;

●	product performance and uptime;

●	vehicle quality, reliability and safety;

●	vehicle support, parts and on-road service network;

●	technological innovation specifically around battery, software and data analytics; and

●	fleet management.

Hyliion believes that it competes favorably with its competitors on the basis of these factors; however, most of Hyliion’s current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than Hyliion. Hyliion’s competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their alternative fuel and electric truck programs. Additionally, Hyliion’s competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other tangible and intangible resources than Hyliion. These competitors also compete with Hyliion in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, Hyliion’s products. Additional mergers and acquisitions may result in even more resources being concentrated in its competitors. Hyliion cannot provide assurances that its electrified systems will be the first to market. Even if Hyliion’s electrified systems are first to market, Hyliion cannot be sure that customers will choose vehicles with Hyliion’s electrified systems over those of Hyliion’s competitors, or over conventional diesel powered vehicles.

Tesla and Nikola have announced their plans to bring long-haul Class 8 commercial BEVs and FCEVs to the market over the coming years. Cummins, Daimler, Dana, Navistar, PACCAR, Volvo, XOS and other commercial vehicle manufacturers have announced their plans to bring Class 8 commercial BEVs or FCEVs to the market. Furthermore, Hyliion will also face competition from manufacturers of internal combustion engines powered by diesel fuel. Hyliion expects additional competitors to enter the market as well.

Legal Proceedings

From time to time, Hyliion may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. Hyliion is not currently a party to any material legal proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on Hyliion because of defense and settlement costs, diversion of resources and other factors and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TORTOISECORP

The following discussion and analysis should be read in conjunction with the financial statements and related notes of TortoiseCorp included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on November 7, 2018 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 4, 2019, we completed our Initial Public Offering of 23,300,917 units, including 800,917 units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of approximately $233.0 million. We incurred offering costs of approximately $13.36 million, inclusive of approximately $8.13 million in deferred underwriting commissions.

On March 4, 2019, simultaneously with the consummation of the Initial Public Offering, we completed the private sale of 6,660,183 private placement warrants to Tortoise Borrower at a purchase price of $1.00 per warrant, generating gross proceeds to us of approximately $6.66 million.

Approximately $233.0 million of the net proceeds from our Initial Public Offering and the sale of the private placement warrants has been deposited in the Trust Account.

Our Charter provides that, other than the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account will be released until the earliest of: (a) the completion of an Initial Business Combination; (b) the redemption of any public shares that have been properly tendered in connection with a stockholder vote to amend our Charter to affect the substance or timing of our obligation to redeem 100% of such public shares if we have not consummated an Initial Business Combination within 24 months from the closing of our Initial Public Offering; and (c) the redemption of 100% of the public shares if we are unable to complete an Initial Business Combination within 24 months from the closing of our Initial Public Offering, or March 4, 2021 (the “Combination Period”). The proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

In connection with our Initial Public Offering, we entered into the IPO Forward Purchase Agreement pursuant to which Atlas Point Fund agreed to purchase up to an aggregate maximum amount of $150,000,000 of either (a) a number of Forward Purchase Units for $10.00 per unit or (b) a number of shares of Class A Common Stock for $9.67 per share, in a private placement that will close simultaneously with the closing of an Initial Business Combination. On June 18, 2020 TortoiseCorp, our Sponsor and Atlas Point Fund entered into the First Amendment to Forward Purchase Agreement, pursuant to which Atlas Point Fund agreed to purchase $17,500,000 of Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, at $10.00 per unit at the Closing. At the Closing, if (a) Atlas Point Fund does not fund the $17,500,000 purchase price, Atlas Point Fund will transfer 900,000 Founder Shares back to Tortoise Borrower, such that Atlas Point Fund will retain 365,625 Founder Shares and (b) if Atlas Point Fund does fund the $17,500,000 purchase price, Atlas Point Fund will transfer 894,375 Founder Shares back to Tortoise Borrower.

Pursuant to the Forward Purchase Agreement, TortoiseCorp agreed that, within 30 calendar days after the consummation of the business combination, TortoiseCorp will file with the SEC a registration statement registering the resale of any Forward Purchase Securities and the Class A Common Stock issuable upon conversion of the Founder Shares held by Atlas Point Fund, and TortoiseCorp shall use its commercially reasonable efforts to have the Atlas Point resale registration statement declared effective as soon as practicable after the filing thereof.

Results of Operations

We have neither engaged in any significant operations nor generated any operating revenue to date. Our only activities from inception through the closing date of our IPO related to our formation and our IPO. Although we have not generated operating revenue, we have generated non-operating income in the form of investment income from investments held in the Trust Account.

For the three months ended June 30, 2020, we had net loss of approximately $2.3 million, which consisted of approximately $110,000 in investment income, offset by approximately $2.3 million in general and administrative expenses, $30,000 in related-party administrative expenses, $50,000 in franchise tax expense and approximately $13,000 in income tax expense. For the three months ended June 30, 2019, we had net income of approximately $809,000, which consisted of approximately $1.3 million in investment income, offset by approximately $153,000 in general and administrative expenses, $30,000 in related-party administrative expenses, $50,000 in franchise tax expense and approximately $264,000 in income tax expense.

For the six months ended June 30, 2020, we had net loss of approximately $2.0 million, which consisted of approximately $870,000 in investment income, offset by approximately $2.5 million in general and administrative expenses, $60,000 in related-party administrative expenses, $100,000 in franchise tax expense and approximately $162,000 in income tax expense. For the year ended December 31, 2019, we had net income of approximately $2.3 million, which consisted of approximately $3.9 million in investment income, offset by approximately $465,000 in general and administrative expenses, $100,000 in related-party administrative expenses, $200,000 in franchise tax expense and approximately $768,000 in income tax expense. For the period from November 7, 2018 (inception) through December 31, 2018, we had a net loss of approximately $600, which consisted of approximately $600 in general and administrative expenses.

Further, we expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete the business combination will be successful.

Going Concern Consideration

Until the consummation of our IPO, our only source of liquidity was an initial sale of Founder Shares to our Sponsor. Additionally, our Sponsor advanced us funds totaling approximately $580,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to our IPO and certain operating expenses. On March 29, 2019, we repaid the Note to our Sponsor in full. Subsequent to the closing date of our IPO, our liquidity needs have been satisfied through the net proceeds from the sale of the private placement warrants not held in the Trust Account and an aggregate of approximately $1.1 million of interest income released from the Trust Account since inception to fund income tax and franchise tax payments.

As of June 30, 2020, we had approximately $231,000 of cash in our operating account, a working capital deficit of approximately $1.7 million and approximately $3.6 million of investment income earned from investments held in the Trust Account that may be released to us to pay our franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses).

As of December 31, 2019, we had approximately $916,000 of cash in our operating account and approximately $3.0 million of investment income earned from investments held in the Trust Account that may be released to us to pay our franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses).

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of the COVID-19 outbreak. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on our ability to consummate the business combination or on the post-combination company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. Our ability to consummate the business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with Hyliion’s personnel, vendors and service providers to negotiate and consummate the business combination in a timely manner. Additionally, if the financial markets and/or the overall economy are impacted for an extended period, the post-combination company’s results of operations, financial position and cash flows may be materially adversely affected.

In connection with our assessment of going concern considerations in accordance with the FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the working capital deficit, mandatory liquidation and subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after March 4, 2021.

Critical Accounting Policies and Estimates

Investments Held in Trust Account

Investments held in the Trust Account are classified as trading securities and are comprised solely of an investment in a money market fund that invests only in U.S. treasury securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in investment income from investments held in the Trust Account in our statement of operations. The fair value for trading securities is determined using quoted market prices in active markets.

Class A Common Stock Subject to Possible Redemption

We account for the Class A Common Stock subject to possible redemption in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A Common Stock subject to mandatory redemption (if any) are classified as a liability and measured at fair value. Shares of conditionally redeemable Class A Common Stock (including shares of Class A Common Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Class A Common Stock are classified as stockholders’ equity. Our Class A Common Stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. We recognize changes in redemption value immediately as they occur and adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying value of redeemable shares of Class A Common Stock are affected by charges against additional paid-in capital. Accordingly, as of June 30, 2020 and December 31, 2019, 22,168,376 and 22,366,276 shares of Class A Common Stock subject to conditional redemption, respectively, are presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Off-Balance Sheet Arrangements

As of June 30, 2020 and December 31, 2019, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Contractual Obligations

As of June 30, 2020 and December 31, 2019, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. On February 27, 2019, we entered into an Administrative Services Agreement with our Sponsor, dated February 27, 2019 (the “Administrative Services Agreement”), pursuant to which we have agreed to pay our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of an Initial Business Combination or our liquidation, the agreement will terminate. On March 29, 2019, our Sponsor assigned all of its rights, interests and obligations under the Administrative Services Agreement to Tortoise Capital Advisors, L.L.C.

The underwriters of our Initial Public Offering were entitled to underwriting discounts and commissions of 5.5%, of which 2.0% (approximately $4.64 million) was paid at the closing of our Initial Public Offering and 3.5% (approximately $8.13 million) was deferred. The deferred underwriting discounts and commissions will become payable to the underwriters upon the consummation of an Initial Business Combination and will be paid from the amounts held in the Trust Account. The underwriters are not entitled to any interest accrued on the deferred underwriting discounts and commissions.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

We do not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on our financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (d) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of our Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Initial Public Offering or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT TORTOISECORP

Overview

TortoiseCorp is a blank check company incorporated on November 7, 2018 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Throughout the acquisition strategy process, TortoiseCorp has leveraged its team’s network of potential proprietary and public transaction sources where it believes a combination of its relationships, knowledge and experience in the energy industry could effect a positive transformation or augmentation of existing businesses or properties to improve their overall value proposition. TortoiseCorp has neither engaged in any operations nor generated any revenue to date. Based on its business activities, it is a “shell company” as defined in the Exchange Act because it has no operations and nominal assets consisting solely of cash and/or cash equivalents.

On March 4, 2019, TortoiseCorp consummated its IPO of 23,300,917 units, including 800,917 units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of approximately $233.0 million. Each unit consists of one share of our Class A Common Stock and one-half of one warrant. Each whole public warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. The public warrants will become exercisable 30 days after the completion of our Initial Business Combination and will expire five years after the completion of our Initial Business Combination or earlier upon redemption or liquidation.

On March 4, 2019, simultaneously with the consummation of the Initial Public Offering, TortoiseCorp completed the private sale of 6,660,183 private placement warrants at a purchase price of $1.00 per warrant to Tortoise Borrower, generating gross proceeds to TortoiseCorp of approximately $6.66 million. Each private placement warrant entitles the holder to purchase one share of Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of an Initial Business Combination.

Approximately $233.0 million of the net proceeds from our Initial Public Offering and the sale of the private placement warrants has been deposited in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released until the earlier of our completion of an Initial Business Combination or our liquidation, although we may withdraw the interest earned on the funds held in our Trust Account to pay franchise and income taxes.

On April 19, 2019, TortoiseCorp announced that, commencing April 22, 2019, holders of the units sold in TortoiseCorp’s Initial Public Offering may elect to separately trade the shares of Class A Common Stock and public warrants included in the units. The shares of Class A Common Stock and public warrants that are separated trade on the NYSE under the symbols “SHLL” and “SHLL WS,” respectively. The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

Initial Business Combination

The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in the Trust Account).

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to elect to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the business combination, subject to the limitations described herein. As of June 30, 2020, the amount in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, is approximately $10.16 per public share. Our Sponsor, officers, directors and Atlas Point Fund have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the business combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price.

Submission of Initial Business Combination to a Stockholder Vote

The special meeting of TortoiseCorp stockholders to which this proxy statement relates is being held to solicit your approval of, among other things, the business combination. Unlike many other blank check companies, TortoiseCorp public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor, directors and officers have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, our Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 20% of the shares of Class A Common Stock included in the units sold in the IPO.

Employees

TortoiseCorp currently has four officers. Members of the management team are not obligated to devote any specific number of hours to TortoiseCorp matters but they intend to devote as much of their time as they deem necessary to TortoiseCorp’s affairs until it has completed an Initial Business Combination. TortoiseCorp presently expects its officers to devote such amount of time as they reasonably believe is necessary to the business. TortoiseCorp does not intend to have any full time employees prior to the closing of an Initial Business Combination.

Management

Executive Officers and Directors

Our current executive officers and directors are set forth below:

Name	Age	Position
Vincent T. Cubbage*	55	Chief Executive Officer, President and Chairman of the Board of Directors
Stephen Pang*	38	Chief Financial Officer and Director
Andrew J. Orekar	43	Independent Director
Frank M. Semple	68	Independent Director
Sidney L. Tassin	63	Independent Director
Steven C. Schnitzer*	58	Vice President, General Counsel and Secretary
Darrell Brock, Jr.*	54	Vice President, Business Development

*	Denotes an executive officer.

Vincent T. Cubbage  — Chief Executive Officer, President and Chairman of the Board of Directors. Mr. Cubbage has served as our Chief Executive Officer, President and director since November 2018 and as Chairman of our Board of Directors since the completion of our Initial Public Offering on March 4, 2019. He has served as Managing Director – Private Energy of Tortoise Capital Advisors, L.L.C. since January 2019. Mr. Cubbage has served as the Chief Executive Officer and a member of the Board of Managers of Lightfoot Capital Partners GP LLC, the general partner of Lightfoot Capital Partners, LP, from its formation in 2006 through its wind-up in December 2019. He served as Chief Executive Officer, Director and Chairman of the Board of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP (NYSE: ARCX), from October 2013 to the date of its sale in December 2017. From 2007 to 2011, Mr. Cubbage also served on the board of managers of the general partner of International Resources Partners LP, a private partnership founded by Lightfoot Capital. Prior to founding Lightfoot Capital, Mr. Cubbage was a Senior Managing Director and Sector Head in the Investment Banking Division of Banc of America Securities, where he worked from 1998 to 2006. Before joining Banc of America Securities, Mr. Cubbage was a Vice President at Salomon Smith Barney in the Global Energy and Power Group where he worked from 1994 to 1998. Mr. Cubbage received an M.B.A. from the American Graduate School of International Management and a B.A. from Eastern Washington University.

We believe Mr. Cubbage’s extensive knowledge of the energy industry, as well as his substantial business, leadership and management experience, including serving on the board of directors of a publicly traded partnership, bring important and valuable skills to the TortoiseCorp Board.

Stephen Pang — Chief Financial Officer and Director. Mr. Pang has served as a director since the completion of our Initial Public Offering on March 4, 2019 and has served as our Chief Financial Officer since January 2020. Mr. Pang is a Managing Director and Portfolio Manager at Tortoise, and is responsible for Tortoise’s public and private direct investments across its energy strategies, where he has served as Vice President of Tortoise Pipeline & Energy Fund, Inc., a closed-end fund, since May 2017. Prior to joining Tortoise in 2014, Mr. Pang was a Director in Credit Suisse Securities (USA) LLC’s Equity Capital Markets Group. Before joining Credit Suisse Securities (USA) LLC in 2012, he spent eight years in Citigroup Global Markets Inc.’s Investment Banking Division, where he focused on equity underwriting and corporate finance in the energy sector. Since October 2019, Mr. Pang has served as a member of the board of managers of Mexico Pacific Limited LLC. Mr. Pang received a B.S. in Business Administration from the University of Richmond and is a CFA charterholder.

We believe Mr. Pang’s extensive background in capital markets, finance and investing in the energy industry brings important and valuable skills to the TortoiseCorp Board.

Andrew J. Orekar — Director. Mr. Orekar has served as a director since the completion of our Initial Public Offering on March 4, 2019. Mr. Orekar is currently the Chief Executive Officer of GasLog Partners LP, but plans to step down on September 15, 2020. He has held the position of Chief Executive Officer since the partnership’s initial public offering in 2014 and served as a Director from 2016 to August 2020. Prior to joining GasLog Partners LP, Mr. Orekar served as Managing Director at Goldman Sachs, where he advised global natural resources and energy companies on mergers and acquisitions, corporate finance and capital markets transactions. Mr. Orekar joined Goldman Sachs in 1998 and held positions of increasing responsibility within the Investment Banking Division during his 15-year career, and was appointed Managing Director in 2009. Mr. Orekar received a B.S. in Finance and a B.A. in English from the University of Pennsylvania.

We believe Mr. Orekar’s extensive background in capital markets, finance and mergers and acquisitions in the energy industry, as well as his substantial experience and knowledge in the operations and management of a publicly traded partnership, brings important and valuable skills to the TortoiseCorp Board.

Frank M. Semple — Director. Mr. Semple has served as a director since the completion of our Initial Public Offering on March 4, 2019. Mr. Semple is the retired Chairman, President and Chief Executive Officer of MarkWest Energy Partners, L.P. Mr. Semple joined MarkWest Energy Partners, L.P. in 2003 as President and Chief Executive Officer and was elected Chairman of the Board in 2008. Prior to joining MarkWest Energy Partners, L.P., Mr. Semple completed a 22-year career with The Williams Companies, Inc. and WilTel Communications Group Inc., where he held various officer positions. Prior to his time at The Williams Companies, Inc., Mr. Semple served as an officer in the U.S. Navy submarine force from 1974 to 1980. Mr. Semple also serves on the Board of Directors of the general partner of MPLX LP and served on the Board of Directors of the general partner of Andeavor Logistics LP from October 2018 to July 2019. Mr. Semple is also invited to attend meetings of the board of directors of Marathon Petroleum Corporation in his capacity as a board observer on behalf of MPLX LP. Mr. Semple earned a B.S. in Mechanical Engineering from the United States Naval Academy and completed the Program for Management Development at Harvard Business School.

We believe Mr. Semple’s significant experience in operations, strategic planning, finance and corporate governance matters brings important and valuable skills to the TortoiseCorp Board.

Sidney L. Tassin — Director. Mr. Tassin has served as a director since the completion of our Initial Public Offering on March 4, 2019. Mr. Tassin is the founder and President of Carta Energy LLC, a firm that originates private equity investments in the energy field with a focus on renewable energy technologies. Prior to founding Carta Energy LLC in 2006, Mr. Tassin was President and a founding partner of Energy Spectrum Capital LP, a private equity fund in the energy industry, from its inception in 1996 until 2006. Prior to founding Energy Spectrum Capital LP, Mr. Tassin held executive financial positions with MESA Inc. and predecessor companies from 1980 to 1994, including serving as chief financial officer from 1989 to 1994. Prior to joining MESA Inc., Mr. Tassin was a CPA with Arthur Andersen & Co. in Houston where he worked in the Audit Division, specializing in energy companies from 1977 to 1980. Mr. Tassin served as a Director of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP (NYSE: ARCX), formerly a publicly traded partnership engaged in the midstream business, from November 2013 to the date of its sale in December 2017, serving as lead director, chair of the audit committee and chair of the conflicts committee. Mr. Tassin also served as a Director of Clipper Windpower Plc from 2002 to 2011 and was a member of the audit committee. In addition, Mr. Tassin served as a Director of Bayard Drilling Technologies, Inc. from 1998 to 2000 and was a member of the audit committee. Mr. Tassin received a B.A. in Accounting from Northeast Louisiana University.

We believe Mr. Tassin’s substantial experience and knowledge regarding financial issues related to energy companies and the energy industries, as well as his experience serving on audit committees, brings important and valuable skills to the TortoiseCorp Board.

Steven C. Schnitzer — Vice President, General Counsel and Secretary. Mr. Schnitzer has served as our Vice President, General Counsel and Secretary since the completion of our Initial Public Offering on March 4, 2019 and has served as Director and Private Energy – General Counsel of Tortoise Capital Advisors, L.L.C. since January 2019. Mr. Schnitzer served as Senior Vice President, General Counsel and Secretary of Lightfoot Capital Partners GP LLC, the general partner of Lightfoot Capital Partners, LP, from February 2014 through its wind-up in December 2019, and served as Senior Vice President, General Counsel and Secretary of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded partnership (NYSE: ARCX), from February 2014 until its sale in December 2017. Prior to joining Lightfoot Capital Partners GP LLC, Mr. Schnitzer practiced law with the firm of Katten Muchin Rosenman LLP, where he served as the Chair of the Corporate Group of the firm’s Washington, DC office from 2001 to January 2014 and specialized in corporate law, including mergers and acquisitions, corporate finance and securities matters. Prior to joining Katten Muchin Rosenman LLP, Mr. Schnitzer was an Associate from 1994 and a Partner from 1997 to 2000 in the Corporate Group of Crowell & Moring LLP in Washington, DC. Prior to joining Crowell & Moring LLP, Mr. Schnitzer was an Associate from 1988 to 1994 in the Corporate Finance Department of Debevoise & Plimpton LLP in New York City. Mr. Schnitzer received a Bachelor of Arts from the University of Maryland and a Juris Doctor degree from Touro College Jacob D. Fuchsberg Law Center, where he graduated cum laude and served as Editor-in-Chief of the law review.

Darrell Brock, Jr. — Vice President, Business Development. Mr. Brock has served as our Vice President of Business Development since the completion of our Initial Public Offering on March 4, 2019 and has served as Director – Private Energy of Tortoise Capital Advisors, L.L.C. since January 2019. Mr. Brock served as a Vice President of Lightfoot Capital Partners GP LLC and as Vice President of Business Development of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP (NYSE: ARCX), formerly a publicly traded partnership engaged in the midstream business, from July 2014 until the sale of Arc Logistics Partners LP in December 2017. From 2010 to June 2014, Mr. Brock served as a consultant to Arc Logistics GP LLC and Lightfoot Capital Partners GP LLC. Prior to joining Arc Logistics GP LLC, Mr. Brock was a Managing Partner at The Cumberland Group from 2009 to 2014. From 2007 to 2009, Mr. Brock was President and Chief Executive Officer of the midstream company DTX Oil, LLC. Mr. Brock served as Commissioner of the Kentucky Governor’s Office of Development from 2003 to 2005, where he oversaw state infrastructure and development, and also served as Senior Policy Advisor to the Governor. Mr. Brock received a B.B.A. in Accounting and an M.B.A. from Eastern Kentucky University.

Board of Directors and Terms of Office of Officers and Directors

TortoiseCorp currently has five directors. TortoiseCorp is managed under the direction of the TortoiseCorp Board. The TortoiseCorp Board is divided into three classes of directors with only one class of directors being elected in each year and each class (except those directors appointed prior to TortoiseCorp’s first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Stephen Pang, will expire at TortoiseCorp’s first annual meeting of stockholders. The term of office of the second class of directors, consisting of Andrew J. Orekar and Frank M. Semple, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Vincent T. Cubbage and Sidney L. Tassin, will expire at the third annual meeting of stockholders. TortoiseCorp may not hold an annual meeting of stockholders until after it consummates its Initial Business Combination.

TortoiseCorp officers are appointed by the TortoiseCorp Board and serve at the discretion of the TortoiseCorp Board, rather than for specific terms of office. The TortoiseCorp Board is authorized to appoint persons to the offices set forth in TortoiseCorp’s bylaws as it deems appropriate. TortoiseCorp’s bylaws provide that its officers shall consist of a Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the TortoiseCorp Board from time to time may determine.

Board Leadership Structure and Role in Risk Oversight

The Charter does not require, and the TortoiseCorp Board has no policy with respect to, the separation of the positions of Chairman and Chief Executive Officer. The TortoiseCorp Board believes that this is the most appropriate structure for TortoiseCorp because it believes that this issue is part of the succession planning process and that it is in the best interests of TortoiseCorp for the TortoiseCorp Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer and during times of transition.

The Chairman has the general supervision and control of the acquisition activities of TortoiseCorp subject to the ultimate authority of the TortoiseCorp Board, and is responsible for the execution of the policies of the TortoiseCorp Board with respect to such matters. The Chief Executive Officer has general supervision of the affairs of TortoiseCorp and general control of all of its business subject to the ultimate authority of the TortoiseCorp Board, and is responsible for the execution of the TortoiseCorp Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman.

The audit committee of the TortoiseCorp Board is responsible for discussing policies and guidelines to govern the process by which risk assessment and risk management is undertaken. The audit committee is also required to meet periodically with management to review and assess TortoiseCorp’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

Director Independence

The NYSE listing standards require that a majority of the TortoiseCorp Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The TortoiseCorp Board has determined that Sidney L. Tassin, Frank M. Semple and Andrew J. Orekar are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

The TortoiseCorp Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The charter of each committee is available on our website, www.tortoisespac.com.

Audit Committee

The TortoiseCorp Board has established an audit committee of the TortoiseCorp Board. Sidney L. Tassin, Frank M. Semple and Andrew J. Orekar serve as members of our audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Sidney L. Tassin, Frank M. Semple and Andrew J. Orekar are independent.

Sidney L. Tassin serves as chair of the audit committee. Each member of the audit committee is financially literate and the TortoiseCorp Board has determined that Sidney L. Tassin qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The TortoiseCorp Board has adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (a) the independent auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Compensation Committee

The TortoiseCorp Board has established a compensation committee of the TortoiseCorp Board. Sidney L. Tassin, Frank M. Semple and Andrew J. Orekar serve as members of our compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Sidney L. Tassin, Frank M. Semple and Andrew J. Orekar are independent. Andrew J. Orekar serves as chair of the compensation committee.

The TortoiseCorp Board has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

The TortoiseCorp Board has established a nominating and corporate governance committee of the TortoiseCorp Board. Sidney L. Tassin, Frank M. Semple and Andrew J. Orekar serve as members of our nominating and corporate governance committee. Frank M. Semple serves as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee are to assist the TortoiseCorp Board in:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the TortoiseCorp Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

●	developing, recommending to the TortoiseCorp Board and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the TortoiseCorp Board, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.

Committee Membership, Meetings and Attendance

During the fiscal year ended December 31, 2019, the TortoiseCorp Board held three meetings, our audit committee held three meetings, our compensation committee and our nominating and corporate governance committee did not hold any meetings.

Each of our incumbent directors attended or participated in 100% of the meetings of the TortoiseCorp Board and the respective committees of which he or she is a member held during the period such incumbent director was a director during the fiscal year ended December 31, 2019. We encourage all of our directors to attend our annual meetings of stockholders.

Director Nominations

Our nominating and corporate governance committee will recommend to the TortoiseCorp Board candidates for nomination for election at the annual meeting of the stockholders. The TortoiseCorp Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the TortoiseCorp Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the TortoiseCorp Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders. Prior to our Initial Business Combination, holders of our public shares will not have the right to recommend director candidates for nomination to the TortoiseCorp Board.

Stockholder Communications

The TortoiseCorp Board welcomes communications from our stockholders. Our stockholders may send communications to the TortoiseCorp Board, any committee of the TortoiseCorp Board, the Chairman of the TortoiseCorp Board or any other director in particular to:

Tortoise Acquisition Corp.

5100 W. 115th Place

Leawood, Kansas 66211

Our stockholders should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. TortoiseCorp’s General Counsel will review each communication received from our stockholders and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (a) the communication complies with the requirements of any applicable policy adopted by the TortoiseCorp Board relating to the subject matter of the communication; and (b) the communication falls within the scope of matters generally considered by the TortoiseCorp Board. To the extent the subject matter of a communication relates to matters that have been delegated by the TortoiseCorp Board to a committee or to an executive officer of TortoiseCorp, then TortoiseCorp’s General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the TortoiseCorp Board or an executive officer does not imply or create any fiduciary duty of the TortoiseCorp Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on the TortoiseCorp Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of any class of equity security which is registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to us, we believe that, during the year ended December 31, 2019, our directors, officers and ten percent holders complied with all filing requirements under Section 16(a) of the Exchange Act, with the following exception: our Sponsor had one delinquent Form 4 filing on May 6, 2019 relating to the forfeiture of certain shares of Class B Common Stock for cancellation following the partial exercise of the over-allotment option granted to the underwriters in our Initial Public Offering.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. We filed a copy of our Code of Ethics and our audit, compensation and nominating and corporate governance committee charters as exhibits to the registration statement related to our Initial Public Offering. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us in writing at 5100 W. 115th Place, Leawood, KS or by telephone at (913) 981-1020. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Tortoise manages several investment vehicles. Tortoise and its affiliates may compete with us for acquisition opportunities. If these entities or companies decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Tortoise may be suitable for both us and for current or future Tortoise Funds and may be directed to such affiliates rather than to us. Neither Tortoise nor members of our management team who are also employed by Tortoise have any obligation to present us with any opportunity for a potential business combination of which they become aware. Tortoise and/or our management, in their capacities as partners, officers or employees of Tortoise or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future affiliates of Tortoise, or third parties, before they present such opportunities to us.

Notwithstanding the foregoing, we may pursue a business combination opportunity jointly with one or more entities affiliated with Tortoise and/or one or more investors in funds or separate accounts managed by Tortoise (an “Affiliated Joint Acquisition”). Such entities may co-invest with us in the target business at the time of an Initial Business Combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Each of our officers and directors presently has, and any of them in the future may have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. In addition, we may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of an Initial Business Combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our Sponsor, officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding an Initial Business Combination or we have failed to complete an Initial Business Combination within 24 months after the closing of our Initial Public Offering. Investors and potential investors should also be aware of the following other potential conflicts of interest:

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of an Initial Business Combination. Additionally, our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate an Initial Business Combination within 24 months after the closing of our Initial Public Offering. If we do not complete an Initial Business Combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. Furthermore, our initial stockholders have agreed not to transfer, assign or sell any Founder Shares held by them until one year after the date of the consummation of an Initial Business Combination or earlier if, subsequent to an Initial Business Combination, (a) the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after an Initial Business Combination or (b) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A Common Stock underlying such warrants will not be transferable, assignable or saleable until 30 days after the completion of an Initial Business Combination. Since our Sponsor and officers and directors directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate an Initial Business Combination.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to an Initial Business Combination.

●	Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended Initial Business Combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing an Initial Business Combination with a company that is affiliated with our Sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our Sponsor, officers or directors. In the event we seek to complete an Initial Business Combination with a business combination target that is affiliated with our Sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting firm that such Initial Business Combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of an Initial Business Combination. Further, we pay an amount equal to $10,000 per month to our Sponsor for office space, utilities, secretarial support and administrative services provided to us. On March 29, 2019, our Sponsor assigned all of its rights, interests and obligations under the Administrative Services Agreement to Tortoise Capital Advisors, L.L.C.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit an Initial Business Combination to our public stockholders for a vote, we will complete our Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. Our initial stockholders have agreed to vote any Founder Shares held by them and any public shares held by them in favor of an Initial Business Combination, and our officers and directors have also agreed to vote any public shares held by them in favor of an Initial Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (a) we have sufficient funds outside of the Trust Account or (b) we consummate an Initial Business Combination.

Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

TortoiseCorp

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities were first listed on the NYSE through the earlier of consummation of an Initial Business Combination and our liquidation, we have agreed to pay our Sponsor (or an affiliate thereof) a total of $10,000 per month for office space, utilities, secretarial support and administrative services. In addition, our Sponsor, executive officers and directors, or any of their respective affiliates, were and will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or any of their respective affiliates. Any such payments prior to an Initial Business Combination were or will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we have not implemented any additional controls governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an Initial Business Combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, has been or will be paid by the company to our Sponsor, officers, directors or any of their respective affiliates, prior to completion of an Initial Business Combination.

In the event that the business combination is approved, we expect that certain of our directors and officers will continue to serve as part of the management team of New Hyliion in the capacity of directors. We intend to enter into employment agreements with the current members of Hyliion’s management team, and are currently negotiating the terms of those agreements in consultation with an independent compensation consultant engaged to assist in determining appropriate compensation arrangements for the New Hyliion management team. We also expect that members of the New Hyliion management team will receive equity-based incentive compensation awards from time to time pursuant to the 2020 Plan, subject to approval of “Proposal No. 6—The 2020 Plan Proposal.” See “—New Hyliion Executive Officer and Director Compensation Following the Business Combination” below for more information on compensation arrangements for New Hyliion.

For more information about the interests of our Sponsor, directors and officers in the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Hyliion

To achieve Hyliion’s goals, Hyliion has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.

Hyliion believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. Hyliion’s current compensation programs reflect its startup origins in that they consist primarily of salary and stock option awards. As Hyliion’s needs evolve, Hyliion intends to continue to evaluate its philosophy and compensation programs as circumstances require.

This section provides an overview of Hyliion’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Hyliion’s board of directors, with input from its Chief Executive Officer, has historically determined the compensation for Hyliion’s named executive officers. For the year ended December 31, 2019, Hyliion’s named executive officers were:

●	Thomas Healy, Chief Executive Officer;

●	Greg Van de Vere, Chief Financial Officer; and

●	Patrick Sexton, Chief Technical Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2019.

	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas Healy Chief Executive Officer	2019	183,000	—	—	6,600	189,600
Greg Van de Vere Chief Financial Officer	2019	157,500	—	38,729	6,600	202,829
Patrick Sexton (2) Chief Technology Officer	2019	107,917	—	23,065	3,300	134,282

(1)	The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the FASB’s Accounting Standards Codification (“ASC”) Topic 718. See Note 9 to Hyliion’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus/information statement for a discussion of the assumptions made by Hyliion in determining the grant-date fair value of Hyliion’s equity awards.

(2)	Mr. Sexton joined Hyliion in June 2019.

Narrative Disclosure to Summary Compensation Table

For 2019, the compensation program for Hyliion’s named executive officers consisted of base salary and incentive compensation delivered in the form of stock option awards.

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to Mr. Van de Vere, we have entered into an employment agreement, described further below, which sets forth his annual base salary.

Cash Bonus

Hyliion does not have any formal arrangements with its named executive officers providing for annual cash bonus awards.

Hyliion 2016 Equity Incentive Plan and Stock Option Awards

Hyliion’s board of directors adopted, and Hyliion’s stockholders approved, the 2016 Equity Incentive Plan, or 2016 Plan, in 2016. The 2016 Plan has been periodically amended, most recently in 2017 in order to increase the number of shares of Hyliion Common Stock available for issuance pursuant to the 2016 Plan. The 2016 Plan permits the grant of ISOs, NSOs, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, restricted stock units, performance awards and other stock-based awards. ISOs may be granted only to Hyliion’s employees and to any of Hyliion’s parent or subsidiary corporation’s employees. All other awards may be granted to employees, directors and consultants of Hyliion and to any of Hyliion’s parent or subsidiary corporation’s employees or consultants.

A total of 9,886,853 shares are reserved for grant under the 2016 Plan. As of June 30, 2020, stock options to purchase 5,765,368 shares of Hyliion’s common stock with a weighted-average exercise price of $0.235 per share were outstanding. There are no outstanding awards other than Hyliion Options pursuant to the 2016 Plan as of June 30, 2020.

Administration. Hyliion’s board of directors or a committee delegated by the board of directors administers the 2016 Plan. Subject to the terms of the 2016 Plan, the administrator has the power to, among other things, determine the eligible persons to whom, and the times at which, awards will be granted, to determine the terms and conditions of each award (including the number of shares subject to the award, the exercise price of the award, if any, and when the award will vest and, as applicable, become exercisable), to modify or amend outstanding awards, or accept the surrender of outstanding awards and substitute new awards, to accelerate the time(s) at which an award may vest or be exercised, and to construe and interpret the terms of the 2016 Plan and awards granted thereunder.

Options. Hyliion’s employees and service providers have historically received stock options pursuant to the 2016 Plan. With respect to the Hyliion Options granted to Messrs. Van de Vere and Sexton, the awards have been granted in the form of ISOs.

The exercise price per share of ISOs granted under the 2016 Plan must be at least 100% of the fair market value per share of Hyliion’s common stock on the grant date. NSOs may be granted with a per share exercise price that is less than 100% of the per share fair market value of Hyliion’s common stock. Subject to the provisions of the 2016 Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable.

Changes to Capital Structure. In the event there is a specified type of change in Hyliion’s capital structure, such as a stock dividend, stock split or reverse stock split, or Hyliion engages in a transaction that impacts Hyliion Common Stock such as a merger that is not a change in control pursuant to the 2016 Plan, appropriate adjustments will be made to (a) the number of shares available for issuance under the 2016 Plan, and (b) the number of shares covered by and, as applicable, the exercise price and the kind of underlying security of each outstanding award granted under the 2016 Plan. The business combination will not constitute a change of control pursuant to the 2016 Plan, and Hyliion therefore expects to make appropriate adjustments to the outstanding Hyliion Options by providing for a rollover of the awards into awards based upon Class A Common Stock, as described below.

Each Hyliion Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of Class A Common Stock equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (a) the number of shares of Hyliion Common Stock subject to such Hyliion Option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (i) the exercise price per share of such Hyliion Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyliion Option immediately prior to the Effective Time.

Plan Amendment or Termination. Hyliion’s board of directors may amend, modify, or terminate the 2016 Plan at any time.

Benefits and Perquisites

Hyliion provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which no match by Hyliion is provided. Hyliion does not maintain any executive-specific benefit or perquisite programs.

Agreements with Hyliion’s Named Executive Officers and Potential Payments Upon Termination or Change of Control

Hyliion currently maintains an offer letter with Mr. Healy, and an employment agreement with Mr. Van de Vere, as summarized below. Messrs. Van de Vere and Sexton also hold outstanding stock option awards pursuant to the 2016 Plan and individual award agreements.

Offer Letter with Thomas Healy

Hyliion provided Mr. Healy with an offer letter on August 3, 2017. The offer letter set forth a base salary that was applicable to 2017 and until November 1, 2018, but provided that Hyliion would make appropriate salary determinations thereafter. The offer letter provides Mr. Healy with potential severance benefits if Hyliion terminates his employment for any reason other than for cause, in a maximum amount of six months of his then current base salary plus any COBRA insurance premiums applicable to Mr. Healy at the time of such a termination of employment. Such severance benefits would be paid in equal installments over six months, and would either cease or be reduced in the event that Mr. Healy secured a position at a new employer during the severance period.

On August 24, 2017, Mr. Healy entered into Hyliion’s form Confidentiality, Non-Compete, Proprietary and Inventions Assignment Agreement containing certain restrictive covenants, including a non-compete restriction for a period of one year following a termination of employment.

Employment Agreement with Greg Van de Vere

Hyliion entered into an employment agreement with Mr. Van de Vere March 29, 2019. The employment agreement provides Mr. Van de Vere with a minimum annual base salary of $191,250, and notes that he will be eligible to participate in all health care and 401(k) plan benefits applicable to employees generally. If Hyliion terminates Mr. Van de Vere other than for cause, death or disability or in conjunction with a change in control, or Mr. Van de Vere terminates his employment for good reason, the employment agreement provides for a potential severance benefit equal to six months base salary at the annual level of $225,000. The severance benefit will be paid in equal installments over six months, and during the severance period Mr. Van de Vere will remain eligible to participate in all Hyliion employee benefit plans and Hyliion will continue to contribute toward the benefit plans, except for matching contributions and safe harbor contributions to the 401(k) plan. In addition, Mr. Van de Vere will receive vesting of all unvested Hyliion stock options. The employment agreement also provides Mr. Van de Vere with a maximum cash change in control payment of $1,250,000, the amount of which is determined by the acquisition price and Mr. Van de Vere’s net stock option proceeds in the acquisition, if any. Mr. Van de Vere is also eligible for vesting of all unvested Hyliion stock options upon a change in control.

The employment agreement also contains, or incorporates from Hyliion’s form Confidentiality, Non-Compete, Proprietary and Inventions Assignment Agreement, certain restrictive covenants, including a non-compete restriction for a period of one year following a termination of employment.

Retirement Benefits

Hyliion provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Hyliion does not provide a match for participants’ elective contributions to the 401(k) plan, nor does Hyliion provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2019 Year End

The following table presents information regarding outstanding equity awards held by Hyliion’s named executive officers as of December 31, 2019.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Thomas Healy	—		—	—	—	—
Greg Van de Vere	10/11/17	(1)	253,125	196,875	0.18	10/10/27
	3/29/19	(1)	—	250,000	0.23	5/28/29
Patrick Sexton	7/18/19	(2)	0	150,000	0.23	7/17/29

(1)	Option vests 25% on the first anniversary of the grant date, with the remainder vesting 0.125% per quarter thereafter. In the event of a termination of Mr. Van de Vere’s employment, other than a termination by Hyliion for cause or by Mr. Van de Vere without good reason, option may be exercised for the earliest of: up to one year from the date of separation or the expiration date of such option.

(2)	Option vests 25% on the first anniversary of the grant date, with the remainder vesting 0.125% per quarter thereafter. In the event of a termination of Mr. Sexton’s employment, other than a termination by Hyliion for cause or by Mr. Sexton without good reason, option may be exercised for the earliest of: up to one year from the date of separation or the expiration date of such option.

Director Compensation

In 2019, no director received cash, equity or other non-equity compensation for service on Hyliion’s board of directors. Hyliion currently has no formal arrangements under which directors receive compensation for their service on Hyliion’s board of directors or its committees. Hyliion’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Mr. Healy does not receive additional compensation for his services as a director.

Hyliion’s board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that Hyliion is able to recruit and retain qualified directors. Following the consummation of the business combination, New Hyliion intends to develop a board of directors’ compensation program that is designed to align compensation with New Hyliion’s business objectives and the creation of stockholder value, while enabling New Hyliion to attract, retain, incentivize and reward directors who contribute to the long-term success of New Hyliion.

New Hyliion Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the business combination, Hyliion intends to develop an executive compensation program that is designed to align compensation with New Hyliion’s business objectives and the creation of stockholder value, while enabling New Hyliion to attract, retain, incentivize and reward individuals who contribute to the long-term success of New Hyliion. Decisions on the executive compensation program will be made by the Compensation Committee.

Executive Compensation

The policies of New Hyliion with respect to the compensation of its executive officers and following the business combination will be administered by the New Hyliion Board in consultation with its compensation committee. The compensation policies followed by New Hyliion will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of Hyliion and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

In addition to the guidance provided by its compensation committee, New Hyliion may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or the engagement of independent compensation consultants. At this time New Hyliion is currently negotiating the terms of new employment agreements with the individuals that are expected to become the senior executive officers of New Hyliion (which will be subject to the successful Closing).

As a part of the business combination, Hyliion expects to enter into new executive employee agreements that will be effective upon the closing of the business combination.

Equity Compensation

It is anticipated that equity-based compensation will be an important foundation in executive compensation packages as New Hyliion believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. New Hyliion believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the 2020 Plan described in Proposal No. 6 will be an important element of the New Hyliion compensation arrangements for both executive officers and directors.

Director Compensation

It is anticipated that the compensation committee of the New Hyliion Board will determine the annual compensation to be paid to the members of the New Hyliion Board upon completion of the business combination.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the business combination, the business and affairs of New Hyliion will be managed by or under the direction of the New Hyliion Board. Hyliion is currently evaluating potential director nominees and executive officer appointments, but the following table sets forth the name, age and position of each of the expected directors and executive officers of New Hyliion upon consummation of the business combination as of June 30, 2020.

Name	Age	Position
Executive Officers
Thomas Healy	28	Chief Executive Officer and Director
Greg Van de Vere	60	Chief Financial Officer
Patrick Sexton	46	Chief Technology Officer

Non-Employee Directors
Andrew H. Card, Jr.(1)(2)	73	Director
Vincent T. Cubbage(2)(3)	55	Director
Howard Jenkins(2)(3)	69	Director
Edward Olkkola(3)	60	Chairman of the Board of Directors
Stephen Pang(1)	38	Director
(1)		Director

(1)	Member of the audit committee, effective upon the consummation of the business combination.

(2)	Member of the compensation committee, effective upon the consummation of the business combination.

(3)	Member of the nominating and corporate governance committee, effective upon the consummation of the business combination.

Executive Officers

Thomas Healy. Upon the consummation of the business combination, Mr. Healy will serve as New Hyliion’s Chief Executive Officer and as a member of the New Hyliion Board. Mr. Healy has served as Chief Executive Officer of Hyliion since January 26, 2016. Mr. Healy holds a B.S. degree in Mechanical Engineering and a double-major in Engineering and Public Policy from Carnegie Mellon University.

We believe Mr. Healy is qualified to serve on the New Hyliion Board due to his experience serving as Hyliion’s Chief Executive Officer and as a member of Hyliion’s board of directors.

Greg Van de Vere. Upon the consummation of the business combination, Mr. Van de Vere will serve as New Hyliion’s Chief Financial Officer. Mr. Van de Vere has served as Chief Financial Officer of Hyliion since August 2017. Prior to joining Hyliion, Mr. Van de Vere served as a director at 9Gauge Partners, LLC, a consulting firm, from July 2015 to August 2017. Mr. Van de Vere also served as the President and founder of StartupFinancialServices, a consulting company, from October 2010 to July 2015. Mr. Van de Vere currently serves as the Corporate Secretary and as a director of Energetic Materials & Products, Inc. Mr. Van de Vere holds a B.B.A. in Accounting and a B.S. in Mathematics from the University of Wisconsin – Eau Claire.

Patrick Sexton. Upon the consummation of the business combination, Mr. Sexton will serve as New Hyliion’s Chief Technology Officer. Mr. Sexton has served as Chief Technical Officer of Hyliion since May 2020 and prior to this, as Vice President of Engineering since June 2019. Prior to joining Hyliion, Mr. Sexton served as a Director of Engineering in Powertrain Innovations at Dana Incorporated, a manufacturer of vehicle components, from April 2013 to June 2019. Mr. Sexton holds a bachelor’s degree in Mechanical and Manufacturing Engineering from the Cork Institute of Technology.

Non-Employee Directors

Andrew H. Card, Jr. Upon the consummation of the business combination, Mr. Card will serve as a member of the New Hyliion Board. Since January 2018, Mr. Card has served as Chairman of National Endowment for Democracy, a nonprofit foundation. From 2015 until 2016, Mr. Card served as President of Franklin Pierce University, and also previously served as the Executive Director of the Office of the Provost and Vice President for Academic Affairs at Texas A&M University. Prior to that, Mr. Card served as Chief of Staff to President George W. Bush, the 11th Secretary of Transportation under President H.W. Bush and Deputy Assistant to the President and Director of Intergovernmental Affairs for President Ronald Reagan. Additionally, Mr. Card previously served as Vice President-Government Relations for General Motors Corporation, and as the President and Chief Executive Officer of the American Automobile Manufacturers Association. Mr. Card has served as a director of Union Pacific Corporation, a railroad company, since July 2006, Draganfly Inc., a manufacturer of unmanned aerial vehicles, since November 2019 and Lorillard Inc., a tobacco company, from July 2011 to June 2015. Mr. Card is a graduate of the University of South Carolina with a B.S. in Engineering. He also attended the U.S. Merchant Marine Academy and the John F. Kennedy School of Government at Harvard University. Mr. Card served in the U.S. Navy from 1965 to 1967.

We believe Mr. Card is qualified to serve on the New Hyliion Board based on his extensive senior-level experience in the federal government and the transportation industry, as well as invaluable experience in economic and international affairs.

Vincent T. Cubbage.    Upon the consummation of the business combination, Mr. Cubbage will serve as a member of the New Hyliion Board. Mr. Cubbage served as TortoiseCorp’s Chief Executive Officer, President and director since November 2018 and as Chairman of the TortoiseCorp Board since the completion of its Initial Public Offering on March 4, 2019. He has served as Managing Director – Private Energy of Tortoise Capital Advisors, L.L.C. since January 2019. Mr. Cubbage has served as the Chief Executive Officer and a member of the Board of Managers of Lightfoot Capital Partners GP LLC, the general partner of Lightfoot Capital Partners, LP, from its formation in 2006 through its wind-up in December 2019. He served as Chief Executive Officer, Director and Chairman of the Board of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP (NYSE: ARCX), from October 2013 to the date of its sale in December 2017. From 2007 to 2011, Mr. Cubbage also served on the board of managers of the general partner of International Resources Partners LP, a private partnership founded by Lightfoot Capital. Prior to founding Lightfoot Capital, Mr. Cubbage was a Senior Managing Director and Sector Head in the Investment Banking Division of Banc of America Securities, where he worked from 1998 to 2006. Before joining Banc of America Securities, Mr. Cubbage was a Vice President at Salomon Smith Barney in the Global Energy and Power Group where he worked from 1994 to 1998. Mr. Cubbage received an M.B.A. from the American Graduate School of International Management and a B.A. from Eastern Washington University.

We believe Mr. Cubbage is qualified to serve on the New Hyliion Board based on his substantial business, leadership and management experience, including serving on the board of directors of a publicly traded partnership.

Howard Jenkins. Upon the consummation of the business combination, Mr. Jenkins will serve as a member of the New Hyliion Board. Mr. Jenkins has served as a director of Hyliion since 2016. Since January 2017, Mr. Jenkins has served as managing partner of Axioma Ventures, LLC, an investment firm. Mr. Jenkins has served as a director of Bridge Connector, LLC, a Nashville, Tennessee based healthcare information technology company, since January 2018. Since 1977, Mr. Jenkins has served on the board of directors of Publix Super Markets, Inc., an employee-owned company operating supermarkets in seven states in the Southeast U.S. Mr. Jenkins also serves on the board of directors of two privately held companies. Mr. Jenkins received his B.A. in Economics from Emory University.

We believe Mr. Jenkins is qualified to serve on the New Hyliion Board based on his business experience as a chief executive officer and director of a Fortune 500 company and his investing experience.

Edward Olkkola. Upon the consummation of the business combination, Mr. Olkkola will serve as a Chair of the New Hyliion Board. Mr. Olkkola has served as a director of Hyliion since June 2016. Mr. Olkkola also served as the Chief Operating Officer of Hyliion from January 2018 to October 2018 and as an employee of Hyliion until March 2020, however his employment ended prior to the business combination. Since 2009, Mr. Olkkola has served as a managing director of Teakwood Capital, LP, an investment firm, where he manages private equity investment funds focused on micro-cap portfolio companies. Prior to joining Teakwood Capital, LP, Mr. Olkkola served as the Senior Vice President, New Products and Business Development for A. H. Belo Corporation, a Dallas, Texas based media company, from 2007 to 2009, where his responsibilities were focused on strategic investments in media and technology companies. Prior to joining A. H. Belo Corporation, Mr. Olkkola was a general partner at Austin Ventures from 1997 to 2005 and an operating partner from 2006 to 2007 where he established the communications technology investment practice. During his career, Mr. Olkkola has brought over a dozen new products to market and holds patents in core communications and network technologies including voice recognition, home networking and real-time signal processing. Mr. Olkkola holds a B.S. in Finance and Management Information Systems from the University of Massachusetts and an M.B.A. from Northeastern University.

We believe Mr. Olkkola is qualified to serve on the New Hyliion Board based on his investing and product development experience.

Stephen Pang. Upon the consummation of the business combination, Mr. Pang will serve as a member of the New Hyliion Board. Mr. Pang served as a director of TortoiseCorp since the completion of its Initial Public Offering on March 4, 2019 and has served as TortoiseCorp’s Chief Financial Officer since January 2020. Mr. Pang is a Managing Director and Portfolio Manager at Tortoise and is responsible for Tortoise’s public and private direct investments across its energy strategies, where he has served as Vice President of Tortoise Pipeline & Energy Fund, Inc., a closed-end fund, since May 2017. Prior to joining Tortoise Investments, LLC in 2014, Mr. Pang was a Director in Credit Suisse Securities (USA) LLC’s Equity Capital Markets Group. Before joining Credit Suisse Securities (USA) LLC in 2012, he spent eight years in Citigroup Global Markets Inc.’s Investment Banking Division, where he focused on equity underwriting and corporate finance in the energy sector. Since October 2019, Mr. Pang has served as a member of the board of managers of Mexico Pacific Limited LLC. Mr. Pang received a B.S. in Business Administration from the University of Richmond and is a CFA charterholder.

We believe Mr. Pang is qualified to serve on the New Hyliion Board based on his extensive background in capital markets, finance and investing.

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We believe                                          is qualified to serve on the New Hyliion Board based on                               .

Board Composition

New Hyliion’s business and affairs will be organized under the direction of the New Hyliion Board. We anticipate that the New Hyliion Board will consist of seven members upon the consummation of the business combination. Edward Olkkola will serve as Chairman of the New Hyliion Board. The primary responsibilities of the New Hyliion Board will be to provide oversight, strategic guidance, counseling and direction to New Hyliion’s management. The New Hyliion Board will meet on a regular basis and additionally as required.

If the Proposed Second A&R Charter is approved, the New Hyliion Board will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The New Hyliion Board will be divided into the following classes:

●	Class I, which Hyliion anticipates will consist of Vincent T. Cubbage and Thomas Healy, whose terms will expire at New Hyliion’s first annual meeting of stockholders to be held after consummation of the business combination;

●	Class II, which Hyliion anticipates will consist of Andrew H. Card, Jr., Howard Jenkins and Stephen Pang, whose terms will expire at New Hyliion’s second annual meeting of stockholders to be held after consummation of the business combination; and

●	Class III, which Hyliion anticipates will consist of Edward Olkkola and , whose terms will expire at New Hyliion’s third annual meeting of stockholders to be held after consummation of the business combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. Pursuant to the Stockholders Rights Agreement, TortoiseCorp agreed to take all necessary action to cause the New Hyliion Board to nominate and recommend Vincent T. Cubbage and Thomas Healy for election at New Hyliion’s first annual meeting of stockholder in 2021. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at the first annual meeting of stockholders in 2021. This classification of the New Hyliion Board may have the effect of delaying or preventing changes in New Hyliion’s control or management. New Hyliion’s directors may be removed for cause by the affirmative vote of the holders of at least two-thirds (2/3) of New Hyliion’s voting stock.

Director Independence

Upon the consummation of the business combination, the New Hyliion Board is expected to determine that each of the directors on the New Hyliion Board other than Thomas Healy will qualify as independent directors, as defined under the listing rules of the NYSE, and the New Hyliion Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, New Hyliion will be subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the New Hyliion Board in Risk Oversight

Upon the consummation of business combination, one of the key functions of the New Hyliion Board will be informed oversight of New Hyliion’s risk management process. The New Hyliion Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the New Hyliion Board as a whole, as well as through various standing committees of the New Hyliion Board that address risks inherent in their respective areas of oversight. In particular, the New Hyliion Board will be responsible for monitoring and assessing strategic risk exposure and New Hyliion’s audit committee will have the responsibility to consider and discuss New Hyliion’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. New Hyliion’s compensation committee will also assess and monitor whether New Hyliion’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Effective upon the consummation of the business combination, the New Hyliion Board will establish an audit committee, a compensation committee, and a nominating and corporate governance committee. The New Hyliion Board will adopt a charter for each of these committees, which will comply with the applicable requirements of current NYSE rules. New Hyliion intends to comply with future requirements to the extent they will be applicable to New Hyliion. Following the consummation of the business combination, copies of the charters for each committee will be available on the investor relations portion of New Hyliion’s website.

Audit Committee

New Hyliion’s audit committee will consist of                         , Andrew H. Card, Jr. and Stephen Pang. The New Hyliion Board is expected to determine that each of the members of the audit committee will satisfy the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the New Hyliion Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

will serve as the chair of the audit committee. The New Hyliion Board is expected to determine that                        qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, the New Hyliion Board considered                   ’s formal education and previous experience in financial roles. Both New Hyliion’s independent registered public accounting firm and management periodically will meet privately with New Hyliion’s audit committee.

The functions of this committee will include, among other things:

●	evaluating the performance, independence and qualifications of New Hyliion’s independent auditors and determining whether to retain New Hyliion’s existing independent auditors or engage new independent auditors;

●	reviewing New Hyliion’s financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of New Hyliion’s independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of New Hyliion’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of New Hyliion’s internal audit function;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by New Hyliion;

●	obtaining and reviewing at least annually a report by New Hyliion’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

●	monitoring the rotation of partners of New Hyliion’s independent auditors on New Hyliion’s engagement team as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of New Hyliion’s independent auditor;

●	reviewing New Hyliion’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with New Hyliion’s independent auditors and management;

●	reviewing with New Hyliion’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of New Hyliion’s financial controls and critical accounting policies;

●	reviewing with management and New Hyliion’s auditors any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by New Hyliion regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in New Hyliion’s annual proxy statement;

●	reviewing and providing oversight of any related party transactions in accordance with New Hyliion’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including New Hyliion’s code of ethics;

●	reviewing New Hyliion’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. New Hyliion will to comply with future requirements to the extent they become applicable to New Hyliion.

Compensation Committee

New Hyliion’s compensation committee will consist of Andrew H. Card, Jr. Vincent T. Cubbage and Howard Jenkins. Howard Jenkins will serve as the chair of the compensation committee. The New Hyliion Board has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of the NYSE. The functions of the committee will include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of New Hyliion’s executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of New Hyliion’s executive officers and assessing their performance against these goals and objectives;

●	making recommendations to the New Hyliion Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the New Hyliion Board;

●	reviewing and making recommendations to the New Hyliion Board regarding the type and amount of compensation to be paid or awarded to New Hyliion non-employee board members;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering New Hyliion’s equity incentive plans, to the extent such authority is delegated by the New Hyliion Board;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for New Hyliion’s executive officers;

●	reviewing with management New Hyliion’s disclosures under the caption “Compensation Discussion and Analysis” in New Hyliion’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in New Hyliion’s annual proxy statement; and

●	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the New Hyliion Board.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. New Hyliion will comply with future requirements to the extent they become applicable to New Hyliion.

Nominating and Corporate Governance Committee

New Hyliion’s nominating and corporate governance committee will consist of Vincent T. Cubbage, Howard Jenkins and Edward Olkkola. Vincent T. Cubbage will serve as the chair of the nominating and corporate governance committee. The New Hyliion Board has determined that each of the members of New Hyliion’s nominating and corporate governance committee will satisfy the independence requirements of the NYSE. The functions of this committee include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on the New Hyliion Board;

●	evaluating the performance of the New Hyliion Board, committees of the New Hyliion Board and individual directors and determining whether continued service on the New Hyliion Board is appropriate;

●	evaluating nominations by stockholders of candidates for election to the New Hyliion Board;

●	evaluating the current size, composition and organization of the New Hyliion Board and its committees and making recommendations to the New Hyliion Board for approvals;

●	developing a set of corporate governance policies and principles and recommending to the New Hyliion Board any changes to such policies and principles;

●	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the New Hyliion Board current and emerging corporate governance trends; and

●	reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the New Hyliion Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. New Hyliion will comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

Edward Olkkola previously served as Chief Operating Officer of Hyliion from January 2018 to October 2018. None of New Hyliion’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New Hyliion Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Second A&R Charter, which will be effective upon consummation of the business combination, limits New Hyliion’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of New Hyliion’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and New Hyliion’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide that New Hyliion will, in certain situations, indemnify New Hyliion’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, New Hyliion will enter into separate indemnification agreements with New Hyliion’s directors and officers. These agreements, among other things, require New Hyliion to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of New Hyliion’s directors or officers or any other company or enterprise to which the person provides services at New Hyliion’s request.

New Hyliion plans to maintain a directors’ and officers’ insurance policy pursuant to which New Hyliion’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Proposed Second A&R Charter, New Hyliion’s amended and restated bylaws, which will be effective upon the consummation of the business combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The New Hyliion Board will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of New Hyliion’s employees, executive officers and directors. The Code of Conduct will be available on New Hyliion’s website at www.hyliion.com. Information contained on or accessible through New Hyliion’s website is not a part of this proxy statement, and the inclusion of New Hyliion’s website address in this proxy statement is an inactive textual reference only. The nominating and corporate governance committee of the New Hyliion Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. New Hyliion expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Non-Employee Director Compensation

The New Hyliion Board expects to review director compensation periodically to ensure that director compensation remains competitive such that New Hyliion is able to recruit and retain qualified directors. Following the consummation of the business combination, New Hyliion intends to develop a board of directors’ compensation program that is designed to align compensation with New Hyliion’s business objectives and the creation of stockholder value, while enabling New Hyliion to attract, retain, incentivize and reward directors who contribute to the long-term success of New Hyliion.

DESCRIPTION OF SECURITIES

If the business combination is consummated, New Hyliion will replace its current Charter with the Proposed Second A&R Charter in the form attached to this proxy statement as Annex B, which, in the judgment of the TortoiseCorp Board, is necessary to adequately address the needs of the post-combination company.

The following table sets forth a summary of the principal proposed changes and the differences between TortoiseCorp’s stockholders’ rights under the existing Charter and the Proposed Second A&R Charter. This summary is qualified by reference to the complete text of the Proposed Second A&R Charter, a copy of which is attached to this proxy statement as Annex B. We urge you to read the Proposed Second A&R Charter in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the business combination.

For more information on the Charter Proposals, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Director Classification Charter Proposal” and “Proposal No. 4—The Additional Charter Proposal.”

	Existing Charter	Proposed Second A&R Charter
Number of Authorized Shares

The existing Charter provides that the total number of authorized shares of all classes of capital stock is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share.

See Article IV of the existing Charter.

The Proposed Second A&R Charter increases the total number of authorized shares of all classes of capital stock to 260,000,000 shares, consisting of 250,000,000 shares of common stock, each having a par value of $0.0001, and of 10,000,000 shares of preferred stock, each having a par value of $0.0001.

See Article IV of the Proposed Second A&R Charter.

Class A Common Stock

The existing Charter authorizes 200,000,000 shares of Class A Common Stock.

Under the existing Charter, holders of Class A Common Stock have no conversion, preemptive or other subscription rights and there are no sinking fund provisions, except that public stockholders have the right to have their shares of Class A Common Stock redeemed in connection with an Initial Business Combination.

See Article IV and Article IX of the of the existing Charter.

Upon the Proposed Second A&R Charter becoming effective, each issued and outstanding share of Class A Common Stock will automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of New Hyliion Common Stock.

Holders of New Hyliion Common Stock will have no conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the New Hyliion Common Stock.

See Article IV of the Proposed Second A&R Charter.

Class B Common Stock

The existing Charter authorizes 20,000,000 shares of Class B Common Stock. Under the existing Charter, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-to-one basis upon consummation of the business combination.

See Article IV of the of the existing Charter.

None.

	Existing Charter	Proposed Second A&R Charter
Preferred Stock	The existing Charter provides that shares of preferred stock may be issued from time to time in one or more series. The TortoiseCorp Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The TortoiseCorp Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Class A Common Stock and Class B Common Stock and could have anti-takeover effects. The ability of the TortoiseCorp Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.	The Proposed Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The New Hyliion Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The New Hyliion Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the New Hyliion Common Stock and could have anti-takeover effects. The ability of the New Hyliion Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of New Hyliion or the removal of New Hyliion’s management. New Hyliion will have no preferred stock outstanding at the date the Proposed Second A&R Charter becomes effective. Although the TortoiseCorp Board does not currently intend to issue any shares of preferred stock, we cannot assure you that the New Hyliion Board will not do so in the future.

Voting Power	Except as otherwise required by law, this Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock and Class B Common Stock possess all voting power for the election of our directors (subject to the limitation on director elections prior to an Initial Business Combination) and all other matters requiring stockholder action. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders.	Except as otherwise required by law, the Proposed Second A&R Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of New Hyliion Common Stock will possess all voting power for the election of New Hyliion directors and all other matters requiring stockholder action. Holders of New Hyliion Common Stock will be entitled to one vote per share on matters to be voted on by stockholders.

	Existing Charter	Proposed Second A&R Charter
Director Elections

Currently, the TortoiseCorp Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Prior to the closing of an Initial Business Combination, the holders of Class B Common Stock have the exclusive right to elect, remove and replace any director, and the holders of Class A Common Stock have no such right to vote on the election, removal or replacement of any director.

See Article V and Article IX of the existing Charter.

Under the Proposed Second A&R Charter, the New Hyliion Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

See Article V of the Proposed Second A&R Charter.

Dividends

Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the TortoiseCorp Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions. TortoiseCorp has not paid any cash dividends on its Class A Common Stock or Class B Common Stock to date and does not intend to pay cash dividends prior to the completion of the business combination.

In February 2019, TortoiseCorp effected a stock dividend with respect to the Class B Common Stock of 718,750 shares thereof, resulting in our Sponsor holding an aggregate of 6,468,750 Founder Shares. The TortoiseCorp Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

None. We anticipate that the bylaws of New Hyliion will provide that, subject to the provisions of the Proposed Second A&R Charter and applicable law, if any, dividends (payable in cash, property or capital stock) upon the capital stock of New Hyliion may be declared by the New Hyliion Board pursuant to law at any regular or special meeting.

Supermajority Voting Provisions	Under the existing Charter and bylaws, all matters subject to a stockholder vote, except for amendments to Article IX of the Charter, require the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon. Amendment of Article IX of the existing Charter requires the affirmative vote of the holders of at least 65% of all then outstanding shares of common stock. An Amendment to Article IX relating to the exclusive right of holders of Class B Common Stock to elect, remove and replace directors prior to the initial business combination requires an affirmative vote of holders of at least 90% of the outstanding common stock entitled to vote thereon.	The Proposed Second A&R Charter will require the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of New Hyliion entitled to vote generally in the election of directors, voting together as a single class, to (a) remove a director, (b) adopt, amend or repeal the bylaws of New Hyliion or (c) alter, amend or appeal Articles V, VI, VII and VIII of the Proposed Second A&R Charter.
Corporate Opportunity Doctrine	Under the existing Charter, the doctrine of corporate opportunity does not apply with respect to TortoiseCorp or any of its officers, directors or any of their respective affiliates, and TortoiseCorp renounces any expectancy that any of the directors or officers of TortoiseCorp will offer any such corporate opportunity of which he or she may become aware to TortoiseCorp, unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of TortoiseCorp and such opportunity is one TortoiseCorp is legally and contractually permitted to undertake and would otherwise be reasonable for TortoiseCorp to pursue.	None.

	Existing Charter	Proposed Second A&R Charter
Exclusive Forum	The existing Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions (other than actions arising under the Securities Act or the Exchange Act) may be brought only in the Court of Chancery in the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Charter is inapplicable or unenforceable.	The Proposed Second A&R Charter will require, to the fullest extent permitted by law, that derivative actions brought in New Hyliion’s name, actions against current or former directors, officers and employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of the Proposed Second A&R Charter or the bylaws of New Hyliion may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, the Proposed Second A&R Charter provides that the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Proposed Second A&R Charter is inapplicable or unenforceable.

Liquidation, Dissolution and Winding Up	Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of TortoiseCorp’s voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Common Stock and Class B Common Stock are entitled to receive an equal amount per share of all of TortoiseCorp’s assets of whatever kind available for distribution to stockholders.	None.

Warrants

Public Stockholders’ Warrants

Each whole public warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the completion of an Initial Business Combination, provided in each case that we have an effective registration statement under the Securities Act, covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective, but in no event later than 60 business days after the closing of an Initial Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Commencing 90 days after the warrants become exercisable, we may redeem the outstanding warrants (including both public warrants and private placement warrants) for shares of Class A Common Stock:

●	in whole and not in part;

●	at a price equal to a number of shares of Class A Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock (as defined below) except as otherwise described below;

●	upon a minimum of 30 days’ prior written notice; and

●	if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrantholders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A Common Stock that a warrantholder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Common Stock shall mean the average reported last sale price of our Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of our Class A Common Stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 shares of Class A Common Stock for each whole warrant. Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e. the trading price of our Class A Common Stock is below the exercise price of the warrants) and about to expire.

Any warrants held by our officers or directors will be subject to this redemption for shares feature, except that such officers and directors shall only receive “fair market value” for such warrants so redeemed (“fair market value” for such warrants held by our officers and directors being defined as the last reported sale price of the public warrants on such redemption date).

As stated above, we can redeem the warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of shares of Class A Common Stock). If we choose to redeem the warrants when the Class A Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50. No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. Any redemption of the warrants for shares of Class A Common Stock will apply to both the public warrants and the private placement warrants.

If we call the warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, Tortoise, and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted pursuant to the following three paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (a) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (b) one minus the quotient of (i) the price per share of Class A Common Stock paid in such rights offering divided by (ii) the fair market value. For these purposes (a) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (b) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed Initial Business Combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our Class A Common Stock if we have not consummated an Initial Business Combination within 24 months from the closing of the IPO, or (e) in connection with the redemption of our public shares upon our failure to complete an Initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The warrant exercise price will not be adjusted for other events.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of an Initial Business Combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the TortoiseCorp Board and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of an Initial Business Combination (except, among other limited exceptions, to our officers, directors and other persons or entities affiliated with Tortoise), and they will not be redeemable by us for cash so long as they are held by Tortoise or its permitted transferees. Tortoise, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than Tortoise or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Forward Purchase Securities

Pursuant to the IPO Forward Purchase Agreement, Atlas Point Fund agreed to purchase up to an aggregate maximum amount of $150,000,000 of either (a) a number of Forward Purchase Units for $10.00 per unit or (b) a number of Class A Common Stock for $9.67 per share, in a private placement that will close simultaneously with the closing of our Initial Business Combination.

On June 18, 2020, we entered into the First Amendment to Forward Purchase Agreement with Atlas Point Fund. Pursuant to the Forward Purchase Agreement, Atlas Point Fund agreed to purchase 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock. At the Closing, if (a) Atlas Point Fund does not fund the $17,500,000 purchase price, Atlas Point Fund will transfer 900,000 Founder Shares back to Tortoise Borrower, such that Atlas Point Fund will retain 365,625 Founder Shares and (b) if Atlas Point Fund does fund the $17,500,000 purchase price, Atlas Point Fund will transfer 894,375 Founder Shares back to Tortoise Borrower. Each whole Forward Purchase Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. The Forward Purchase Warrants will have the same terms as the public warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

The Forward Purchase Securities are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. If in the future Atlas Point Fund decides to offer, resell, pledge or otherwise transfer the forward purchase securities, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (a) registration under the Securities Act or (b) an available exemption from registration under the Securities Act. As a holder of Forward Purchase Securities, Atlas Point Fund is entitled to certain registration rights under the Forward Purchase Agreement.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Proposed Second A&R Charter and Bylaws

Section 203 of the DGCL

Although we have opted out of Section 203 of the DGCL under the existing Charter, we will not opt out of Section 203 of the DGCL under the Proposed Second A&R Charter. Under Section 203 of the DGCL, New Hyliion will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of New Hyliion (the “acquisition”), except if:

●	the New Hyliion Board approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the business combination is approved by the New Hyliion Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with New Hyliion for a three-year period. This may encourage companies interested in acquiring New Hyliion to negotiate in advance with the New Hyliion Board because the stockholder approval requirement would be avoided if the New Hyliion Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the New Hyliion Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Proposed Second A&R Charter, no action shall be taken by our stockholders by written consent or electronic transmission.

Special Meeting of Stockholders

Under the Proposed Second A&R Charter, no action shall be taken by our stockholders except at an annual or special meeting of stockholders called in accordance with the bylaws.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Proposed Second A&R Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of stockholders of New Hyliion shall be given in the manner provided in the bylaws of New Hyliion.

SHARES ELIGIBLE FOR FUTURE SALE

Upon consummation of the business combination, TortoiseCorp will have 250,000,000 shares of Class A Common Stock authorized and, based on the assumptions set out elsewhere in this proxy statement, 161,626,147 shares of Class A Common Stock issued and outstanding, assuming no shares of Class A Common Stock are redeemed in connection with the business combination, or 138,807,074 shares of Class A Common Stock issued and outstanding, assuming 23,300,917 shares of Class A Common Stock are redeemed in connection with the business combination.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of such securities then-outstanding; or

●	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Founder Shares and Atlas Point Fund will be able to sell the Forward Purchase Securities acquired pursuant to the Forward Purchase Agreement, as applicable, pursuant to Rule 144 without registration one year after we have completed an Initial Business Combination.

Lock-Up Agreement

In connection with the Closing, certain existing Hyliion investors will agree, subject to certain exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Class A Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Class A Common Stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until 180 days after the Closing Date. Thereafter until two years after the Closing Date, subject to certain exceptions, Thomas Healy will also agree not to Transfer more than 10% of the number of shares of Class A Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by him immediately after the Effective Time.

A&R Registration Rights Agreement

In connection with the Closing, we will enter into the A&R Registration Rights Agreement with our Sponsor, Tortoise Borrower and the Holders, pursuant to which the Holders of Registrable Securities, subject to certain conditions, will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we will agree that, within 30 calendar days after the consummation of the business combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the Registrable Securities, and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of the Holders will be granted demand underwritten offering registration rights and all of the Holders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by TortoiseCorp if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which the Holders cease to hold any Registrable Securities.

Listing of Securities

We have applied to continue the listing of our Class A Common Stock and public warrants on the NYSE under the symbols “HYLN” and “HYLN WS,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to TortoiseCorp regarding (a) the actual beneficial ownership of our voting common stock as of June 30, 2020 (prior to the business combination, PIPE Financing and issuance and sale of Forward Purchase Units to Atlas Point Fund pursuant to the Forward Purchase Agreement) and (b) the expected beneficial ownership of our voting common stock immediately following consummation of the business combination, PIPE Financing and issuance and sale of Forward Purchase Units to Atlas Point Fund pursuant to the Forward Purchase Agreement, assuming that no public shares of TortoiseCorp are redeemed, and alternatively the Maximum Redemption Scenario, which assumes that 23,300,917 shares of Class A Common Stock are redeemed, resulting in an aggregate payment of approximately $236,643,898 out of the Trust Account, in each case, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of TortoiseCorp voting common stock or New Hyliion Common Stock;

●	each of our named executive officers and directors;

●	each person who will become a named executive officer or director of New Hyliion post-business combination; and

●	all current executive officers and directors of TortoiseCorp, as a group, pre-business combination and all executive officers and directors on the New Hyliion Board post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our voting common stock prior to the business combination, PIPE Financing and issuance and sale of Class A Common Stock and Forward Purchase Warrants to purchase shares of Class A Common Stock to Atlas Point Fund pursuant to the Forward Purchase Agreement is based on 29,126,147 shares of Class A Common Stock and Class B Common Stock (including Founder Shares) issued and outstanding in the aggregate as of                                 .

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the business combination, PIPE Financing and issuance and sale of Forward Purchase Units to Atlas Point Fund pursuant to the Forward Purchase Agreement, assuming none of our public shares are redeemed, has been determined based upon the following assumptions: (a) 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement, (b) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (c) 90,579,468 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (d) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (e) there are no other issuances of equity interests of New Hyliion and (f) there will be an aggregate of 152,205,615 shares of New Hyliion Common Stock issued and outstanding at Closing.

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the business combination, PIPE Financing and issuance and sale of Forward Purchase Units to Atlas Point Fund pursuant to the Forward Purchase Agreement, assuming that 23,300,917 public shares have been redeemed, has been determined based on the following assumptions: (a) 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, are issued and sold to Atlas Point Fund pursuant to the Forward Purchase Agreement, (b) 30,750,000 shares of Class A Common Stock are issued in the PIPE Financing, (c) 90,579,468 shares of Class A Common Stock are issued to the Historical Rollover Stockholders in the business combination, (d) none of TortoiseCorp’s initial stockholders or the Historical Rollover Stockholders purchase shares of Class A Common Stock in the open market, (e) there are no other issuances of equity interests of New Hyliion and (f) there will be an aggregate of 128,904,698 shares of New Hyliion Common Stock issued and outstanding at Closing.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

			After the business combination
	Prior to the business combination		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owners(1)	Number of shares of TortoiseCorp common stock	%	Number of shares of New Hyliion Common Stock	%	Number of shares of New Hyliion Common Stock	%
Five Percent Holders of TortoiseCorp
Tortoise Borrower LLC(2) (3)	4,439,605	15.2	11,994,163	7.5	11,994,163	8.8
Adage Capital Partners, L.P. (4)(5)	2,025,000	7.0	3,037,500	2.0	1,012,500	*
Alyeska Investment Group, L.P.(6) (7)	1,500,000	5.2	2,250,000	1.5	750,000	*
Deep Basin Capital LP(6) (8)	1,500,000	5.2	2,250,000	1.5	750,000	*
Karpus Management, Inc.(9)(10)	1,463,405	5.0	2,195,107	1.4	731,702	*
Directors and Named Executive Officers of TortoiseCorp
Vincent T. Cubbage(11)	25,000	*	37,500	*	12,500	*
Stephen Pang(12)	5,000	*	7,500	*	2,500	*
Andrew J. Orekar(13)	40,000	*	40,000	*	40,000	*
Frank M. Semple(13)	40,000	*	40,000	*	40,000	*
Sidney L. Tassin(13)	40,000	*	40,000	*	40,000	*
Steven C. Schnitzer(12)	5,000	*	7,500	*	2,500	*
Darrell Brock, Jr.(12)	5,000	*	7,500	*	2,500	*
All Directors and Executive Officers of TortoiseCorp as a Group (7 Individuals)	160,000	*	180,000	*	20,000	*
Directors and Named Executive Officers of New Hyliion After Consummation of the Business Combination
Thomas Healy(14)	—	—	35,159,438	23.1	35,159,438	27.3
Greg Van de Vere(15)	—	—	608,880	*	608,880	*
Patrick Sexton(16)	—	—	54,936	*	54,936	*
Andrew H. Card, Jr.	—	—	—		—
Vincent T. Cubbage(11)	25,000		37,500	*	12,500	*
Howard Jenkins(17)	—	—	16,741,990	11.0	16,741,990	13.0
Edward Olkkola(18)	—	—	2,503,984	1.6	2,503,984	1.9
Stephen Pang(12)	5,000	*	7,500	*	2,500	*

All Directors and Executive Officers of New Hyliion as a Group (8 Individuals)	—	—	55,114,228	35.7	55,114,228	42.0
Five Percent Holders of New Hyliion After Consummation of the Business Combination
Axioma Ventures, LLC(17)	—	—	16,741,990	11.0	16,741,990	13.0
New Era Capital Partners, L.P.(19)			6,696,937	4.4	6,696,937	5.2
FJ Management Inc.(20)	—	—	8,371,099	5.5	8,371,099	6.5

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 5100 W. 115th Place, Leawood, KS 66211.

(2)	Our Sponsor is the record holder of 4,439,605 Founder Shares. Tortoise Borrower is the managing member of our Sponsor. Tortoise Borrower is the record holder of 6,660,183 private placement warrants and will receive 894,375 Founder Shares transferred from Atlas Point Fund at Closing if Atlas Point Fund funds the purchase price for the Forward Purchase Units. Tortoise Parent Holdco LLC is the sole member of Tortoise Borrower and Tortoise is the sole member of Tortoise Parent Holdco LLC. Tortoise is controlled by a board of directors, which consists of Jeffrey Lovell, Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson and Brad Hilsabeck. Accordingly, the members of the board of directors of Tortoise may be deemed to have or share beneficial ownership of the securities held directly by our Sponsor and Tortoise Borrower. In addition, Vincent T. Cubbage, Stephen Pang, Steven C. Schnitzer and Darrell Brock, Jr. are members of our Sponsor. Mr. Cubbage, Mr. Pang, Mr. Schnitzer and Mr. Brock have no voting or dispositive power over such securities and hereby disclaim beneficial ownership of such securities.

(3)	Interests shown prior to the business combination consist solely of of 4,439,605 Founder Shares held directly by our Sponsor. Such shares will automatically convert into shares of Class A Common Stock at the Closing on a one-for-one basis, subject to adjustment. Shares of New Hyliion Common Stock held after the business combination include 6,660,183 shares underlying the private placement warrants that will become exercisable 30 days after the Closing, and reflect the transfer by Atlas Point Fund to Tortoise Borrower of 894,375 Founder Shares in connection with the Closing pursuant to the terms of the Forward Purchase Agreement and assume that Atlas Point Fund funds the purchase price for the Forward Purchase Units.

(4)	Shares of New Hyliion Common Stock held after the business combination includes 1,012,500 shares underlying public warrants that will become exercisable 30 days after the Closing.

(5)	According to a Schedule 13G filed with the SEC on March 11, 2019 on behalf of Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross, the shares reported herein are directly owned by Adage Capital Partners, L.P. Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners, L.P., Adage Capital Advisors, L.L.C. is the managing member of Adage Capital Partners GP, L.L.C., and Messrs. Atchinson and Gross are managing members of Adage Capital Advisors, L.L.C. Adage Capital Partners, L.P. has the power to dispose of and the power to vote the shares of common stock beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP, L.L.C. Adage Capital Advisors, L.L.C., as managing member of Adage Capital Partners GP, L.L.C., directs Adage Capital Partners GP, L.L.C.’s operations. Messrs. Atchinson and Gross, as managing members of Adage Capital Advisors, L.L.C., have shared power to vote the shares of common stock beneficially owned by Adage Capital Partners, L.P. The business address of this stockholder is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)	Shares of New Hyliion Common Stock held after the business combination includes 750,000 shares underlying public warrants that will become exercisable 30 days after the Closing.

(7)	According to a Schedule 13G filed with the SEC on February 14, 2020 on behalf of Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC and Anand Parekh. The business address of this stockholder is 77 West Wacker Drive, 7th Floor, Chicago, Illinois 60601.

(8)	According to a Schedule 13G/A filed with the SEC on February 14, 2020, Deep Basin Capital LP acts as investment manager to, and exercises investment discretion with respect to the shares of common stock directly owned by, a number of accounts and investment vehicles. Accordingly, Deep Basin Capital LP may be deemed to have or share beneficial ownership of the shares reported herein. The business address of this stockholder is 484 Pacific Street, Floor 2, Stamford, Connecticut 06902.

(9)	Shares of New Hyliion Common Stock held after the business combination includes 731,702 shares underlying public warrants that will become exercisable 30 days after the Closing.

(10)	According to a Schedule 13G filed with the SEC on February 14, 2020 on behalf of Karpus Management, Inc. d/b/a Karpus Investment Management, the shares of common stock reported herein are held by certain accounts managed by Karpus Management, Inc. The business address of this stockholder is 183 Sully’s Trail, Pittsford, New York 14534.

(11)	Shares of New Hyliion Common Stock held after the business combination includes 12,500 shares underlying public warrants that will become exercisable 30 days after the Closing. Pursuant to the Letter Agreement, dated February 27, 2019, the initial stockholders have agreed to waive their redemption rights with respect to any shares of Class A Common Stock held by them. The number of shares held after the business combination assuming maximum redemption assumes that the initial stockholders transferred all shares of Class A Common Stock held by them to a transferee that subsequently redeemed such shares.

(12)	Shares of New Hyliion Common Stock held after the business combination includes 2,500 shares underlying public warrants that will become exercisable 30 days after the Closing. Pursuant to the Letter Agreement, dated February 27, 2019, the initial stockholders have agreed to waive their redemption rights with respect to any shares of Class A Common Stock held by them. The number of shares held after the business combination assuming maximum redemption assumes that the initial stockholders transferred all shares of Class A Common Stock held by them to a transferee that subsequently redeemed such shares.

(13)	Interests shown prior to the business combination consist solely of Founder Shares. Such shares will automatically convert into shares of Class A Common Stock at the Closing on a one-for-one basis, subject to adjustment.

(14)	Consists of 35,159,438 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Common Stock.

(15)	Consists of 608,880 shares of New Hyliion Common Stock issuable upon the exercise of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options within 60 days of June 30, 2020.

(16)	Consists of 54,936 shares of New Hyliion Common Stock issuable upon the exercise of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options within 60 days of June 30, 2020.

(17)	Consists of 16,563,699 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Preferred Stock and 178,291 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Convertible Notes held by Axioma Ventures, LLC. Howard Jenkins is a co-founding partner and managing partner of Axioma Ventures, LLC and may be deemed to beneficially own the shares held by Axioma Ventures, LLC. Mr. Jenkins disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Jenkins shares in the control of the Hyliion’s securities held directly or indirectly by Axioma Ventures, LLC due to (a) his beneficial ownership in the Hyliion’s securities and (b) his position as a director of Hyliion. The address of the business office of the reporting person is 601 South Blvd, Tampa, FL 33606.

(18)	Consists of (a) 817,048 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Preferred Stock, 8,765 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Convertible Notes and 1,510,757 shares of New Hyliion Common Stock issuable upon the exercise of New Hyliion options issued in exchange for outstanding pre-merger Hyliion Options within 60 days of June 30, 2020, each owned by Mr. Olkkola and (b) 165,638 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Preferred Stock and 1,776 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Convertible Notes, each owned by Mr. Olkkola’s wife, over which she has sole voting and investment power.

(19)	Consists of 6,625,480 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Preferred Stock and 71,457 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Convertible Notes. The address of the business office of the reporting person is 3 Rothschild Blvd., Tel Aviv, Israel.

(20)	Consists of 8,281,850 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Preferred Stock and 89,249 shares of New Hyliion Common Stock issued in exchange for outstanding pre-merger Hyliion Convertible Notes. The address of the business office of the reporting person is 185 South State Street, Penthouse, Salt Lake City, UT 84111.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, our Sponsor paid $25,000 in offering expenses on our behalf in exchange for the issuance of 5,750,000 Founder Shares. In February 2019, we effected a stock dividend of 718,750 shares of our Class B Common Stock, resulting in our Sponsor holding an aggregate of 6,468,750 Founder Shares (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters of our Initial Public Offering did not exercise their over-allotment option). Also in February 2019, our Sponsor transferred 1,265,625 Founder Shares to Tortoise Borrower, an affiliate of our Sponsor. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, our Sponsor forfeited 643,520 Founder Shares for cancellation by us. On March 4, 2019, Tortoise Borrower transferred 1,265,625 Founder Shares to Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with us or our Sponsor, pursuant to the Forward Purchase Agreement and our Sponsor transferred 40,000 Founder Shares to each of our independent directors in connection with the closing of our IPO. The Founder Shares are identical to the shares of Class A Common Stock included in the units sold in our IPO except that the Founder Shares are shares of Class B Common Stock which automatically convert into shares of Class A Common Stock at the time of an Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (a) one year after the completion of an Initial Business Combination and (b) subsequent to an Initial Business Combination, (i) if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the consummation of an Initial Business Combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property

Private Placement Warrants

On March 4, 2019, simultaneously with the consummation of our Initial Public Offering, we completed the private sale of 6,660,183 private placement warrants at a purchase price of $1.00 per warrant to Tortoise Borrower, generating gross proceeds of approximately $6.66 million. Each private placement warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share. A portion of the proceeds from the private placement warrants was added to the proceeds from our IPO held in the Trust Account. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of an Initial Business Combination. The private placement warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or its permitted transferees.

If TortoiseCorp does not complete the business combination within 24 months from the closing of our IPO, the proceeds from the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law), the exercise period of the private placement warrants will terminate and the private placement warrants will expire worthless.

Forward Purchase Agreement

Prior to our IPO, on November 21, 2018, we entered into a forward purchase agreement with our Sponsor and Atlas Point Fund. In connection with our IPO, we amended and restated such forward purchase agreement by entering into the IPO Forward Purchase Agreement. Pursuant to the IPO Forward Purchase Agreement, Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with TortoiseCorp or our Sponsor, agreed to purchase up to an aggregate maximum amount of $150,000,000 of either (a) Forward Purchase Units for $10.00 per unit or (b) a number of shares of Class A Common Stock for $9.67 per share, in a private placement that will close simultaneously with the closing of an Initial Business Combination. The proceeds from the sale of the Forward Purchase Securities may be used as part of the consideration to the sellers in an Initial Business Combination, and any excess funds may be used for the working capital needs of the post-combination company. The IPO Forward Purchase Agreement is independent of the percentage of stockholders electing to redeem their public shares and may provide TortoiseCorp with an increased minimum funding level for the business combination.

On June 18, 2020, Atlas Point Fund and Tortoise entered into the First Amendment to Forward Purchase Agreement, an amendment to the IPO Forward Purchase Agreement. Pursuant to the Forward Purchase Agreement, Atlas Point Fund agreed to purchase 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Class A Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Class A Common Stock, for an aggregate purchase price of $17,500,000. At the Closing, if (a) Atlas Point Fund does not fund the $17,500,000 purchase price, Atlas Point Fund will transfer 900,000 Founder Shares back to Tortoise Borrower, such that Atlas Point Fund will retain 365,625 Founder Shares and (b) if Atlas Point Fund does fund the $17,500,000 purchase price, Atlas Point Fund will transfer 894,375 Founder Shares back to Tortoise Borrower. The shares of Class A Common Stock purchased as part of the Forward Purchase Units will be identical to the shares of Class A Common Stock included in the units sold in the Initial Public Offering, except the shares comprising the Forward Purchase Units will be subject to transfer restrictions and certain registration rights. Each whole Forward Purchase Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. The Forward Purchase Warrants will have the same terms as the public warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

Registration Rights

The holders of the Founder Shares, private placement warrants and warrants that may be issued upon conversion of working capital loans, if any (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans), are entitled to registration rights pursuant to a registration rights agreement entered into on February 27, 2019. The holders of these securities are entitled to make up to three demands, excluding short-form demands, that TortoiseCorp register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the business combination. TortoiseCorp will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Closing, we will enter into the A&R Registration Rights Agreement with our Sponsor, Tortoise Borrower and certain of the Historical Rollover Stockholders, pursuant to which we will be required to, among other things and subject to certain conditions, grant registration rights substantially on the same terms as the registration rights agreement entered into by TortoiseCorp with the Sponsor at the time of TortoiseCorp’s IPO.

Pursuant to the A&R Registration Rights Agreement, we will agree that, within 30 calendar days after the consummation of the business combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the Registrable Securities, and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by TortoiseCorp if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

Indemnity

The Sponsor has agreed that it will be liable to TortoiseCorp if and to the extent any claims by a third party (other than TortoiseCorp’s independent public accountants) for services rendered or products sold to TortoiseCorp, or a prospective target business with which TortoiseCorp has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below (a) $10.00 per public share or (b) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to TortoiseCorp to pay our franchise and income taxes, less franchise and income taxes payable, except as to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, TortoiseCorp has not asked the Sponsor to reserve for such indemnification obligations, nor has TortoiseCorp independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, and TortoiseCorp believes that the Sponsor’s only assets are securities of TortoiseCorp. Therefore, TortoiseCorp cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an Initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, TortoiseCorp may not be able to complete an Initial Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of TortoiseCorp’s officers or directors will indemnify TortoiseCorp for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Related Party Loans

On November 7, 2018, our Sponsor agreed to loan TortoiseCorp funds to cover expenses related to the Initial Public Offering and certain operating expenses pursuant to the Note. This Note was non-interest bearing and payable on the earlier of 180 days and the closing of the Initial Public Offering. TortoiseCorp borrowed approximately $580,000 from the Sponsor, and repaid the Note in full on March 29, 2019. In addition, in order to finance transaction costs in connection with an intended Initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an Initial Business Combination, we would repay such loaned amounts. In the event that an Initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be converted into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Administrative Services Agreement

Pursuant to the Administrative Services Agreement, TortoiseCorp agreed to pay our Sponsor a total of $10,000 per month for office space, utilities and administrative support. Upon completion of an Initial Business Combination or TortoiseCorp’s liquidation, the agreement will terminate and TortoiseCorp will cease paying these fees. TortoiseCorp incurred $30,000 and $100,000 for expenses in connection with the Administrative Services Agreement for the three months ended June 30, 2020 and the year ended December 31, 2019, respectively, which is reflected in the accompanying unaudited condensed consolidated statements of operations and the accompanying audited condensed consolidated statements of operations. We incurred $60,000 and $40,000 for expenses in connection with the Administrative Services Agreement for the six months ended June 30, 2020 and 2019, respectively, which is reflected in the accompanying condensed consolidated statements of operations. On March 29, 2019, our Sponsor assigned all of its rights, interests and obligations under the Administrative Services Agreement to Tortoise Capital Advisors, L.L.C.

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

HOUSEHOLDING INFORMATION

Unless TortoiseCorp has received contrary instructions, TortoiseCorp may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of TortoiseCorp’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of TortoiseCorp’s disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact TortoiseCorp at its offices at Tortoise Acquisition Corp., 5100 W. 115th Place, Leawood, Kansas 66211, directed to the attention of its Secretary, or its telephone number at (913) 981-1020 to inform TortoiseCorp of his or her request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The TortoiseCorp Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2021 annual meeting of stockholders will be held no later than                        , 2021. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about                        , 2021, such proposals must be received by New Hyliion at its offices at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613, within a reasonable time before New Hyliion begins to print and send its proxy materials for the meeting.

In addition, New Hyliion’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide notice procedures for stockholders to propose business (other than director nominations) to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Hyliion not later than the close of business on the 90th day nor earlier than the close of business 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after such anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date such meeting is first made. Thus, for our 2021 annual meeting of stockholders, notice of a proposal must be delivered to our Secretary no later than                           , 2021 and no earlier than                                , 2021. The Chairman of the New Hyliion Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Further, New Hyliion’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide notice procedures for stockholders to nominate a person as a director to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Hyliion (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting was first made. Thus, for our 2021 annual meeting of stockholders, notice of a nomination must be delivered to our Secretary no later than                                  , 2021 and no earlier than                                , 2021. The Chairman of the New Hyliion Board may refuse to acknowledge the introduction of any stockholder nomination not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

TortoiseCorp files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read TortoiseCorp’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination or the Proposals to be presented at the special meeting, you should contact TortoiseCorp’s proxy solicitor at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers call collect at (203) 658-9400)

Email: SHLL.info@investor.morrowsodali.com

If you are a TortoiseCorp stockholder and would like to request documents, please do so by                    , 2020, in order to receive them before the special meeting. If you request any documents from TortoiseCorp, TortoiseCorp will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to TortoiseCorp has been supplied by TortoiseCorp, and all such information relating to Hyliion has been supplied by Hyliion. Information provided by either TortoiseCorp or Hyliion does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of TortoiseCorp for the special meeting. TortoiseCorp has not authorized anyone to give any information or make any representation about the business combination, TortoiseCorp or Hyliion that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Tortoise Acquisition Corp. Unaudited Condensed Financial Statements
Condensed Consolidated Balance Sheets as of June 30, 2020 (Unaudited) and December 31, 2019	F–2
Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2020 and 2019	F–3
Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity for the Six Months Ended June 30, 2020 and 2019	F–4
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 and 2019	F–5
Notes to Unaudited Condensed Consolidated Financial Statements	F–6

Tortoise Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F–21
Balance Sheets as of December 31, 2019 and 2018	F–22
Statements of Operations for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018	F–23
Statements of Changes in Stockholders’ Equity for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018	F–24
Statements of Cash Flows for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018	F–25
Notes to Financial Statements	F–26

Hyliion Unaudited Condensed Financial Statements
Unaudited Condensed Balance Sheets as of June 30, 2020 and 2019	F–39
Unaudited Condensed Statement of Operations for the Six Months Ended June 30, 2020 and 2019	F–40
Unaudited Condensed Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit for the Six Months Ended June 30, 2020 and 2019	F–41
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2020 and 2019	F–42
Notes Accompanying the Unaudited Condensed Financial Statements	F–43

Hyliion Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F–53
Statements of Operations for the Years Ended December 31, 2019 and 2018	F–54
Balance Sheets as of December 31, 2019 and 2018 (as restated)	F–55
Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F–56
Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit for the Years Ended December 31, 2019, 2018 and 2017	F–57
Notes Accompanying the Financial Statements	F–58

TORTOISE ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets:
Current assets
Cash	$231,081	$916,226
Prepaid expenses	124,168	178,402
Total current assets	355,249	1,094,628
Investments held in Trust Account	236,643,898	236,054,346
Total assets	$236,999,147	$237,148,974

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,898,863	$8,097
Accrued franchise tax	20,000	200,000
Accrued income tax	118,406	—
Total current liabilities	2,037,269	208,097
Deferred legal fees associated with initial public offering	150,000	150,000
Deferred underwriting commissions associated with initial public offering	8,128,108	8,128,108
Total liabilities	10,315,377	8,486,205

Commitments and Contingencies
Class A common stock, $0.0001 par value; 22,168,376 and 22,366,276 shares subject to possible redemption at $10.00 per share as of June 30, 2020 and December 31, 2019, respectively	221,683,760	223,662,761

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,132,541 and 934,641 shares issued and outstanding (excluding 22,168,376 and 22,366,276 shares subject to possible redemption) as of June 30, 2020 and December 31, 2019, respectively	113	93
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 shares issued and outstanding as of June 30, 2020 and December 31, 2019	583	583
Additional paid-in capital	4,654,516	2,675,535
Retained earnings	344,798	2,323,797
Total stockholders’ equity	5,000,010	5,000,008
Total Liabilities and Stockholders’ Equity	$236,999,147	$237,148,974

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TORTOISE ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative expenses	$2,273,986	$153,340	$2,526,202	$219,416
Administrative expenses - related party	30,000	30,000	60,000	40,000
Franchise tax expense	50,000	50,000	100,000	100,000
Loss from operations	(2,353,986)	(233,340)	(2,686,202)	(359,416)
Investment income from investments held in Trust Account	110,300	1,306,019	869,602	1,696,525
Income/(loss) before income tax expense	(2,243,686)	1,072,679	(1,816,600)	1,337,109
Income tax expense	13,446	263,764	162,399	335,270
Net income/(loss)	$(2,257,132)	$808,915	$(1,978,999)	$1,001,839

Weighted average shares outstanding of Class A common stock	23,300,917	23,300,917	23,300,917	23,300,917
Basic and diluted net income per share, Class A	$0.00	$0.03	$0.03	$0.04
Weighted average shares outstanding of Class B common stock	5,825,230	5,825,230	5,825,230	5,825,230
Basic and diluted net income/(loss) per share, Class B	$(0.40)	$—	$(0.44)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TORTOISE ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS’ EQUITY

	For the Six Months Ended June 30, 2020
	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	earnings	Equity
Balances - December 31, 2019	934,641	$93	5,825,230	$583	$2,675,535	$2,323,797	$5,000,008
Common stock subject to possible redemption	(27,814)	(3)	—	—	(278,137)	—	(278,140)
Net income	—	—	—	—	—	278,133	278,133
Balances - March 31, 2020 (unaudited)	906,827	$90	5,825,230	$583	$2,397,398	$2,601,930	$5,000,001
Common stock subject to possible redemption	225,714	23	—	—	2,257,118	—	2,257,141
Net loss	—	—	—	—	—	(2,257,132)	(2,257,132)
Balances - June 30, 2020 (unaudited)	1,132,541	$113	5,825,230	$583	$4,654,516	$344,798	$5,000,010

	For the Six Months Ended June 30, 2019
	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	earnings	Equity
Balances - December 31, 2018	—	$—	6,468,750	$647	$24,353	$(591)	$24,409
Sale of units in initial public offering, gross	23,300,917	2,330	—	—	233,006,840	—	233,009,170
Offering costs	—	—	—	—	(13,355,381)	—	(13,355,381)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	6,660,183	—	6,660,183
Forfeiture of Class B common stock	—	—	(643,520)	(64)	64	—	—
Common stock subject to possible redemption	(22,153,130)	(2,215)	—	—	(221,529,085)	—	(221,531,300)
Net income	—	—	—	—	—	192,924	192,924
Balances - March 31, 2019 (unaudited)	1,147,787	$115	5,825,230	$583	$4,806,974	$192,333	$5,000,005
Common stock subject to possible redemption	(80,891)	(8)	—	—	(808,902)	—	(808,910)
Net income	—	—	—	—	—	808,915	808,915
Balances - June 30, 2019 (unaudited)	1,066,896	$107	5,825,230	$583	$3,998,072	$1,001,248	$5,000,010

(1)	Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)	Share amounts include up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 shares of Class B common stock for cancellation by the Company.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TORTOISE ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$(1,978,999)	$1,001,839
Adjustments to reconcile net income (loss) to net cash used in operating activities:
General and administrative expenses paid by Sponsor	—	4,218
Investment income from investments held in Trust Account	(869,602)	(1,696,525)
Changes in operating assets and liabilities:
Prepaid expenses	54,234	9,668
Accounts payable	1,890,766	29,032
Accrued expenses	—	56,853
Accrued franchise tax	(180,000)	100,000
Accrued income tax	118,406	29,270
Net cash used in operating activities	(965,195)	(465,645)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(233,009,170)
Interest released from Trust Account	280,050	306,000
Net cash provided by/(used in) investing activities	280,050	(232,703,170)

Cash Flows from Financing Activities:
Gross proceeds received from initial public offering	—	233,009,170
Proceeds received from sale of private placement warrants	—	6,660,183
Repayment of note payable to Sponsor	—	(579,658)
Offering costs paid	—	(4,644,633)
Net cash provided by financing activities	—	234,445,062

Net increase/(decrease) in cash	(685,145)	1,276,247
Cash - beginning of the period	916,226	—
Cash - end of the period	$231,081	$1,276,247

Supplemental disclosure of noncash investing and financing activities:
Reduction of accounts payable paid by Sponsor included in note payable	$—	$10,213
Offering costs included in accrued expenses	$—	$85,000
Offering costs included in note payable	$—	$250,997
Deferred underwriting commissions associated with the initial public offering	$—	$8,128,108
Deferred legal fees associated with the initial public offering	$—	$150,000
Prepaid expenses included in note payable	$—	$252,800
Change in value of common stock subject to possible redemption	$1,979,001	$222,340,210

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TORTOISE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Organization and General

Tortoise Acquisition Corp. (the “Company”) was incorporated in Delaware on November 7, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of June 30, 2020, the Company had not commenced any operations. All activity for the period from November 7, 2018 (date of inception) to June 30, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the identification and evaluation of prospective acquisition targets for an Initial Business Combination, including the Proposed Transactions (as defined below), and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income earned on investments from the net proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end.

Sponsor and Initial Public Offering

The Company’s sponsor is Tortoise Sponsor LLC, a Delaware limited liability company (the “Sponsor”). As described in Note 3, on March 4, 2019, the Company consummated the Initial Public Offering of 23,300,917 of its units (the “Units”), including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of approximately $233.0 million. As described in Note 4, on March 4, 2019, simultaneously with the closing of the Initial Public Offering, Tortoise Borrower LLC, a Delaware limited liability company and an affiliate of the Sponsor (“Tortoise Borrower”), purchased an aggregate of 6,660,183 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of approximately $6.66 million (the “Private Placement”).

The Company intends to finance its Initial Business Combination with proceeds from the Initial Public Offering, the Private Placement, the private placement of forward purchase securities (described in Note 5), and from additional issuances, if any, of the Company’s capital stock, debt or a combination of the foregoing.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, approximately $233.0 million was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the Trust Account are invested only in U.S. government securities with a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds in the Trust Account) will be released from the Trust Account until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Initial Public Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote seeking to amend the Company’s amended and restated certificate of incorporation to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”); and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The New York Stock Exchange (the “NYSE”) rules require that the Initial Business Combination occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead would search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem such holder’s Public Shares for an amount in cash equal to such holder’s pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% or more of the shares of Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor, Tortoise Borrower, the Company’s officers and directors and Atlas Point Energy Infrastructure Fund, LLC (“Atlas Point Fund”) (collectively, the “Initial Stockholders”) agreed not to propose an amendment to the amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete an Initial Business Combination, unless the Company provides the public stockholders the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Initial Stockholders have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if any of the Initial Stockholders acquire shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Commencing April 22, 2019, holders of the Units were permitted to elect to separately trade the shares of Class A common stock and Warrants (as defined below) included in the Units. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade.

On June 18, 2020, the Company, SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Hyliion”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”). See “—Proposed Business Combination” below for further discussion of the Business Combination Agreement.

Proposed Business Combination

Business Combination Agreement

On June 18, 2020, the Company, Merger Sub and Hyliion entered into the Business Combination Agreement, pursuant to which Merger Sub agreed to merge with and into Hyliion (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Hyliion surviving the Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”). Hyliion designs, develops and sells electrified powertrain solutions that can be installed on Class 8 trucks from most major commercial vehicle original equipment manufacturers. Hyliion’s headquarters are located in Cedar Park, Texas.

At the closing of the proposed Merger (the “Closing”), 100,000,000 shares of the Company’s Class A common stock will be issued to new holders (the “Historical Rollover Stockholders”) in the business combination in exchange for all outstanding shares of Hyliion common stock, or reserved for issuance in respect of new Hyliion options issued in exchange for outstanding pre-merger Hyliion options.

As described below in “—Amendment to IPO Forward Purchase Agreement,” concurrent with the Closing, Atlas Point Fund agreed to purchase from the Company 1,750,000 Forward Purchase Units (as defined below), consisting of 1,750,000 shares of the Company’s Class A common stock and warrants to purchase 875,000 shares of the Company’s Class A common stock, for an aggregate purchase price of $17,500,000, pursuant to the FPA Amendment (as defined below). Additionally, other investors have committed to purchase from the Company 30,750,000 shares of the Company’s Class A common stock, for an aggregate purchase price of $307,500,000.

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions.

Stockholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, on June 18, 2020, the Company entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”) pursuant to which certain of the Hyliion stockholders agreed to vote all of their shares of Hyliion common stock and Hyliion preferred stock in favor of the approval and adoption of the business combination and the Business Combination Agreement. Additionally, such Hyliion stockholders agreed not to (a) sell, assign, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to or otherwise encumber any of their shares of Hyliion common stock and Hyliion preferred stock (or enter into any arrangement with respect thereto), subject to certain exceptions, or (b) deposit any of their shares of Hyliion common stock and Hyliion preferred stock into a voting trust or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

A&R Registration Rights Agreement

In connection with the Closing, the Company will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsor, Tortoise Borrower and certain of the Historical Rollover Stockholders (collectively, the “Holders”), pursuant to which the Holders will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, the Company will agree that, within 30 calendar days after the consummation of the business combination, the Company will file with the SEC (at its sole cost and expense) a registration statement registering the resale of certain of the Holders’ securities of the Company (collectively, the “Registrable Securities”), and the Company will use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of the Holders will be granted demand underwritten offering registration rights and all of the Holders will be granted piggyback registration rights.

The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which the Holders cease to hold any Registrable Securities.

Lock-Up Agreement

In connection with the Closing, certain existing Hyliion investors will agree, subject to certain exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Class A common stock held by them immediately after the effective time of the Merger (the “Effective Time”), or issuable upon the exercise of options to purchase shares of Class A common stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Class A common stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until 180 days after the closing date. Thereafter until two years after the closing date, subject to certain exceptions, Thomas Healy will also agree not to transfer more than 10% of the number of shares of Class A common stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A common stock held by him immediately after the Effective Time

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, upon the Closing, the Company will amend and restate its Charter to, among other things, (a) increase the number of authorized shares of Class A common stock from 200,000,000 shares to 250,000,000 shares, (b) reclassify the Company’s board of directors, (c) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable following the Closing, (d) change the post-combination company’s name to “Hyliion Holdings Corp.” and (e) make certain other changes that the Company’s board of directors deems appropriate for a public operating company.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on June 18, 2020, the Company entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate 30,750,000 shares of Class A common stock issued in the PIPE Financing (“PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000 million in the private offering of securities of the Surviving Corporation to certain investors in connection with the business combination (“PIPE Financing”). The Company agreed to give certain customary registration rights to the Subscribers with respect to the PIPE Shares pursuant to the Subscription Agreements.

Pursuant to the registration rights granted to the Subscribers in connection with the Subscription Agreements, the Surviving Corporation will be obligated, subject to the terms thereof and in the manner contemplated thereby, to file a registration statement registering for resale under the Securities Act all of the PIPE Shares acquired by the Subscribers within 30 days after the consummation of the business combination, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th day following the Closing and (b) the tenth business day after the date the Surviving Corporation is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is expected to occur immediately prior to the Closing and is contingent upon, among other customary closing conditions, the satisfaction or waiver of all conditions precedent to the Closing. The purpose of the PIPE Financing is to raise additional capital for use by the post-combination company following the Closing.

Stockholders Rights Agreement

On June 18, 2020, Vincent T. Cubbage, Stephen Pang, certain stockholders of Hyliion and the Company entered into the Stockholder Rights Agreement (the “Stockholders Rights Agreement”), pursuant to which the Company agreed to take all necessary action so that immediately after the Effective Time, the board of directors, including its committees, is comprised of the individuals set forth in the Business Combination Agreement. Pursuant to the Stockholders Rights Agreement, the Surviving Corporation will also take all necessary action to cause its board of directors to nominate and recommend for election at its annual meeting of stockholders in 2021 Vincent T. Cubbage and Thomas Healy. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at the annual meeting of stockholders in 2021.

Amendment to IPO Forward Purchase Agreement

On June 18, 2020, Atlas Point Fund, the Company and Sponsor entered into the First Amendment to Amended and Restated Forward Purchase Agreement, which amends the IPO Forward Purchase Agreement (the “FPA Amendment”). Pursuant to the FPA Amendment, Atlas Point Fund agreed to purchase 1,750,000 units (“Forward Purchase Units”), consisting of 1,750,000 shares of Class A common stock and warrants (“Forward Purchase Warrants”) to purchase 875,000 shares of Class A common stock, for an aggregate purchase price of $17,500,000. At the Closing, if (a) Atlas Point Fund does not fund the $17,500,000 purchase price, Atlas Point Fund will transfer 900,000 Founder Shares back to Tortoise Borrower, such that Atlas Point Fund will retain 365,625 Founder Shares and (b) if Atlas Point Fund does fund the $17,500,000 purchase price, Atlas Point Fund will transfer 894,375 Founder Shares back to Tortoise Borrower. The shares of Class A common stock purchased as part of the Forward Purchase Units will be identical to the shares of Class A common stock included in the units sold in the Initial Public Offering, except the shares comprising the Forward Purchase Units will be subject to transfer restrictions and certain registration rights. Each whole Forward Purchase Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. The Forward Purchase Warrants will have the same terms as the public warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

Going Concern Consideration

As of June 30, 2020, the Company had approximately $231,000 of cash in its operating account, a working capital deficit of approximately $1.7 million, and approximately $3.6 million of investment income in the Trust Account available to pay franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses).

Through June 30, 2020, the Company’s liquidity needs have been satisfied through a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (as defined below and described in Note 4) to the Sponsor, an approximately $580,000 loan from the Sponsor pursuant to an unsecured promissory note (the “Note”), the net proceeds from the consummation of the Private Placement not held in the Trust Account and an aggregate of approximately $1.1 million of interest income released from the Trust Account since inception to fund franchise and income tax obligations. The Company repaid the Note to the Sponsor in full on March 29, 2019.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an Initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an Initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the working deficit, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 4, 2021.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2020.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share of Common Stock

The Company’s unaudited condensed consolidated statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share.

Basic and diluted net income per share of Class A common stock for the three months ended June 30, 2020, and 2019 is calculated by dividing the investment income earned on the investments held in the Trust Account (approximately $110,000 and $1.3 million, respectively, net of funds available to be withdrawn from the Trust Account for payment of franchise and income taxes, resulting in a total of approximately $47,000 and $809,000, respectively), by the weighted average number of approximately 23.3 million shares of Class A common stock outstanding for the periods. Basic and diluted net loss per share of Class B common stock for the three months ended June 30, 2020 and 2019 is calculated by dividing the net loss of approximately $2.3 million and net income of $809,000, less income attributable to Class A common stock in the amount of approximately $47,000 and $809,000, resulting in a net loss of approximately $2.3 million and $0, respectively, by the weighted average number of 5.8 million shares of Class B common stock outstanding for the periods.

Basic and diluted net income per share of Class A common stock for the six months ended June 30, 2020, and 2019 is calculated by dividing the investment income earned on the investments held in the Trust Account (approximately $870,000 and $1.7 million, respectively, net of funds available to be withdrawn from the Trust Account for payment of franchise and income taxes, resulting in a total of approximately $607,000 and $1.0 million, respectively), by the weighted average number of approximately 23.3 million shares of Class A common stock outstanding for the periods. Basic and diluted net loss per share of Class B common stock for the six months ended June 30, 2020 and 2019 is calculated by dividing the net loss of approximately $2.0 million and net income of $1.0 million, less income attributable to Class A common stock in the amount of approximately $607,000 and $1.0 million, resulting in a net loss of approximately $2.0 million and $0, respectively, by the weighted average number of 5.8 million shares of Class B common stock outstanding for the periods.

The Company has not considered the effect of the Warrants sold in the Initial Public Offering and the Private Placement Warrants to purchase an aggregate 18,310,641 shares of Class A common stock in the calculation of diluted loss per share, since inclusion would be anti-dilutive under the treasury stock method as of June 30, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in the Trust Account consist entirely of an investment in a money market fund that comprises only U.S. treasury securities.

Investments Held in Trust Account

Investments held in the Trust Account are classified as trading securities and are comprised solely of an investment in a money market fund that invests only in U.S. treasury securities. Trading securities are presented on the unaudited condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in investment income from investments held in the Trust Account in the accompanying unaudited condensed consolidated statement of operations. The fair value for trading securities is determined using quoted market prices in active markets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2020, and December 31, 2019, the recorded values of cash, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of the instruments.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated balance sheet and the reported amounts of revenues and expenses during the reporting period. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated balance sheet, which management considered in formulating its estimate, could change due to one or more future confirming events. Actual results could differ from estimates.

Offering Costs

Offering costs consist of expenses incurred in connection with preparation of the Initial Public Offering, of which approximately $13.36 million consisted principally of underwriter discounts of $12.77 million (including $8.13 million of which payment is deferred) and approximately $583,000 consisted of professional, printing, filing, regulatory and other costs. These expenses, together with the underwriting discounts and commissions, were charged to equity upon completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as a liability and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying value of redeemable shares of Class A common stock shall be affected by charges against additional paid-in capital. Accordingly, as of June 30, 2020 and December 31, 2019, 22,168,376 and 22,366,276 shares of Class A common stock subject to conditional redemption, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s unaudited condensed consolidated balance sheet.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed consolidated balance sheets carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2020 and December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

As of June 30, 2020, and December 31, 2019, the Company had gross deferred tax assets related to federal and state net operating loss carryforwards for income tax purposes of approximately $662,000 and $119,000, respectively. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code has occurred. Following the Merger, the Company anticipates that its net operating loss carryforwards and certain other tax attributes (such as losses and deductions that have accrued in the current year prior to the Merger) will be subject to limitation under Section 382 of the Internal Revenue Code as a result of an “ownership change” by reason of the Merger. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, any limitation on the use of net operating losses under Section 382 of the Internal Revenue Code, and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets as of June 30, 2020 and December 31, 2019.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on the Company’s unaudited condensed consolidated financial statements.

3. Initial Public Offering

The Company sold 23,300,917 Units in the Initial Public Offering, including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of approximately $233.0 million, and incurring offering costs of approximately $13.36 million, inclusive of approximately $8.13 million in deferred underwriting commissions.

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination and 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the warrantholders.

Of the Units sold in the Initial Public Offering, an aggregate of 77,750 Units (the “Affiliated Units”) were purchased by certain employees of affiliates of the Company.

The underwriters of the Initial Public Offering were entitled to underwriting discounts and commissions of 5.5%, of which 2.0% (approximately $4.64 million) was paid at the closing of the Initial Public Offering and 3.5% (approximately $8.13 million) was deferred.

On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 shares of the Company’s Class B common stock (the “Founder Shares”) for cancellation by the Company.

4. Related Party Transactions

Founder Shares

In November 2018, the Sponsor paid $25,000 in offering expenses on behalf of the Company in exchange for the issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B common stock, resulting in the Sponsor holding an aggregate of 6,468,750 Founder Shares (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class B common stock which automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the Initial Business Combination and (ii) subsequent to the Initial Business Combination, (a) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Initial Business Combination, or (b) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, Tortoise Borrower purchased an aggregate of 6,660,183 Private Placement Warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $6.66 million, in the Private Placement. Each Private Placement Warrant is exercisable for one share of the Company’s Class A common stock at an exercise price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or its permitted transferees.

Tortoise Borrower agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Related Party Loans

Prior to the consummation of the Initial Public Offering, the Sponsor agreed to loan the Company funds to cover expenses related to the Initial Public Offering and certain operating expenses. This loan was non-interest bearing and payable upon the closing of the Initial Public Offering. The Company borrowed approximately $580,000 from the Sponsor, and repaid the loan in full on March 29, 2019.

Administrative Services Agreement

Pursuant to an Administrative Services Agreement between the Company and the Sponsor, dated February 27, 2019 (the “Administrative Services Agreement”), the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the agreement will terminate. The Company incurred $30,000 and $30,000 for expenses in connection with the Administrative Services Agreement for the three months ended June 30, 2020 and 2019, respectively, which is reflected in the accompanying unaudited condensed consolidated statements of operations. The Company incurred $60,000 and $40,000 for expenses in connection with the Administrative Services Agreement for the six months ended June 30, 2020 and 2019, respectively, which is reflected in the accompanying unaudited condensed consolidated statements of operations. On March 29, 2019, the Sponsor assigned all of its rights, interests and obligations under the Administrative Services Agreement to Tortoise Capital Advisors, L.L.C.

5. Commitments & Contingencies

IPO Forward Purchase Agreement

The Company entered into an amended and restated forward purchase agreement (the “IPO Forward Purchase Agreement”) with Atlas Point Fund, pursuant to which Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with the Company or the Sponsor, agreed to purchase up to an aggregate maximum amount of $150,000,000 of either (i) a number of units (the “IPO Forward Purchase Units”), consisting of one share of Class A common stock (the “IPO Forward Purchase Shares”) and one-half of one redeemable warrant (the “IPO Forward Purchase Warrants”), for $10.00 per unit or (ii) a number of IPO Forward Purchase Shares for $9.67 per share (such IPO Forward Purchase Shares valued at $9.67 per share or the IPO Forward Purchase Units, as the case may be, the “IPO Forward Purchase Securities”), in a private placement that will close simultaneously with the closing of the Initial Business Combination. The IPO Forward Purchase Warrants will have the same terms as the Warrants and the IPO Forward Purchase Shares will be identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering, except the IPO Forward Purchase Shares and the IPO Forward Purchase Warrants will be subject to transfer restrictions and certain registration rights. The proceeds from the sale of the IPO Forward Purchase Securities may be used as part of the consideration to the sellers in the Initial Business Combination, and any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their Public Shares and may provide the Company with an increased minimum funding level for the Initial Business Combination. The IPO Forward Purchase Agreement is subject to conditions, including Atlas Point Fund giving the Company its irrevocable written consent to purchase the IPO Forward Purchase Securities no later than five days after the Company notifies it of the Company’s intention to meet to consider entering into a definitive agreement for a proposed Initial Business Combination. Atlas Point Fund may grant or withhold its consent to the purchase entirely within its sole discretion. Accordingly, if Atlas Point Fund does not consent to the purchase, it will not be obligated to purchase the IPO Forward Purchase Securities.

On June 18, 2020, Atlas Point Fund and the Company entered into the FPA Amendment. See “Proposed Business Combination—Amendment to IPO Forward Purchase Agreement” in Note 1.

Registration Rights

The holders of the Founder Shares, the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement entered into on February 27, 2019 (the “Registration Rights Agreement”). The holders of these securities are entitled to make up to three demands, excluding short-form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Closing, the Company will enter into the A&R Registration Rights Agreement. See “Proposed Business Combination—A&R Registration Rights Agreement” in Note 1.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,375,000 additional Units to cover any over-allotments at the Initial Public Offering price of $10.00 per Unit, less the underwriting discounts and commissions. On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units, and on March 7, 2019, the underwriters notified the Company of their intent to waive the remainder of their over-allotment option.

The underwriters were entitled to an underwriting discount for each Unit sold in the Initial Public Offering, except for the Affiliated Units. An aggregate of approximately $4.64 million (or $0.20 per Unit), was paid to the underwriters upon the closing of the Initial Public Offering. An additional fee of approximately $8.13 million (or $0.35 per Unit), will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees Associated with the Initial Public Offering

The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees until the closing of the Initial Business Combination. As of June 30, 2020, the Company recorded an aggregate of $150,000 in connection with such arrangement as deferred legal fees in the accompanying unaudited condensed consolidated balance sheets.

6. Stockholders’ Equity

Class A Common Stock

The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2020, and December 31, 2019, there were 23,300,917 shares of Class A common stock issued and outstanding, of which 22,168,376 and 22,366,276 shares of Class A common stock were classified outside of permanent equity, respectively.

Class B Common Stock

The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote per share of Class B common stock. In November 2018, the Company issued 5,750,000 shares of Class B common stock. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B common stock. As of March 4, 2019, there were 6,468,750 shares of Class B common stock outstanding (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units. On March 7, 2019, the underwriters waived the remainder of their over-allotment option and in connection therewith, the Sponsor forfeited 643,520 shares of Class B common stock for cancellation by the Company. As of June 30, 2020, and December 31, 2019, there were 5,825,230 shares of Class B common stock outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule; provided that only holders of Class B common stock have the right to vote on the election of the Company’s directors prior to the Initial Business Combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding the IPO Forward Purchase Securities and any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2020, and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants

The Warrants will become exercisable on the later of (i) 30 days after the completion of the Initial Business Combination or (ii) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective, but in no event later than 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or Tortoise Borrower’s permitted transferees. If the Private Placement Warrants are held by someone other than Tortoise Borrower or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

The Company may call the Warrants for redemption for cash (except with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrantholders.

Commencing 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants (including both the Warrants and the Private Placement Warrants) in whole and not in part, at a price equal to a number of shares of Class A common stock to be determined by reference to the table set forth in the Company’s prospectus relating to the Initial Public Offering based on the redemption date and the “fair market value” of the Company’s Class A common stock, upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders. The “fair market value” of the Company’s Class A common stock is the average last reported sale price of the Company’s Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

If the Company calls the Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

7. Fair Value Measurements

The following tables present information about the Company’s financial assets that are measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019 by level within the fair value hierarchy.

June 30, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account
Money Market Fund	$236,643,898	$—	$—
Total	$236,643,898	$—	$—

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account
Money Market Fund	$236,054,346	$—	$—
Total	$236,054,346	$—	$—

As of June 30, 2020, and December 31, 2019, the investments held in the Trust Account were comprised solely of an investment in a money market fund that invests only in U.S. treasury securities.

8. Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through August 5, 2020 require potential adjustment to or disclosure in the unaudited condensed consolidated financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Tortoise Acquisition Corp.

Opinion on the Financial Statement

We have audited the accompanying balance sheets of Tortoise Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in shareholders’ equity and cash flows, for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company does not complete a business combination by March 4, 2021, then the Company will cease all operations except for the purpose of winding down and liquidating. The mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2018.

New York, New York

March 20, 2020

TORTOISE ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2019	2018
Assets:
Current assets:
Cash	$916,226	$—
Prepaid expenses	178,402	—
Total current assets	1,094,628	—
Investments held in Trust Account	236,054,346	—
Deferred offering costs associated with initial public offering	—	400,143
Total assets	$237,148,974	$400,143

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$8,097	$10,804
Accrued expenses	—	303,500
Note payable to Sponsor	—	61,430
Accrued franchise tax	200,000	—
Total current liabilities	208,097	375,734
Deferred legal fees associated with initial public offering	150,000	—
Deferred underwriting commissions associated with initial public offering	8,128,108	—
Total liabilities	8,486,205	375,734

Commitments
Class A common stock, $0.0001 par value; 22,366,276 and -0- shares subject to possible redemption at $10.00 per share as of December 31, 2019 and 2018, respectively	223,662,761	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2019 and 2018	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 934,641 and -0- shares issued and outstanding (excluding 22,366,276 and -0- shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	93	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 and 6,468,750 shares issued and outstanding as of December 31, 2019 and 2018, respectively	583	647	(1)(2)
Additional paid-in capital	2,675,535	24,353
Retained earnings (accumulated deficit)	2,323,797	(591)
Total stockholders’ equity	5,000,008	24,409
Total Liabilities and Stockholders’ Equity	$237,148,974	$400,143

(1)	Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)	This number includes up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company.

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2019	For the period from November 7, 2018 (inception) through December 31, 2018

General and administrative expenses	$464,782	$591
Administrative expenses - related party	100,000	—
Franchise tax expense	200,000	—
Loss from operations	(764,782)	(591)
Investment income from investments held in Trust Account	3,857,176	—
Income before income tax expense	3,092,394	(591)
Income tax expense	768,006	—
Net income	$2,324,388	$(591)

Weighted average shares outstanding of Class A common stock	23,300,917	—
Basic and diluted net income per share, Class A	$0.12	$—
Weighted average shares outstanding of Class B common stock	5,825,230	5,625,000	(1)(2)
Basic and diluted net income per share, Class B	$(0.10)	$(0.00)

(1)	Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)	This number excludes up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company.

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock				Additional	Retained earnings	Total
	Class A		Class B (1)(2)		Paid-In	(Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity
Balances - November 7, 2018 (date of inception)	-	$-	-	$-	$-	$-	$-
Issuance of Class B common stock to Sponsor	-	-	6,468,750	647	24,353	-	25,000
Net loss	-	-	-	-	-	(591)	(591)
Balances - December 31, 2018	-	$-	6,468,750	$647	$24,353	$(591)	$24,409
Sale of units in initial public offering, gross	23,300,917	2,330	-	-	233,006,840	-	233,009,170
Offering costs	-	-	-	-	(13,355,381)	-	(13,355,381)
Sale of private placement warrants to Sponsor in private placement	-	-	-	-	6,660,183	-	6,660,183
Forfeiture of Class B common stock	-	-	(643,520)	(64)	64	-	-
Common stock subject to possible redemption	(22,366,276)	(2,237)	-	-	(223,660,524)	-	(223,662,761)
Net income	-	-	-	-	-	2,324,388	2,324,388
Balances - December 31, 2019	934,641	$93	5,825,230	$583	$2,675,535	$2,323,797	$5,000,008

(1)	Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)	This number excludes up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company.

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2019	For the period from November 7, 2018 (inception) through December 31, 2018

Cash Flows from Operating Activities:
Net income (loss)	$2,324,388	$(591)
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid by Sponsor	4,218	—
Investment income from investments held in Trust Account	(3,857,176)	—
Changes in operating assets and liabilities:
Prepaid expenses	74,398	—
Accounts payable	7,506	591
Accrued expenses	-	—
Accrued franchise tax	200,000	—
Net cash used in operating activities	(1,246,666)	—

Cash Flows from Investing Activities
Cash deposited in Trust Account	(233,009,170)	—
Interest released from Trust Account	812,000	—
Net cash used in investing activities	(232,197,170)	—

Cash Flows from Financing Activities:
Gross proceeds received from initial public offering	233,009,170	—
Proceeds received from sale of private placement warrants	6,660,183	—
Repayment of note payable to Sponsor	(579,658)	—
Offering costs paid	(4,729,633)	—
Net cash provided by financing activities	234,360,062	—

Net increase in cash	916,226	—
Cash - beginning of the period	-	—
Cash - end of the period	$916,226	$—

Supplemental disclosure of noncash investing and financing activities:
Reduction of accounts payable paid by Sponsor included in note payable	$10,213	$—
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$-	$25,000
Offering costs included in accrued expenses	$-	$303,500
Offering costs included in accounts payable	$-	$10,213
Offering costs included in note payable	$250,997	$61,430
Deferred underwriting commissions associated with the initial public offering	$8,128,108	$-
Deferred legal fees associated with the initial public offering	$150,000	$-
Prepaid expenses included in note payable	$252,800	$-
Value of common stock subject to possible redemption	$223,662,761	$-

Supplemental cash flow disclosure:
Cash paid for income taxes	$812,000	$-

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 1.   Description of Organization and Business Operations

Organization and General

Tortoise Acquisition Corp. (the “Company”) was incorporated in Delaware on November 7, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2019, the Company had not commenced any operations. All activity for the period from November 7, 2018 (date of inception) to December 31, 2019 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the identification and evaluation of prospective acquisition targets for an Initial Business Combination and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income earned on investments from the net proceeds derived from the Initial Public Offering.

Sponsor and Initial Public Offering

The Company’s sponsor is Tortoise Sponsor LLC, a Delaware limited liability company (the “Sponsor”). As described in Note 3, on March 4, 2019, the Company consummated the Initial Public Offering of 23,300,917 of its units (the “Units”), including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of approximately $233.0 million. As described in Note 4, on March 4, 2019, simultaneously with the closing of the Initial Public Offering, Tortoise Borrower LLC, a Delaware limited liability company (“Tortoise Borrower”) and an affiliate of the Sponsor, purchased an aggregate of 6,660,183 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of approximately $6.66 million (the “Private Placement”).

The Company intends to finance its Initial Business Combination with proceeds from the Initial Public Offering, the Private Placement, the private placement of Forward Purchase Securities (described in Note 5), and from additional issuances, if any, of the Company’s capital stock, debt or a combination of the foregoing.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, approximately $233.0 million was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the Trust Account are invested only in U.S. government securities with a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination and (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds in the Trust Account) will be released from the Trust Account until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Initial Public Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote seeking to amend the Company’s amended and restated certificate of incorporation to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”); and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The New York Stock Exchange (the “NYSE”) rules require that the Initial Business Combination occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead would search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem such holder’s Public Shares for an amount in cash equal to such holder’s pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% or more of the shares of Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor, Tortoise Borrower, the Company’s officers and directors and Atlas Point Energy Infrastructure Fund, LLC (“Atlas Point Fund”) (collectively, the “Initial Stockholders”) agreed not to propose an amendment to the amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete an Initial Business Combination, unless the Company provides the public stockholders the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Initial Stockholders have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if any of the Initial Stockholders acquire shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Commencing April 22, 2019, holders of the Units were permitted to elect to separately trade the shares of Class A common stock and Warrants (as defined below) included in the Units. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade.

Going Concern Consideration

As of December 31, 2019, the Company had approximately $916,000 of cash in its operating account and approximately $3.0 million of investment income in the Trust Account available to pay franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses).

Through December 31, 2019, the Company’s liquidity needs have been satisfied through a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (as defined below and described in Note 4) to the Sponsor, an approximately $580,000 loan from the Sponsor pursuant to an unsecured promissory note (the “Note”), the net proceeds from the consummation of the Private Placement not held in the Trust Account and an aggregate of $812,000 of interest income released from the Trust Account since inception to fund tax obligations. The Company repaid the Note to the Sponsor in full on March 29, 2019.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 4, 2021.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 27, 2018.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change due to one or more future confirming events. Actual results could differ from these estimates.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share of Common Stock

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Basic and diluted net income per share of Class A common stock for the year ended December 31, 2019 is calculated by dividing the investment income earned on the investments held in the Trust Account (approximately $3.9 million, net of funds available to be withdrawn from the Trust Account for payment of taxes, resulting in a total of approximately $2.9 million), by the weighted average number of approximately 23.3 million shares of Class A common stock outstanding for the periods. Basic and diluted net loss per share of Class B common stock for the year ended December 31, 2019 is calculated by dividing the net income (approximately $2.3 million, less income attributable to Class A common stock in the amount of approximately $2.9 million, resulting in a net loss of approximately $565,000), by the weighted average number of 5.8 million shares of Class B common stock outstanding for the period.

Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the Warrants sold in the Initial Public Offering and the Private Placement Warrants to purchase an aggregate 18,310,641 shares of Class A common stock in the calculation of diluted loss per share, since inclusion would be anti-dilutive under the treasury stock method as of December 31, 2019.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account are comprised solely of an investment in a money market fund that comprises only U.S. treasury securities classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest, held in the Trust Account in the accompanying statement of operations. The fair value for trading securities is determined using quoted market prices in active markets.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as a liability and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying value amount of redeemable shares of Class A common stock are affected by charges against additional paid-in capital. Accordingly, as of December 31, 2019, 22,366,276 shares of Class A common stock subject to conditional redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in the Trust Account consist entirely of an investment in a money market fund that comprises only U.S. treasury securities.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2019 and 2018, the recorded values of cash, accounts payable, accrued expenses and notes payable to Sponsor approximate their fair values due to the short-term nature of the instruments.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

As of December 31, 2019 and 2018, the Company had gross deferred tax assets related to federal and state net operating loss carryforwards for income tax purposes of approximately $119,000 and $120, respectively. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code has occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets as of December 31, 2019 and 2018.

Deferred Offering Costs

Offering costs consist of expenses incurred in connection with preparation of the Initial Public Offering, of approximately $13.36 million consisted principally of underwriter discounts of $12.77 million (including $8.13 million of which payment is deferred) and approximately $583,000 of professional, printing, filing, regulatory and other costs. These expenses, together with the underwriting discounts and commissions, were charged to equity upon completion of the Initial Public Offering.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on the Company’s financial statements.

Note 3. Initial Public Offering

The Company sold 23,300,917 Units in the Initial Public Offering, including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of approximately $233.0 million, and incurring offering costs of approximately $13.36 million, inclusive of approximately $8.13 million in deferred underwriting commissions.

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination and 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the warrant holders.

Of the Units sold in the Initial Public Offering, an aggregate of 77,750 Units (the “Affiliated Units”) were purchased by certain employees of affiliates of the Company.

The underwriters of the Initial Public Offering were entitled to underwriting discounts and commissions of 5.5%, of which 2.0% (approximately $4.64 million) was paid at the closing of the Initial Public Offering and 3.5% (approximately $8.13 million) was deferred.

On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 shares of the Company’s Class B common stock (the “Founder Shares”) for cancellation by the Company.

Note 4. Related Party Transactions

Founder Shares

In November 2018, the Sponsor paid $25,000 in offering expenses on behalf of the Company in exchange for the issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B common stock, resulting in the Sponsor holding an aggregate of 6,468,750 Founder Shares (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class B common stock which automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (a) one year after the completion of the Initial Business Combination and (b) subsequent to the Initial Business Combination, (i) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, Tortoise Borrower purchased an aggregate of 6,660,183 Private Placement Warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $6.66 million, in the Private Placement. Each Private Placement Warrant is exercisable for one share of the Company’s Class A common stock at an exercise price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or its permitted transferees.

Tortoise Borrower agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Note 5. Commitments & Contingencies

Forward Purchase Agreement

The Company entered into an amended and restated forward purchase agreement (the “Forward Purchase Agreement”) with Atlas Point Fund, pursuant to which Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with the Company or the Sponsor, agreed to purchase up to an aggregate maximum amount of $150,000,000 of either (i) a number of units (the “Forward Purchase Units”), consisting of one share of Class A common stock (the “Forward Purchase Shares”) and one-half of one redeemable warrant (the “Forward Purchase Warrants”), for $10.00 per unit or (ii) a number of Forward Purchase Shares for $9.67 per share (such Forward Purchase Shares valued at $9.67 per share or the Forward Purchase Units, as the case may be, the “Forward Purchase Securities”), in a private placement that will close simultaneously with the closing of the Initial Business Combination. The Forward Purchase Warrants will have the same terms as the Warrants and the Forward Purchase Shares will be identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering, except the Forward Purchase Shares and the Forward Purchase Warrants will be subject to transfer restrictions and certain registration rights. The proceeds from the sale of the Forward Purchase Securities may be used as part of the consideration to the sellers in the Initial Business Combination, and any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their Public Shares and may provide the Company with an increased minimum funding level for the Initial Business Combination. The Forward Purchase Agreement is subject to conditions, including Atlas Point Fund giving the Company its irrevocable written consent to purchase the Forward Purchase Securities no later than five days after the Company notifies it of the Company’s intention to meet to consider entering into a definitive agreement for a proposed Initial Business Combination. Atlas Point Fund may grant or withhold its consent to the purchase entirely within its sole discretion. Accordingly, if Atlas Point Fund does not consent to the purchase, it will not be obligated to purchase the Forward Purchase Securities.

Registration Rights

The holders of the Founder Shares, the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans), are entitled to registration rights pursuant to a registration rights agreement entered into on February 27, 2019 (the “Registration Rights Agreement”). The holders of these securities are entitled to make up to three demands, excluding short-form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,375,000 additional Units to cover any over-allotments at the Initial Public Offering price of $10.00 per Unit, less the underwriting discounts and commissions. On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units, and on March 7, 2019, the underwriters notified the Company of their intent to waive the remainder of their over-allotment option.

The underwriters were entitled to an underwriting discount for each Unit sold in the Initial Public Offering, except for the Affiliated Units. An aggregate of approximately $4.64 million (or $0.20 per Unit), was paid to the underwriters upon the closing of the Initial Public Offering. An additional fee of approximately $8.13 million (or $0.35 per Unit), will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees Associated with the Initial Public Offering

The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees until the closing of the Initial Business Combination. As of December 31, 2019, the Company recorded an aggregate of $150,000 in connection with such arrangement as deferred legal fees in the accompanying balance sheets.

Note 6. Stockholders’ Equity

Class A Common Stock

The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. No Class A common stock was issued or outstanding as of December 31, 2018. As of December 31, 2019, there were 23,300,917 shares of Class A common stock issued and outstanding, of which 22,366,276 shares of Class A common stock were classified outside of permanent equity.

Class B Common Stock

The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote per share of Class B common stock. In November 2018, the Company issued 5,750,000 shares of Class B common stock. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B common stock. As of March 4, 2019, there were 6,468,750 shares of Class B common stock outstanding (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units. On March 7, 2019, the underwriters waived the remainder of their over-allotment option and in connection therewith, the Sponsor forfeited 643,520 shares of Class B common stock for cancellation by the Company. As of December 31, 2019 and 2018, there were 5,825,230 and 6,468,750 shares of Class B common stock outstanding, respectively.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule; provided that only holders of Class B common stock have the right to vote on the election of the Company’s directors prior to the Initial Business Combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding the Forward Purchase Securities and any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants

The Warrants will become exercisable on the later of (i) 30 days after the completion of the Initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective, but in no event later than 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or Tortoise Borrower’s permitted transferees. If the Private Placement Warrants are held by someone other than Tortoise Borrower or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

The Company may call the Warrants for redemption for cash (except with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Commencing 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants (including both the Warrants and the Private Placement Warrants) in whole and not in part, at a price equal to a number of shares of Class A common stock to be determined by reference to the table set forth in the Company’s prospectus relating to the Initial Public Offering based on the redemption date and the “fair market value” of the Company’s Class A common stock, upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders. The “fair market value” of the Company’s Class A common stock is the average last reported sale price of the Company’s Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

If the Company calls the Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

Note 7. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

December 31, 2019
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Money market fund	$236,054,346	$—	$—

As of December 31, 2019, the investments held in the Trust Account were comprised solely of U.S. treasury securities.

Note 8. Income Taxes

The income tax provision (benefit) consists of the following:

	December 31,
	2019	2018
Current
Federal	$768,006	$—
State	—	—
Deferred
Federal	—	—
State	—	—
Income tax provision expense	$768,006	$—

The Company’s net deferred tax assets are as follows:

	December 31,
	2019	2018
Deferred tax asset
Net operating loss carryforward	$—	$—
Startup/Organizational Costs	118,728	124
Total deferred tax assets	118,728	124
Valuation Allowance	(118,728)	(124)
Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2019, the valuation allowance was approximately $119,000.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Federal tax rate change	0.0%	0.0%
Valuation allowance	3.8%	(21.0)%
Income tax provision expense	24.8%	0.0%

Note 9. Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company evaluated subsequent events and transactions that occurred after December 31, 2019, the balance sheet date, up to March 20, 2020. Based upon these evaluations, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

HYLIION INC.

Condensed Balance Sheets

(In thousands, except share and per share data)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$3,301	$6,285
Accounts receivable, net	62	145
Prepaid expenses and other current assets	348	414
Total current assets	3,711	6,844
Property and equipment, net	1,271	1,635
Operating lease right-of-use assets	4,436	4,976
Intangible assets, net	381	429
Deferred transaction costs	2,064	—
Other assets	212	212
Total assets	$12,075	$14,096
Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,549	$1,156
Convertible notes payable derivative liabilities	4,747	3,029
Current portion of operating lease liabilities	771	953
Current portion of debt	17,144	6,720
Accrued expenses and other current liabilities	378	500
Total current liabilities	25,589	12,358
Operating lease liabilities, net of current portion	4,427	4,803
Convertible notes payable derivative liabilities, net of current portion	5,805	5,322
Debt, net of current portion	3,770	9,682
Total liabilities	39,591	32,165
Series A-1 redeemable, convertible preferred stock; $0.001 par value; 24,591,554 shares authorized; 22,895,580 shares issued and outstanding at June 30, 2020 and December 31, 2019 (liquidation preference of $23,460)	20,250	20,250
Series A-2 redeemable, convertible preferred stock; $0.001 par value; 8,793,755 shares authorized; 8,197,359 shares issued and outstanding at June 30, 2020 and December 31, 2019 (liquidation preference of $4,238)	3,536	3,536
Series A-3 redeemable, convertible preferred stock; $0.001 par value; 2,545,155 shares authorized; 2,328,545 shares issued and outstanding at June 30, 2020 and December 31, 2019 (liquidation preference of $2,366)	2,001	2,001
Total redeemable, convertible preferred stock	25,787	25,787
Commitments and contingencies (Note 8)
Stockholders’ deficit
Common stock, $0.001 par value; 69,817,317 shares authorized; 26,118,953 shares issued and outstanding at June 30, 2020 and December 31, 2019 respectively	26	26
Additional paid-in capital	5,200	5,084
Accumulated deficit	(58,529)	(48,966)
Total stockholders’ deficit	(53,303)	(43,856)
Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$12,075	$14,096

The accompanying notes are an integral part of these unaudited condensed financial statements

HYLIION INC.

Condensed Statement of Operations

(In thousands, except share and per share data)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating expenses:
Research and development	$(5,225)	$(4,512)
Selling, general and administrative expenses	(1,565)	(1,292)
Loss from operations	(6,790)	(5,804)
Other income (expense):
Interest expense	(3,228)	(1,183)
Change in fair value of convertible notes payable derivative liabilities	455	524
Other income	―	13
Total other expense	(2,773)	(646)
Net loss	$(9,563)	$(6,450)
Cumulative dividends on convertible preferred stock	(884)	(830)
Net loss attributable to common stockholders	$(10,447)	$(7,280)
Net loss per share, basic and diluted	$(0.40)	$(0.29)
Weighted-average shares outstanding, basic and diluted	26,124,230	24,877,422

The accompanying notes are an integral part of these unaudited condensed financial statements

HYLIION INC.

Condensed Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit

(In thousands, except share data)
(Unaudited)

	Series A-1 Redeemable Convertible Preferred Stock		Series A-2 Redeemable Convertible Preferred Stock		Series A-3 Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance at December 31, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,084	$(48,966)	$(43,856)
Share-based compensation	―	―	―	―	―	―	―	―	116	―	116
Net loss	―	―	―	―	―	―	―	―	―	(9,563)	(9,563)
Balance at June 30, 2020	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,200	$(58,529)	$(53,303)

	Series A-1 Redeemable Convertible Preferred Stock		Series A-2 Redeemable Convertible Preferred Stock		Series A-3 Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Shares	Amount	Shares	Shares	Par Value	Capital	Deficit	Deficit
Balance at December 31, 2018	23,460,903	$20,750	8,793,755	$3,893	2,545,155	$2,026	24,453,750	$24	$4,072	$(34,853)	$(30,757)
Exercise of common stock options	―	―	―	―	―	―	236,874	―	―	―	2
Conversion of Series A-1 and Series A-2 redeemable, convertible preferred stock to common stock	(565,323)	(500)	(596,396)	(357)	(216,610)	(25)	1,378,329	2	880	―	882
Share-based compensation	―	―	―	―	―	―	―	―	55	―	55
Net loss	―	―	―	―	―	―	―	―	―	(6,450)	(6,450)
Balance at June 30, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,068,953	$26	$5,009	$(41,303)	$(36,268)

The accompanying notes are an integral part of these unaudited condensed financial statements

HYLIION INC.

Condensed Statements of Cash Flows

(In thousands, except share and per share data)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net loss	$(9,563)	$(6,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	482	547
Noncash lease expense	540	656
Paid-in-kind interest on convertible notes payable	690	226
Amortization of debt discount	2,523	928
Share-based compensation	116	55
Change in fair value of convertible notes payable derivative liabilities	(455)	(524)
Change in fair value of contingent consideration liability	―	(13)
Change in operating assets and liabilities:
Accounts receivable	83	97
Prepaid expenses and other current assets	66	7
Other assets		106
Accounts payable	(332)	259
Accrued expenses and other current liabilities	(122)	(259)
Operating lease liabilities	(558)	(300)
Net cash used in operating activities	(6,530)	(4,665)
Investing activities:
Purchases of property and equipment	(80)	(182)
Proceeds from sale of property and equipment	10	—
Net cash used in investing activities	(70)	(182)
Financing activities:
Proceeds from convertible notes payable issuance and derivative liability	3,200	9,803
Proceeds from Paycheck Protection Program loan	908	—
Proceeds from exercise of common stock options	—	2
Payments for deferred transaction costs	(339)	—
Repayments on finance lease obligations	(153)	(96)
Net cash provided by financing activities	3,616	9,709
Net (decrease) increase in cash and cash equivalents:	(2,984)	4,862
Cash and cash equivalents, beginning of period	6,285	1,097
Cash and cash equivalents, end of period	$3,301	$5,959

The accompanying notes are an integral part of these unaudited condensed financial statements

HYLIION INC.

Notes to Unaudited Condensed Financial Statements

(In thousands, except share and per share data)

(Unaudited)

Note 1. Description of business and basis of presentation

Hyliion Inc. (“the Company”), designs and develops hybrid and electrified drive systems for long haul “Class 8” semi-tractors which modify semi-tractors into intelligent electric hybrid and full electric vehicles, respectively.

The Company’s electric hybrid systems utilize intelligent electric drive axles with machine learning algorithms and battery technology to optimize fuel savings and vehicle performance with reduced emissions, enabling fleets to access an easy, efficient way to decrease fuel expenses and lower emissions.

The Company’s full electric systems utilize an intelligent electric powertrain with machine learning algorithms to optimize emissions performance and efficiency with no new infrastructure required. The full electric system enables fleets to reduce the cost of ownership while providing the ability to deliver net-negative carbon emissions and operate fully electric when needed.

The Company is in a pre-commercialization stage of development in which its electric hybrid system is in the testing phase and the full electric system is in the prototype phase.

Basis of Presentation: The unaudited condensed financial statements, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Accordingly, certain information and footnote disclosures required by generally accepted accounting principles in the United States of America (“U.S. GAAP”) for complete financial statements have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited condensed financial statements have been included. These unaudited condensed financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2019, included elsewhere herein.

The accompanying balance sheet and related disclosures as of December 31, 2019 have been derived from the Company’s audited financial statements, included elsewhere herein. The Company’s financial condition as of June 30, 2020, and operating results for the six months ended June 30, 2020 are not necessarily indicative of the financial conditions and results of operations that may be expected for any future interim period or for the year ended December 31, 2020.

Going concern: These unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company is an early stage growth company in the pre-commercialization stage of development and has generated negative cash flows from operating activities since inception. The Company requires additional capital investment in order to complete the development of its hybrid and electrified drive systems and scale the manufacturing operations to meet anticipated demand. Management plans to raise additional capital through a combination of potential options, including but not limited to, equity and debt financings, strategic alliances, and licensing arrangements.

Additional equity financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations. Because of this uncertainty, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that these unaudited condensed financial statements are issued, and therefore, whether we realize our assets and settle our liabilities in the normal course of business and at the amounts stated in the accompanying unaudited condensed financial statements. The accompanying unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty, nor do they include adjustments to reflect the future effects of the recoverability or classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Note 2. Summary of significant accounting policies

The significant accounting policies followed by the Company are set forth in Note 3 to the Company’s audited financial statements for the year ended December 31, 2019, included elsewhere herein. For the six months ended June 30, 2020, there were no significant changes in the Company’s estimates and significant accounting policies, with the exception of deferred transaction costs as presented below

Emerging Growth Company: Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Use of estimates and risks and uncertainty of the coronavirus pandemic: The preparation of financial statements in conformity with U.S. generally accepted account principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Actual results may differ from those estimates.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared the coronavirus outbreak a pandemic. In mid-March 2020, U.S. State Governors, local officials and leaders outside of the U.S. began ordering various “shelter-in-place” orders which have had various impacts on the U.S. and global economies. This has required greater use of estimates and assumptions in the preparation of the unaudited condensed financial statements.

As the coronavirus pandemic continues to evolve, the Company believes the extent of the impact to its businesses, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond the Company’s knowledge and control, and as a result, at this time the Company is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. If so, the Company may be subject to future impairment charges as well as changes to recorded reserves and valuations.

Deferred transaction costs

Commissions, legal fees and other costs that are direct and incremental costs related to a contemplated transaction are capitalized as deferred transaction costs until the consummation of the transaction. The costs will be reclassified to additional paid-in capital upon the closing of the transaction. If the transaction does not close, these transaction costs will be written off to selling, general, and administrative expenses at such time the transaction is determined to be unsuccessful. As of June 30, 2020, $2,064 was recorded as deferred transaction costs on the accompanying balance sheet related to the Business Combination Agreement (See Note 3). There were no deferred transaction costs as of December 31, 2019.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Recent accounting pronouncements issued, not yet adopted:

See the recent accounting pronouncements issued not yet adopted as set forth in Note 3 to the Company’s audited financial statements for the year ended December 31, 2019, included elsewhere herein. There were no new recent accounting pronouncements issued during the six months ended June 30, 2020 that were applicable to the Company.

Note 3. Business Combination Agreement

On June 18, 2020, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Tortoise Acquisition Corp., a Delaware corporation (“TortoiseCorp”) and SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of TortoiseCorp.

Key terms of the Business Combination Agreement include, but are not limited, to the following:

●	The consideration for this transaction is expected to be settled by issuing shares of TortoiseCorp common stock based on a per share issue price of $10.00 per share and an exchange rate of approximately 1.46 shares of the Company’s Common Stock on an as converted basis for each share of Tortoise Corp (the “Exchange Ratio”).

●	The convertible notes payable holders executed amendments to their respective agreements pursuant to which, the noteholders approved the transaction contemplated under the Business Combination Agreement to be considered the Next Financing. The outstanding principal and unpaid accrued interest due on the convertible notes payable will automatically convert into shares of the Company’s Common Stock at the Next Financing’s per share conversion price. Any liens securing obligations under the convertible notes payable will be released and each holder of the convertible notes payable shall cease to have any rights with respect to such securities.

●	Certain of the Company’s stockholders have provided written consent, pursuant to which, among other things, such stockholders have approved the Business Combination Agreement. Each issued and outstanding share of the Company’s Common Stock and each issued and outstanding share of each series of Preferred Stock on an as-converted basis (collectively, “Capital Stock”), will automatically be cancelled and converted into the right to receive the number of shares of Class A Common Stock equal to the Exchange Ratio in accordance with the Business Combination Agreement.

●	Outstanding options to purchase shares of the Company’s capital stock granted under the Hyliion Inc. 2016 Equity Incentive Plan will be converted into stock options to purchase a number of shares of Class A Common Stock of the combined company upon the same terms and conditions as are in effect with respect to such options immediately prior to the merger, after giving effect to the Exchange Ratio and except as specifically provided in the Business Combination Agreement.

●	The Business Combination Agreement is subject to the approval by the stockholders of the Company and TortoiseCorp. Holders of TortoiseCorp Class A Common Stock have the opportunity to redeem their shares of TortoiseCorp Class A Common Stock for cash.

In certain circumstances, including if the Business Combination Agreement has not been consummated by December 15, 2020, either party may elect to terminate the Business Combination Agreement.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Note 4. Debt

At June 30, 2020 and December 31, 2019, the carrying value of debt was as follows:

	June 30, 2020	December 31, 2019
	(In thousands, except share and per share data) (Unaudited)
Convertible notes payable, net of unamortized discount at June 30, 2020 and December 31, 2019 of $6,585 and $6,451, respectively	$19,868	$16,113
Finance lease obligations	138	289
Paycheck Protection Program loan	908	—
	20,914	16,402
Less current portion	17,144	6,720
Debt, net of current portion	$3,770	$9,682

Convertible notes payable: During the six months ended June 30, 2019, the Company issued a series of convertible notes payable in exchange for cash totaling $9,803 (the “First and Second Quarter 2019 Notes”). The First and Second Quarter 2019 Notes bear interest at 6% per annum and mature two years after their respective issuance dates. The First and Second Quarter 2019 Notes are only prepayable with the consent of the holders.

The First and Second Quarter 2019 Notes include the following embedded features:

(a) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the First and Second Quarter 2019 Notes into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 75%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(b) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(c) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the First and Second Quarter 2019 Notes will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(d) Additional interest of 3% (or a total of 9%) upon an event of default.

The Company assessed the embedded features within the First and Second Quarter 2019 Notes and determined that the optional conversion feature upon change in control (in-substance redemption feature) and the additional interest feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $3,556. The Company’s fair value measurements are more fully described in Note 5.

At issuance, the Company has concluded the fair value of the additional interest feature was de minimis.

During January 2020, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “January 2020 Note”). The January 2020 Note bears interest at 6% per annum and matures in January 2025 (five years subsequent to its issuance date). The January 2020 Note is only prepayable with the consent of the holder. The January 2020 Note is secured by a first priority, senior secured interest in substantially all of the assets of the Company. The January 2020 Note includes the following embedded features:

(a) Optional conversion upon the next equity financing of at least $15,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

(b) Optional conversion upon a subsequent equity financing of at least $15,000 if the holder did not elect to convert upon the next equity financing, at the price that is set by the subsequent equity financing (no discount).

(c) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the January 2020 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(e) Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in the January 2020 Note having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the January 2020 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g) Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the interest rate on the January 2020 Note will automatically be adjusted to a rate of 4% per annum.

The Company assessed the embedded features within the January 2020 Note and determined that the automatic and optional conversion features upon next equity financing (in-substance redemption features), the additional interest feature and the term extension feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting. The Company also concluded that the conversion features did not represent beneficial conversion features.

At issuance, the Company estimated the fair value of the automatic and optional conversion features at a 50% discount on the shares sold in a next equity financing to be approximately $2,656. The Company’s fair value measurements are more fully described in Note 5.

At issuance, the Company has concluded the fair value of the additional interest and term extension features was de minimis.

The effective interest rate of the various convertible notes outstanding at June 30, 2020 range from 19.9% to 24.3%

In June 2020, the convertible debt noteholders executed amendments (the “Note Amendments”) to their respective convertible promissory notes clarifying the transaction contemplated by the Business Combination Agreement would qualify as a Next Financing. The convertible promissory notes would either automatically convert or convert at the holder’s option (as evidenced by entering into the Note Amendments) in connection with such Next Financing. The convertible promissory notes would convert into shares of common stock at a conversion price equal to (i) the valuation of the Company established in connection with such Next Financing, divided by (ii) the total number of shares of capital stock of the Company (on a fully diluted and as-converted basis), as established in the original convertible promissory notes. This conversion price would then be discounted based on the negotiated conversion discounts that were established in the noteholders’ original convertible promissory notes.

Payroll Protection Program loan (“PPP”): During May 2020, the Company received loan proceeds in the amount of $908 under the PPP. The PPP was established as part of Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Note 5. Fair value measurements

The Company utilized a scenario-based with and without valuation model to estimate the fair value of the embedded derivative features requiring bifurcation as of the June 30, 2020 and December 31, 2019 reporting dates, as well as upon the issuance of the January 2020 Note. This valuation model is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The key inputs to the valuation models include significant unobservable inputs, and as such the convertible notes payable derivative liabilities are considered Level 3 measurements. The key inputs that were utilized to measure the convertible debt derivative liability associated with the January 2020 Note at issuance and to remeasure the convertible debt derivative liabilities to fair value as of June 30, 2020 and December 31, 2019 included:

Input	June 30, 2020	January 17, 2020	December 31, 2019
Probability-weighted conversion discount	2.5 - 50.0%	50.0%	23.9 - 50.0%
Remaining term (years)	0.2 - 4.5	5.0	0.7 - 4.5
Equity volatility	72.0%	NA	63.0 - 71.0%
Risky rate(1)	25.1 - 64.3%	50.0%	27.2 - 50.0%
Probability of next financing event(1)	95.0%	70.0%	70.0%
Timing of next financing event(1)	9/14/2020 - 9/30/2020	9/30/2020	9/30/2020
Probability of default event(1)	5.0%	30.0%	30.0%
Timing of default event(1)	9/30/2020	9/30/2020	9/30/2020
Negotiation discount(1)(2)	10.9 - 22.0%	24.2%	21.7%

(1)	Represents a Level 3 unobservable input.
(2)	Based on the terms and provisions of the December 2019 and January 2020 Notes, the valuation model incorporated this additional assumption.

The key inputs to the valuation models are defined as follows:

●	The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

●	The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

●	The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

●	The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

●	The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

●	The negotiation discount utilized was calculated in order to further discount the specified instruments in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of June 30, 2020
	Level I		Level II		Level III	Total
	(In thousands, except share and per share data) (Unaudited)
Liabilities
Convertible notes payable derivative liabilities	$	―	$	―	$10,552	$10,552
Total Liabilities	$	―	$	―	$10,552	$10,552

	Fair Value Measurements as of December 31, 2019
	Level I		Level II		Level III	Total
	(In thousands, except share and per share data) (Unaudited)
Liabilities
Convertible notes payable derivative liabilities	$	―	$	―	$8,351	$8,351
Total Liabilities	$	―	$	―	$8,351	$8,351

The following is a roll forward of the Company’s Level 3 instruments:

Balance, December 31, 2019	$8,351
Issuance of convertible notes payable derivative liability	2,656
Fair value adjustments	(455)
Balance, June 30, 2020	$10,552

Note 6. Share-based compensation

During the six months ended June 30, 2020, the Company issued 1,920,000 options to certain employees which will vest over a period of four year years. During the six months ended June 30, 2019, the Company issued 1,750,000 options to certain employees and nonemployees, which will vest over a period that ranges from four to ten years. The estimated grant date fair value of the options granted during the six months ended June 30, 2020 and 2019 totaled $435 and $271, respectively.

Share-based compensation expense for the six months ended June 30, 2020 and 2019 was $116 and $55, respectively. As of June 30, 2020, there was $644 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 3.1 years.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Note 7. Related parties

In conjunction with the convertible promissory note entered into in September 2018 (the “2018 Note” and the holder of such note, the “2018 Noteholder”), the Company entered into a preferred sourcing arrangement, as amended (the “PSA”), with the 2018 Noteholder. Under the terms of the PSA, so long as the 2018 Noteholder is one of the Company’s stockholders or debtholders and for a period of five years following a change of control affecting the Company, the Company will treat the 2018 Noteholder as the Company’s preferred source for any products that the 2018 Noteholder manufactures or sells in preference to other competing products as long as the 2018 Noteholder’s products meet the technical criteria established by the Company and on reasonably competitive terms. Under the PSA, the Company is allowed to purchase competing products upon the request of any customer.

In September 2019, The Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with the 2018 Noteholder under which the 2018 Noteholder may provide engineering or operational services to the Company. The Company has not yet engaged the 2018 Noteholder to provide any services under the Services Agreement.

In conjunction with the Note Amendments entered into in June 2020, the Company entered into a commercial matters agreement with the 2018 Noteholder (the “Commercial Matters Agreement”), pursuant to which, among other things:

a)	The PSA will remain in place so long as the 2018 Noteholder owns one million shares of the combined company subsequent to the consummation of the Business Combination Agreement and will be effective for a period of five years following a change of control affecting the combined company

b)	The Services Agreement was terminated with the intention of replacing it with a new services agreement (the “New Services Agreement”). The terms of the New Services Agreement are yet to, and may ultimately not, be negotiated and the 2018 Noteholder is under no obligation to enter into such New Services Agreement.

c)	Contingent and effective upon the execution of the Business Combination Agreement, the Company shall issue to the 2018 Noteholder $10,000,000 worth of the Company’s Common Stock, as of immediately prior to the effective time of the merger, in consideration for the Note Amendments and for any future services to be provided pursuant to the terms of the New Services Agreement. The Company does not expect to engage the 2018 Noteholder to provide services under the New Services Agreement in the future.

For the six months ended June 30, 2020 and 2019, the Company purchased goods used in its research and development activities totaling $28 and $26 respectively, from the 2018 Noteholder. At June 30, 2020 and December 31, 2019 the Company owed $0 and $104, respectively, to the 2018 Noteholder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At June 30, 2020 and December 31, 2019, the Company owed $952 and $533, respectively, for accrued interest on the convertible notes payable owed to the 2018 Noteholder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 60% and 54% of the Company’s convertible notes payable were held by the 2018 Noteholder as of June 30, 2020 and December 31, 2019, respectively.

Note 8. Commitments and contingencies

Legal Proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Note 9. Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share:

	Six Months Ended June 30,
	2020	2019
	(In thousands, except share and per share data) (Unaudited)
Numerator:
Net loss	$(9,563)	$(6,450)
Less: Cumulative dividends on convertible preferred stock	(884)	(830)
Net loss attributable to common stockholders	$(10,447)	$(7,280)
Denominator:
Weighted average shares outstanding, basic and diluted	26,124,230	24,877,422
Net loss per share, basic and diluted	$(0.40)	$(0.29)

The Company’s contingently convertible notes payable did not meet the condition to be converted to common stock as of June 30, 2020 and December 31, 2019. The Company’s potential dilutive securities, which include stock options and redeemable, convertible preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following weighted average potential common shares from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Six Months Ended June 30,
	2020	2019
	(In thousands, except share and per share data) (Unaudited)
Series A redeemable, convertible preferred stock	33,421,484	34,235,002
Stock options, including incentive stock options and non-qualified	4,588,182	2,326,068
Total	38,009,666	36,561,070

HYLIION INC.

Notes to Unaudited Condensed Financial Statements―CONTINUED

(In thousands, except share and per share data)

(Unaudited)

Note 10. Supplemental cash flow information

The following table provides supplemental cash flow information for the six months ended June 30, 2020 and 2019:

	Six Months Ended June 30,
	2020	2019
	(In thousands, except share and per share data) (Unaudited)
Operating cash flows from operating leases	$(808)	$(607)
Operating cash flows from finance leases	$(27)	$(38)

The following table provides supplemental disclosures of noncash financing activities for the six months ended June 30, 2020 and 2019:

	Six Months Ended June 30,
	2020	2019
	(In thousands, except share and per share data) (Unaudited)
Deferred transaction costs included in accounts payable	$(1,725)	$—

Note 11. Subsequent events

The company evaluated all events or transactions that occurred after December 31, 2019 through August 10, 2020, the date the financial statements were available to be issued.

HYLIION

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Hyliion Inc.

Opinion on the financial statements

We have audited the accompanying balance sheets of Hyliion Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s lack of revenues, recurring net losses, negative stockholders’ equity, and recurring negative cash flows from operations along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of previously issued financial statements

As discussed in Note 2, the 2018 financial statements have been restated to correct misstatements.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Company’s auditor since 2020.

Dallas, Texas

July 2, 2020

HYLIION

STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Years Ended December 31,
	2019	2018 (As Restated)
Operating expenses:
Research and development	$(9,269)	$(15,733)
Selling, general and administrative expenses	(2,730)	(4,122)
Loss from operations	(11,999)	(19,855)
Other income (expense):
Interest expense	(3,260)	(366)
Change in fair value of convertible notes payable derivative liabilities	1,119	(268)
Gain on bargain purchase	—	1,197
Other income	27	11
Total other (expense) income	(2,114)	574
Net loss	$(14,113)	$(19,281)
Cumulative dividends on convertible preferred stock	(1,702)	(1,416)
Net loss attributable to common stockholder	$(15,815)	$(20,697)
Net loss per share, basic and diluted	$(0.62)	$(0.86)
Weighted-average shares outstanding, basic and diluted	25,501,235	24,190,623

The accompanying notes are an integral part of these financial statements.

HYLIION

BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2019	2018 (As Restated)
Assets
Current assets:
Cash and cash equivalents	$6,285	$1,097
Accounts receivable, net	145	117
Prepaid expenses and other current assets	414	352
Total current assets	6,844	1,566
Property and equipment, net	1,635	2,217
Operating lease right-of-use assets	4,976	6,267
Intangible assets, net	429	526
Other assets	212	318
Total assets	$14,096	$10,894
Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current Liabilities:
Accounts payable	$1,156	$1,840
Convertible notes payable derivative liabilities	3,029	-
Current portion of operating lease liabilities	953	792
Current portion of debt	6,720	201
Accrued expenses and other current liabilities	500	373
Total current liabilities	12,358	3,206
Operating lease liabilities, net of current portion	4,803	5,741
Convertible notes payable derivative liabilities, net of current portion	5,322	2,041
Debt, net of current portion	9,682	3,819
Other long-term liabilities	—	175
Total liabilities	32,165	14,982
Series A-1 redeemable, convertible preferred stock; $0.001 par value; 24,591,554 shares authorized; 22,895,580 and 23,460,903 shares issued and outstanding at December 31, 2019 and 2018, respectively (liquidation preference of $22,775)	20,250	20,750
Series A-2 redeemable, convertible preferred stock; $0.001 par value; 8,793,755 shares authorized; 8,197,359 and 8,793,755 shares issued and outstanding at December 31, 2019 and 2018 (liquidation preference of $4,107)	3,536	3,893
Series A-3 redeemable, convertible preferred stock; $0.001 par value; 2,545,155 shares authorized; 2,328,545 and 2,545,155 shares issued and outstanding at December 31, 2019 and 2018, respectively (liquidation preference of $2,298)	2,001	2,026
Total redeemable, convertible preferred stock	25,787	26,669
Commitments and contingencies (Note 16)
Stockholders’ deficit
Common stock, $0.001 par value; 69,817,317 shares authorized; 26,118,953 and 24,453,750 shares issued and outstanding at December 31, 2019 and 2018, respectively	26	24
Additional paid-in capital	5,084	4,072
Accumulated deficit	(48,966)	(34,853)
Total stockholders’ deficit	(43,856)	(30,757)
Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$14,096	$10,894

The accompanying notes are an integral part of these financial statements.

HYLIION

STATEMENTS OF CASH FLOWS
(in thousands, except share data)

	Years Ended December,
	2019	2018 (As Restated)
Operating activities:
Net loss	$(14,113)	$(19,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,028	836
Noncash lease expense	1,312	648
Paid-in-kind interest on convertible notes payable	723	38
Amortization of debt discount	2,485	264
Share-based compensation	125	131
Change in fair value of convertible notes payable derivative liabilities	(1,118)	268
Change in fair value of contingent consideration liability	(27)	(2)
Gain on bargain purchase	—	(1,197)
Loss on sale of property and equipment	—	32
Change in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable, net	(28)	(117)
Prepaid expenses and other current assets	(62)	52
Operating lease right-of-use asset	—	60
Other assets	106	(272)
Accounts payable	(684)	470
Accrued expenses and other current liabilities	(21)	270
Operating lease liabilities	(798)	(442)
Other long-term liabilities	—	175
Net cash used in operating activities	(11,072)	(18,067)
Investing activities:
Purchase of property and equipment	(349)	(610)
Business acquisition	—	(670)
Purchase of intangible asset	—	(5)
Net cash used in investing activities	(349)	(1,285)
Financing activities:
Proceeds from convertible notes payable issuance and derivative liabilities	16,803	5,000
Proceeds from exercise of common stock options	7	57
Repayments on finance lease obligations	(201)	(211)
Proceeds from issuance of Series A-1 redeemable, convertible preferred stock, net of issuance costs	—	13,158
Net cash provided by financing activities	16,609	18,004
Net increase (decrease) in cash and cash equivalents:	5,188	(1,348)
Cash and cash equivalents, beginning of period	1,097	2,445
Cash and cash equivalents, end of period	$6,285	$1,097

The accompanying notes are an integral part of these financial statements.

HYLIION

STATEMENTS OF REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands, except share data)

	Series A-1 Redeemable, Convertible Preferred Stock		Series A-2 Redeemable, Convertible Preferred Stock		Series A-3 Redeemable, Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance at December 31, 2017 (As Restated)	8,583,485	$7,592	8,793,755	$3,893	2,545,155	$2,026	24,000,000	$24	$3,884	$(15,572)	$(11,664)
Exercise of common stock options	—	—	—	—	—	—	453,750	—	57	—	57
Issuance of Series A-1 redeemable, convertible preferred stock	14,877,418	13,158	—	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	—	—	131	—	131
Net loss	—	—	—	—	—	—	—	—	—	(19,281)	(19,281)
Balance at December 31, 2018 (As Restated)	23,460,903	20,750	8,793,755	3,893	2,545,155	2,026	24,453,750	24	4,072	(34,853)	(30,757)
Exercise of common stock options	—	—	—	—	—	—	286,874	—	7	—	7
Conversion of Series A-1 and Series A-2 redeemable, convertible preferred stock to common stock	(565,323)	(500)	(596,396)	(357)	(216,610)	(25)	1,378,329	2	880	—	882
Share-based compensation	—	—	—	—	—	—	—	—	125	—	125
Net loss	—	—	—	—	—	—	—	—	—	(14,113)	(14,113)
Balance at December 31, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,084	$(48,966)	$(43,856)

The accompanying notes are an integral part of these financial statements.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Note 1. Description of business and basis of presentation

Hyliion Inc. (“the Company”), designs and develops hybrid and electrified drive systems for long haul “Class 8” semi-tractors which modify semi-tractors into intelligent electric hybrid and full electric vehicles, respectively.

The Company’s electric hybrid systems utilize intelligent electric drive axles with machine learning algorithms and battery technology to optimize fuel savings and vehicle performance with reduced emissions, enabling fleets to access an easy, efficient way to decrease fuel expenses and lower emissions.

The Company’s full electric systems utilize an intelligent electric powertrain with machine learning algorithms to optimize emissions performance and efficiency with no new infrastructure required. The full electric system enables fleets to reduce the cost of ownership while providing the ability to deliver net-negative carbon emissions and operate fully electric when needed.

The Company is in a pre-commercialization stage of development in which its electric hybrid system is in the testing phase and the full electric system is in the prototype phase.

Going concern: These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company is an early stage growth company in the pre-commercialization stage of development and has generated negative cash flows from operating activities since inception. The Company requires additional capital investment in order to complete the development of its hybrid and electrified drive systems and scale the manufacturing operations to meet anticipated demand. Management plans to raise additional capital through a combination of potential options, including but not limited to, equity and debt financings, strategic alliances, and licensing arrangements.

Additional equity financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations. Because of this uncertainty, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that these financial statements are issued, and therefore, whether we realize our assets and settle our liabilities in the normal course of business and at the amounts stated in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty, nor do they include adjustments to reflect the future effects of the recoverability or classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Restatement of previously issued financial statements

The Company has restated the accompanying financial statements for the year ended December 31, 2018 and as of January 1, 2018 (“the opening balance sheet”), along with certain notes to such restated financial statements. The adjustments recorded were related to the following: i) to correct errors identified both by management and during the course of the Company’s external re-audit, which was conducted in accordance with applicable auditing standards; ii) to reflect changes in presentation to conform with public business entity requirements; iii) and reflect transition adjustments related to the adoption of a new accounting standard, Accounting Standards Codification (“ASC”) 842, Leases.

The nature and impact of these adjustments on the Company’s previously issued financial statements is summarized as follows and the effects by impacted line items are detailed in the tables below. Impacted amounts and associated disclosures are restated within the accompanying notes to the financial statements.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Correction of errors:

Business acquisition: The Company did not initially recognize the assets acquired in the June 1, 2018 business acquisition or the contingent purchase consideration transferred at fair value. As a result, adjustments were made to:

●	Recognize acquired assets at fair value on the date of acquisition, resulting in an increase of $670 to property and equipment and $551 to intangible assets, respectively.

●	Recognize contingent consideration liability at fair value on the date of acquisition, resulting in an increase of $29 to accrued liabilities and other current liabilities.

●	Recognize an intangible asset associated with a non-compete agreement which was entered into contemporaneously with the business acquisition, resulting in an increase of $5 to intangible assets.

●	Record a gain on bargain purchase of $1,197 as of the date of the acquisition as the fair value of assets acquired exceeded the fair value of the total purchase consideration.

●	Recognize the remeasurement of the contingent consideration liability at December 31, 2018. The effect of revaluation resulted in an increase to other income and a decrease to accrued liabilities and other current liabilities of $2.

●	Recognize additional depreciation expense of $172 associated with the fair value of the property and equipment and amortization expense of $54 associated with the fair value of the intangible assets for the period from the date of acquisition through December 31, 2018.

Inventory cost capitalization: Costs associated with materials and supplies purchased for research and development activities were recognized as inventory and expensed to research and development expense as the items were issued to projects. At the time when the materials and supplies costs were incurred, the costs failed to meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use and therefore were required to be recognized as research and development costs. An adjustment to reduce inventory of $1,412 was recognized with an increase to research and development expense of $932 for materials and supplies not yet issued to research and development activities for the year ended December 31, 2018 and an increase to accumulated deficit of $480 for material and supplies not yet issued to research and development activities as of the opening balance sheet.

Convertible note payable derivative liability: The Company did not bifurcate and separately account for certain embedded features within the convertible note payable issued in 2018 that met the definition of derivatives (see Note 6). As a result, adjustments were made to:

●	Recognize a debt discount associated with the estimated fair value of the embedded feature, resulting in an increase to convertible notes payable derivative liability, net of current portion and a reduction to debt, net of current portion of $1,773.

●	Recognize the remeasurement of the convertible notes payable derivative liability at December 31, 2018. The effect off the revaluation resulted in a reduction to other income and an increase to convertible notes payable derivative liability, net of current portion of $268.

●	Recognize noncash interest expense of $264 associated with the amortization of the debt discount

Paid-in-kind interest: The Company’s paid-in-kind interest associated with convertible notes payable was recognized in accrued expenses and other current liabilities. As the payment of any such interest would only occur upon maturity or the earlier settlement of the notes (either through a redemption or conversion event), the interest was required to be recorded as a component of the carrying value of the convertible notes payable. An adjustment was made to reduce accrued expenses and other current liabilities and increase debt for $38 as of December 31, 2018. As a result of this adjustment, certain reclassification adjustments were made to paid-in-kind interest within cash flows used in operating activities.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Other: The Company recorded two adjustments during the restated period, which resulted in a reduction to total liabilities of $48, a reduction to additional paid in capital of $17, an increase to accumulated deficit of $7, and an increase to net loss of $72. The adjustments were recorded to

●	Reflect the forfeitures of stock options under the Company’s share-based compensation arrangement in the period the forfeiture occurred as of the opening balance sheet date and as of December 31, 2018. Certain adjustments were made to decrease the amount of share-based compensation expense within cash flows used in operating activities

●	Adjustments were recorded for period end cut-off errors as of the opening balance sheet date and as of December 31, 2018, which reduced accrued liabilities and other current liabilities, retained earnings and net income. Certain adjustments were made to reflect the change in accounts payable and accrued expenses and other current liabilities within cash flows used in operating activities.

Adoption of a new accounting principle: The Company adopted ASC 842, Leases, effective January 1, 2018. As a result, adjustments were made to:

●	Recognize operating lease right-of-use assets and operating lease liabilities of $6,852 and $7,118, respectively, which required

i.	a reduction of prepaid rent recorded to prepaid expenses and other current assets of $44,

ii.	a reduction of deferred rent recorded to accrued expenses and other current liabilities of $201,

iii.	a removal of the tenant improvement allowance recorded to accrued expenses and other current liabilities of $16 and other long-term liabilities of $98, and iv. an increase to net income of $5

Certain adjustments were made to increase noncash lease expense and reflect the change in prepaid expenses and other current assets, operating right-of-use lease asset, accrued expenses and other current liabilities, and operating lease liabilities within cash flows used in operating activities related to the adoption of ASC 842, Leases.

Change in presentation: The Company recorded various reclassification adjustments in order to conform with public business entity reporting requirements. The following reclassification adjustments had no impact on net loss as previously reported and are summarized as follows:

●	Adjust the presentation of accounts receivable, materials and supplies that were determined to have met the criteria for asset recognition as of December 31, 2018, security deposits, current portion of capital lease obligations, convertible note payable, and capital lease obligations, net of current portion to conform with presentation of the balance sheet as of December 31, 2019.

●	Historically, Series A convertible, redeemable preferred stock was recognized as a component of permanent equity but has been reclassified to temporary equity as follows:

●	$26,634 was reclassified from additional paid-in capital and $23, $9, and $3 was reclassified from Series A-1, Series A-2, and Series A-3, respectively, in permanent equity and $20,750, $3,893, and $2,026 was recognized in Series A-1, Series A-2, Series A-3 preferred stock, respectively, in temporary equity.

●	Adjust the presentation of operating expenses so that all operating expenses are presented as either a component of research and development costs or as a component of selling, general and administrative costs and adjust the presentation of interest income so that it is presented as a component of other income.

Certain adjustments were made to reflect the change in the impacted operating assets and liabilities within cash flows used in operating activities

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company’s statement of operations only for the financial statement line items impacted for the year ended December 31, 2018:

	As Previously Reported	Correction of Errors	Adoption of a New Accounting Principle	Change in Presentation	2018 (As Restated)
Operating expenses:
Salaries and wages	$(7,091)	$10	$5	$7,076	$—
General and administrative	(6,906)	—	—	6,906	—
Other professional expenses	(1,139)	62	—	1,077	—
Depreciation and amortization	(3,028)	(226)	—	3,254	—
Research and development	(610)	(932)	—	(14,191)	(15,733)
Selling, general and administrative expenses	—	—	—	(4,122)	(4,122)
Loss from operations	(18,774)	(1,086)	5	—	(19,855)
Other income (expense):
Interest expense	(102)	(264)	—	—	(366)
Change in fair value of convertible notes payable derivative liability	—	(268)	—	—	(268)
Gain on bargain purchase	—	1,197	—	—	1,197
Other income	8	2	—	1	11
Interest income	1	—	—	(1)	—
Total other income	(93)	667	—	—	574
Net loss	$(18,867)	$(419)	$5	$—	$(19,281)
Net loss attributable to common stockholder	$(20,283)	$(419)	$5	$—	$(20,697)
Net loss per share, basic and diluted	$(0.84)	—	—	—	$(0.86)
Weighted-average shares outstanding, basic and diluted	24,190,623				24,190,623

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company’s balance sheet only for the financial statement line items impacted for the year ended December 31, 2018:

	As Previously Reported	Correction of Errors	Adoption of a New Accounting Principle	Change in Presentation	2018 (As Restated)
Assets
Current assets:
Accounts receivable, net	$—	$—	$—	$117	$117
Inventory, net	1,544	(1,412)	—	(132)	—
Prepaid expenses and other current assets	381	—	(44)	15	352
Total current assets	3,022	(1,412)	(44)	—	1,566
Property and equipment, net	1,719	498	—	—	2,217
Operating lease right-of-use assets	—	—	6,267	—	6,267
Intangible assets, net	24	502	—	—	526
Security deposits	318	—	—	(318)	—
Other assets	—	—	—	318	318
Total assets	$5,083	$(412)	$6,223	$—	$10,894
Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current Liabilities:
Current portion of operating lease liabilities	$—	$—	$792	$—	$792
Current portion of capital lease obligations	201	—	—	(201)	—
Current portion of debt	—	—	—	201	201
Accrued expenses and other current liabilities	650	(60)	(217)	—	373
Total current liabilities	2,691	(60)	575	—	3,206
Operating lease liabilities, net of current portion	—	—	5,741	—	5,741
Convertible note payable	5,000	(1,470)	—	(3,530)	—
Capital lease obligations, net of current portion	289	—	—	(289)	—
Convertible note payable, derivative liability	—	2,041	—	—	2,041
Debt, net of current portion	—	—	—	3,819	3,819
Other long-term liabilities	273	—	(98)	—	175
Total liabilities	8,253	511	6,218	—	14,982
Series A-1	—	—	—	20,750	20,750
Series A-2	—	—	—	3,893	3,893
Series A-3	—	—	—	2,026	2,026
Total redeemable, convertible preferred stock	—	—	—	26,669	26,669
Commitments and contingencies (Note 16)
Stockholders’ deficit
Series A-1	23	—	—	(23)	—
Series A-2	9	—	—	(9)	—
Series A-3	3	—	—	(3)	—
Additional paid-in capital	30,723	(17)	—	(26,634)	4,072
Accumulated deficit	(33,952)	(906)	5	—	(34,853)
Total stockholders’ deficit	(3,170)	(923)	5	(26,669)	(30,757)
Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$5,083	$(412)	$6,223	$—	$10,894

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company’s statement of cash flows only for the financial statement line items impacted for the year ended December 31, 2018:

	As Previously Reported	Correction of Errors	Adoption of a New Accounting Principle	Change in Presentation	2018 (As Restated)
Operating activities:
Net loss	$(18,867)	$(419)	$5	$—	$(19,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	610	226	—	—	836
Noncash lease expense	—	—	648	—	648
Paid-in-kind interest on convertible notes payable	—	38	—	—	38
Amortization of debt discount	—	264	—	—	264
Share-based compensation	141	(10)	—	—	131
Change in fair value of convertible notes payable derivative liability	—	268	—	—	268
Change in fair value of contingent consideration liability	—	(2)	—	—	(2)
Gain on bargain purchase	—	(1,197)	—	—	(1,197)
Inventory reserve adjustment	710	(710)	—	—	—
Change in operating assets and liabilities, net of effects of business acquisition:
Inventory	(1,645)	1,513	—	132	—
Accounts receivable	—	—	—	(117)	(117)
Prepaid expenses and other current assets	(284)	325	44	(33)	52
Operating lease right-of-use asset	—	—	60	—	60
Security deposits	(290)	—	—	290	—
Other assets	—	—	—	(272)	(272)
Accounts payable	619	(149)	—	—	470
Accrued expenses and other current liabilities	634	(147)	(217)	—	270
Operating lease liabilities	—	—	(442)	—	(442)
Other long-term liabilities	273	—	(98)	—	175
Net cash used in operating activities	(18,067)	—	—	—	(18,067)
Investing activities:
Business acquisition	(675)	5	—	—	(670)
Purchase of intangible asset	—	(5)	—	—	(5)
Net cash used in investing activities	(1,285)	—	—	—	(1,285)

Note 3. Summary of significant accounting policies

Emerging Growth Company: Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America “(U.S. GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company’s most significant estimates and judgments involve valuation of share-based compensation, including the fair value of common stock, the valuation of the convertible notes payable derivative liability, and the valuation of business combinations, including the fair values and useful lives of acquired assets and assumed liabilities. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Segment information: ASC 280, Segment Reporting, defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of supplier risk: The Company is dependent on certain suppliers, the majority of which are single source suppliers, and the inability of these suppliers to deliver necessary components of the Company’s products in a timely manner at prices, quality levels and volumes that are acceptable, or the Company’s inability to efficiently manage these components from these suppliers, could have a material adverse effect on the business, prospects, financial condition and operating results.

Cash and cash equivalents: The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. Cash and cash equivalents include cash held in banks and money market accounts. Cash equivalents are carried at cost, which approximates fair value due to their short-term nature. The Company’s cash and cash equivalents are placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

Accounts receivable: Accounts receivable are stated at a gross invoice amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for potential account losses on the balance based on management’s evaluation of the anticipated impact of current economic conditions, changes in the character and size of the balance, past and expected future loss experience, among other pertinent factors. As of December 31, 2019 and 2018, there was no allowance for doubtful accounts required based on management’s evaluation.

Fair value measurements: ASC 820, Fair Value Measurements and Disclosures, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models)

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, contingent consideration liability, convertible notes payable derivative liability, and convertible notes payable. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments. We estimate the fair value of our convertible notes payable using level two and level three inputs by discounting the future cash flows using current interest rates at which we could obtain similar borrowings in consideration of the estimated enterprise value of the Company.

The Company’s assets and liabilities that are measured at fair value on a recurring basis include the Company’s contingent consideration liability and convertible notes payable derivative liabilities (See Note 7).

Prepaid expenses and other current assets: Prepaid expenses and other current assets include prepaid insurance, prepaid rent, and supplies, which are expected to be recognized or realized within the next 12 months.

Property and equipment, net: Property and equipment, net is stated at cost less accumulated depreciation, or if acquired in a business combination, at fair value as of the date of acquisition. Depreciation is calculated using the straight-line method, based upon the following estimated useful lives:

Production machinery and equipment	2 to 7 years
Vehicles	3 to 7 years
Leasehold improvements	shorter of lease term or 7 years
Demo fleet systems	2 to 3 years
Furniture and fixtures	3 years
Computers and related equipment	3 to 7 years

Major renewals and improvements are capitalized while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is recorded in the statement of operations as a component of other (expense) income, net.

Business combinations: The Company accounts for acquisitions in accordance with the provisions of ASC 805, Business Combinations. ASC 805 requires the use of the acquisition method, which requires the identification of the acquirer, the determination of the acquisition date and the allocation of the purchase price paid by the acquirer to the identifiable tangible and intangible assets acquired and liabilities assumed, including any contingent consideration on the acquisition date, at fair value. The Company recognizes goodwill if the fair value of the total purchase consideration and any noncontrolling interests is in excess of the net fair value of the identifiable assets acquired and the liabilities assumed. The Company recognizes a bargain purchase gain within other income (expense), net, on the statement of operations if the net fair value of the identifiable assets acquired and the liabilities assumed is in excess of the fair value of the total purchase consideration and any noncontrolling interests. The results of operations of acquired businesses are included in the financial statements beginning on the acquisition date. Acquisition-related costs are expensed in periods in which the costs are incurred (See Note 4).

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Intangible assets, net: Intangible assets consist of developed technology and a non-compete agreement and are amortized over their estimated useful life which range from three to six years.

Impairment of long-lived assets: The Company reviews long-lived assets, including property and equipment and intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that an asset group’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analysis in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, which requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value.

Revenue: The Company follows the five steps to recognize revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (“ASC 606”), which are:

●	Step 1: Identify the contract(s) with a customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when (or as) a performance obligation is satisfied

The Company intends to generate revenue from the sale of its hybrid and electrified drive systems for the long haul “Class 8” semi-tractors. However, since the Company is still in the pre-commercialization stage, it has not generated revenue from the sale of the products.

The Company did not enter into any agreement that meets the definition of a contract with a customer that would be accounted for under ASC 606 through December 31, 2019.

Leases:

Lessee: The Company determines if an arrangement is a lease at inception of the contract. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities, and operating lease liabilities, net of current portion in the accompanying balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, and long-term debt, net of current portion in the accompanying balance sheets.

ROU assets represent the Company’s right to use underlying assets for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate the present value for lease payments is the Company’s incremental borrowing rate, which is determined based on information available at lease commencement and is equal to the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term in an amount equal to the lease payments in a similar economic environment. The Company uses the implicit rate when readily determinable.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The Company has entered into operating leases for corporate offices, temporary offices and a corporate apartment, having initial lease terms of one to eight years. The Company has entered into finance leases primarily for vehicles and equipment, having initial terms of three years.

The Company’s real estate leases may include one or more options to renew, with renewals extending the lease term for an additional one to five years. The exercise of lease renewal options is at the Company’s sole discretion. In general, the Company does not consider renewal options to be reasonably likely to be exercised, therefore renewal options are generally not recognized as part of the ROU assets and lease liabilities. Lease costs for lease payments are recognized on a straight-line basis over the lease term, unless there is a transfer of title or purchase option reasonably certain to be exercised. The Company does not record operating leases with an initial term of twelve months or less (“short-term leases”) in the balance sheets.

The Company’s vehicle and equipment leases may include transfer rights or options to purchase at the end of the lease that the Company is reasonably certain to exercise. Interest expense is recognized using the effective interest rate method, and the ROU asset is amortized over the useful life of the underlying asset.

Lessor: The Company also enters into arrangements whereby space within the real estate is subleased. At the lease commencement date these subleases are recognized as operating leases. Operating leases are recognized on a straight-line basis over the lease term.

The Company has entered into various trial and evaluation agreements that contain an operating lease component that is within the scope of ASC 842, Leases (“ASC 842”). These agreements also contain non-lease components related to certain stand-ready services where control transfers over time over the same period and based on the same pattern as the lease component. Because the Company has determined the lease component is the most predominant component of the arrangement and the timing and pattern of transfer for the lease and non-lease components associated with the lease component are the same, the Company has decided to elect the practical expedient not to separate the lease and non-lease component and accounts for the entire arrangement under ASC 842.

The trial and evaluation agreements contain only variable payments not based on an index or rate as a result of refund provisions within those contracts. The Company records accounts receivable when the Company meets the criteria within the trial and evaluation agreements to invoice the lessee. In accordance with ASC 842, the Company recognizes variable lease payments as profit or loss in the period in which the changes in facts and circumstances on which the variable lease payments are based occur, which will generally be the end of the trial period when the customer refund rights lapse. During the years ended December 31, 2019 and 2018, the Company has not recognized any lease income related to these trial and evaluation agreements either because the Company has not received any consideration from the lease contracts or the uncertainty related to the consideration received has not been resolved.

Certain of the Company’s lessee and lessor lease agreements contain both lease and non-lease components, which are generally accounted for as a single lease component. Additionally, for certain vehicle leases, we apply a portfolio approach to effectively account for the finance lease ROU assets and liabilities.

Income taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Due to the Company’s history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance as of December 31, 2019 and 2018. Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the more likely than not threshold for financial statement recognition and measurement. For the years ended December 31, 2019 and 2018, there were no uncertain tax positions taken or expected to be taken in the Company’s tax returns.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Share-based compensation: The Company accounts for share-based compensation in accordance with ASC 718, Compensation – Stock Compensation, under which shared based payments that involve the issuance of common stock to employees and nonemployees and meet the criteria for equity-classified awards are recognized in the financial statements as share-based compensation expense based on the fair value on the date of grant. The Company issues stock option awards to employees and nonemployees.

The Company utilizes the Black-Scholes model, which requires the input of subjective assumptions. These assumptions include estimating (a) the length of time grantees will retain their vested stock options before exercising them for employees and the contractual term of the option for nonemployees (“expected term”), (b) the volatility of the Company’s common stock price over the expected term, and (c) expected dividends. The Company has elected to recognize the adjustment to share-based compensation expense in the period in which forfeitures occur.

The assumptions used in the Black-Scholes model are management’s best estimates, but the estimates involve inherent uncertainties and the application of management judgment (see Note 9). As a result, if other assumptions had been used, the recorded share-based compensation expense could have been materially different from that depicted in the financial statements.

Research and development expense: Research and development costs did not meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use at the time the costs were incurred. Research and development costs include, but are not limited to, outsourced engineering services, allocated facilities costs, depreciation on equipment utilized in research and development activities, internal engineering and development expenses, materials, and employee related expenses (including salaries, benefits, travel, and share-based compensation) related to development of the Company’s products and services.

Net loss per share: The Company follows the two-class method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.

Basic net income (loss) per share attributable to common shareholders is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) attributable to common shareholders is computed by adjusting net income (loss) attributable to common shareholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common shareholders is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding options, convertible preferred shares and contingently convertible notes are considered potential dilutive common shares.

The Company’s redeemable, convertible preferred shares contractually entitle the holders of such shares to participate in dividends on a one-to-one per-share basis but contractually did not require the holders of such shares to participate in losses of the Company. In periods in which the Company reports a net loss attributable to common shareholders, diluted net loss per share attributable to common shareholders is the same as basic net loss per share attributable to common shareholders, since potentially dilutive common shares are considered to be anti-dilutive.

Recent accounting pronouncements issued and adopted:

On January 1, 2018, the Company adopted the new accounting standard ASU 2014-09, Revenue from Contracts with Customers and all the related amendments (collectively, “new revenue standard”) using the modified retrospective method. The new revenue standard has been codified as ASC 606. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity is expected to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each performance obligation. ASU 2014-09 has also introduced guidance related to the capitalization of cost to obtain and fulfill a contract with a customer, which is codified as ASC 340-40, Other Assets and Deferred Costs - Contracts with Customers.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

As the Company has not recognized any revenue to date, the adoption of ASC 606 did not have an impact on the Company’s revenue recognition, and therefore, the Company did not recognize a cumulative effect adjustment to retained earnings at January 1, 2018.

In February 2016, the FASB issued a new accounting standard, ASC 842, related to leases to increase transparency and comparability among organizations by requiring the recognition of ROU assets and lease liabilities on the balance sheet. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Under the new standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted ASC 842 effective January 1, 2018 using the modified retrospective transition approach as of the period of adoption. The Company’s financial statements prior to January 1, 2018 were not modified for the application of the new lease standard (see Note 2).

Upon adoption of ASC 842, the Company recognized $631 of ROU assets and lease liabilities associated with operating leases. The accounting for finance leases remained substantially unchanged and the previously recorded $304 of ROU assets and $303 of lease liabilities associated with finance leases was not adjusted. In addition, the Company did not recognize a cumulative effect adjustment in retained earnings at January 1, 2018.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, to align the accounting for share-based payment awards issued to employees and nonemployees, particularly with regard to the measurement date and the impact of performance conditions. The new guidance requires equity classified share-based payment awards issued to nonemployees to be measured on the grant date, instead of being re-measured through the performance completion date under the previous guidance. For public entities, ASU 2018-07 was effective for fiscal years beginning after December 15, 2018, and early adoption is permitted.

On January 1, 2018, the Company early adopted the guidance under the modified retrospective transition method. The adoption of the guidance did not have an impact on the Company’s financial statements.

Recent accounting pronouncements issued, not yet adopted:

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held to replace the incurred loss model for financial assets measured at amortized cost and require entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2021, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the financial statements.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Note 4. Business acquisition

On June 1, 2018, pursuant to the terms of an asset purchase agreement, the Company acquired a division (the “Division”) of Gentherm Incorporated (“Gentherm” or the “Seller”), which included supplies, intellectual property in the form of developed technology, property and equipment and the assembled workforce all of which are used to produce batteries and battery systems used by the Company in the manufacturing of the Company’s drive-systems (the “Acquisition”). The Acquisition enabled the Company to vertically integrate a part of its former supply chain and provided access to intellectual property that is crucial to the success of the Company’s business and the foundation for future technologies to be developed.

The aggregate purchase consideration transferred by the Company to the Sellers totaled $699 and included: i) a cash payment made at closing of $670 and; ii) contingent purchase consideration with an estimated fair value of $29.

The contingent purchase consideration was comprised of a royalty agreement whereby the Company would pay the Seller a royalty for certain product sales occurring between the acquisition date and December 31, 2019. The Company utilized an income approach to estimate the fair value of this obligation, based on the estimated number of units to be sold, the per unit royalty rates included in the royalty agreement, which were then discounted using the Division’s weighted average cost of capital. The Company’s fair value measurements are more fully described in Note 10.

The Acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The following table summarizes the assets acquired and their estimated fair values as of the date of acquisition:

Property and equipment	$1,189
Intangible asset - developed technology	578
Prepaid expenses and other current assets	129
Fair value of assets acquired	$1,896

The acquired developed technology is the basis of the acquired Division’s battery and battery system products and includes design files, software source code, know-how, and patents. The highest and best use of the developed technology is as a combined asset group and thus, the Company estimated the fair value of the combined asset group utilizing a relief from royalty method. This method is a specific type of income approach in which the hypothetical tax-effected cost savings of having to license the subject intangible asset from a third party are determined and discounted back to the present value at the appropriate discount rate. The estimated cost of licensing the asset is based on a royalty rate applicable to the subject intangible asset. The estimated fair value of the acquired developed technology also includes the Company’s sales forecast and a factor for technological obsolescence. The estimated useful life of the acquired developed technology is 6 years.

The following table reflects the bargain purchase gain resulting from the Acquisition:

Fair value of purchase consideration	$699
Less: fair value of assets acquired	(1,896)
Gain on bargain purchase	$(1,197)

In finalizing the Company’s accounting for the Acquisition, the Company performed an extensive review for any unrecorded assets, liabilities, and contingencies. After identifying and valuing the acquired assets, it was concluded recording a bargain purchase gain was appropriate and required. The Company believes the bargain purchase gain resulted from the Seller’s motivation to exit the Division in exchange for purchase consideration that was less than the fair value of the assets acquired due to: i) the identification of the Division as a non-core area of investment by the Seller in conjunction with a new strategic plan intended to improve business performance that was announced in June 2018 coupled with; ii) the scheduled expiration of the Division’s facility lease in Irvine, California on June 30, 2018.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The Company incurred acquisition-related costs of approximately $52, which are included as a component of selling, general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2018.

The results of operations for the Acquisition are included in the Company’s financial statements from the date of acquisition. The loss and pro forma effects of the Acquisition are not, and would not have been, material to the Company’s results of operations and the disclosure of such information is impracticable due to limitations on the Division’s historical financial information.

Note 5. Intangible assets, net

The gross carrying amount and accumulated amortization of separately identifiable intangible assets at December 31, 2019 and 2018 are as follows:

	December 31, 2019
Intangible Asset	Useful Life	Weighted Average Remaining Life	Gross Carrying Value	Accumulated Amortization	Net
Developed technology	6 years	4.58 years	$578	$(151)	$427
Non-compete	3 years	1.58 years	5	(3)	2
			$583	$(154)	$429

	December 31, 2019
Intangible Asset	Gross Carrying Value	Accumulated Amortization	Net
Developed technology	$578	$(56)	$522
Non-compete	5	(1)	4
	$583	$(57)	$526

Total amortization expense was $97 and $57 for the years ended December 31, 2019 and 2018, respectively and is included within selling, general and administrative expenses on the accompanying statements of operations.

Total future amortization expense for the finite-lived intangible assets is estimated as follows:

2020	$100
2021	97
2022	96
2023	96
2024	40
$429

Note 6. Debt

At December 31, 2019 and 2018, the carrying value of debt was as follows:

	December 31,
	2019	2018
Convertible notes payable, net of unamortized discount at December 31, 2019 and 2018 of $6,451 and $1,509, respectively	$16,113	$3,529
Finance lease obligations	289	491
	16,402	4,020
Less current portion	6,720	201
Debt, net of current portion	$9,682	$3,819

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Convertible notes payable: During 2018, the Company issued a convertible note payable in exchange for cash totaling $5,000 (the “2018 Note”). The 2018 Note bears interest at 6% per annum and matures in September 2020 (two years subsequent to its issuance date). The 2018 Note includes the following embedded features:

(a) Automatic conversion upon the next equity financing of at least $5,000 in proceeds. The conversion price is dependent upon the pre-money valuation of the Company in connection with the next equity financing, with the conversion price set at a 35% discount on the next equity financing price if the pre-money valuation is $100,000 or less, or 35% multiplied by the quotient of $100,000 divided by the pre-money valuation if it is greater than $100,000.

(b) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the 2018 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 65%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(c) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(d) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the 2018 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(e) Additional interest of 3% (or a total of 9%) upon an event of default.

In addition to the above embedded features, the Company agreed that the holder of the 2018 Note would be the Company’s preferred supplier for certain components or products that the holder sells. See Note 15 for further details on this related party agreement.

The Company assessed the embedded features within the 2018 Note and determined that the automatic conversion feature upon next equity financing and optional conversion feature upon change in control (in-substance redemption features) and the additional interest feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $1,773. The Company’s fair value measurements are more fully described in Note 7.

At issuance, the Company has concluded the fair value of the additional interest feature was de minimis.

Between February and July 2019, the Company issued a series of convertible notes payable in exchange for cash totaling $13,603 (the “Initial 2019 Notes”). The Initial 2019 Notes bear interest at 6% per annum and mature two to five years after their respective issuance dates. The Initial 2019 Notes are only prepayable with the consent of the holders. One of the Initial 2019 Notes (totaling $1,800) is secured by substantially all of the assets of the Company, subordinate to the first priority, senior secured interest held by a note holder of a convertible note issued in January 2020. The holder of this note has first priority secured interest in these assets.

The Initial 2019 Notes include the following embedded features:

(a) Automatic or optional (for one of the Initial 2019 Notes) conversion upon the next equity financing of at least $15,000 in proceeds (the “Next Equity Financing”). The conversion price is dependent upon the pre-money valuation of the Company in connection with the next equity financing, with the conversion price set at a 25% discount on the next equity financing price if the pre-money valuation is $100,000 or less, or 25% multiplied by the quotient of $100,000 divided by the pre-money valuation if it is greater than $100,000.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

(b) Optional conversion (for one of the Initial 2019 Notes) upon a subsequent equity financing if the holder did not elect to convert upon the Next Equity Financing, at the price that is set by the subsequent equity financing (no discount).

(c) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the Initial 2019 Notes into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 75%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(e) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the Initial 2019 Notes will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(f) Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, the Company has the right to modify one of the Initial 2019 Notes (totaling $1,800) in the event the holder does not convert upon next equity financing to adjust the interest rate to 4% per annum.

The Company assessed the embedded features within the Initial 2019 Notes and determined that the automatic or optional conversion feature upon next equity financing and the optional conversion feature upon change in control (in-substance redemption features), the additional interest feature, and the interest rate adjustment feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $5,981. The Company’s fair value measurements are more fully described in Note 7.

At issuance, the Company has concluded the fair value of the additional interest feature and the interest rate adjustment feature was de minimis.

In December 2019, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “December 2019 Note”). The December 2019 Note bears interest at 6% per annum and matures in December 2020 (one year subsequent to its issuance date). The December 2019 Note is only prepayable with the consent of the holder. The December 2019 Note is secured by substantially all of the assets of the Company, subordinate to the security interest held by one of the Initial 2019 Note holders. The December 2019 Note includes the following embedded features:

(a) Automatic conversion upon the next equity financing of at least $35,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(b) Optional conversion upon the next equity financing of at least $15,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(c) Automatic conversion upon a subsequent equity financing of at least $35,000 if the holder did not elect to convert upon any previous equity financing, at the price that is set by the subsequent equity financing (no discount).

(d) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the December 2019 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(e) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

(f) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the December 2019 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g) Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the maturity date of the December 2019 Note will automatically extend by one year. In such situation, the holder also has the right to extend the maturity date for an additional two years beyond the modified maturity date.

The Company assessed the embedded features within the December 2019 Note and determined that the automatic and optional conversion features upon next equity financing (in-substance redemption features), the additional interest feature and the term extension feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting. The Company also concluded that the conversion features did not represent beneficial conversion features.

At issuance and at December 31, 2019, the Company estimated the fair value of the automatic and optional conversion features at a 50% discount on the shares sold in a next equity financing to be approximately $1,447. The Company’s fair value measurements are more fully described in Note 7.

At issuance, the Company has concluded the fair value of the additional interest and term extension features was de minimis.

The terms of the convertible notes payable include certain restrictive covenants related to the Company’s ability to enter into certain transactions or agreements, pay dividends, or take other similar corporate actions.

The effective interest rate of the various convertible notes outstanding range from 18.6% to 49.5%. The Company has accrued paid-in-kind interest of $722 and $38 as a component of the carrying value of the convertible notes payable as the payment of such interest would occur upon maturity or the earlier settlement of the notes (either through a redemption or conversion event) for the years ended December 31, 2019 and 2018, respectively (see Note 2).

Finance Lease Obligations: The Company’s debt arising from finance lease obligations primarily relates to vehicles and equipment. See Note 13 for future maturities of finance lease obligations.

The aggregate future maturities of the convertible notes payable are as follows:

Year Ended December 31,	Amount
2020	$8,541
2021	10,156
2022	—
2023	—
2024	3,867
$22,564

Note 7. Fair value measurements

Contingent consideration liability

The contingent consideration liability is considered a Level 3 measurement due to significant unobservable inputs in its valuation, which was based on the income approach. The income approach calculated fair value is subjective, and affected by projected cash flows that are discounted based on current market expectations about those future amounts. The company utilized a third party to assist in calculating the fair value of the contingent consideration liability.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The key inputs to the valuation model that was utilized to estimate the fair value of the contingent consideration liability included estimated units sold, per unit royalty payments and a discount rate.

Convertible notes payable derivative liabilities

The convertible notes payable derivative liabilities are considered a Level 3 measurement due to the utilization of significant unobservable inputs in the valuation, which were based on ‘with and without’ valuation models.

2018 Note and Initial 2019 Notes

Based on the terms and provisions of the 2018 Note and Initial 2019 Notes, the Company utilized a probability-weighted expected return model (“PWERM”) to estimate the fair value of the embedded derivative features requiring bifurcation as of the respective issuance dates and as of the December 31, 2019 and 2018 reporting dates. The PWERM is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The Company notes that the key inputs to the valuation models that were utilized to estimate the fair value of the 2018 Note and Initial 2019 Notes convertible debt derivative liabilities included:

Input	Issuance of 2018 Note	December 31, 2018	Issuances of Initial 2019 Notes (February 2019)	Issuances of Initial 2019 Notes (June 2019)	Issuances of Initial 2019 Notes (July 2019)	December 31, 2019
Probability-weighted conversion discount	34.2%	34.3%	24.4%	24.4%	24.1%	23.9 - 34.59%
Remaining term (years)	2.0	1.7	2.0	2.0	5.0	0.7 - 4.5
Equity volatility	67.0%	72.0%	75.0%	78.0%	74.0%	65.0 -71.0%
Risky rate(1)	31.1%	40.9%	34.2%	26.6%	29.0%	27.2 -44.8%
Probability of next financing event(1)	50.0%	50.0%	50.0%	50.0%	50.0%	70.0%
Timing of next financing event(1)	9/30/2019	9/30/2019	9/30/2019	3/31/2020	3/31/2020	9/30/2020
Probability of default event(1)	50.0%	50.0%	50.0%	50.0%	50.0%	30.0%
Timing of default event(1)	9/30/2019	9/30/2019	9/30/2019	3/31/2020	3/31/2020	9/30/2020

(1)	Represents a Level 3 unobservable input

The key inputs to the valuation models are defined as follows:

●	The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

●	The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

●	The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

●	The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

●	The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

December 2019 Note

Based on the terms and provisions of the December 2019 Note, the Company utilized a Monte Carlo simulation model to estimate the fair value of the embedded derivative features requiring bifurcation as of their issuance date and as of December 31, 2019 (which were the same dates). The simulation model is designed to capture the settlement value of the convertible notes (as described in Note 6), in conjunction with the probability and timing of certain events occurring. The simulation utilizes 100,000 trials or simulations to determine the estimated fair value.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of the valuation date.

The Company notes that the key inputs to the valuation model that was utilized to estimate the fair value of the convertible debt derivative liabilities included:

Input	December 31, 2019
Conversion discount	50.0%
Remaining term (years)	1.0
Equity volatility	63.0%
Risky rate	50.0%
Probability of next financing event(1)	70.0%
Probability of default event(1)	25.0%
Probability of fire sale event(1)	5.0%
Effective discount rate(1)	50.0%
Negotiation discount(1)	21.7%

(1)	Represents a Level 3 unobservable input

The key inputs to the valuation model are defined as follows:

●	The conversion discount is based on the contractual terms of the convertible note agreement.

●	The remaining term was determined based on the remaining time period to maturity of the convertible note with embedded features subject to valuation.

●	The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the convertible notes.

●	The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the remaining term.

●	The probabilities of the next financing event, default event and fire sale event are based on management’s best estimate of the future settlement of the convertible note.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

●	The effective discount rate utilized was based on the Company’s current stage of development as of the valuation date and market yield studies performed.

●	The negotiation discount utilized was calculated in order to further discount the instruments included in the valuation in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of December 31, 2019
	Level I	Level II		Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$—	$		$8,351	$8,351
Total Liabilities	$—		$—	$8,351	$8,351

	Fair Value Measurements as of December 31, 2018
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$—	$—	$2,041	$2,041
Contingent consideration liability	—	—	$27	$27
Total Liabilities	$—	$—	$2,068	$2,068

The following is a roll forward of the Company’s Level 3 instruments:

Balance, December 31, 2017	$—
Convertible notes payable derivative liabilities	1,773
Contingent consideration liability	29
Fair value adjustments	266
Balance, December 31, 2018	2,068
Convertible notes payable derivative liabilities	7,428
Fair value adjustments	(1,145)
Balance, December 31, 2019	$8,351

Note 8. Redeemable, convertible preferred stock and stockholders’ deficit

Stockholders’ deficit: The Company has authorized for issuance 69,817,317 shares of $0.001 par value common stock, of which 26,118,953 and 24,453,750 shares were issued and outstanding at December 31, 2019 and 2018, respectively.

The following shares of common stock are reserved for future issuance:

Conversion of redeemable, convertible preferred stock	33,421,484
Stock options issued and outstanding	4,520,499
Authorized for future grant under 2016 Equity Incentive Plan	4,625,730
42,567,713

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Redeemable, convertible preferred stock: The Company has authorized the issuance of 35,930,464 shares of preferred stock, of which 24,591,554 shares are designated as Series A-1 Preferred Stock, 8,793,755 shares are designated as Series A-2 Preferred Stock and 2,545,155 shares are designated as Series A-3 Preferred Stock.

Series A Preferred Stock: In August 2017, the Company entered into a stock purchase agreement whereby the Company sold approximately $7,250 worth of Series A-1 Preferred Stock for $0.88445 per share. In connection with this, the Company incurred issuance costs of approximately $300.

In addition, certain previously issued and outstanding convertible notes were converted into 8,793,755 shares of Series A-2 Preferred Stock and 2,545,155 shares of Series A-3 Preferred Stock in connection with the Series A-1 Preferred Stock financing. Further, the agreement committed the Company and the Series A-1 Preferred Stock investors to additional contingent closings, in two separate tranches. The additional contingent tranche closings were determined to be embedded derivatives but did not meet the requirements to be bifurcated and separately accounted for as a derivative. In December 2017, the conditions for the first additional tranche were met and the Company called for a closing of $7,250 of Series A-1 Preferred Stock, or a total of 8,197,182 shares. Approximately $300 of the funding was received in December 2017 and the remainder was received in January 2018.

During June 2018, the conditions for the second additional tranche were met and the Company called for a closing of $7,250 of Series A-1 Preferred Stock. Ultimately, the Company received $6,250 from the investors and issued a total of 7,066,539 shares.

During the year ended December 31, 2019, certain investors did not participate in a convertible debt financing as required by the terms of the Company’s investor rights agreement. In accordance with their non-participation, 565,323 shares of their previously outstanding Series A-1 Preferred Stock were converted into an equivalent number of shares of common stock, 596,396 shares of their previously outstanding Series A-2 Preferred Stock were converted into an equivalent number of shares of common stock and 216,610 shares of their previously outstanding Series A-3 Preferred Stock were converted into an equivalent number of shares of common stock. The carrying value of the converted preferred stock was reclassified to common stock par value and additional paid in capital upon conversion.

The following summarizes the rights and preferences of the preferred stock (terms specific to the Series A-1, Series A-2 and Series A-3 are identified where relevant):

Distributions and liquidation preferences: The holders of preferred stock receive, in the event of a liquidation event and prior to any distribution to common stockholders, an amount equal to (i) the price per share for Series A-1, A-2 and A-3 equal to $0.88445, $0.44265 and $0.79601, respectively, adjusted as necessary, and (ii) any dividends declared and/or accrued, but unpaid. After payment of the preferred preference, the remaining proceeds are to be distributed to the holders of preferred stock (on an as if converted to common stock basis) and the common stock on a pro-rata basis.

Dividends: The holders of preferred stock are entitled to receive dividends when and if declared by the Board from the Company’s legally available funds. The preferred stock dividends are given preference to any declaration or payment of any dividend on the Company’s common stock.

Conversion: Each share of preferred stock is convertible at the option of the holder at any time after the date of issuance into a number of shares of common stock as determined by dividing the original issue price for the relevant series by the conversion price for such series. The conversion price per share for Series A-1, A-2 and A-3 Preferred Stock is $0.88445, $0.44265 and $0.79601, respectively (subject to adjustment, as defined). Conversion is automatic upon the earlier of (1) the Company’s sale of common stock in a firm commitment underwritten public offering provided that the offering pre-money valuation is at least $100,000 and the aggregate gross proceeds total is at least $35,000 or (2) at the election of the requisite 60% preferred stockholders.

The conversion price of the Series A-1 Preferred Stock is subject to adjustment to reduce dilution in the event that the Company issues additional equity securities at a purchase price less than the applicable conversion price. The conversion price will also be subject to proportional adjustment for events such as stock splits, stock dividends, and recapitalization.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Voting: The holders of preferred stock and common stock are entitled to vote together as a single class and not separate unless provided by law or other provisions of the articles of incorporation and receive one vote per common stock share equivalent. Each holder of preferred stock is entitled to a number of votes equal to the number of shares of common stock into which the shares of preferred stock would be convertible.

Redemption (deemed liquidation events): The preferred stock is not mandatorily redeemable. The preferred shares are only redeemable in the event of a deemed liquidation event and at least 60% of the preferred stockholders request such redemption in writing no later than 120 days after such deemed liquidation event. Shares of preferred stock shall be redeemed by the Company out of funds lawfully available at a price per share noted above plus any accrued or declared but unpaid dividends thereon. A deemed liquidation event includes each of the following unless the requisite majority elect otherwise.

a)	a sale, transfer, or any other similar disposition of all or substantially all of the issued and outstanding capital stock of the Company;

b)	a sale, transfer, lease, conveyance or any other similar disposition of all or substantially all of the assets of the Company;

c)	the grant of an exclusive license of all or substantially all of the Company’s intellectual property;

d)	a merger, consolidation, reorganization or recapitalization of the Company with or into another entity in which the stockholders of the Company who held at least a majority of the capital stock or voting rights of the Company immediately prior to such merger, consolidation, reorganization or recapitalization hold less than a majority of the capital stock or voting rights of the surviving entity; or

e)	any other transaction or series of related transactions, which result in the stockholders of the Company collectively, immediately before such transaction, directly or indirectly, owning less than a majority of the capital stock or voting power of the Company immediately following such transaction, other than any transaction entered into solely for purposes of financing and/or a QPO (defined as a public offering with proceeds to the Company of at least $35,000 reflecting a valuation of at least $100,000).

The Company has evaluated the preferred stock offerings, its investor registration rights and the rights, preferences and privileges of each series of preferred stock and has concluded that there were no embedded features that met the definition of a derivative requiring bifurcation and separate accounting. The Company concluded that the tranche rights associated with the initial preferred stock issuance were an embedded feature (not freestanding) and did not require separate accounting. Additionally, the Company assessed the conversion terms associated with its preferred stock and concluded that they did not include beneficial conversion features.

Due to the contingently redeemable nature of the preferred stock, the Company classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. In addition, the Company does not currently believe that the related contingent events and the redemption of the preferred stock is probable to occur. Therefore, the Company is not currently accreting the preferred stock to redemption value, and will only do so if the preferred stock becomes probable of redemption in the future (see Note 2).

The redemption value of the Series A-1, A-2, and A-3 Preferred Stock at December 31, 2019 was $22,775, $4,107, and $2,298, respectively, including $2,525, $571, and $297, respectively, of accrued but unpaid and undeclared dividends.

Note 9. Share-based compensation

In August 2016, the Board approved the Hyliion Inc. 2016 Equity Incentive Plan (the “Plan”) and in August 2017 the Board subsequently amended the Plan, allowing the Company to grant up to 9,886,853 shares of Common Stock. The 2016 Plan permits that granting of various awards including stock options (including both nonqualified options and incentive options), stock appreciation rights (“SARs”), stock awards, phantom stock units, performance awards, and other share-based awards to employees, outside directors and consultants and advisors of the Company. An aggregate of 4,625,730 shares of Common Stock were available to issue under the Plan as of December 31, 2019.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The Plan is administered by the Board. The selection of participants, allotment of shares, determination of price and other conditions are determined by the Board at its sole discretion in order to attract and retain personnel instrumental to the success of the Company. As of December 31, 2019, only stock options have been awarded to employees, consultants and advisors.

Under the Plan, the option exercise price for all grantees equals the stock’s estimated fair value on the date of the grant. The Board determined the fair value of common stock at the time of grant by considering a number of objective and subjective factors, including independent third-party valuations of the Company’s common stock, operating and financial performance, the lack of liquidity of capital stock, and general and industry-specific economic outlook, amongst other factors. The Company believes the fair value of the stock options granted to nonemployees is more readily determinable than the fair value of the services received.

The fair value of the underlying common stock will be determined by the Company’s Board until such time as the Company’s common stock is listed on an established exchange or national market system.

The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model in order to measure the compensation cost associated with the award. This model incorporates certain assumptions for inputs including an expected volatility in the market value of the underlying common stock, expected term, a risk-free interest rate, and the expected dividend yield of the underlying common stock.

The following assumptions were used for options issued in the following periods:

	Years Ended December 31,
	2019	2018
Expected volatility	70.0%	70.0%
Expected term (in years)	6.1 - 10	6.1 - 10
Risk-free interest rate	1.4 - 3.0%	2.3% - 2.9%
Expected dividend yield	0.0%	0.0%

●	Expected volatility: The expected volatility was determined by examining the historical volatilities of a group of industry peers, as the Company did not have any trading history for the Company’s common stock.

●	Expected term: For employees, the expected term is determined using the “simplified” method, as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment, to estimate on a formula basis the expected term of the Company’s employee stock options which are considered to have “plain vanilla” characteristics. For nonemployees, the expected term represents the contractual term of the option.

●	Risk-free interest rate: The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the expected term of the Company’s stock options.

●	Expected dividend yield: The expected dividend yield was based on the Company’s history and management’s current expectation regarding future dividends.

Employee and nonemployee stock options generally vest over four years, with a maximum term of ten years from the date of grant. These awards become available to the recipient upon the satisfaction of a vesting condition based on a period of service, which may be accelerated at the discretion of the Board. Share-based compensation expense is recognized on a straight-line basis over the applicable vesting period.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

A summary of the status of the Plan at December 31, 2019 and 2018, and changes during the same periods is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at December 31, 2017	3,751,750	$0.16	8.8
Granted	2,062,500	0.19
Exercised	(453,750)	0.13
Cancelled or forfeited	(1,580,633)	0.14
Outstanding at December 31, 2018	3,779,867	0.16	8.7
Granted	2,205,000	0.23
Exercised	(286,874)	0.21
Cancelled or forfeited	(1,177,494)	0.19
Outstanding at December 31, 2019	4,520,499	$0.19	8.2
Exercisable at December 31, 2018	1,141,013	$0.14	8.2
Exercisable at December 31, 2019	1,703,941	$0.15	7.2

As of December 31, 2019, the options outstanding have an intrinsic value of $694. Options that have an exercise price greater than the market price on December 31, 2019 were excluded from the intrinsic value computation. The intrinsic value of options exercised during the years ended December 31, 2019 and 2018 was $38 and $48, respectively.

Share-based compensation expense for the years ended December 31, 2019 and 2018 was $125 and $131, respectively. As of December 31, 2019, there was $355 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 2.9 years.

Note 10. Leases

The Company has operating and finance leases for its corporate offices, temporary offices, a corporate apartment, vehicles and equipment. In addition, the Company enters into arrangements whereby portions of the leased premises are subleased to third parties and are classified as operating leases. The following table provides a summary of the components of lease income, costs and rent, which are included within research and development and selling, general and administrative on the accompanying statements of operations:

	Years Ended December 31,
	2019	2018
Operating lease costs:
Operating lease cost	$1,908	$689
Short-term lease cost	4	—
Variable lease cost	(140)	—
Sublessor income	(421)	—
Total operating lease costs	$1,351	$689
Finance lease costs:
Amortization of right-of-use assets	$112	$103
Interest on lease liabilities	50	64
Total finance lease costs	$162	$167

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Finance lease ROU assets were $660 as of December 31, 2019 and 2018 and accumulated amortization was $218 and $106 as of December 31, 2019 and 2018, respectively.

The following table provides the weighted-average lease terms and discount rates used for the Company’s operating and finance leases:

December 31, 2019
Weighted-average remaining lease term (in years):
Operating leases	5.7
Finance leases	1.1
Weighted-average discount rate:
Operating leases	9.8%
Finance leases	13.6%

The following table provides a summary of lease liability maturities for the next five years and thereafter:

	Operating Leases	Finance Leases
2020	$1,460	$269
2021	1,164	45
2022	1,155	—
2023	1,190	—
2024	1,226	—
Thereafter	1,370	—
Total lease payments	7,565	314
Less: Imputed interest	(1,809)	(25)
Total lease obligations	$5,756	$289

As of December 31, 2019, the Company’s operating lease income from its sublease matures as follows:

2020	$321
2021	42
2022	—
2023	—
2024	—
Thereafter	—
$363

Note 11. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Supplies	$132	$132
Prepaid rent	107	98
Prepaid insurance	57	43
Other	118	79
	$414	$352

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Note 12. Property and equipment, net

Property and equipment, net consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Production machinery and equipment	$1,751	$1,628
Vehicles	727	725
Leasehold improvements	670	474
Demo fleet systems	263	263
Office furniture and fixtures	28	—
Computers and related equipment	24	24
	3,463	3,114
Less accumulated depreciation	(1,828)	(897)
Property and equipment, net	$1,635	$2,217

Depreciation expense for the years ended December 31, 2019 and 2018 totaled approximately $931 and $779, respectively. For the year ended December 31, 2019, $130 and $801 is included within selling, general and administrative expenses and research and development expenses on the accompanying statements of operations, respectively. For the year ended December 31, 2018, $196 and $583 is included within selling, general and administrative expenses and research and development expenses on the accompanying statements of operations, respectively.

Note 13. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Refundable grant	$175	$—
Accrued professional services	120	270
Other accrued liabilities	205	103
	$500	$373

Note 14. Income taxes

The income tax provision consists of the following:

	Years Ended December 31
	2019	2018
Current tax expense (benefit):
Federal	$—	$—
State	—	—
Total current tax expense	$—	$—
Deferred tax expense (benefit):
Federal	$(2,788)	$(4,223)
State	—	12
Valuation allowance	2,788	4,211
Total deferred tax expense (benefit)	$—	$—

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The components of deferred taxes as of December 31, 2019 and 2018 are as follows:

	Years Ended December 31
	2019	2018
Deferred tax assets:
Federal net operating loss carryforwards	$9,083	$6,265
State net operating loss carryforwards	825	825
Operating lease obligation	1,209	1,372
Other	—	85
Total deferred tax assets	11,117	8,547
Deferred tax liabilities:
Property and equipment, net	18	83
Intangible assets, net	90	111
Operating lease right of use asset, net	1,045	1,316
Other	139	—
Total deferred tax liabilities	1,292	1,510
Total net deferred tax assets (liabilities)	9,825	7,037
Less valuation allowance	(9,825)	(7,037)
Net deferred tax assets (liabilities)	$—	$—

The reconciliation of taxes at the federal statutory rate to the Company’s provision for income taxes for the years ended December 31, 2019, and 2018 was as follows:

	Years Ended December 31
	2019	2018
Provision at statutory rate of 21%	$(2,964)	$(4,049)
Non-deductible convertible debt interest expense	152	8
Stock options	15	9
Bargain purchase gain	—	(251)
Other	9	72
Change in valuation allowance	2,788	4,211
	$—	$—

The net change in the total valuation allowance for the year ended December 31, 2019, was an increase of $2,788, (increase of $4,211 in 2018). In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences at December 31, 2019.

The Company has federal net operating loss carryforwards of approximately $43,251 and $29,832 at December 31, 2019 and 2018, respectively. $10,459 of this amount will begin to expire in 2036. The remaining $32,792 has an indefinite carryforward period. The Company also has state net operating loss carryforwards of approximately $10,459 at December 31, 2019 and 2018. They will expire beginning in 2036.

The Company’s ability to utilize a portion of its net operating loss carryforwards to offset future taxable income is subject to certain limitations under section 382 of the Internal Revenue Code upon changes in equity ownership of the Company. The Company has not determined whether an ownership change under section 382 has occurred or whether such limitation exists.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The Company files a United States federal income tax return, as well as income tax returns in various states. The tax returns for years 2016 and beyond remain open for examination.

Note 15. Related parties

In conjunction with the 2018 Note, the Company entered into a Preferred Sourcing Arrangement (“PSA”) with the 2018 Note holder. Under the terms of the PSA, the Company will purchase the 2018 Note holder’s products in preference to other competing products as long as the 2018 Note holder’s products meet the technical criteria established by the Company and the 2018 Note holder meets or beats reasonably competitive business terms. Under the PSA, the Company is allowed to purchase competing products upon the request of any customer. In 2019, the Company and the 2018 Note holder entered into a Services Agreement (“SA”) under which the 2018 Note holder may provide engineering or operational services to the Company. The Company has not yet engaged the 2018 Note holder under this SA. For the years ended December 31, 2019 and 2018, the Company purchased goods used in its research and development activities totaling $154 and $138, respectively, from the 2018 Note Holder. At December 31, 2019 and 2018 the Company owed $104 and $29, respectively, to the 2018 Note holder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At December 31, 2019 and 2018, the Company owed $533 and $39, respectively, for accrued interest on the convertible notes payable owed to the 2018 Note holder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 54% and 100% of the Company’s convertible notes payable were held by the 2018 Note holder as of December 31, 2019 and 2018, respectively.

In conjunction with one of the Initial 2019 Notes, the Company entered into a Collaboration and Development Agreement (“CDA”) with one of the Initial 2019 Notes holders (“Collaboration Partner”). Under the terms of the CDA, the Company will work with the Collaboration Partner to develop certain products to be manufactured by the Collaboration Partner for use in the Company’s assembled products. The costs incurred under the CDA are the responsibility of the party who incurred the costs. Once the Collaboration Partner’s developed products meet the Company’s technical requirements and the Collaboration Partner meets or beats reasonably competitive terms, a Supply Arrangement will be executed that requires the Company to procure the developed products exclusively from the Collaboration Partner for three years after the Supply Arrangement’s effective date. For the years ended December 31, 2019 and 2018, the Company purchased goods used in its research and development activities totaling $1 and $4, respectively, from the Collaboration Partner. At December 31, 2019 and 2018, no amounts were owed from or to the Collaboration Partner.

Note 16. Commitments and contingencies

Economic Incentive Agreement: During 2018, the Company entered into an agreement with the Cedar Park Economic Development Corporation (EDC), whereby the Company will receive grants from the EDC contingent upon the Company fulfilling and maintaining certain corporate office lease and employment requirements. The specified requirements must be met on or before specific measurement dates and maintained throughout the term of the agreement, which expires effective December 31, 2024.

Should the Company fail to meet and maintain any performance requirements, all amounts received from the EDC are subject to refund. During 2018, the Company achieved the first performance requirement and received a payment of $175. During 2019, the Company continued maintaining the employment level of the first performance requirement, but failed to meet the second performance requirement. As a result, the Company did not receive any additional grant funding in 2019, the agreement is subject to termination by the EDC and all amounts received are subject to refund.

As the terms of the EDC grant agreement require the Company to meet and maintain all of the performance requirements throughout the term of the agreement, the Company has not substantially met all the conditions for the grant funding received. Accordingly, the grant funding of $175 received in 2018 has been reclassified from other long-term liability as of December 31, 2018 to accrued expenses and other current liabilities as of December 31, 2019 until all related performance requirements have been met through the end of the agreement on December 31, 2024.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

Under the agreement, the EDC has the right to file a security interest to all assets of the Company. This security interest is subordinate to the holders of the convertible notes payable with security interests.

Legal Proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Note 17. Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share:

	Years Ended December 31,
	2019	2018
Numerator:
Net loss	$(14,113.00)	$(19,281.00)
Less: Cumulative dividends on convertible preferred stock	(1,702)	(1,416)
Net loss attributable to common stockholder	$(15,815.00)	$(20,697.00)
Denominator:
Weighted average shares outstanding, basic and diluted	25,501,235	24,190,623
Net loss per share, basic and diluted	$(0.62)	$(0.86)

The Company’s contingently convertible notes payable did not meet the condition to be converted to common stock as of December 31, 2019 and December 31, 2018. The Company’s potential dilutive securities, which include stock options and redeemable, convertible preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following weighted average potential common shares from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Years Ended December 31,
	2019	2018
Series A redeemable, convertible preferred stock	34,218,770	30,877,282
Stock options, including incentive stock options and non-qualified	2,114,311	2,726,845
Total	36,333,081	33,604,127

Note 18. Supplemental cash flow information

The following table provides supplemental cash flow information for the years ended December 31, 2019 and 2018:

	Years Ended December 31,
	2019	2018
Cash paid for interest	$(53)	$(64)
Cash paid for taxes	$—	$—
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(1,255)	$(678)
Operating cash flows from finance leases	$(50)	$(64)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$21	$6,975
Finance leases	$—	$656

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

The following table provides supplemental disclosures of noncash investing and financing activities for the years ended December 31, 2019 and 2018:

	Years Ended December 31,
	2019	2018
Conversion of Series A-1 redeemable, convertible preferred stock and Series A-2 redeemable, convertible preferred stock to common stock	$882	$—
Contingent consideration liability issued in connection with business acquisition	$—	$29
Property and equipment acquired through finance lease obligations	$—	$576

Note 19. Retirement plan

The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis. The 401(k) plan requires participants to be at least 20 years old. Plan participants may make before tax elective contributions up to the maximum percentage of compensation and dollar amount allowed under the Internal Revenue Code and are 100% vested in their elective contributions at all times. The Company makes discretionary employer contributions at its election. Plan participants must be employed on the last day of the year to be eligible for the employer match. Participants may defer specified portions of their compensation. The Company did not provide a match of the employee’s contribution for the years ended December 31, 2019 and 2018.

Note 20. Subsequent events

The company evaluated all events or transactions that occurred after December 31, 2019 through July 2, 2020, the date the financial statements were available to be issued.

Convertible note payable: In January 2020, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “January 2020 Note”). The January 2020 Note bears interest at 6% per annum and matures in January 2025 (five years subsequent to its issuance date). The January 2020 Note is only prepayable with the consent of the holder. The January 2020 Note is secured by a first priority, senior secured interest in substantially all of the assets of the Company. The January 2020 Note includes the following embedded features:

(a) Optional conversion upon the Next Equity Financing. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(b) Optional conversion upon a subsequent equity financing of at least $15,000 if the holder did not elect to convert upon the Next Equity Financing, at the price that is set by the subsequent equity financing (no discount).

(c) Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the January 2020 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d) Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

Hyliion Inc.

Notes to Financial Statements

(in thousands, except share and per share data)

(e) Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in the January 2020 Note having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f) Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the December 2019 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g) Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the interest rate on the January 2020 Note will automatically be adjusted to a rate of 4% per annum.

The Company will accrue paid-in-kind interest as a component of the carrying value of the January 2020 Note as the payment of such interest will occur upon maturity or the earlier settlement of the note.

Public Health Emergency of International Concern: On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

As the coronavirus pandemic continues to evolve, the Company believes the extent of the impact to its business, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond the Company’s knowledge and control, and as a result, at this time the Company is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, the Company may be subject to future impairment losses related to long-lived assets as well as changes to recorded reserves and valuations.

Payroll Protection Program Loan: On May 8, 2020, the Company received loan proceeds in the amount of $908 under the Payroll Protection Program (“PPP”). The PPP was established as part of CARES Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels. The Company intends to use the PPP loan proceeds for purposes consistent with the provisions of the PPP and that such usage will meet the criteria established for forgiveness of the loan.

Master Pre-Launch Sales Agreement: In May 2020, the Company entered into a Master Pre-Launch Sales Agreement (the “Sales Agreement”) with an investor in one of the Company’s preferred shareholders (the “Strategic Partner”). The Sales Agreement provides that the Strategic Partner will purchase 1,000 vehicles from the Company subsequent to a trial period with a demonstration vehicle that meets the performance requirements set forth in the Sales Agreement. For the years ended December 31 2019 and 2018, the Company had no transactions with the Strategic Partner.

Broker Services: In October 2019, the Company entered into an agreement with Marathon Capital LLC to perform broker services to secure the Company’s next round of financing. In January 2020, the Company and Marathon launched the investment process through outreach to potential funding sources. The consideration owed under the agreement is contingent upon the value of the next round of financing, other than the reimbursement of out-of-pocket expenses.

Business Combination Agreement: In June 2020, the Company entered into a business combination agreement with Tortoise Acquisition Corp. (“Tortoise”) and SHLL Merger Sub Inc. (“Merger Sub”), where the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Tortoise.

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

by and among

TORTOISE ACQUISITION CORP.,

SHLL MERGER SUB INC.,

and

HYLIION INC.

Dated as of June 18, 2020

A-i

A-ii

A-iii

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 18, 2020 (this “Agreement”), by and among Tortoise Acquisition Corp., a Delaware corporation (“TortoiseCorp ”), SHLL Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Hyliion Inc., a Delaware corporation (the “Company”).

WHEREAS, Merger Sub is a wholly owned direct subsidiary of TortoiseCorp;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), TortoiseCorp and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of TortoiseCorp;

WHEREAS, it is intended, for U.S. federal and applicable state income Tax purposes, that the Merger will be treated as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax-Free Treatment”) and by executing this Agreement, the parties hereby adopt a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, and intend to file the statement required by Treasury Regulations Section 1.368-3(a);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) has recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company;

WHEREAS, the Board of Directors of TortoiseCorp (the “TortoiseCorp Board”) has (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Per Share Merger Consideration to stockholders of the Company pursuant to this Agreement and the other transactions contemplated by this Agreement, and (b) has recommended the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of TortoiseCorp;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub;

WHEREAS, TortoiseCorp and the Key Company Stockholders (as defined herein), concurrently with the execution and delivery of this Agreement, are entering into the Stockholder Support Agreement, dated as of the date hereof (the “Stockholder Support Agreement”), providing that, among other things, the Key Company Stockholders will vote their shares of Company Common Stock and Company Preferred Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, promptly following the execution and delivery of this Agreement (and in any event within two (2) Business Days of the execution of this Agreement), the Company shall seek the Company Stockholder Approval and deliver a copy of the Written Consent to TortoiseCorp;

WHEREAS, TortoiseCorp and certain stockholders of TortoiseCorp and the Company, concurrently with the execution and delivery of this Agreement, are entering into the Stockholders Rights Agreement, dated as of the date hereof (the “Stockholders Rights Agreement”), setting forth their agreement with respect to governance of TortoiseCorp after the Closing and certain other matters;

WHEREAS, in connection with the Closing, TortoiseCorp and certain stockholders of the Company and TortoiseCorp shall enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A;

WHEREAS, in connection with the Closing, certain stockholders of the Company shall enter into separate Lock-Up Agreements (each, a “Lock-Up Agreement”) substantially in the form attached hereto as Exhibit B;

WHEREAS, TortoiseCorp, concurrently with the execution and delivery of this Agreement, is entering into subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, have agreed to purchase shares of TortoiseCorp Class A Common Stock at a purchase price of $10.00 in a private placement or placements (the “Private Placements”) to be consummated concurrently with the consummation of the transactions contemplated hereby; and

WHEREAS, TortoiseCorp and Atlas Point Fund are parties to that certain Amended and Restated Forward Purchase Agreement, dated as of February 6, 2019, by and between TortoiseCorp, Sponsor and Atlas Point Fund, as amended (the “Forward Purchase Agreement”), pursuant to which Atlas Point Fund has agreed to purchase, subject to the terms and conditions thereof, TortoiseCorp Units in a private placement to be consummated concurrently with the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Ancillary Agreements” means the Stockholder Support Agreement, the Stockholders Rights Agreement, the Registration Rights Agreement, the Lock-Up Agreements and all other agreements, certificates and instruments executed and delivered by TortoiseCorp , Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Atlas Point Fund” means Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company, which is a fund managed by CIBC National Trust Company.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company, including all on-road data collected or generated through the deployment of the Business Systems incorporated in any Products.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software (including Products), computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Company, including any Software embedded in Products that are installed or used on vehicles.

“Company Certificate of Incorporation” means the second amended and restated certificate of incorporation of the Company dated August 29, 2017, as such may have been amended, supplemented or modified from time to time.

“Company Common Stock” means the Company’s Common Stock, with a par value of $0.001 per share.

“Company Convertible Notes” means the convertible notes issued pursuant to (i) the Bridge Note Purchase Agreement, dated December 31, 2019, by and between the Company and HYL Investors, LP, (ii) the Bridge Note Purchase Agreement, dated June 26, 2019, by and between the Company and Sensata Technologies, Inc., (iii) the Bridge Note Purchase Agreement, dated September 14, 2018, by and between the Company and Dana Limited, (iv) the Bridge Note Purchase Agreement, dated February 15, 2019, by and between the Company and Dana Limited and (v) the several Bridge Note Purchase Agreements, dated on and around February 15, 2019, by and between the Company and various purchasers.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement, (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities) (provided that this clause (vi) shall not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby), (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect, or (viii) any actions taken, or failures to take action, or such other changes or events, in each case, which TortoiseCorp has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that the Company is materially disproportionately affected thereby as compared with other participants in the industries in which the Company operates.

“Company Option Plan” means the Hyliion Inc. 2016 Equity Incentive Plan, as such may have been amended, supplemented or modified from time to time.

“Company Options” means all options to purchase outstanding shares of Company Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Company Option Plan or otherwise.

“Company Outstanding Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Company Common Stock basis, and including, without limitation or duplication, the number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock and Company Convertible Notes pursuant to Section 3.01(a) and Section 3.01(b), respectively, and the number of shares of Company Common Stock subject to unexpired, issued and outstanding Company Options and Company Options that the Company has committed to grant but has not yet granted as of immediately prior to the Effective Time.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company.

“Company Preferred Stock” means the Company Series A-1 Preferred Stock, the Company Series A-2 Preferred Stock and the Company Series A-3 Preferred Stock.

“Company Series A-1 Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.001 per share, designated as Series A-1 Preferred Stock in the Company Certificate of Incorporation.

“Company Series A-2 Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.001 per share, designated as Series A-2 Preferred Stock in the Company Certificate of Incorporation.

“Company Series A-3 Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.001 per share, designated as Series A-1 Preferred Stock in the Company Certificate of Incorporation.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or any Suppliers or customers of the Company or TortoiseCorp or its subsidiaries (as applicable) that is not already generally available to the public.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company intentionally to protect Company IP from misuse.

“Employee Benefit Plan” means any plan that is an “employee benefit plan” as defined in Section 3(3) of ERISA, any nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, other equity-based compensation arrangement, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements, whether written or unwritten.

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of the environment or natural resources.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Ratio” means the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) 100,000,000 by (b) the Company Outstanding Shares.

“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and radon; and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description; (g) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (h) all legal rights arising from items (a) through (f), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Key Company Stockholders” means the persons and entities listed on Schedule B.

“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule A after reasonable inquiry, and in the case of TortoiseCorp , the actual knowledge of Vincent T. Cubbage, Stephen Pang, Steven C. Schnitzer and Darrell Brock after reasonable inquiry.

“Leased Real Property” means the real property leased by the Company as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation; or (c) any Reciprocal License, in each case whether or not source code is available or included in such license.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and delinquent, or if delinquent, being contested in good faith and for which appropriate reserves have been made; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (e) revocable, non-exclusive licenses (or sublicenses) of Company-Owned IP granted in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (g) Liens identified in the Annual Financial Statements and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Company’s Business Systems or Business Data.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed other otherwise made available by or on behalf of the Company, from which the Company has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon:  (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX of the TortoiseCorp Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that is the subject of registration (or an application for registration), including domain names.

“Requisite Approval” means the affirmative vote of (i) the holders of at least a majority of the shares of Company Common Stock and Company Preferred Stock (on an as-converted basis) outstanding, voting together as a single class, and (ii) the holders of at least 60% of the shares of Company Series A-1 Preferred Stock outstanding, including Howard Jenkins.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Sponsor” means Tortoise Sponsor LLC, a Delaware limited liability company, which is owned, directly or indirectly, by Tortoise Investments, LLC, a Delaware limited liability company, TortoiseCorp’s management and certain other persons employed by Tortoise Investments, LLC or a subsidiary thereof.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, TortoiseCorp or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company.

“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental assessments in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case supplied or required to be supplied to a Tax authority.

“TortoiseCorp Certificate of Incorporation” means the Amended and Restated TortoiseCorp Certificate of Incorporation dated February 27, 2019.

“TortoiseCorp Class A Common Stock” means TortoiseCorp’s Class A Common Stock, par value $0.0001 per share.

“TortoiseCorp Class B Common Stock” means TortoiseCorp’s Class B Common Stock, par value $0.0001 per share.

“TortoiseCorp Common Stock” means TortoiseCorp Class A Common Stock and the TortoiseCorp Class B Common Stock.

“TortoiseCorp Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or is reasonably expected to be materially adverse to the business, financial condition or results of operations of TortoiseCorp; or (b) would prevent, materially delay or materially impede the performance by TortoiseCorp or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a TortoiseCorp Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which TortoiseCorp operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) any actions taken or not taken by TortoiseCorp as required by this Agreement or any Ancillary Agreement, (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (provided that this clause (vi) shall not apply to any representation or warranty to the extent the purpose of such representation or warrant is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby), or (vii) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that TortoiseCorp is materially disproportionately affected thereby as compared with other participants in the industry in which TortoiseCorp operate.

“TortoiseCorp Organizational Documents” means the TortoiseCorp Certificate of Incorporation, TortoiseCorp bylaws, and Trust Agreement of TortoiseCorp, in each case as amended, modified or supplemented from time to time.

“TortoiseCorp Units” means one share of TortoiseCorp Class A Common Stock and one-half of one TortoiseCorp Warrant.

“TortoiseCorp Warrant Agreement” means that certain warrant agreement dated February 27, 2019 by and between TortoiseCorp and Continental Stock Transfer & Trust Company.

“TortoiseCorp Warrants” means whole warrants to purchase shares of TortoiseCorp Class A Common Stock as contemplated under the TortoiseCorp Warrant Agreement, with each whole warrant exercisable for one share of TortoiseCorp Class A Common Stock at an exercise price of $11.50.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by TortoiseCorp, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Virtual Data Room” means the virtual data room established by the Company, access to which was given to TortoiseCorp in connection with its due diligence investigation of the Company relating to the transactions contemplated hereby.

Section 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2020 Balance Sheet	§4.07(b)
Action	§4.09
Agreement	Preamble
Alternative Transaction	§7.05
Annual Financial Statements	§4.07(a)
Antitrust Laws	§7.13(a)
Audited Financial Statements	§7.17
Blue Sky Laws	§4.05(b)
Certificate of Merger	§2.02(a)
Certificates	§3.02(b)
Claims	§6.03
Closing	§2.02(b)
Closing Date	§2.02(b)
Code	§3.02(h)
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	§4.03(c)
Company Permits	§4.06
Company Share Awards	§4.03(a)
Company Stockholder Approval	§4.18
Confidentiality Agreement	§7.04(b)
Continuing Employees	§7.06(a)
Contracting Parties	§10.11
Conversion	§4.03(h)
Data Security Requirements	§4.13(k)
DGCL	Recitals
Effective Time	§2.02(a)
Environmental Permits	§4.15
ERISA Affiliate	§4.10(c)
Exchange Act	§3.01(c)(iv)
Exchange Agent	§3.02(a)
Exchange Fund	§3.02(a)
Exchanged Option	§3.01(c)(iv)
Existing Security Agreements	§4.16(a)(vii)
Forward Purchase Agreement	Recitals
GAAP	§4.07(a)
Governmental Authority	§4.05(b)
Health Plan	§4.10(k)
Intended Tax-Free Treatment	Recitals

Defined Term	Location of Definition
Interim Financial Statements	§4.07(b)
IRS	§4.10(b)
IT Systems	§4.13
Law	§4.05(a)
Lease	§4.12(b)
Lease Documents	§4.12(b)
Letter of Transmittal	§3.02(b)
Lock-Up Agreement	Recitals
Material Contracts	§4.16(a)
Maximum Annual Premium	§7.08(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§5.03(b)
Nonparty Affiliates	§10.11
Ordinary Commercial Agreement	§4.14(b)
Outside Date	§9.01(b)
Per Share Merger Consideration	§3.01(c)(i)
Plans	§4.10(a)
PPACA	§4.10(k)
Private Placements	Recitals
Proxy Statement	§7.01(a)
Registration Rights Agreement	Recitals
Remedies Exceptions	§4.04
Representatives	§7.04(a)
SEC	§5.07(a)
Securities Act	§5.07(a)
Stockholders Rights Agreement	Recitals
Stockholder Support Agreement	Recitals
Subscription Agreements	Recitals
Surviving Corporation	§2.01
Terminating Company Breach	§9.01(f)
Terminating TortoiseCorp Breach	§9.01(g)
TortoiseCorp	Preamble
TortoiseCorp Board	Recitals
TortoiseCorp Preferred Stock	§5.03(a)
TortoiseCorp Proposals	§7.01(a)
TortoiseCorp SEC Reports	§5.07(a)
TortoiseCorp Stockholders’ Meeting	§7.01(a)
Trust Account	§5.13
Trust Agreement	§5.13
Trust Fund	§5.13
Trustee	§5.13
Written Consent	§7.03

Section 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (ix) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

Article II.

AGREEMENT AND PLAN OF MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

Section 2.04 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth on Exhibit C attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 7.08).

(b) At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as set forth on Exhibit D attached hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 7.08).

(c) At the Closing, TortoiseCorp shall amend and restate, effective as of the Effective Time, the TortoiseCorp Certificate of Incorporation to be as set forth on Exhibit E.

Section 2.05 Directors and Officers.

(a) The parties will take all requisite actions such that the initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation immediately after the Effective Time shall be the individuals set forth on Exhibit F hereto, each to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed.

(b) The parties shall cause the TortoiseCorp Board and the officers of TortoiseCorp as of immediately following the Effective Time to be comprised of the individuals set forth on Exhibit F, each to hold office in accordance with the DGCL and the TortoiseCorp Certificate of Incorporation and the bylaws of TortoiseCorp and until their respective successors are, in the case of the directors, duly elected or appointed and qualified and, in the case of the officers, duly appointed.

Article III.

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 3.01 Conversion of Securities.

(a) Immediately prior to the Effective Time, the Company shall cause each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Company Common Stock at the then effective conversion rate as calculated pursuant to Section 3.1.1 of the Company’s Certificate of Incorporation. All of the shares of Company Preferred Stock converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities.

(b) Immediately prior to the Effective Time, the Company shall cause the outstanding principal and unpaid accrued interest due on the Company Convertible Notes immediately prior to the Effective Time to be automatically converted into a number of shares of Company Common Stock at the per share conversion price set forth in the section entitled “Next Financing” of the applicable Company Convertible Note. All of the Company Convertible Notes converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist, any liens securing obligations under the Company Convertible Notes shall be released and each holder of Company Convertible Notes shall thereafter cease to have any rights with respect to such securities.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of TortoiseCorp, Merger Sub, the Company or the holders of any of the following securities:

(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock and Company Convertible Notes described in Section 3.01(a) and Section 3.01(b), respectively) shall be canceled and converted into the right to receive the number of shares of TortoiseCorp Class A Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”);

(ii) all shares of Company Common Stock and Company Preferred Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation; and

(iv) each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into an option to purchase a number of shares of TortoiseCorp Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of TortoiseCorp Class A Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of TortoiseCorp Class A Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection, or to cause any disposition or acquisition of equity securities of TortoiseCorp pursuant to this Section 3.01(c)(iv) by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to TortoiseCorp or who will (or is reasonably expected to) become subject to such reporting requirements with respect to TortoiseCorp to be exempt under Rule 16b-3 under the Exchange Act. Effective as of the Effective Time, TortoiseCorp shall file an appropriate registration statement or registration statements with respect to the shares of TortoiseCorp Class A Common Stock subject to such Exchanged Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.

(d) Pursuant to the terms of the TortoiseCorp Certificate of Incorporation, each share of TortoiseCorp Class B Common Stock will convert into one share of TortoiseCorp Class A Common Stock at the Closing.

Section 3.02 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date, TortoiseCorp shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by TortoiseCorp and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article III, the number of shares of TortoiseCorp Class A Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of TortoiseCorp Class A Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.02(c), being hereinafter referred to as the “Exchange Fund”). TortoiseCorp shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) hereof, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.

(i) As promptly as practicable after the date hereof, TortoiseCorp shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Common Stock and holder of Company Preferred Stock evidenced by certificates (the “Certificates”) entitled to receive the Per Share Merger Consideration pursuant to Section 3.01: a letter of transmittal, which shall be in a form reasonably acceptable to TortoiseCorp and the Company (the “Letter of Transmittal”) and shall specify (A) that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent; and (B) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and TortoiseCorp shall cause the Exchange Agent to deliver the Per Share Merger Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Per Share Merger Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(ii) Within two (2) Business Days (but in no event prior to the Effective Time), TortoiseCorp shall cause the Exchange Agent to deliver to each holder of Company Common Stock, as of immediately prior to the Effective Time, represented by book-entry (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock not evidenced by Certificates and Company Convertible Notes described in Section 3.01(a) and Section 3.01(b), respectively) the Per Share Merger Consideration in accordance with the provisions of Section 3.01, and such Company Common Stock shall forthwith be cancelled.

(c) Distributions with Respect to Unexchanged Shares of TortoiseCorp Class A Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the TortoiseCorp Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TortoiseCorp Class A Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, TortoiseCorp shall pay or cause to be paid to the holder of the shares of TortoiseCorp Class A Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of TortoiseCorp Class A Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of TortoiseCorp Class A Common Stock.

(d) No Further Rights in Company Common Stock. The Per Share Merger Consideration payable upon conversion of the Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock and Company Convertible Notes described in Section 3.01(a) and Section 3.01(b), respectively) in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.

(e) Adjustments to Per Share Consideration. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to TortoiseCorp Class A Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to TortoiseCorp, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to TortoiseCorp for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of TortoiseCorp free and clear of any claims or interest of any person previously entitled thereto.

(g) No Liability. None of the Exchange Agent, TortoiseCorp or the Surviving Corporation shall be liable to any holder of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock and Company Convertible Notes described in Section 3.01(a) and Section 3.01(b), respectively) for any TortoiseCorp Class A Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.02.

(h) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of the Company, the Surviving Corporation, Merger Sub, TortoiseCorp, and the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Company Options or Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so properly deducted or withheld and paid over to the applicable Taxing authority in accordance with applicable Law by the Company, the Surviving Corporation, Merger Sub, TortoiseCorp or the Exchange Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

(j) Fractional Shares. No certificates or scrip or shares representing fractional shares of TortoiseCorp Class A Common Stock shall be issued upon the exchange of Company Common Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of TortoiseCorp or a holder of shares of TortoiseCorp Class A Common Stock. In lieu of any fractional share of TortoiseCorp Class A Common Stock to which each holder of Company Common Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole share of TortoiseCorp Class A Common Stock, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Section 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock or Company Preferred Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or TortoiseCorp for any reason shall be converted into the Per Share Merger Consideration in accordance with the provisions of Section 3.01.

Section 3.04 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 3.02(b), of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock or Company Preferred Stock (as the case may be).

(b) Prior to the Closing, the Company shall give TortoiseCorp (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of TortoiseCorp (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”) (provided that any matter required to be disclosed for purposes of Section 4.01, Section 4.02, Section 4.03, or Section 4.04 shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedules), the Company hereby represents and warrants to TortoiseCorp and Merger Sub as follows:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company, is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate expected to have a Company Material Adverse Effect.

(b) The Company does not have and has never had any subsidiaries and does not own and has never owned, directly or indirectly, any equity investment or other ownership interest in any person.

Section 4.02 Certificate of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available to TortoiseCorp in the Virtual Data Room a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of 69,817,317 shares of Company Common Stock and 35,930,464 shares of Company Preferred Stock, consisting of (i) 24,591,554 shares of Company Series A-1 Preferred Stock, (ii) 8,793,755 shares of Company Series A-2 Preferred Stock and (iii) 2,545,155 shares of Company Series A-3 Preferred Stock. As of the date hereof, (i) 26,131,451 shares of Company Common Stock are issued and outstanding, (ii) 22,895,580 shares of Company Series A-1 Preferred Stock are issued and outstanding, (iii) 8,044,377 shares of Company Series A-2 Preferred Stock are issued and outstanding, (iv) 2,481,527 shares of Company Series A-3 Preferred Stock are issued and outstanding, (v) no shares of Company Common Stock or Company Preferred Stock are held in the treasury of the Company, (vi) 5,910,491 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options and other purchase rights (the “Company Share Awards”) granted pursuant to the Company Option Plan or otherwise, and (vii) 35,930,464 shares of Company Common Stock are reserved for future issuance pursuant to the conversion of the Company Preferred Stock.

(b) Other than the Company Options, the Company Preferred Stock and the Company Convertible Notes, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares of capital stock, or other equity or other voting interests in, the Company. The Company is not a party to, or otherwise bound by, and the Company has not granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which the Company is a party, or to the Company’s knowledge, among any holder of Company Common stock, Company Preferred Stock or any other equity interests or other securities of the Company to which the Company is not a party, with respect to the voting or transfer of the Company Common Stock, Company Preferred Stock or any of the equity interests or other securities of the Company. The Company does not own any equity interests in any person.

(c) Section 4.03(c) of the Company Disclosure Schedule sets forth, the following information with respect to each Company Share Award outstanding: (i) the name of the Company Share Award recipient; (ii) the Company Option Plan, if any, pursuant to which such Company Share Award was granted; (iii) the number of shares of the Company subject to such Company Share Award; (iv) the exercise or purchase price of such Company Share Award; (v) the date on which such Company Share Award was granted; and (vi) the date on which such Company Share Award expires. The Company has made available to TortoiseCorp in the Virtual Data Room accurate and complete copies of the Company Option Plan pursuant to which Company has granted the Company Share Awards that are currently outstanding and the form of all stock award agreements evidencing such Company Share Awards. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Share Awards as of the date such Company Option was granted. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(d) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

(e) (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Share Award or Company Option as a result of the proposed transactions herein, and (ii) all outstanding shares of the Company, and all outstanding Company Share Awards and Company Options have been issued and granted in compliance with (A) all applicable securities laws and other applicable laws and (B) all preemptive rights and other requirements set forth in applicable contracts to which the Company is a party and the organizational documents of the Company.

(f) The stockholders of the Company collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of Company Common Stock and Company Preferred Stock). Except for the shares of Company Common Stock and Company Preferred Stock held by the stockholders of the Company, the Company Options and the Company Convertible Notes, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(g) All outstanding shares of Company Common Stock and Company Preferred Stock have been issued and granted in compliance with (A) applicable securities laws and other applicable laws and (B) any preemptive rights and other similar requirements set forth in applicable contracts to which the Company is a party and the organizational documents of the Company.

(h) Immediately prior to the Effective Time, each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into Company Common Stock at the then effective conversion rate as calculated pursuant to Section 3.1.1 of the Company’s Certificate of Incorporation (the “Conversion”). Section 4.03(h) of the Company Disclosure Schedule sets forth the currently effective conversion rate for each series of Company Preferred Stock as calculated pursuant to Section 3.1.1 of the Company’s Certificate of Incorporation. After the Conversion, all of the shares of Company Preferred Stock shall no longer be outstanding and shall cease to exist, and each previous holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities. Subject to and upon receipt of the Company Stockholder Approval, the Conversion will have been duly and validly authorized by all corporate action and all required approvals and consents will have been obtained by the Company.

(i) Section 4.03(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Convertible Note outstanding: (i) the holder of such Company Convertible Note; (ii) the principal amount and interest rate of such Company Convertible Note and the amount of any accrued but unpaid interest thereon; (iii) the conversion price of such Company Convertible Note for purposes of Section 3.01(b); (iv) the date on which such Company Convertible Note was issued; and (v) the date on which such Company Convertible Note matures.

Section 4.04 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by TortoiseCorp and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, the Stockholder Support Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.05(b) and assuming all other required filings, waivers, approvals, consents, authorizations and notices disclosed in Section 4.05(a) of the Company Disclosure Schedule, including the Written Consent, and other notifications provided in the ordinary course of business have been made, obtained or given, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.06 Permits; Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. The Company is not in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.07 Financial Statements.

(a) The Company has made available to TortoiseCorp in the Virtual Data Room true and complete copies of the unaudited balance sheet of the Company as of December 31, 2018 and December 31, 2019, and the related unaudited statements of operations and cash flows of the Company for each of the years then ended (collectively, the “Annual Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Annual Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) The Company has made available to TortoiseCorp in the Virtual Data Room true and complete copies of the unaudited balance sheet of the Company as of March 31, 2019 and March 31, 2020 (the balance sheet as of March 31, 2020, the “2020 Balance Sheet”), and the related unaudited statements of operations and cash flows of the Company for each of the three months then ended (collectively, the “Interim Financial Statements”), which are attached as Section 4.07(b) of the Company Disclosure Schedule. The Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(c) Except as and to the extent set forth on the 2020 Balance Sheet, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since March 31, 2020 and that do not involve the incurrence of indebtedness for money borrowed, except for indebtedness permitted in accordance with Section 6.01 hereof, (ii) obligations for future performance under any contract to which the Company is a party or (iii) such other liabilities and obligations which are not, individually or in the aggregate, expected to result in a Company Material Adverse Effect.

(d) Since January 1, 2017, (i) neither the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(e) To the knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(f) All accounts receivable of the Company reflected on the 2020 Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP and are collectible, subject to bad debts reserved in the Interim Financial Statements. To the knowledge of the Company, such accounts receivables are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since March 31, 2020, the Company has not modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company sell goods, fill orders or record sales.

(g) All accounts payable of the Company reflected on the 2020 Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the 2020 Balance Sheet, the Company has not altered in any material respects its practices for the payment of such accounts payable, including the timing of such payment.

Section 4.08 Absence of Certain Changes or Events. Since December 31, 2019 and prior to the date of this Agreement, except as otherwise reflected in the Annual Financial Statements or Interim Financial Statements, or as expressly contemplated by this Agreement, (a) the Company has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) the Company has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets (including Company-Owned IP) other than revocable non-exclusive licenses (or sublicenses) of Company-Owned IP granted in the ordinary course of business, (c) there has not been a Company Material Adverse Effect, and (d) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

Section 4.09 Absence of Litigation. There is no material litigation, suit, claim, action, proceeding or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any Governmental Authority. Neither the Company nor any material property or asset of the Company is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. Section 4.09 of the Company Disclosure Schedule sets forth a description of each Action by or against the Company that is pending as of the date hereof.

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Letter lists all employment and consulting contracts or agreements to which the Company is a party, with respect to which the Company has any obligation (other than customary employee or officer (or similar) indemnification obligations under employment and consulting agreements that have terminated and as to which no indemnity claim is presently outstanding or unpaid). Section 4.10(a) of the Company Disclosure Schedule also lists, as of the date of this Agreement, Employee Benefit Plans which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company has or could incur any liability (contingent or otherwise) (collectively, the “Plans”).

(b) With respect to each Plan, the Company has made available to TortoiseCorp in the Virtual Data Room, if applicable (i) a true and complete copy of the current plan document and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the 2019 filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years. The Company has no express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is or was within the past six (6) years, nor does the Company nor any ERISA Affiliate have or reasonably expect to have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) The Company is not nor will it be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Company being classified as an “excess parachute payment” under Section 280G of the Code.

(e) None of the Plans provides, nor does the Company have or reasonably expect to have any obligation to provide retiree medical to any current or former employee, officer, director or consultant of the Company after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder.

(f) Each Plan is and has been within the past six (6) years in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the ERISA Affiliates have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income Taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the financial statements of the Company, except as would not result in material liability to the Company.

(j) The Company and each ERISA Affiliate have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any Tax year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise Taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan.

Section 4.11 Labor and Employment Matters.

(a) Schedule 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; and (v) commission, bonus or other incentive based compensation. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) (i) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company by any of its current or former employees, which Actions would be material to the Company; (ii) the Company is not, nor has been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board; and (iv) there has never been, nor, to the knowledge of the Company, has there been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company.

(c) The Company is and has been in compliance in all respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours and collective bargaining and is not liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing.

Section 4.12 Real Property; Title to Assets.

(a) The Company does not own any real property.

(b) Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to TortoiseCorp in the Virtual Data Room. (i) There are no leases, subleases, sublicenses, concessions or other contracts granting to any person other than the Company the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company.

(c) Other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, there are no contractual or legal restrictions that preclude or restrict the ability of the Company to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.

(d) The Company has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned or purported to be owned, used or held for use by the Company: (i) Registered Intellectual Property constituting Company-Owned IP (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), (ii) all contracts or agreements to use any Company-Licensed IP, including for the Software or Business Systems of any other person (other than unmodified, commercially available, “off-the-shelf” Software with a replacement cost and aggregate annual license and maintenance fees of less than $50,000); and (iii) any Software or Business Systems constituting Company-Owned IP that are either (A) incorporated into or used in connection with the Products or (B) otherwise material to (y) the business of the Company as currently conducted as of the date hereof or (z) the Company’s full electric (ERX) solution drivetrain. The Company IP constitutes all Intellectual Property rights used in, or necessary for, the operation of the business of the Company and is sufficient for the conduct of such business as currently conducted as of the date hereof.

(b) The Company solely owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. No loss or expiration of any of the Company-Owned IP is threatened in writing, or pending.

(c) The Company has taken and take reasonable actions to maintain, protect and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. The Company has not disclosed any trade secrets or other Confidential Information that relates to the Products or is otherwise material to the business of the Company to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information.

(d) (i) There have been no claims filed and served, or threatened in writing (including email), against the Company, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging any infringement or misappropriation of, or other violation of, any Intellectual Property rights of other persons (including any unsolicited demands or offers to license any Intellectual Property rights from any other person); (ii) the operation of the business of the Company (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) the Company has not received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing.

(e) All persons who have contributed, developed or conceived any Company-Owned IP have executed valid and enforceable written agreements with the Company, substantially in the form made available to Merger Sub or TortoiseCorp in the Virtual Data Room, and pursuant to which such persons assigned to the Company all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property.

(f) Neither the Company nor, to the Company’s knowledge, any other person is in material breach or in material default of any agreement specified in Section 4.13(a)(ii) of the Company Disclosure Schedule.

(g) Section 4.13(g) of the Company Disclosure Schedule sets forth a list of all Open Source Software that has been used in, incorporated into, integrated or bundled with any Products, and for each such item of Open Source Software: (i) the name and version number of the applicable license; (ii) the distributor or website from which the Open Source Software was obtained; and (iii) the general manner in which such Open Source Software is used in, incorporated into, integrated or bundled with any Products (including, as applicable, the applicable Product or Products, the manner and extent to which such item of Open Source Software interoperates with any Products, such as by static or dynamic linking, inheritance, pipes, files, APIs, function calls, etc.).

(h) The Company does not use and has not used any Open Source Software or any modification or derivative thereof (i) in a manner that would grant or purport to grant to any other person any rights to or immunities under any of the Company IP, or (ii) under any Reciprocal License, to license or provide the source code to any of the Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Business Systems or Product components at no or minimal charge.

(i) To the Company’s Knowledge, there are no current unresolved material defects, technical concerns or problems in any of the Products currently offered by the Company (excluding the Company’s full electric (ERX) solution drivetrain) which are not of the type that are capable of being remediated in the ordinary course of business without delaying the Company’s commercialization timeline as currently planned. There are no facts or circumstances Known to the Company that would prevent the Company from completing the design and development of the Company’s full electric (ERX) solution drivetrain by the currently planned commercialization timeline, other than such incomplete designs and unresolved present or future defects, technical concerns or problems that, in the reasonable belief of the Company, can be completed or resolved in sufficient time to enable the Company to complete the design and development of the full electric (ERX) solution drivetrain without delaying the Company’s commercialization timeline as currently planned.

(j) With respect to Business Systems, which do not constitute Products (the “IT Systems”), the Company owns, leases, licenses, or otherwise has the legal right to use all such IT Systems, and such IT Systems are sufficient for the current needs of the business of the Company. The Company maintains commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities. To the Company’s knowledge since January 1, 2018, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.

(k) The Company currently and previously has complied in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) any applicable privacy or other policies of the Company concerning the collection, dissemination, storage or use of Personal Information or other Business Data, (iii) industry standards to which the Company purports to adhere, and (iv) all contractual commitments that the Company has entered into with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company has implemented reasonable data security safeguards designed to protect the security and integrity of the Business Systems and Business Data. The Company’s employees and contractors receive reasonable training on information security issues. There is no Disabling Device in any of the Business Systems or Product components. Since January 1, 2018, the Company has not (x) to the Company’s knowledge, experienced any data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Business Data; or (y) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same.

(l) The Company (i) exclusively owns and possesses all right, title and interest in and to the Business Data constituting Company-Owned IP, including all on-road data collected or generated through the deployment of the Business Systems incorporated in any Products, free and clear of any restrictions other than those imposed by applicable Privacy/Data Security Laws and Liens granted under the Existing Security Agreements or (ii) has the right to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company receives and uses such Business Data prior to the Closing Date. The Company is not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions contemplated hereunder, that would prohibit Merger Sub or TortoiseCorp from receiving or using Personal Information or other Business Data after the Closing Date, in the manner in which the Company receives and uses such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements.

(m) All past and current employees and independent contractors of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired or contributed by them in the course of their employment.

(n) The Company is not, nor has it ever been, a member or promoter of, or a contributor to, any industry standards body or similar standard setting organization that could require or obligate the Company to grant or offer to any other person any license or right to any Company-Owned IP.

Section 4.14 Taxes.

(a) The Company: (i) has duly filed all material Tax Returns required to be filed by it, and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all material Taxes that are required to have been paid by it; (iii) with respect to all material Tax Returns filed by or with respect to the Company, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); and (iv) does not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending, asserted, proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open. The unpaid Taxes of the Company as of the date of the Interim Financial Statements did not materially exceed the reserves for Taxes of the Company set forth in Interim Financial Statements. The Company has made available to TortoiseCorp in the Virtual Data Room true, correct and complete copies of the U.S. federal income Tax Returns filed by the Company for tax years ending on or after December 31, 2017.

(b) The Company is not a party to, bound by or have an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment (in each case, other than an agreement, contract, arrangement or commitment entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes (an “Ordinary Commercial Agreement”)).

(c) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) by reason of a change in method of accounting on or prior to the Closing Date for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created on or prior to the Closing Date), or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(d) The Company has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party.

(e) The Company has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return.

(f) The Company has no liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract or otherwise.

(g) The Company (i) does not have any request for a ruling in respect of Taxes pending between the Company and any Tax authority, and (ii) has not entered into any closing agreements, private letter rulings, technical advice memoranda or similar agreements with a Taxing authority, in each case, that will be in effect after the Closing.

(h) The Company has not in any year for which the applicable statute of limitations remains open, distributed stock of another person, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) No Taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(k) There are no Tax liens upon any assets of the Company except for Permitted Liens.

(l) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has not received written notice from a non-United States Taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) The Company has not received written notice of any claim from a Taxing authority in a jurisdiction in which the Company does not file Tax Returns stating that the Company is or may be subject to taxation in such jurisdiction.

(n) For U.S. federal income tax purposes, the Company is, and has been since its formation, classified as a corporation.

(o) As of the date of this Agreement, the Company, after consultation with its tax advisors, is not aware of the existence of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax-Free Treatment. As of the Closing Date, the Company has not taken (or failed to take) or agreed to take any action that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax-Free Treatment.

Section 4.15 Environmental Matters. (a) The Company has not materially violated since January 1, 2017 nor is it in material violation of applicable Environmental Law; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in violation of applicable Environmental Laws which requires reporting, investigation, remediation, monitoring or other response action by the Company pursuant to applicable Environmental Laws; (c) to the Company’s knowledge, the Company is not, in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) the Company has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”); and (e) the Company is in material compliance with its Environmental Permits.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company is a party, excluding for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth Section 4.16(a) of the Company Disclosure Schedule along with any Plan listed on Section 4.10(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement (x) with consideration paid or payable to the Company of more than $50,000, in the aggregate, over any 12-month period, (y) for the lease or sale of the Company’s hybrid electric solution drivetrain and (z) for the lease or sale of the Company’s full electric (ERX) solution drivetrain;

(ii) each contract and agreement with suppliers to the Company for expenditures paid or payable by the Company of more than $50,000, in the aggregate, over any 12-month period;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party that are material to the business of the Company;

(iv) all management contracts (excluding contracts for employment) and contracts with other consultants;

(v) all bonus and commission plans of the Company;

(vi) all contracts or agreements involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any Product of the Company to which the Company is a party;

(vii) all contracts and agreements evidencing indebtedness for borrowed money in an amount greater than $25,000, and any pledge agreements, security agreements or other collateral agreements in which the Company granted to any person a security interest in or lien on any of the property or assets of the Company (such pledge, security and other collateral agreements, the “Existing Security Agreements”);

(viii) all partnership, joint venture or similar agreements;

(ix) all contracts and agreements, including any grant agreements with any economic development corporation, with any Governmental Authority to which the Company is a party, other than any Company Permits;

(x) all contracts and agreements that limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(xi) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company that relates to the Company or its business;

(xii) all leases or master leases of personal property reasonably likely to result in annual payments of $50,000 or more in a 12-month period;

(xiii) all agreements or instruments guarantying the debts or other obligations of any person;

(xiv) all contracts and agreements relating to the purchase of engineering or design services that involve more than $50,000, other than those contracts and agreements that have been fully performed and under which no further services are due;

(xv) all contracts involving use of any Company-Licensed IP required to be listed in Section 4.13(a)(ii) of the Company Disclosure Schedule;

(xvi) contracts which involve the license or grant of rights to Company-Owned IP by the Company;

(xvii) all contracts or agreements under which the Company has agreed to purchase goods or services from a vendor, supplier or other person on a preferred supplier or “most favored supplier” basis; and

(xviii) agreement for the development of Company-Owned IP for the benefit of the Company (other than employee invention assignment and confidentiality agreements entered into on the Company’s standard form of such agreement made available to TortoiseCorp in the Virtual Data Room).

(b) (i) each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and the Company is not in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company has not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract, provided that, for purposes of clauses (i), (ii), and (iii), Material Contract shall not be deemed to include any founding fleet proposal, initiative, or agreement with any potential customer of the Company’s hybrid electric solution drivetrain. The Company has, in all material respects, furnished or made available to TortoiseCorp in the Virtual Data Room true and complete copies of all Material Contracts, including amendments thereto that are material in nature.

Section 4.17 Insurance.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b) With respect to each such insurance policy, except as would not be expected to result in a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 4.18 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

Section 4.19 Certain Business Practices. Since January 1, 2017, none of the Company or, to the Company’s knowledge, any directors or officers, agents or employees of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

Section 4.20 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.20. The Company has not, since January 1, 2017, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit. There are no contracts or arrangements between the Company and any family member of any director, officer or other affiliate of the Company.

Section 4.21 Exchange Act. The Company is not currently (nor has it previously been) subject to the requirements of Section 12 of the Exchange Act.

Section 4.22 Brokers. Except for Marathon Capital, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided TortoiseCorp with a true and complete copy of all contracts, agreements and arrangements including its engagement letter, between the Company and Marathon Capital, LLC, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

Section 4.23 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to TortoiseCorp, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to TortoiseCorp, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to TortoiseCorp, its affiliates or any of their respective Representatives or any other person, and any such representations or warranties are expressly disclaimed.

Article V.

REPRESENTATIONS AND WARRANTIES OF TORTOISECORP AND MERGER SUB

Except as set forth in the TortoiseCorp SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such TortoiseCorp SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a TortoiseCorp SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement)), TortoiseCorp hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Organization.

(a) Each of TortoiseCorp and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not be a TortoiseCorp Material Adverse Effect.

(b) Merger Sub is the only subsidiary of TortoiseCorp Except for Merger Sub, TortoiseCorp does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 5.02 Organizational Documents. Each of TortoiseCorp and Merger Sub has heretofore furnished to the Company complete and correct copies of the TortoiseCorp Organizational Documents and the Merger Sub Organizational Documents. The TortoiseCorp Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither TortoiseCorp nor Merger Sub is in violation of any of the provisions of the TortoiseCorp Organizational Documents and the Merger Sub Organizational Documents.

Section 5.03 Capitalization.

(a) The authorized capital stock of TortoiseCorp consists of (i) 200,000,000 shares of TortoiseCorp Class A Common Stock, (ii) 20,000,000 shares of TortoiseCorp Class B Common Stock and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“TortoiseCorp Preferred Stock”). As of the date of this Agreement (i) 23,300,917 shares of TortoiseCorp Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 5,825,230 shares of TortoiseCorp Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of TortoiseCorp Class A Common Stock or TortoiseCorp Class B Common Stock are held in the treasury of TortoiseCorp, (iv) 18,310,641 TortoiseCorp Warrants are issued and outstanding, and (v) 18,310,641 shares of TortoiseCorp Class A Common Stock are reserved for future issuance pursuant to the TortoiseCorp Warrants. As of the date of this Agreement, there are no shares of TortoiseCorp Preferred Stock issued and outstanding. Each TortoiseCorp Warrant is exercisable for one share of TortoiseCorp Class A Common Stock at an exercise price of $11.50, subject to the terms of such TortoiseCorp Warrant and the TortoiseCorp Warrant Agreement. Each share of TortoiseCorp Class B Common Stock will convert into one share of TortoiseCorp Class A Common Stock at the Closing.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”). As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by TortoiseCorp free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c) All outstanding TortoiseCorp Units, shares of TortoiseCorp Class A Common Stock, shares of TortoiseCorp Class B Common Stock and TortoiseCorp Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the TortoiseCorp Organizational Documents.

(d) The Per Share Merger Consideration being delivered by TortoiseCorp hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the TortoiseCorp Organizational Documents. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e) Except for the Subscription Agreements, the Forward Purchase Agreement, this Agreement, the TortoiseCorp Warrants and the TortoiseCorp Class B Common Stock, TortoiseCorp has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of TortoiseCorp or obligating TortoiseCorp to issue or sell any shares of capital stock of, or other equity interests in, TortoiseCorp. All shares of TortoiseCorp Class A Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither TortoiseCorp nor any subsidiary of TortoiseCorp is a party to, or otherwise bound by, and neither TortoiseCorp nor any subsidiary of TortoiseCorp has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for that certain Letter Agreement, dated February 27, 2019, among TortoiseCorp, its officers, its directors, Sponsor, Tortoise Borrower LLC and Atlas Point Fund, TortoiseCorp is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of TortoiseCorp Common Stock or any of the equity interests or other securities of TortoiseCorp or any of its subsidiaries. Except with respect to the Redemption Rights and the TortoiseCorp Warrants, there are no outstanding contractual obligations of TortoiseCorp to repurchase, redeem or otherwise acquire any shares of TortoiseCorp Common Stock. There are no outstanding contractual obligations of TortoiseCorp to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 5.04 Authority Relative to This Agreement. Each of TortoiseCorp, and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of TortoiseCorp and Merger Sub and the consummation by each of TortoiseCorp and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of TortoiseCorp or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of TortoiseCorp Common Stock and by the holders of a majority of the then outstanding shares of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL, and (b) with respect to the issuance of TortoiseCorp Class A Common Stock and the amendment and restatement of the TortoiseCorp Certificate of Incorporation pursuant to this Agreement, the approval of a majority of the then-outstanding shares of TortoiseCorp Common Stock). This Agreement has been duly and validly executed and delivered by TortoiseCorp and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of TortoiseCorp or Merger Sub, enforceable against TortoiseCorp or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of TortoiseCorp and Merger Sub do not, and the performance of this Agreement by each of TortoiseCorp and Merger Sub will not, (i) conflict with or violate the TortoiseCorp Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of TortoiseCorp or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of TortoiseCorp or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of TortoiseCorp or Merger Sub is a party or by which each of TortoiseCorp or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a TortoiseCorp Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of TortoiseCorp and Merger Sub do not, and the performance of this Agreement by each of TortoiseCorp and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent TortoiseCorp or Merger Sub from performing its material obligations under this Agreement.

Section 5.06 Compliance. Neither TortoiseCorp nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to TortoiseCorp or Merger Sub or by which any property or asset of TortoiseCorp or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TortoiseCorp or Merger Sub is a party or by which TortoiseCorp or Merger Sub or any property or asset of TortoiseCorp or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a TortoiseCorp Material Adverse Effect. Each of TortoiseCorp and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for TortoiseCorp or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) TortoiseCorp has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since February 27, 2019, together with any amendments, restatements or supplements thereto (collectively, the “TortoiseCorp SEC Reports”). TortoiseCorp has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by TortoiseCorp with the SEC to all agreements, documents and other instruments that previously had been filed by TortoiseCorp with the SEC and are currently in effect. As of their respective dates, the TortoiseCorp SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of any TortoiseCorp SEC Report that is a registration statement, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any other TortoiseCorp SEC Report. Each director and executive officer of TortoiseCorp has filed with the SEC on a timely basis all documents required with respect to TortoiseCorp by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the TortoiseCorp SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of TortoiseCorp as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). TortoiseCorp has no off-balance sheet arrangements that are not disclosed in the TortoiseCorp SEC Reports. No financial statements other than those of TortoiseCorp are required by GAAP to be included in the consolidated financial statements of TortoiseCorp

(c) Except as and to the extent set forth in the TortoiseCorp SEC Reports, neither TortoiseCorp nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of TortoiseCorp’s and Merger Sub’s business.

(d) TortoiseCorp is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(e) TortoiseCorp has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to TortoiseCorp and other material information required to be disclosed by TortoiseCorp in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to TortoiseCorp’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting TortoiseCorp’s principal executive officer and principal financial officer to material information required to be included in TortoiseCorp’s periodic reports required under the Exchange Act.

(f) TortoiseCorp maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that TortoiseCorp maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. TortoiseCorp has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of TortoiseCorp to TortoiseCorp’s independent auditors relating to any material weaknesses in internal control and any significant deficiencies in the design or operation of internal control that would adversely affect the ability of TortoiseCorp to record, process, summarize and report financial data. TortoiseCorp has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of TortoiseCorp. Since March 31, 2020, there have been no material changes in TortoiseCorp internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by TortoiseCorp to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of TortoiseCorp has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither TortoiseCorp (including any employee thereof) nor TortoiseCorp’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by TortoiseCorp, (ii) any fraud, whether or not material, that involves TortoiseCorp’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by TortoiseCorp or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the TortoiseCorp SEC Reports. To the knowledge of TortoiseCorp, none of the TortoiseCorp SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.08 Absence of Certain Changes or Events. Since December 31, 2019 and prior to the date of this Agreement, except as expressly contemplated by this Agreement, (a) TortoiseCorp has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) TortoiseCorp has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets, (c) there has not been a TortoiseCorp Material Adverse Effect, and (d) TortoiseCorp has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02.

Section 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of TortoiseCorp, threatened against TortoiseCorp, or any property or asset of TortoiseCorp, before any Governmental Authority. Neither TortoiseCorp nor any material property or asset of TortoiseCorp is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of TortoiseCorp, continuing investigation by, any Governmental Authority.

Section 5.10 Board Approval; Vote Required.

(a) The TortoiseCorp Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of TortoiseCorp and its stockholders, (ii) approved this Agreement and the transactions contemplated by this Agreement and declared their advisability, (iii) recommended that the stockholders of TortoiseCorp approve and adopt this Agreement and Merger, and directed that this Agreement and the Merger, be submitted for consideration by the stockholders of TortoiseCorp at the TortoiseCorp Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of TortoiseCorp necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of TortoiseCorp Common Stock.

(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii)  recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

Section 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

Section 5.12 Brokers. Except for Barclays Capital Inc. and Goldman Sachs & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of TortoiseCorp or Merger Sub. TortoiseCorp has provided the Company with a true and complete copy of all contracts, agreements and arrangements including its engagement letters, with Barclays Capital Inc. and Goldman Sachs & Co. LLC, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

Section 5.13 TortoiseCorp Trust Fund. As of the date of this Agreement, TortoiseCorp has no less than $235,800,000 in the trust fund established by TortoiseCorp for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at JP Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of February 27, 2019, between TortoiseCorp and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. TortoiseCorp has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by TortoiseCorp or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between TortoiseCorp and the Trustee that would cause the description of the Trust Agreement in the TortoiseCorp SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of TortoiseCorp, that would entitle any person (other than stockholders of TortoiseCorp who shall have elected to redeem their shares of TortoiseCorp Class A Common Stock pursuant to the TortoiseCorp Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the TortoiseCorp Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of TortoiseCorp, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, TortoiseCorp shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to TortoiseCorp as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of TortoiseCorp due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of TortoiseCorp who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to TortoiseCorp in connection with its efforts to effect the Merger. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its obligations hereunder, TortoiseCorp has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to TortoiseCorp at the Effective Time.

Section 5.14 Employees. Other than any officers as described in the TortoiseCorp SEC Reports, TortoiseCorp and Merger Sub have never employed any employees or retained any contractors, other than consultants and advisors in the ordinary course of business. Other than reimbursement of any out-of-pocket expenses incurred by TortoiseCorp’s officers and directors in connection with activities on TortoiseCorp’s behalf in an aggregate amount not in excess of the amount of cash held by TortoiseCorp outside of the Trust Account, TortoiseCorp has no unsatisfied material liability with respect to any employee, officer or director. TortoiseCorp and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct or material liability under any Employee Benefit Plan.

Section 5.15 Taxes.

(a) TortoiseCorp and Merger Sub (i) have duly filed all material Tax Returns required to be filed by any of them, and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all material Taxes that are required to have been paid by TortoiseCorp or Merger Sub; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending, asserted, proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of TortoiseCorp for any material Taxes of TortoiseCorp that have not been paid.

(b) Neither TortoiseCorp nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment (in each case, other than an Ordinary Commercial Agreement).

(c) Neither TortoiseCorp nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) by reason of a change in method of accounting on or prior to the Closing Date for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created on or prior to the Closing Date), or (v) a prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(d) Each of TortoiseCorp and Merger Sub has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party.

(e) Neither TortoiseCorp nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return.

(f) Neither TortoiseCorp nor Merger Sub has any liability for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract or otherwise.

(g) Neither TortoiseCorp nor Merger Sub has (i) any request for a ruling in respect of Taxes pending between TortoiseCorp or Merger Sub and any Tax authority, or (ii) has entered into any closing agreements, private letter rulings, technical advice memoranda or similar agreements with a Taxing authority, in each case that will be in effect after the Closing.

(h) Neither TortoiseCorp nor Merger Sub has, in any year for which the applicable statute of limitations remains open, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) Neither TortoiseCorp nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) No Taxing authority or agency has asserted in writing or, to the knowledge of TortoiseCorp and Merger Sub, has threatened to assert against TortoiseCorp or Merger Sub, any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(k) There are no Tax liens upon any assets of TortoiseCorp or Merger Sub except for Permitted Liens.

(l) Neither TortoiseCorp nor Merger Sub has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither TortoiseCorp nor Merger Sub has received written notice from a non-United States Taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) Neither TortoiseCorp nor Merger Sub has received written notice of any claim from a Taxing authority in a jurisdiction in which TortoiseCorp does not file Tax Returns stating that TortoiseCorp or Merger Sub is or may be subject to taxation in such jurisdiction.

(n) For U.S. federal income tax purposes, TortoiseCorp is, and has been since its formation, classified as a corporation.

(o) As of the date of this Agreement, TortoiseCorp and Merger Sub, after consultation with their tax advisors, are not aware of the existence of any fact, or any action TortoiseCorp or Merger Sub have taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax-Free Treatment. As of the Closing Date, TortoiseCorp and Merger Sub have not taken (or failed to take) or agreed to take any action that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax-Free Treatment.

Section 5.16 Listing. The issued and outstanding TortoiseCorp Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SHLL.U.” The issued and outstanding shares of TortoiseCorp Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SHLL.” The issued and outstanding TortoiseCorp Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SHLL.WS.” As of the date of this Agreement, there is no Action pending or, to the knowledge of TortoiseCorp, threatened in writing against TortoiseCorp by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the TortoiseCorp Units, the shares of TortoiseCorp Class A Common Stock, or TortoiseCorp Warrants or terminate the listing of TortoiseCorp on the New York Stock Exchange. None of TortoiseCorp or any of its affiliates has taken any action in an attempt to terminate the registration of the TortoiseCorp Units, the shares of TortoiseCorp Class A Common Stock, or the TortoiseCorp Warrants under the Exchange Act.

Section 5.17 TortoiseCorp’s and Merger Sub’s Investigation and Reliance. Each of TortoiseCorp and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by TortoiseCorp and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. TortoiseCorp, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither TortoiseCorp nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement. Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to TortoiseCorp, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to TortoiseCorp or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. TortoiseCorp and Merger Sub acknowledge that neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.

Article VI.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless TortoiseCorp shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall conduct its business in the ordinary course of business and in a manner consistent with past practice; and

(ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, key employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of TortoiseCorp (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, provided that (1) the exercise or settlement of any Company Options in effect on the date of this Agreement or grants of Company Options in the ordinary course of business consistent with past practice and the issuance of shares of Company Common Stock (or other class of equity security of the Company, as applicable) pursuant to the terms of the Company Preferred Stock and the Company Convertible Notes, in each case, in effect on the date of this Agreement, and (2) the issuance or sale of any class of capital stock of the Company in a bona fide financing in accordance with the limitations set forth in Section 6.01(b)(ii) of the Company Disclosure Schedule shall not require the consent of TortoiseCorp; or (B) any material assets of the Company;

(iii) form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof, other than the acquisition of inventory and up to $1,000,0000 of fixed assets in the ordinary course of business consistent with past practice; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, provided that the incurrence of up to $10,000,000 (or $30,000,000 if the Closing Date has not occurred prior to the date this is 90 days after the date hereof) of indebtedness in accordance with the limitations set forth in Section 6.01(b)(vi) of the Company Disclosure Schedule shall not require the consent of TortoiseCorp;

(vii) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, (B) enter into any new, or materially amend any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant, or (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant (except that the Company may (1) increase base compensation of current directors, officers, employees or consultants as set forth on Section 6.01(b)(vii) of the Company Disclosure Schedule, (2) provide increases in salary, wages, bonuses or benefits to employees as required under any employment or consulting agreement in effect on the date of this Agreement, (3) change the title of its employees in the ordinary course of business consistent with past practice, (4) make annual or quarterly bonus or commission payments in the ordinary course of business and in accordance with the bonus or commission plans existing on the date of this Agreement, and (5) may enter into the retention agreements with executive officers, key employees or directors set forth on Section 6.01(b)(vii) of the Company Disclosure Schedule);

(viii) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule or that the Company is not prohibited from entering into after the date hereof, grant any severance or termination pay to, any director or officer of the Company, other than in the ordinary course of business consistent with past practice;

(ix) adopt, amend and/or terminate any material Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

(x) materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

(xi) (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(xii) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s material rights thereunder, in each case in a manner that is adverse to the Company, except in the ordinary course of business;

(xiii) enter into any contract or agreement for the sale or lease of one-hundred fifty (150) or more of the Company’s hybrid electric solution drivetrains or fifty (50) or more of the Company’s full electric solution drivetrains;

(xiv) enter into any contract, agreement or arrangement that obligates the Company to develop any Intellectual Property related to the business of the Company or the Products, other than where the results of Company’s performance would be Company-Owned IP;

(xv) intentionally permit any material item of Company-Owned IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Company-Owned IP; or

(xvi) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Company to obtain consent from TortoiseCorp to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to TortoiseCorp, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing Date. Prior to the Closing Date, each of TortoiseCorp and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

Section 6.02 Conduct of Business by TortoiseCorp and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements and the transactions contemplated by the Forward Purchase Agreement), except as set forth on Section 6.02 of the of the disclosure schedule delivered by the TortoiseCorp in connection with this Agreement and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), TortoiseCorp agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of TortoiseCorp and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements and the transactions contemplated by the Forward Purchase Agreement), or in connection with the terms and conditions of, any Subscription Agreement or the Forward Purchase Agreement, as set forth on Section 6.02 of the Company Disclosure Schedule or and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither TortoiseCorp nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend or otherwise change the TortoiseCorp Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of TortoiseCorp other than Merger Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the TortoiseCorp Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the TortoiseCorp Common Stock or TortoiseCorp Warrants except for redemptions from the Trust Fund and conversions of the TortoiseCorp Class B Common Stock that are required pursuant to the TortoiseCorp Organizational Documents;

(d) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of TortoiseCorp or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of TortoiseCorp or Merger Sub, except in connection with conversion of the TortoiseCorp Class B Common Stock pursuant to the TortoiseCorp Organizational Documents and in connection with a loan from the Sponsor or an affiliate thereof or certain of TortoiseCorp’s officers and directors to finance TortoiseCorp’s transaction costs in connection with the transactions contemplated hereby;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of TortoiseCorp, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from the Sponsor or an affiliate thereof or certain of TortoiseCorp’s officers and directors to finance TortoiseCorp’s transaction costs in connection with the transactions contemplated hereby;

(g) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h) (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(i) liquidate, dissolve, reorganize or otherwise wind up the business and operations of TortoiseCorp or Merger Sub;

(j) amend the Trust Agreement or any other agreement related to the Trust Account; or

(k) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the TortoiseCorp to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.02 shall give to the Company, directly or indirectly, the right to control or direct the operations of TortoiseCorp prior to the Closing Date. Prior to the Closing Date, each of TortoiseCorp and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

Section 6.03 Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and TortoiseCorp on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against TortoiseCorp, Merger Sub or any other person (a) for legal relief against monies or other assets of TortoiseCorp or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions or (b) for damages for breach of this Agreement against TortoiseCorp (or any successor entity) or Merger Sub in the event this Agreement is terminated for any reason and TortoiseCorp consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, TortoiseCorp shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event TortoiseCorp prevails in such action or proceeding.

Article VII.

ADDITIONAL AGREEMENTS

Section 7.01 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement and TortoiseCorp’s receipt of the Audited Financial Statements, subject to the terms of this Section 7.01, TortoiseCorp (with the assistance and cooperation of the Company as reasonably requested by TortoiseCorp) shall prepare and file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of TortoiseCorp relating to the meeting of TortoiseCorp’s stockholders (including any adjournment or postponement thereof, the “TortoiseCorp Stockholders’ Meeting”) to be held to consider (i) approval and adoption of this Agreement and the Merger, (ii) approval of the issuance of TortoiseCorp Class A Common Stock as contemplated by this Agreement and the Subscription Agreements and the issuance of TortoiseCorp Units as contemplated by the Forward Purchase Agreement, (ii) the second amended and restated TortoiseCorp Certificate of Incorporation as set forth on Exhibit E and (iii) any other proposals the parties deem necessary to effectuate the Merger (collectively, the “TortoiseCorp Proposals”). The Company shall furnish all information concerning the Company as TortoiseCorp may reasonably request in connection with such actions and the preparation of the Proxy Statement. TortoiseCorp and the Company each shall use their reasonable best efforts to (x) cause the Proxy Statement, when filed with the SEC, to comply in all material respects with all legal requirements applicable thereto and (y) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement. As promptly as practicable following the clearance of the Proxy Statement by the SEC, TortoiseCorp shall mail the Proxy Statement to its stockholders. Each of TortoiseCorp and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement.

(b) No filing of, or amendment or supplement to the Proxy Statement will be made by TortoiseCorp without the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed). TortoiseCorp will advise the Company, promptly after it receives notice thereof, of the time when the of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of TortoiseCorp and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto.

(c) TortoiseCorp represents that the information supplied by TortoiseCorp for inclusion in the Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i)  the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of TortoiseCorp, (ii) the time of the TortoiseCorp Stockholders’ Meeting and (iii) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to TortoiseCorp or Merger Sub, or their respective officers or directors, should be discovered by TortoiseCorp which should be set forth in an amendment or a supplement to the Proxy Statement, TortoiseCorp shall promptly inform the Company. All documents that TortoiseCorp is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i)  the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of TortoiseCorp, (ii) the time of the TortoiseCorp Stockholders’ Meeting and (iii) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform TortoiseCorp. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 7.02 TortoiseCorp Stockholders’ Meeting; and Merger Sub Stockholder’s Approval.

(a) TortoiseCorp shall call and hold the TortoiseCorp Stockholders’ Meeting as promptly as practicable following the clearance of the Proxy Statement by the SEC for the purpose of voting solely upon the TortoiseCorp Proposals, and TortoiseCorp shall use its reasonable best efforts to hold the TortoiseCorp Stockholders’ Meeting as soon as practicable following the clearance of the Proxy Statement by the SEC; provided that TortoiseCorp may postpone or adjourn the TortoiseCorp Stockholders’ Meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the TortoiseCorp Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the TortoiseCorp Proposals or otherwise take actions consistent with TortoiseCorp’s obligations pursuant to Section 7.10 of this Agreement. TortoiseCorp shall use its reasonable best efforts to obtain the approval of the TortoiseCorp Proposals at the TortoiseCorp Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the TortoiseCorp Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The TortoiseCorp Board shall recommend to its stockholders that they approve the TortoiseCorp Proposals and shall include such recommendation in the Proxy Statement.

(b) Promptly following the execution of this Agreement, TortoiseCorp shall approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, as the sole stockholder of Merger Sub.

Section 7.03 Company Stockholders’ Written Consent. Promptly following the execution of this Agreement (and in any event within two (2) Business Days), the Company shall seek the irrevocable written consent, in form and substance reasonably acceptable to TortoiseCorp, of holders of the Requisite Approval (including the Key Company Stockholders) in favor of the approval and adoption of this Agreement and the Merger and all other transactions contemplated by this Agreement (the “Written Consent”) and deliver a copy of the Written Consent to TortoiseCorp.

Section 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and TortoiseCorp shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel, Taxes and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request, including in connection with any Tax disclosure in any statement, filing, notice or application relating to the Intended Tax-Free Treatment or any Tax opinion requested or required to be filed pursuant to Section 7.15(b). Notwithstanding the foregoing, neither the Company nor TortoiseCorp shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the confidentiality agreement, dated March 9, 2020 (the “Confidentiality Agreement”), between TortoiseCorp and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its respective Representatives) may consult any tax advisor as is reasonably necessary regarding the tax treatment and tax structure of the Transactions and may disclose to such advisor as if reasonably necessary, the tax treatment and tax structure of the Transactions and all materials (including any tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 7.05 Exclusivity. From the date of this Agreement and ending on the earlier of (a) the Closing and (b) the termination of this Agreement, the Company shall not, and shall cause its Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (A) any sale of assets of the Company equal to 15% or more of the Company’s assets or to which 15% or more of the Company’s revenues or earnings are attributable, (B) the issuance or acquisition of 15% or more of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities representing 15% or more of the combined voting power of the Company or (C) any conversion, consolidation, merger, liquidation, dissolution or similar transaction which, if consummated, would result in any person or other entity or group beneficially owning 15% or more of the combined voting power of the Company, other than with TortoiseCorp and its Representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 7.05. The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof. If the Company or any of its Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after the Company become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits them from considering such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.05 by the Company or its affiliates or Representatives shall be deemed to be a breach of this Section 7.05 by the Company.

Section 7.06 Employee Benefits Matters.

(a) The parties shall cooperate to establish an equity incentive award plan that will allow the parties to effectuate the actions set forth in Section 3.01(c)(iv), which may include TortoiseCorp assuming the Company Option Plan or establishing a new equity incentive award compensation. In the event that TortoiseCorp determines to assume the Company Option Plan, TortoiseCorp, Merger Sub and the Company shall cooperate to take all actions necessary for the adoption to take place prior to the Effective Time.

(b) The Company shall cause all notices to be timely provided to each optionee under the Company Option Plan as required by the Company Option Plan.

(c) TortoiseCorp shall, or shall cause the Surviving Corporation and each of its subsidiaries, as applicable, to provide the employees of the Company who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries (excluding any retiree health plans or programs, or defined benefit retirement plans or programs) for service accrued or deemed accrued prior to the Effective Time with the Company; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, subject to the terms of all governing documents, TortoiseCorp shall use reasonable best efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by the Surviving Corporation or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, Surviving Corporation will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing with respect to the calendar year in which the Closing occurs.

(d) The provisions of this Section 7.06 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, TortoiseCorp, the Surviving Corporation and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

Section 7.07 Adoption of Equity Plan. Prior to the effectiveness of the Proxy Statement, TortoiseCorp will adopt a customary equity incentive plan that is reasonably acceptable to the Company.

Section 7.08 Directors’ and Officers’ Indemnification.

(a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. From and after the Effective Time, TortoiseCorp agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Certificate of Incorporation or the bylaws of the Company in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(b) For a period of six years from the Effective Time, TortoiseCorp shall maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (true, correct and complete copies of which have been heretofore made available to TortoiseCorp or its agents or Representatives in the Virtual Data Room) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall TortoiseCorp be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company for such insurance policy for the year ended December 31, 2019 (the “Maximum Annual Premium”); provided, however, that (i) TortoiseCorp may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.08(b) shall be continued in respect of such claim until the final disposition thereof.

(c) On the Closing Date, TortoiseCorp shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and TortoiseCorp with the post-Closing directors and officers of TortoiseCorp, which indemnification agreements shall continue to be effective following the Closing.

Section 7.09 Notification of Certain Matters. The Company shall give prompt notice to TortoiseCorp, and TortoiseCorp shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

Section 7.10 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to contracts with the Company as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting, or video or telephone conference, with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting or conference. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

(c) Notwithstanding the generality of the foregoing, TortoiseCorp shall use its reasonable best efforts to consummate the Private Placement in accordance with the Subscription Agreements, and the Company shall cooperate with TortoiseCorp in such efforts. TortoiseCorp shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), permit or consent to any amendment, supplement or modification to any Subscription Agreement that would reasonably be expected to cause the condition set forth in Section 8.01(f) to fail.

Section 7.11 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of TortoiseCorp and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the New York Stock Exchange, each of TortoiseCorp and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other party. Furthermore, nothing contained in this Section 7.11 shall prevent TortoiseCorp or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.11.

Section 7.12 Stock Exchange Listing. TortoiseCorp will use its reasonable best efforts to cause the Per Share Merger Consideration issued in connection with the Transactions to be approved for listing on the New York Stock Exchange at Closing. During the period from the date hereof until the Closing, TortoiseCorp shall use its reasonable best efforts to keep the TortoiseCorp Units, TortoiseCorp Class A Common Stock and TortoiseCorp Warrants listed for trading on the New York Stock Exchange.

Section 7.13 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than ten (10) Business Days after the date of this Agreement, the Company and TortoiseCorp each shall file with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report From as required by the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) TortoiseCorp and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications; (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or video or telephonic conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give the other the opportunity to attend and participate in such in person, video or telephonic meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any in person, video or telephonic meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 7.13(b) may be restricted to outside counsel and may be redacted (i) to remove references concerning the valuation of the Company, and (ii) as necessary to comply with contractual arrangements.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 7.14 Trust Account. As of the Effective Time, the obligations of TortoiseCorp to dissolve or liquidate within a specified time period as contained in TortoiseCorp’s Certificate of Incorporation will be terminated and TortoiseCorp shall have no obligation whatsoever to dissolve and liquidate the assets of TortoiseCorp by reason of the consummation of the Merger or otherwise, and no stockholder of TortoiseCorp shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, TortoiseCorp shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to TortoiseCorp (to be held as available cash on the balance sheet of TortoiseCorp, and to be used (a) to pay the Company’s and TortoiseCorp’s unpaid transaction expenses in connection with this Agreement and the Transactions and (b) thereafter, for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 7.15 Tax Matters.

(a) After the Closing each of TortoiseCorp, Merger Sub, the Company and their respective affiliates and Representatives shall (A) file all Tax Returns consistent with the Intended Tax-Free Treatment (including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with the U.S. federal income Tax Returns of the Company and TortoiseCorp for the taxable year that includes the Merger), and (B) except to the extent otherwise required by a “determination” as such term is used in Section 1313 of the Code, take no Tax position inconsistent with the Intended Tax-Free Treatment (whether in audits, Tax Returns or otherwise).

(b) Each of TortoiseCorp, Merger Sub, and the Company and their respective affiliates and Representatives shall cooperate and use its respective reasonable best efforts to cause the Merger to qualify for the Intended Tax-Free Treatment, and not to take any action or fail to take any action, in either case, that could reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax-Free Treatment. Such cooperation and reasonable best efforts shall include (but not be limited to): (i) taking actions (and not failing to take actions) to cause the Merger to qualify for the Intended Tax-Free Treatment, and not taking actions (or failing to take actions) that could reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax-Free Treatment (including, if the Company reasonably determines upon advice of its counsel, merging the Company with and into TortoiseCorp, or an entity disregarded as separate from TortoiseCorp for U.S. federal income Tax purposes, promptly after Closing to qualify under IRS Rev. Rul. 2001-46); (ii) a party promptly notifying the other party that such party knows or has reason to believe that the Merger may not qualify for the Intended Tax-Free Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Merger qualifying for the Intended Tax-Free Treatment); and (iii) in the event either TortoiseCorp or the Company seeks a tax opinion from its respective tax advisor regarding the Intended Tax-Free Treatment, or the SEC requests or requires tax opinions, each party shall execute and deliver customary tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything in this Agreement to the contrary, no party shall be required to undertake any of the following in order to cause the Merger to qualify for the Intended Tax-Free Treatment: (x) modify the Per Share Merger Consideration; or (y) surrender, undermine or alter any of its other economic or legal rights pursuant to this Agreement to an extent that materially and adversely affects the benefits intended to be conferred upon TortoiseCorp and its shareholders, Sponsor and its members, or any Affiliates thereof (as contemplated by this Agreement prior to giving effect to any surrendering, undermining or alteration of such rights).

(c) For U.S. federal income Tax purposes, each of TortoiseCorp, the Company and their respective affiliates intend that this Agreement, including any amendments thereto, be, and is hereby adopted as, the “plan of reorganization” involving the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(d) For the avoidance of doubt, and notwithstanding anything to the contrary, each party acknowledges that it (and its respective Representatives and owners): (i) has had a reasonable opportunity to consult with tax advisors of its own choosing regarding this Agreement, the Transactions, and the tax structure of the Transactions, in each case, in accordance with the Confidentiality Agreement; (ii) is aware of the Tax consequences of the Transactions; (iii) is relying solely upon its own Representatives and is not relying upon any other party or its Representatives for tax advice regarding the Transactions; and (iv) other than representations and warranties explicitly provided pursuant to this Agreement (including pursuant to Section 7.15(b)), is not relying upon any representation or warranty from any party in determining the Tax treatment of the Transactions.

Section 7.16 Directors. TortoiseCorp shall take all necessary action so that immediately after the Effective Time, the board of directors of TortoiseCorp is comprised of the individuals designated on Exhibit F.

Section 7.17 Audited Financial Statements. The Company shall use reasonable best efforts to deliver true and complete copies of the audited balance sheet of the Company as of December 31, 2018 and December 31, 2019, and the related audited statements of operations and cash flows of the Company for such years, each audited in accordance with the auditing standards of the PCAOB (collectively, the “Audited Financial Statements”) not later than 15 days from the date hereof.

Article VIII.

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, TortoiseCorp and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Written Consent. The Written Consent shall have been delivered to TortoiseCorp.

(b) TortoiseCorp Stockholders’ Approval. The TortoiseCorp Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of TortoiseCorp in accordance with the Proxy Statement, the DGCL, the TortoiseCorp Organizational Documents and the rules and regulations of the New York Stock Exchange.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) HSR. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(e) Consents. All consents, approvals and authorizations set forth on Section 8.01(e) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

(f) Minimum Cash. As of the Closing, after consummation of the Private Placements and the transactions contemplated by the Forward Purchase Agreement, and after distribution of the Trust Fund pursuant to Section 7.14, deducting all amounts to be paid pursuant to the exercise of Redemption Rights, TortoiseCorp shall have cash on hand equal to or in excess of $235,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Transactions, the Private Placements and the Forward Purchase Agreement).

(g) Stock Exchange Listing. The shares of TortoiseCorp Class A Common Stock shall be listed on the New York Stock Exchange, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

Section 8.02 Conditions to the Obligations of TortoiseCorp and Merger Sub. The obligations of TortoiseCorp and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in (i) Section 4.01, Section 4.03 (other than clause (a) thereof, which is subject to clause (iii) below), Section 4.04 and Section 4.22 shall each be true and correct in all material respects as of the date hereof and the Effective Time (except, in the case of Section 4.03(c), to the extent of any changes that reflect actions permitted in accordance with Section 6.01 of this Agreement) (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 4.08(c) shall be true and correct in all respects as of the date hereof and the Effective Time, (iii) Section 4.03(a) shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, TortoiseCorp, Merger Sub or their affiliates and (iv) the other provisions of ARTICLE IV shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to TortoiseCorp a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Resignation. Other than those persons identified as continuing directors on Exhibit F, all members of the Company Board shall have executed written resignations effective as of the Effective Time.

(f) Registration Rights Agreement. All parties to the Registration Rights Agreement (other than TortoiseCorp and the TortoiseCorp stockholders party thereto) shall have delivered, or cause to be delivered, to TortoiseCorp copies of the Registration Rights Agreement duly executed by all such parties.

(g) Lock-Up Agreements. All parties to the Lock-Up Agreements shall have delivered, or cause to be delivered, to TortoiseCorp copies of the Lock-Up Agreements duly executed by all such parties.

(h) FIRPTA Tax Certificates. At least two (2) days prior to the Closing, the Company shall deliver to TortoiseCorp in a form reasonably acceptable to TortoiseCorp, a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which shall be filed by TortoiseCorp with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(i) TortoiseCorp Net Tangible Assets. TortoiseCorp shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the TortoiseCorp Organizational Documents.

(j) The Company shall have delivered to TortoiseCorp the Audited Financial Statements.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of TortoiseCorp and Merger Sub contained in (i) Section 5.01, Section 5.03 (other than clause (a) thereof, which is subject to clause (iii) below), Section 5.04 and Section 5.12 shall each be true and correct in all material respects as of as of the date hereof and the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 5.08(c) shall be true and correct in all respects as of the date hereof and the Effective Time, (iii) Section 5.03(a) shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, TortoiseCorp, Merger Sub or their affiliates and (iv) the other provisions of ARTICLE V shall be true and correct in all respects (without giving effect to any “materiality,” “TortoiseCorp Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a TortoiseCorp Material Adverse Effect.

(b) Agreements and Covenants. TortoiseCorp and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. TortoiseCorp shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of TortoiseCorp, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Material Adverse Effect. No TortoiseCorp Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Registration Rights Agreement. TortoiseCorp shall have delivered a copy of the Registration Rights Agreement duly executed by TortoiseCorp and the TortoiseCorp stockholders party thereto.

(f) Trust Fund. TortoiseCorp shall have made all necessary and appropriate arrangements with the Trustee to have all of the Trust Funds disbursed to TortoiseCorp immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available to TortoiseCorp in respect of all or a portion of the payment obligations set forth in Section 7.14 and the payment of TortoiseCorp’s fees and expenses incurred in connection with this Agreement and the Transactions.

Article IX.

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or TortoiseCorp, as follows:

(a) by mutual written consent of TortoiseCorp and the Company; or

(b) by either TortoiseCorp or the Company if the Effective Time shall not have occurred prior to the date that is 180 days after the date hereof (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; and provided, further, that in the event that any Law is enacted after the date hereof extending the applicable waiting period under the HSR Act, the Outside Date shall automatically be extended by the length of any such extension; or

(c) by either TortoiseCorp or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger; or

(d) by either TortoiseCorp or the Company if any of the TortoiseCorp Proposals shall fail to receive the requisite vote for approval at the TortoiseCorp Stockholders’ Meeting; or

(e) by TortoiseCorp if the Company shall have failed to deliver the Written Consent to TortoiseCorp within two (2) Business Days of execution of this Agreement; or

(f) by TortoiseCorp upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that TortoiseCorp has not waived such Terminating Company Breach and TortoiseCorp and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, TortoiseCorp may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by TortoiseCorp to the Company; or

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of TortoiseCorp and Merger Sub set forth in this Agreement, or if any representation or warranty of TortoiseCorp and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating TortoiseCorp Breach”); provided that the Company has not waived such Terminating TortoiseCorp Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating TortoiseCorp Breach is curable by TortoiseCorp and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as TortoiseCorp and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to TortoiseCorp.

(h) by TortoiseCorp if the Audited Financial Statements shall not have been delivered to TortoiseCorp by the Company on or before not later than 15 days from the date hereof.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 9.02, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

Section 9.03 Expenses. Except as set forth in this Section 9.03 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated.

Section 9.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.05 Waiver. At any time prior to the Effective Time, (i) TortoiseCorp may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of TortoiseCorp or Merger Sub, (b) waive any inaccuracy in the representations and warranties of TortoiseCorp or Merger Sub contained herein or in any document delivered by TortoiseCorp and/or Merger pursuant hereto and (c) waive compliance with any agreement of TortoiseCorp or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.

GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to TortoiseCorp or Merger Sub:

Tortoise Acquisition Corp.
452 Fifth Avenue

14th Floor

New York, NY 10018
Attention: Vincent T. Cubbage; Steven C. Schnitzer
Email: vcubbage@tortoiseadvisors.com; sschnitzer@tortoiseadvisors.com with a copy to:

Vinson & Elkins L.L.P.
1114 Avenue of the Americas

32nd Floor

New York, NY 10036
Attention: Brenda Lenahan; Ramey Layne; John Kupiec
Email: blenahan@velaw.com; rlayne@velaw.com; jkupiec@velaw.com if to the Company:

Hyliion Inc.
1202 BMC Drive

Cedar Park, TX 78613
Attention: Thomas Healy, Chief Executive Officer
Email: thomas@hyliion.com

with a copy to:

Cooley LLP

101 California Street

5th Floor

San Francisco, CA 94111
Attention: Dave Peinsipp; Kristin VanderPas; Garth Osterman

Email: depeinsipp@cooley.com; kvanderpas@cooley.com; gosterman@cooley.com

Section 10.02 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.08 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10 Specific Performance.

(a) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(b) Notwithstanding anything to the contrary in this Agreement, if prior to the Outside Date any party initiates an Action to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Outside Date will be automatically extended by: (A) the amount of time during which such Action is pending plus 20 Business Days; or (B) such other time period established by the court presiding over such Action.

Section 10.11 No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”) except as set forth in this Section 10.11. No person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, Representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, Representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, except with respect to willful misconduct or common law fraud against the person who committed such willful misconduct or common law fraud, and, to the maximum extent permitted by applicable Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates.

[Signature Page Follows.]

IN WITNESS WHEREOF, TortoiseCorp, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TORTOISE ACQUISITION CORP.

By	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer and President

SHLL MERGER SUB INC.

By	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer and President

HYLIION INC.

By	/s/ Thomas Healy
Name:	Thomas Healy
Title:	CEO

[Signature Page to Business Combination Agreement and Plan of Reorganization]

Annex B

Second amended and Restated

Certificate of Incorporation

OF

TORTOISE ACQUISITION CORP.

Thomas Healy hereby certifies that:

ONE: The name of this company is Tortoise Acquisition Corp. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of Delaware was November 7, 2018.

TWO: Thomas Healy is the duly elected and acting Chief Executive Officer of Tortoise Acquisition Corp., a Delaware corporation.

THREE: The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of this corporation is Hyliion Holdings Corp. (the “Company”).

II.

The address of the Company’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 260,000,000 shares. 250,000,000 shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). 10,000,000 shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

B. Effective immediately upon the filing and effectiveness of this Second Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each one share of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that was issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, redesignated and changed into (a) one validly issued, fully paid and non-assessable share of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), without any further action by the Company or any stockholder thereof. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock (each, a “Prior Certificate”) shall, until surrendered to the Company in exchange for a certificate representing the same number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Class A Common Stock represented by the Prior Certificate shall have been reclassified and redesignated.

C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any number of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

D. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1. The management of the business and the conduct of the affairs of the Company shall be vested in the Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

2. Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

4. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

1. Bylaw Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Second Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

2. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent permitted by applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by applicable law, be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders; (C) any action or proceeding (including any class action) asserting a claim against the Company or any current or former director, officer or other employee of the Company arising out of or pursuant to any provision of the DGCL, this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding (including any class action) to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (F) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

C. Any person or entity purchasing, holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Second Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

* * * *

FOUR: This Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FIVE: This Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

In Witness Whereof, the undersigned has caused this Second Amended and Restated Certificate of Incorporation to be signed on this [—] day of [—], 2020.

TORTOISE ACQUISITION CORP.

Thomas Healy
Chief Executive Officer

Annex C

Hyliion Holdings Corp.

2020 Equity Incentive Plan

Adopted by the Board of Directors: _______, 2020

Approved by the Stockholders: _______, 2020

1.  General.

(a)  Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b)  Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c)  Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.  Shares Subject to the Plan.

(a)  Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 12,200,000 shares.

(b)  Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 12,200,000 shares.

(c)  Share Reserve Operation.

(i)  Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)  Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii)  Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3.  Eligibility and Limitations.

(a)  Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Common Stock.

(b)  Specific Award Limitations.

(i)  Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii)  Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)  Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)  Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)  Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $675,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $900,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

(e)  Minimum Vesting Conditions. The Board or Plan Administrator, as applicable, may impose such restrictions on or conditions to the vesting (and/or exercisability with respect to an Option or SAR) as it determines, subject to a minimum vesting period for any Award of one year from the date of grant; provided, however, that vesting may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a qualifying separation from service, as set forth in the Plan or the individual Award Agreement; and provided further, however, that up to 5% of the share reserve set forth in Section 2(a) above may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements, so long as such Awards are granted by the Board or Compensation Committee and not any designee of either the Board or Compensation Committee. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Awards will cease upon termination of the Participant’s Continuous Service.

4.  Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)  Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)  Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)  Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)  by cash or check, bank draft or money order payable to the Company;

(ii)  pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)  if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)  in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)  Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)  Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)  Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)  Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)  Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(g)  Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)  three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)  12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)  18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)  18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(h)  Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(i)  Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Change in Control in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(j)  Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.  Awards Other Than Options and Stock Appreciation Rights.

(a)  Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)  Form of Award.

(1)  RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)  RSUs: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award, or the cash equivalent thereof. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii)  Consideration.

(1)  RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2)  RSU: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)  Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(iv)  Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(v)  Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award, provided that any such delay in settlement will be in compliance with Section 9(m).

(b)  Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c)  Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.  Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)  Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2.(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2.(a), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)  Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)  Change in Control. The following provisions will apply to Awards in the event of a Change in Control except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, the Board shall take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i)  arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii)  arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)  accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv)  arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)  cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi)  make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.  For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price.  Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.

(d)  Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)  No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.  Administration.

(a)  Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)  Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)  To settle all controversies regarding the Plan and Awards granted under it.

(iv)  To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)  To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience.

(vi)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)  To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)  To submit any amendment to the Plan for stockholder approval.

(ix)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(xii)  To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that any such action that constitutes a repricing under then-applicable stock exchange rules and listing standards shall be subject to the approval of the Company’s stockholders.

(c)  Delegation to Committee.

(i)  General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees, subject to Section 7(c)(ii) below. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)  Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)  Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8.  Tax Withholding

(a)  Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)  Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)  No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d)  Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.  Miscellaneous.

(a)  Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)  Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)  Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)  Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)  No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)  Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)  Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)  Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)  Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)  Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)  Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)  Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)  Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

(n)  Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o)  Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.  Covenants of the Company.

(a)  Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.  Additional Rules for Awards Subject to Section 409A.

(a)  Application. Unless the provisions of this Section 11 of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section 11 shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)  Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)  If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)  If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)  If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Award Agreement as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

12.  Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.  Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.  Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)  “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Change in Control.

(b)  “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c)  “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)  “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e)  “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).

(f)  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement may also include a separate Grant Notice and an agreement containing a written summary of the general terms and conditions applicable to the Award and which may be provided to a Participant along with the Grant Notice.

(g)  “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants

(h)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i)  “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s conviction of any felony or any misdemeanor involving fraud or embezzlement; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) the refusal or willful omission by such Participant to perform any duties required of the Participant, which continues after a period of thirty (30) days following the Participant’s receipt of notice from the Company that it deems such conduct Cause for termination of employment; or (vi) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j)  “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, a Change in Control must also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder):

(i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)  there occurs a complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation;

(iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k)  “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l)  “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m)  “Common Stock” means the common stock of the Company.

(n)  “Company” means Hyliion Holdings Corp., a Delaware corporation.

(o)  “Compensation Committee” means the Compensation Committee of the Board.

(p)  “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r)  “Director” means a member of the Board.

(s)  “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(t)  “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(u)  “Effective Date” means [●], 2020.

(v)  “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(w)  “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(x)  “Entity” means a corporation, partnership, limited liability company or other entity.

(y)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(z)  “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(aa)  “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)  If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)  In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(bb)  “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(cc)  “Grant Notice” means a notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(dd)  “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ee)  “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ff)  “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(gg)  “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

(hh)  “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(ii)  “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(jj)  “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(kk)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ll)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(mm)  “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes any Grant Notice for the Option and any additional agreement containing a written summary of the general terms and conditions applicable to the Option and which may be provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(nn)  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(oo)  “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(pp)  “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(qq)  “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(rr)  “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ss)  “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5.(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards.

(tt)  “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be, but is not required to be, based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(uu)  “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period, which shall include the following actions: (1) exclude restructuring and/or other nonrecurring charges; (2) exclude exchange rate effects; (3) exclude the effects of changes to generally accepted accounting principles; (4) exclude the effects of any statutory adjustments to corporate tax rates; (5) exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) exclude the dilutive effects of acquisitions or joint ventures; (7) assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(vv)  “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ww)  “Plan” means this Hyliion Holdings Corp. 2020 Equity Incentive Plan.

(xx)  “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(yy)  “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(zz)  “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(aaa)  “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(bbb)  “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes any Grant Notice for the Restricted Stock Award and any agreement containing a written summary of the general terms and conditions applicable to the Restricted Stock Award and which may be provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc)  “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5.(a).

(ddd)  “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award. The RSU Award Agreement includes any Grant Notice for the RSU Award and any agreement containing a written summary of the general terms and conditions applicable to the RSU Award and which may be provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(eee)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(fff)  “Rule 405” means Rule 405 promulgated under the Securities Act.

(ggg)  “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(hhh)  “Securities Act” means the Securities Act of 1933, as amended.

(iii)  “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(jjj)  “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(kkk)  “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes any Grant Notice for the SAR and any agreement containing a written summary of the general terms and conditions applicable to the SAR and which may be provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(lll)  “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(mmm) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(nnn)  “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Tortoise Acquisition Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y	The undersigned hereby appoints Vincent T. Cubbage and Steven C. Schnitzer (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Tortoise Acquisition Corp. (the “Company” or “TortoiseCorp”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held at , Eastern Time, on , 2020, via live webcast at , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 8 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	☒	TORTOISE ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 8 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 7.

(1)	The Business Combination Proposal – To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of June 18, 2020 (the “Business Combination Agreement”), among TortoiseCorp, SHLL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TortoiseCorp (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Hyliion”), pursuant to which Merger Sub will merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of TortoiseCorp, and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐	(5)	The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance of 100,000,000 shares of Class A Common Stock in the business combination (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Hyliion options), (b) the issuance and sale of 30,750,000 shares of Class A Common Stock in the private offering of securities of to certain investors in connection with the business combination and (c) the issuance and sale of 1,750,000 forward purchase units, consisting of 1,750,000 shares of Class A Common Stock and 875,000 warrants to purchase 875,000 shares of Class A Common Stock, to Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (“Atlas Point Fund”), pursuant to that certain Amended and Restated Forward Purchase Agreement, dated as of June 18, 2020, among the Company, Tortoise Sponsor LLC, a Delaware limited liability company, and Atlas Point Fund, as amended (the “NYSE Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
					(6)	The 2020 Plan Proposal – To consider and vote upon a proposal to approve and adopt the New Hyliion 2020 Equity Incentive Plan and material terms thereunder (the “2020 Plan Proposal”). The 2020 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)	The Authorized Share Charter Proposal – To consider and vote upon a proposal to increase the number of authorized shares of TortoiseCorp’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), from 200,000,000 shares to 250,000,000 shares (the “Authorized Share Charter Proposal”). The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐	(7)

The Director Election Proposal – To consider and vote upon a proposal to elect two directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and two directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

Nominees:

01 Vincent T. Cubbage

02 Stephen Pang

03 Thomas Healy

04 Edward Olkkola

05 Howard Jenkins

06 Andrew H. Card, Jr.

07

							FOR ALL NOMI-NEES ☐	WITHHOLD VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT* ☐
							Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominee(s) on the line below: ______________________
(3)	The Director Classification Charter Proposal – To consider and vote upon a proposal to reclassify the board of directors (the “TortoiseCorp Board”) of TortoiseCorp (the “Director Classification Charter Proposal”). The Director Classification Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐	(8)	The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
(4)	The Additional Charter Proposal – To consider and vote upon a proposal to eliminate provisions in the Company’s amended and restated certificate of incorporation relating to the Company’s initial business combination that will no longer be applicable to the Company following the closing of the business combination, change the post-combination company’s name to “Hyliion Holdings Corp.” and make certain other changes that the TortoiseCorp Board deems appropriate for a public operating company (the “Additional Charter Proposal” and, together with the Authorized Share Charter Proposal and the Director Classification Charter Proposal, the “Charter Proposals”). The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated____________________________________________________

Signature_________________________________________________

(Signature If Held Jointly)____________________________________

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6 and 8 and “FOR ALL NOMINEES” on Proposal No. 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.